EXECUTION VERSION The taking of (a) any of the Finance Documents (including this document) or (b) any certified copy thereof or (c) any document which constitutes substitute documentation thereof including written confirmations or references (the "Stamp Duty Sensitive Documents") into Austria may cause the imposition of Austrian stamp duty. The same, inter alia, applies to (i) the sending of Stamp Duty Sensitive Documents to an Austrian addressee by fax, (ii) the sending of any e-mail communication to which an electronic scan copy (e.g., pdf or tif) of a Stamp Duty Sensitive Document is attached to an Austrian addressee and (iii) the sending of any e-mail communication carrying an electronic or digital signature which refers to a Stamp Duty Sensitive Document to an Austrian addressee. Accordingly, in particular, keep any Stamp Duty Sensitive Documents outside of Austria and avoid (A) sending Stamp Duty Sensitive Documents by fax to an Austrian addressee, (B) sending any e-mail communication to which an electronic scan copy of a Stamp Duty Sensitive Document is attached to an Austrian addressee and (C) sending any e-mail communication carrying an electronic or digital signature which refers to a Stamp Duty Sensitive Document to an Austrian addressee. AMENDMENT AND RESTATEMENT AGREEMENT RELATING TO A SENIOR FACILITIES AGREEMENT ORIGINALLY DATED 3 JULY 2014 AS AMENDED AND RESTATED FROM TIME TO TIME, INCLUDING PURSUANT TO AN AMENDMENT AND RESTATEMENT AGREEMENT DATED 20 DECEMBER 2017 Dated 15 June 2018 for NOMAD FOODS LIMITED as Listco with CREDIT SUISSE AG, LONDON BRANCH acting as Agent and CREDIT SUISSE AG, LONDON BRANCH acting as Security Agent Ref: L-273409

CONTENTS CLAUSE PAGE 1. Definitions and interpretation ..................................................................................................... 1 2. Establishment of Facility B7 as an Additional Facility ............................................................... 3 3. Accessions ................................................................................................................................. 4 4. Facility B7 OID Fee ................................................................................................................... 7 5. Utilisation of Facility B7 ............................................................................................................. 7 6. Conditions precedent ................................................................................................................. 7 7. Amendment and restatement .................................................................................................... 7 8. Confirmation .............................................................................................................................. 7 9. Agent's books and records, waiver of transfer fee ....................................................................8 10. Further assurance ..................................................................................................................... 8 11. Indemnity ................................................................................................................................... 9 12. Representations......................................................................................................................... 9 13. Termination ...................................................................................................................................... 9 14. Miscellaneous ............................................................................................................................ 9 15. Governing law .......................................................................................................................... 10 THE SCHEDULES SCHEDULE PAGE SCHEDULE 1 Conditions Precedent ....................................................................................................... 11 SCHEDULE 2 Amended Facilities Agreement .........................................................................................13 A36505204 (i)

THIS AGREEMENT is entered into by way of deed on 15 June 2018 between: (1) NOMAD FOODS LIMITED, a public listed company incorporated in the British Virgin Islands with registered number 1818482, for itself and as Obligors' Agent under (and as defined in) the Original Facilities Agreement on behalf of each other Obligor (as defined in the Original Facilities Agreement) ("Listco"); (2) CREDIT SUISSE INTERNATIONAL (the "Original Facility B7 Lender"); (3) CREDIT SUISSE INTERNATIONAL and GOLDMAN SACHS BANK USA (together, the "Facility B7 Mandated Lead Arrangers" and together with the Facility B7 Bookrunners, the "Facility B7 Arrangers"); (4) CREDIT SUISSE INTERNATIONAL, DEUTSCHE BANK AG, LONDON BRANCH, GOLDMAN SACHS BANK USA and UBS LIMITED as bookrunners for Facility B7 (the "Facility B7 Bookrunners"); (5) COMMERZBANK AKTIENGESELLSCHAFT as an Original Revolving Facility Lender under (and as defined in) the Original Facilities Agreement; (6) CREDIT SUISSE AG, LONDON BRANCH as agent of the other Finance Parties under (and as defined in) the Original Facilities Agreement (the "Agent"); and (7) CREDIT SUISSE AG, LONDON BRANCH, as security agent and trustee for the other Secured Parties under (and as defined in) the Intercreditor Agreement (the "Security Agent"). IT IS AGREED as follows: 1. DEFINITIONS AND INTERPRETATION 1.1 Definitions In this Agreement: "Additional Facility Effective Time" means the applicable time on the Effective Date which falls immediately prior to the time on which the Agent gives notice pursuant to paragraph (c) of Clause 6 (Conditions precedent), provided that, for the avoidance of any doubt, the Additional Facility Effective Time shall not occur to the extent that no such notice is given by the Agent pursuant to paragraph (c) of Clause 6 (Conditions precedent). "Amended Facilities Agreement" means the Original Facilities Agreement, as amended and restated in the form set out in Schedule 2 (Amended Facilities Agreement). "Effective Date" means the date of the notification by the Agent under paragraph (c) of Clause 6 (Conditions precedent). "Facility B7 Commitments" means the Facility B7 Commitments of the Original Facility B7 Lender as at the Additional Facility Effective Time. "Long Stop Date" means 1 September 2018. "Original Facilities Agreement" means the Senior Facilities Agreement originally dated 3 July 2014 as amended and restated from time to time, including pursuant to an amendment and restatement agreement dated 20 December 2017 between, among others, Listco and the Agent. "Party" means a party to this Agreement. 1

1.2 Incorporation of defined terms and interpretation (a) Unless a contrary indication appears, a term defined in the Amended Facilities Agreement or (as the context requires) the Intercreditor Agreement has the same meaning in this Agreement (notwithstanding that the Effective Date may not have occurred), save that each capitalised term used in Clauses 2 (Establishment of Facility B7 as an Additional Facility) to 5 (Utilisation of Facility B7) (other than, for the avoidance of any doubt, the terms Facility B7, Facility B7 Commitment and Facility B7 Loan) shall have the meaning given to those terms in the Original Facilities Agreement or (as the context requires) the Intercreditor Agreement (unless a contrary indication appears in any such Clause). (b) The principles of construction set out in the Amended Facilities Agreement shall have effect as if set out in this Agreement mutatis mutandis (notwithstanding that the Effective Date may not have occurred). 1.3 Clauses In this Agreement any reference to a "Clause" or a "Schedule" is, unless the context otherwise requires, a reference to a Clause in or a Schedule to this Agreement. 1.4 Third party rights (a) Unless otherwise provided in this Agreement, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement. (b) Each of the Secured Parties may enforce and enjoy the benefit of any provision of this Agreement expressed to be in their favour or for their benefit (or, as the case may be, being a confirmation given in their favour or for their benefit), subject always to the terms of Clause 14 (Miscellaneous) and Clause 15 (Governing law) below. 1.5 Designation (a) In accordance with the Original Facilities Agreement, Listco and the Agent designate this Agreement as a Finance Document and as an Additional Facility Document (each as defined in the Original Facilities Agreement). (b) Paragraph (a) above shall be without prejudice to the operation of the Amended Facilities Agreement, pursuant to which, this Agreement shall become, on the Effective Date, a Finance Document. 1.6 Effect as a Deed Each Party intends this document to take effect as a deed, even though certain of the Parties may only execute it under hand. 1.7 Parties to this Agreement (a) Commerzbank has requested that it be a Party, notwithstanding that there is no requirement for it to be a Party under the terms of the Original Facilities Agreement and/or the Intercreditor Agreement. (b) Commerzbank is executing this Agreement on the basis that this is required by its constitution. It is acknowledged by all Parties that the fact that Commerzbank is a Party to this Agreement is entirely without prejudice to the rights and obligations of the Finance Parties under the Finance 2

Documents (each as defined in the Original Facilities Agreement), the Finance Parties under the Finance Documents and the Secured Parties under the Debt Documents, including the provisions of clause 41 (Amendments and waivers) of the Original Facilities Agreement and the Amended Facilities Agreement and clause 26 (Consents, amendments and override) of the Intercreditor Agreement and shall not operate as an amendment or waiver of any of the requirements thereof. 1.8 Payments (a) All payments to be made by a member of the Group under, or in connection with Clause 4 (Facility B7 OID Fee): (i) shall be paid in the currency of payment or invoice and in immediately available, freely transferable funds to such account(s) with such bank(s) as the recipient of that payment notifies to the relevant member of the Group and shall be non-refundable; (ii) shall be paid without any set-off or counterclaim and without any deduction or withholding for or on account of tax (a “Tax Deduction”) unless a Tax Deduction is required by law. If a Tax Deduction is required by law to be made, the amount of the payment due shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required; and (iii) are exclusive of any value added tax or similar charge (“VAT”). If VAT is chargeable on any payment or amount to be reimbursed under this Agreement (including if any VAT is chargeable on services provided from legal counsel where the recipient is required to self- assess and account for VAT in their role as recipient of such services), the relevant payor shall also and at the same time pay to the recipient of the relevant payment an amount equal to the amount of the VAT. 2. ESTABLISHMENT OF FACILITY B7 AS AN ADDITIONAL FACILITY (a) The Agent and Listco acknowledge and agree that: (i) this Agreement shall be deemed to be, and shall take effect in accordance with its terms as, an Additional Facility Notice in respect of Facility B7 and shall be deemed to have been duly completed and delivered pursuant to clause 2.4 (Additional Facilities) of the Original Facilities Agreement; (ii) this Agreement shall: 1. satisfy the requirements of clause 2.4 (Additional Facilities) of the Original Facilities Agreement in so far as that clause requires each provider of Facility B7 to deliver to the Agent a duly completed Additional Facility Notice and Lender Accession Notice in respect of Facility B7; and 2. be deemed to be (for the purposes of paragraph (j) of clause 2.4 (Additional Facilities) of the Original Facilities Agreement) the agreement of each provider of Facility B7 as to the terms applicable to Facility B7 (with such terms being the applicable terms of the Amended Facilities Agreement, the Intercreditor Agreement and the other Finance Documents (as defined in 3 the Amended Facilities Agreement) (notwithstanding that the Effective Date has not then occurred)); (iii) Facility B7 shall, upon its establishment in accordance with the terms of this Agreement, be an Additional Term Facility, a US$ Denominated Facility and a Credit Facility (and, for the avoidance of any doubt, constitute Credit Facility Lender Liabilities for the purposes of the Intercreditor Agreement). (b) Listco confirms that, as at the Additional Facility Effective Time, the conditions and requirements set out in: (i) paragraph (d) of clause 2.4 (Additional Facilities) of the Original Facilities Agreement are satisfied in respect of the establishment of Facility B7 as an Additional Facility under the Original Facilities Agreement; and (ii) paragraph (a)(i) of clause 7.1 (New Debt Financing) of the Intercreditor Agreement are satisfied in respect of the establishment of Facility B7 as an Additional Facility under the Original Facilities Agreement. (c) The Agent acknowledges and agrees that, as at the Additional Facility Effective Time, the conditions and requirements set out in: (i) paragraph (d)(xi) of clause 2.4 (Additional Facilities) of the Original Facilities Agreement have been satisfied; and (ii) paragraph (e) of clause 2.4 (Additional Facilities) of the Original Facilities Agreement are satisfied by reference to the applicable terms of the Amended Facilities Agreement. (d) Upon the occurrence of the Additional Facility Effective Time, Facility B7 will be established and incorporated into the Original Facilities Agreement, with the total Facility B7 Commitments assumed by the Original Facility B7 Lender. 3. ACCESSIONS 3.1 Accession of the Original Facility B7 Lender (a) The Agent and Listco acknowledge and agree that this Agreement shall, with respect to the Original Facility B7 Lender, be deemed to be a Lender Accession Notice for the purposes of the Original Facilities Agreement and a Creditor/Agent Accession Undertaking for the purposes of the Intercreditor Agreement. (b) Upon the occurrence of the Additional Facility Effective Time, the Original Facility B7 Lender agrees that it shall (to the extent that it is not already a party in that capacity) become party to the Original Facilities Agreement as a Lender and shall become party to the Intercreditor Agreement as a Credit Facility Lender, a Credit Facility Finance Party, a Senior Secured Facilities Lender and a Senior Secured Creditor and undertakes to perform all the obligations expressed in: (i) the Original Facilities Agreement to be assumed by a Lender and agrees that it shall be bound by all the provisions of the Original Facilities Agreement as if it had been an original party to the Original Facilities Agreement as a Lender; and (ii) the Intercreditor Agreement to be assumed by a Credit Facility Lender, a Credit Facility Finance Party, a Senior Secured Facilities Lender and a Senior Secured Creditor and 4

agrees that it shall be bound by all the provisions of the Intercreditor Agreement as if it had been an original party to the Intercreditor Agreement as a Credit Facility Lender, a Credit Facility Finance Party, a Senior Secured Facilities Lender and a Senior Secured Creditor. (c) By signing this Agreement, upon the occurrence of the Additional Facility Effective Time: (i) the Original Facility B7 Lender agrees to become a Lender under Facility B7 and to be bound by the terms applicable in respect of Facility B7 as contemplated in this Agreement; (ii) the Original Facility B7 Lender confirms that it intends to incur liabilities under the Finance Documents in respect of Facility B7 with a Facility B7 Commitment in the amount set out in part II of schedule 1 (The Parties) of the Amended Facilities Agreement (and notwithstanding that the Effective Date shall not have occurred at such time) (being, for the avoidance of any doubt, as at the Additional Facility Effective Time, a principal amount equal to US$300,000,000); (iii) the Original Facility B7 Lender acknowledges and agrees to each of the matters set out in Clause 2 (Establishment of Facility B7 as an Additional Facility), and in clause 2.4 (Additional Facilities) and clause 29.10 (Lender Accession Notice) of the Original Facilities Agreement; (iv) the Original Facility B7 Lender confirms that it is not a member of the Group or a Listco Affiliate; and (v) the Original Facility B7 Lender confirms that it is a Qualifying Lender. (d) Upon the occurrence of the Additional Facility Effective Time, the Original Facility B7 Lender shall assume the same obligations to and acquire the same rights against each other party under the Original Facilities Agreement as a Lender and under the Intercreditor Agreement as a Credit Facility Lender, a Credit Facility Finance Party, a Senior Secured Facilities Lender and a Senior Secured Creditor as it would have assumed or acquired under each such agreement had it been an original party to those agreements in those capacities. (e) The administrative details of the Original Facility B7 Lender are as provided to the Agent prior to the Additional Facility Effective Time. 3.2 Accession of the Facility B7 Arrangers (a) By signing this Agreement, upon the occurrence of the Effective Date, each Facility B7 Arranger: (i) confirms that it intends to be a party to the Amended Facilities Agreement as, and agrees to become, an Arranger and a Finance Party under the Amended Facilities Agreement and to be bound by the terms of the Amended Facilities Agreement as an Arranger and a Finance Party; (ii) undertakes to perform all the obligations expressed in the Amended Facilities Agreement to be assumed by an Arranger and a Finance Party and agrees that it shall be bound by all the provisions of the Amended Facilities Agreement as if it had been an original party to the Amended Facilities Agreement as an Arranger and a Finance Party; 5

(iii) confirms that it intends to be a party to the Intercreditor Agreement as, and agrees to become, a Credit Facility Finance Party, an Arranger and a Senior Secured Creditor as if it had been an original party to the Intercreditor Agreement as a Credit Facility Finance Party, an Arranger and a Senior Secured Creditor; (iv) undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a Credit Facility Finance Party, an Arranger and a Senior Secured Creditor and agrees that it shall be bound by all the provisions of the Intercreditor Agreement as if it had been an original party to the Intercreditor Agreement as a Credit Facility Finance Party, an Arranger and a Senior Secured Creditor; and (v) shall, for the avoidance of any doubt, have conferred upon it each of the roles and titles (but only those roles and titles) which are specified alongside its name in the list of parties in the Amended Facilities Agreement. (b) Upon the occurrence of the Effective Date, each Facility B7 Arranger shall assume the same obligations to and acquire the same rights against each other party under the Amended Facilities Agreement as an Arranger and a Finance Party and under the Intercreditor Agreement as a Credit Facility Finance Party, an Arranger and a Senior Secured Creditor as it would have assumed or acquired under each such agreement had it been an original party to those agreements in those capacities. (c) Each Facility B7 Arranger confirms that its address for notices for the purposes of clause 37 (Notices) of the Amended Facilities Agreement and clause 24 (Notices) of the Intercreditor Agreement is that as notified to the Agent prior to the Effective Date. (d) Each Party agrees that none of the Facility B7 Arrangers (save to the extent that the Facility B7 Arranger agrees in writing to the contrary in a Mandate Document) shall have responsibility or liability (whether direct or indirect, in contract or tort or otherwise) for or in connection with this Agreement, the Amended Facilities Agreement and/or the Intercreditor Agreement (or any transaction or matter referred to in any such agreement or document), in each case, whether prior to, or after, its accession as an Arranger pursuant to this Clause 3. (e) Notwithstanding any term to the contrary in this Clause 3 (if any), each Facility B7 Arranger shall only assume obligations under the Amended Facilities Agreement and the Intercreditor Agreement which apply to an "Arranger" (or, as applicable, any other capacity therein which includes acting in the capacity as Arranger) (if any) on and from the Effective Date and shall not, for the avoidance of any doubt, have any responsibility or liability for any obligations (whether under the Amended Facilities Agreement, the Intercreditor Agreement or the Original Facilities Agreement) which apply or applied to an "Arranger" (or, as applicable, any other capacity therein which includes acting in the capacity as Arranger) prior to such date (nor any responsibility or liability for the non- performance (or otherwise) of any such obligations). (f) The Agent and Listco acknowledge and agree that this Agreement shall, with respect to each Facility B7 Arranger, be deemed to be a Creditor/Agent Accession Undertaking for the purposes of the Intercreditor Agreement. 6

4. FACILITY B7 OID FEE On the first Utilisation Date in respect of Facility B7, Listco shall (or shall procure that another member of the Group shall) pay to the Original Facility B7 Lender an original issue discount fee in US$ in an amount equal to 0.25 per cent. of the aggregate principal amount of the Facility B7 Commitments of the Original Facility B7 Lender as at the Additional Facility Effective Time. 5. UTILISATION OF FACILITY B7 (a) The Original Facility B7 Lender and the Agent agree that, notwithstanding that Facility B7 shall only be established upon the occurrence of the Additional Facility Effective Time and notwithstanding the requirements of clause 5.1 (Delivery of a Utilisation Request) and clause 5.2 (Completion of a Utilisation Request for Loans) of the Original Facilities Agreement, the Agent may accept a Utilisation Request in respect of Facility B7 at such time and in such form as the Agent may agree with Listco or, as the case may be, another member of the Group (acting reasonably). (b) For the avoidance of any doubt, pursuant to paragraph (j) of clause 2.4 (Additional Facilities) of the Original Facilities Agreement, the Original Facility B7 Lender and the Obligors' Agent may, by agreement after the date of this Agreement, waive any of the applicable requirements set out in clause 4 (Conditions of Utilisation) of the Original Facilities Agreement to utilisation of Facility B7. 6. CONDITIONS PRECEDENT (a) The Effective Date shall only occur if the requirements of paragraphs (b) and (c) below have then been satisfied. (b) Listco shall deliver, or shall procure are delivered, to the Agent and the Security Agent the conditions precedent documents listed in Schedule 1 (Conditions Precedent) in form and substance satisfactory to the Agent and the Security Agent (each acting reasonably). (c) The Agent and the Security Agent shall each notify Listco and the Arrangers upon the date that it has received all of the documents and other evidence listed in Schedule 1 (Conditions Precedent). (d) The Agent and the Security Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification and neither the Agent nor Security Agent shall be liable for any damages, costs or losses whatsoever in connection with this Agreement (unless directly caused by its gross negligence or wilful misconduct). 7. AMENDMENT AND RESTATEMENT On and with effect from the Effective Date, the Original Facilities Agreement shall be amended and restated in the form set out in Schedule 2 (Amended Facilities Agreement). 8. CONFIRMATION (a) On and from the Effective Date, the provisions of the Original Facilities Agreement, the Intercreditor Agreement and the other Finance Documents (as defined in the Original Facilities Agreement) (including, without limitation, the guarantee and indemnity of each Obligor) shall, save as amended by this Agreement, continue in full force and effect. (b) Immediately prior to the Effective Date (but after the Additional Facility Effective Time), Listco, for itself and for and on behalf of each Obligor, acknowledges and confirms its acceptance of this 7

Agreement and (on and from the Effective Date) the Amended Facilities Agreement and agrees that it and each such Obligor (as defined in the Original Facilities Agreement) is bound, with effect from the Effective Date, as an Obligor by the terms of the Amended Facilities Agreement, and confirms, for the benefit of the Finance Parties, that the guarantees and indemnities set out in clause 23 (Guarantee and indemnity) of the Amended Facilities Agreement shall apply, on and from the Effective Date, in respect of all of the obligations of each Obligor under the Finance Documents and extend to all new obligations of any such Obligor under any such Finance Document (including any arising from this Agreement and/or each amendment and restatement (and any other transactions consequent thereon) referred to in Clause 7 (Amendment and Restatement)). (c) Listco hereby confirms that each Obligor has irrevocably authorised it (and, to the extent legally possible, has relieved it from the restrictions pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and/or any similar restrictions applicable pursuant to any other applicable law) to sign on its behalf this Agreement and all other documents required to implement the transactions, confirmations, accessions, redesignations, utilisations (or other borrowings) and/or amendments and restatements effected or to be effected pursuant to this Agreement (including, without limitation, each amendment and restatement pursuant to Clause 7 (Amendment and Restatement)). (d) For the avoidance of any doubt, no waiver is given by entering into this Agreement or the transactions contemplated by this Agreement. 9. AGENT'S BOOKS AND RECORDS, WAIVER OF TRANSFER FEE (a) Upon the occurrence of each of the Additional Facility Effective Time and the Effective Date, the Agent shall (in each case) update the register of Lenders (as defined in the Original Facilities Agreement) to reflect the establishment of Facility B7 (and the Commitments of the Lenders (as such term is defined in the Original Facilities Agreement), the utilisation of Facility B7 (and the relevant participations of the Lenders (as defined in the Original Facilities Agreement) thereunder), each accession and each resignation referred to in this Agreement and (to the extent applicable) each other transaction contemplated in this Agreement. (b) The Agent acknowledges and agrees that no fee shall be payable to it pursuant to clause 29.3 (Assignment or transfer fee) of the Original Facilities Agreement and/or clause 29.3 (Assignment or transfer fee) of the Amended Facilities Agreement in connection with primary syndication of Facility B7 by the Facility B7 Arrangers and/or the Original Facility B7 Lender. 10. FURTHER ASSURANCE Listco shall ensure that each member of the Group shall, at the request of the Agent (acting reasonably) and at Listco's own expense, do all such acts and things which are necessary or desirable to give effect to the transactions, confirmations, accessions, redesignations, utilisations (or other borrowings) and/or amendments and restatements effected or to be effected pursuant to this Agreement (including, without limitation, each amendment and restatement pursuant to Clause 7 (Amendment and Restatement)). 8

11. INDEMNITY Listco shall promptly indemnify each Party and each Finance Party for any costs, expense, loss or liability incurred in connection with this Agreement and each other agreement referred to in this Agreement and/or as a result of any payments to be made by (or on behalf of or at the direction of) Listco or any other member of the Group pursuant to this Agreement or any other agreement referred to in this Agreement on or prior to the Effective Date (including as a result of any such payment not being made in whole or in part by the relevant member of the Group on the relevant due date for payment). 12. REPRESENTATIONS Listco, on behalf of itself and each Obligor, makes each of the representations and warranties contained in clause 24 (Representations) of the Amended Facilities Agreement (by reference to the facts and circumstances then existing) on: (a) the date of this Agreement; and (b) the Effective Date, but as if: (i) references to "this Agreement", "Transaction Document", "Transaction Documents" and "Finance Document" in those representations and warranties (or any similar terms) were instead, on the date of this Agreement, references to this Agreement and to the Original Facilities Agreement and, on the Effective Date, to this Agreement and to the Amended Facilities Agreement; (ii) references to the "Information Memorandum" was instead a reference to the lender presentation dated 5 June 2018 prepared in connection with, amongst other things, Facility B7; and (iii) in the case of paragraph (a) above, the Effective Date had occurred on the date of this Agreement. 13. TERMINATION If the Effective Date has not occurred on or prior to the Long Stop Date, this Agreement shall terminate and shall be of no further force or effect and the provisions of the Original Facilities Agreement and the other Finance Documents (including the guarantee and indemnity of each Guarantor (as defined in the Original Facilities Agreement)) shall continue in full force and effect as if this Agreement had not been entered into. 14. MISCELLANEOUS (a) The provisions of clause 22.1 (Transaction Expenses), clause 37 (Notices), clause 39 (Partial invalidity) and clause 45 (Enforcement) of the Original Facilities Agreement shall be incorporated into this Agreement as if set out in full in this Agreement, mutatis mutandis, and as if references in those clauses to "this Agreement" or "the Finance Documents" (or any similar terms) are references to this Agreement. 9

(b) This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement. 15. GOVERNING LAW This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law. This Agreement has been entered into on the date stated at the beginning of this Agreement and is executed as a deed by Listco, on behalf of itself and each Obligor, and is intended to be and is delivered by it as a deed on the date specified above. 10

SCHEDULE 1 CONDITIONS PRECEDENT 1. Obligors 1.1 A copy of the constitutional documents of Listco. 1.2 A copy of a resolution of the board of directors/managers of Listco: (a) approving the terms of and the transactions contemplated by this Agreement (and the Amended Facilities Agreement) and the Finance Documents to which each it is a party and resolving that it execute, deliver and perform this Agreement (and the Amended Facilities Agreement) and the Finance Documents; (b) authorising a specified person or persons to execute this Agreement (and the Amended Facilities Agreement) and the Finance Documents to which it is a party on its behalf and any other documents and notices to be signed by or on behalf of it under or in connection with this Agreement (and the Amended Facilities Agreement) and the Finance Documents; and (c) confirming, on behalf of itself and each of the Obligors, each of the matters specified in Clause 8 (Confirmation) of this Agreement, including that the guarantee issued under and in accordance with clause 23 (Guarantee and indemnity) of the Original Facilities Agreement will be legal, valid and binding and in full force and effect notwithstanding the proposed amendments to the Original Facilities Agreement in the form set out in Schedule 2 (Amended Facilities Agreement). 1.3 A specimen of the signature of each person authorised by the resolutions referred to above in relation to this Agreement. 1.4 In relation to Listco: (a) a certificate from its registered agent, in form and substance satisfactory to the Security Agent; (b) a certified copy of the register of charges maintained by it under the BVI Business Companies Act 2004, or, alternatively, written confirmation that there is no Security over any of its assets or undertaking; and (c) (if applicable) a copy of any power of attorney under which any Finance Document is executed on behalf of Listco; and (d) a certificate of a Director (of Listco) certifying that: (i) each copy document relating to it are correct, complete and in full force and effect and have not been amended or superseded; (ii) there has been no breach of guaranteeing, borrowing or similar restrictions by it or any Obligor as at the date of such certificate; and 11

(iii) borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing, securing or similar limit binding on it or any other Obligor to be exceeded. 2. Legal opinions 2.1 A legal opinion as to enforceability under English law. 2.2 A legal opinion as to capacity under the laws of the British Virgin Islands. 3. Other documents and evidence Evidence that all fees, costs and expenses due to any of the Finance Parties have been paid or will be paid on or prior to the Effective Date. 12

SCHEDULE 2 AMENDED FACILITIES AGREEMENT 13

The taking of (a) any of the Finance Documents (including this document) or (b) any certified copy thereof or (c) any document which constitutes substitute documentation thereof including written confirmations or references (the "Stamp Duty Sensitive Documents") into Austria may cause the imposition of Austrian stamp duty. The same, inter alia, applies to (i) the sending of Stamp Duty Sensitive Documents to an Austrian addressee by fax, (ii) the sending of any e-mail communication to which an electronic scan copy (e.g., pdf or tif) of a Stamp Duty Sensitive Document is attached to an Austrian addressee and (iii) the sending of any e-mail communication carrying an electronic or digital signature which refers to a Stamp Duty Sensitive Document to an Austrian addressee. Accordingly, in particular, keep any Stamp Duty Sensitive Documents outside of Austria and avoid (A) sending Stamp Duty Sensitive Documents by fax to an Austrian addressee, (B) sending any e-mail communication to which an electronic scan copy of a Stamp Duty Sensitive Document is attached to an Austrian addressee and (C) sending any e-mail communication carrying an electronic or digital signature which refers to a Stamp Duty Sensitive Document to an Austrian addressee. SENIOR FACILITIES AGREEMENT originally dated 3 July 2014 as amended and restated from time to time including pursuant to the 2018 Amendment and Restatement Agreement for NOMAD FOODS LIMITED as Listco with CREDIT SUISSE INTERNATIONAL as left lead bank in respect of Facility B7 with CREDIT SUISSE INTERNATIONAL and GOLDMAN SACHS BANK USA as mandated lead arrangers and physical bookrunners in respect of Facility B7 with CREDIT SUISSE INTERNATIONAL, DEUTSCHE BANK AG, LONDON BRANCH, GOLDMAN SACHS BANK USA and UBS LIMITED as bookrunners in respect of Facility B7 with CREDIT SUISSE AG, LONDON BRANCH acting as Agent and CREDIT SUISSE AG, LONDON BRANCH acting as Security Agent Ref: L-273409

CONTENTS CLAUSE PAGE SECTION 1 INTERPRETATION 1. Definitions and interpretation ..................................................................................................... 2 SECTION 2 THE FACILITIES 2. The Facilities ............................................................................................................................ 52 3. Purpose ................................................................................................................................... 65 4. Conditions of Utilisation ........................................................................................................... 65 SECTION 3 UTILISATION 5. Utilisation - Loans .................................................................................................................... 68 6. Utilisation - Letters of Credit .................................................................................................... 70 7. Letters of Credit ....................................................................................................................... 72 8. Optional Currencies ................................................................................................................. 75 9. Ancillary Facilities .................................................................................................................... 75 SECTION 4 REPAYMENT, PREPAYMENT AND CANCELLATION 10. Repayment .............................................................................................................................. 80 11. Illegality, voluntary prepayment and cancellation.................................................................... 81 12. Mandatory prepayment ............................................................................................................ 83 13. Restrictions .............................................................................................................................. 88 SECTION 5 COSTS OF UTILISATION 14. Interest ..................................................................................................................................... 89 15. Interest Periods........................................................................................................................ 89 16. Changes to the calculation of interest .....................................................................................91 17. Fees ......................................................................................................................................... 92 SECTION 6 ADDITIONAL PAYMENT OBLIGATIONS 18. Tax gross-up and indemnities .................................................................................................. 96 19. Increased Costs .....................................................................................................................105 20. Other indemnities...................................................................................................................106 21. Mitigation by the Lenders ......................................................................................................107 22. Costs and expenses ..............................................................................................................108 SECTION 7 GUARANTEE 23. Guarantee and indemnity ......................................................................................................109 SECTION 8 REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT 24. Representations..................................................................................................................... 118 25. Information undertakings .......................................................................................................123 26. Financial covenant .................................................................................................................127 27. General undertakings ............................................................................................................137 28. Events of Default ...................................................................................................................149 SECTION 9 CHANGES TO PARTIES A41108799 - i -

29. Changes to the Lenders ........................................................................................................156 30. Debt Purchase Transactions .................................................................................................162 31. Changes to the Obligors ........................................................................................................166 SECTION 10 THE FINANCE PARTIES 32. Role of the Agent, the Arrangers, the Issuing Bank and others ............................................170 33. Conduct of business by the Finance Parties .........................................................................179 34. Sharing among the Finance Parties ......................................................................................179 SECTION 11 ADMINISTRATION 35. Payment mechanics ..............................................................................................................182 36. Set-off ....................................................................................................................................184 37. Notices ...................................................................................................................................184 38. Calculations and certificates ..................................................................................................188 39. Partial invalidity ......................................................................................................................188 40. Remedies and waivers ..........................................................................................................188 41. Amendments and waivers .....................................................................................................189 42. Confidentiality ........................................................................................................................191 43. Counterparts ..........................................................................................................................194 SECTION 12 GOVERNING LAW AND ENFORCEMENT 44. Governing law ........................................................................................................................195 45. Enforcement ..........................................................................................................................195 46. General Austrian limitation .....................................................................................................197 THE SCHEDULES SCHEDULE PAGE SCHEDULE 1 The Parties .....................................................................................................................198 SCHEDULE 2 Conditions Precedent and Conditions Subsequent .......................................................202 SCHEDULE 3 Requests .........................................................................................................................216 SCHEDULE 4 Form of Transfer Certificate and Lender Accession Undertaking ..................................221 SCHEDULE 5 Form of Accession Letter ................................................................................................225 SCHEDULE 6 Form of Resignation Letter .............................................................................................227 SCHEDULE 7 Form of Compliance Certificate ......................................................................................229 SCHEDULE 8 LMA Form of Confidentiality Undertaking .......................................................................231 SCHEDULE 9 Timetables ......................................................................................................................236 SCHEDULE 10 Form of Letter of Credit ................................................................................................239 SCHEDULE 11 Material Companies ......................................................................................................243 SCHEDULE 12 Security Principles ........................................................................................................244 SCHEDULE 13 Form of Lender Accession Notice ................................................................................252 SCHEDULE 14 Form of Additional Facility Notice .................................................................................255 SCHEDULE 15 Forms of Notifiable Debt Purchase Transaction Notice ...............................................257 A41108799 - i -

THIS AGREEMENT is dated 3 July 2014 as amended and restated from time to time, including on the 2018 Effective Date pursuant to the 2018 Amendment and Restatement Agreement, and made between: (1) NOMAD FOODS LIMITED, a public listed company incorporated in the British Virgin Islands with registered number 1818482 ("Listco"); (2) NOMAD FOODS EUROPE MIDCO LIMITED, a company incorporated in England and Wales with registered number 5879252 ("Midco"); (3) NOMAD FOODS LUX S.À R.L., a private limited liability company (société à responsabilité limitée), registered with the Luxembourg Register of Commerce and Companies with registered address at 19 rue de Bitbourg, Luxembourg, Grand Duchy of Luxembourg ("Luxco"); (4) NOMAD FOODS US LLC, a single member limited liability company organised in Delaware, the US for the sole purpose of acting as co-borrower in respect of Facility B4, Facility B6 and Facility B7 (or any Additional Facility denominated in US$) ("US Co-Borrower"); (5) THE ENTITIES listed in Part I of Schedule 1 (The Parties) as borrowers (the "Original Borrowers"); (6) THE ENTITIES listed in Part I of Schedule 1 (The Parties) as guarantors (the "Original Guarantors"); (7) CREDIT SUISSE INTERNATIONAL, as left lead bank in respect of Facility B7 (the "Facility B7 Left Lead Bank"); (8) CREDIT SUISSE INTERNATIONAL, as left lead bank in respect of each of Facility B3 and Facility B5 and GOLDMAN SACHS BANK USA, as left lead bank in respect of each of Facility B4 and Facility B6 (together with the Facility B7 Left Lead Bank, the "Left Lead Banks"); (9) CREDIT SUISSE INTERNATIONAL and GOLDMAN SACHS BANK USA, as physical bookrunners of Facility B7 (the "Facility B7 Physical Bookrunners") and CREDIT SUISSE INTERNATIONAL and DEUTSCHE BANK AG, LONDON BRANCH, as physical bookrunners of each of Facility B3 and Facility B5 (together, and together with the Facility B7 Physical Bookrunners, the "Physical Bookrunners"); (10) GOLDMAN SACHS BANK USA and UBS LIMITED, as global co-ordinators of each of Facility B4 and Facility B6 (the "Global Co-ordinators"); (11) CREDIT SUISSE INTERNATIONAL, DEUTSCHE BANK AG, LONDON BRANCH, GOLDMAN SACHS BANK USA and UBS LIMITED, as mandated lead arrangers and bookrunners for Facility B3, Facility B4, Facility B5 and Facility B6 and CREDIT SUISSE INTERNATIONAL and GOLDMAN SACHS BANK USA as mandated lead arrangers for Facility B7 and CREDIT SUISSE INTERNATIONAL, DEUTSCHE BANK AG, LONDON BRANCH, GOLDMAN SACHS BANK USA and UBS LIMITED as bookrunners for Facility B7 (in each case, whether acting individually or together, and together with the Left Lead Banks, the Physical Bookrunners and the Global Co- ordinators, the "Arrangers"); (12) THE FINANCIAL INSTITUTIONS referred to in Part II of Schedule 1 (The Parties) (the "Original Lenders"); (13) CREDIT SUISSE AG, LONDON BRANCH, as agent of the other Finance Parties (the "Agent"); and (14) CREDIT SUISSE AG, LONDON BRANCH, as security agent for the Secured Parties (the "Security Agent"). A41108799 - 1 -

IT IS AGREED as follows: SECTION 1 INTERPRETATION 1. DEFINITIONS AND INTERPRETATION 1.1 Definitions In this Agreement: "2018 Additional Facility Effective Time" has the meaning given to the term "Additional Facility Effective Time" in the 2018 Amendment and Restatement Agreement. "2018 Amendment and Restatement Agreement" means the amendment and restatement agreement, in relation to this Agreement, dated 15 June 2018 between, among others, Listco and the Agent. "2018 Effective Date" has the meaning given to the term "Effective Date" in the 2018 Amendment and Restatement Agreement. "Acceptable Bank" means: (a) a Lender and, to the extent not a Lender, the list of banks with whom the Group has certain banking arrangements as at the Closing Date as agreed between Listco and the Arrangers prior to the Closing Date; (b) any bank or financial institution which has a rating for its long-term debt obligations of BBB- or higher by Standard & Poor's Rating Services or Fitch Ratings Ltd or Baa3 or higher by Moody's Investors Service Limited or a comparable rating from an internationally recognised credit rating agency; or (c) any other bank or financial institution approved by the Agent (acting reasonably). "Accession Letter" means a document substantially in the form set out in Schedule 5 (Form of Accession Letter) or any other form agreed by the Agent and Listco. "Accounting Principles" means generally accepted accounting principles in the jurisdiction of incorporation of the relevant member of the Group or International Accounting Standards. "Acquired Debt" has the meaning given to it in paragraph (e) of the definition of Permitted Financial Indebtedness. "Acquired Group" means, in relation to Permitted Acquisition under paragraph (d) of the definition of 'Permitted Acquisition', the entity (and its Subsidiaries) or business or undertaking (as the case may be) acquired by the Group pursuant to such Permitted Acquisition. "Acquisition Costs" means all non-periodic fees, costs and expenses, stamp, registration and other Taxes incurred or required to be paid by any member of the Group in connection with any Permitted Acquisition or the Transaction Documents. "Additional Borrower" means a company which becomes a Borrower in accordance with Clause 31 (Changes to the Obligors). A41108799 - 2 -

"Additional Facility" has the meaning given to it in Clause 2.4 (Additional Facilities). "Additional Facility Commencement Date" means, in respect of an Additional Facility, the date specified as the "Commencement Date" in the Additional Facility Notice relating to that Additional Facility. "Additional Facility Commitment" means, in respect of an Additional Facility Lender and an Additional Facility, the Base Currency Amount specified as its Lender Commitment in the Additional Facility Notice delivered by that Additional Facility Lender, to the extent not cancelled, reduced or transferred by such Additional Facility Lender under this Agreement. "Additional Facility Documents" means, in relation to any Additional Facility, the Additional Facility Debt Instrument, any fee letter entered into, under or in connection with the Additional Facility and any other document or instrument relating to that Additional Facility and designated as such by Listco and the relevant Additional Facility Lender. "Additional Facility Debt Instrument" means, in relation to any Additional Facility, the indenture, facility agreement, or other equivalent document by which that Additional Facility is issued or, as the case may be, made available. "Additional Facility Lender" has the meaning given to it in Clause 2.4 (Additional Facilities). "Additional Facility Loan" means an Additional Facility Revolving Loan and/or an Additional Facility Term Loan. "Additional Facility Notice" means a notice substantially in the form set out in Schedule 14 (Form of Additional Facility Notice) or any other form agreed by the Agent and Listco. "Additional Facility Revolving Loan" means loans made or to be made under an Additional Revolving Facility or the principal amount outstanding for the time being of those loans under an Additional Revolving Facility. "Additional Facility Term Loan" means loans made or to be made under an Additional Term Facility or the principal amount outstanding for the time being of those loans under an Additional Term Facility. "Additional Guarantor" means a company which becomes a Guarantor in accordance with Clause 31 (Changes to the Obligors). "Additional Obligor" means an Additional Borrower or an Additional Guarantor. "Additional Revolving Facility" means any revolving facility established by Listco as an Additional Facility under Clause 2.4 (Additional Facilities). "Additional Term Facility" means any term facility established by Listco as an Additional Facility under Clause 2.4 (Additional Facilities). "Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company. "Agent's Spot Rate of Exchange" means the Agent's spot rate of exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00 a.m. on a particular day. A41108799 - 3 -

"Ancillary Commencement Date" means, in relation to an Ancillary Facility, the date on which that Ancillary Facility is first made available, which date shall (unless a contrary indication appears in the April 2017 Amendment and Restatement Agreement) be a Business Day within the Availability Period for the applicable Revolving Facility. "Ancillary Commitment" means, in relation to an Ancillary Lender and an Ancillary Facility, the maximum Base Currency Amount which that Ancillary Lender has agreed (whether or not subject to satisfaction of conditions precedent) to make available from time to time under an Ancillary Facility and which has been authorised as such under Clause 9 (Ancillary Facilities), to the extent that amount is not cancelled or reduced under this Agreement or the Ancillary Documents relating to that Ancillary Facility. "Ancillary Document" means each document relating to or evidencing the terms of an Ancillary Facility. "Ancillary Facility" means any ancillary facility made available by an Ancillary Lender in accordance with Clause 9 (Ancillary Facilities). "Ancillary Lender" means each Lender (or Affiliate of a Lender) which makes available an Ancillary Facility in accordance with Clause 9 (Ancillary Facilities). "Ancillary Outstandings" means, at any time, in relation to an Ancillary Lender and an Ancillary Facility, the aggregate of the equivalents (as calculated by that Ancillary Lender) in the Base Currency of the following amounts outstanding under that Ancillary Facility then in force: (a) the principal amount under each overdraft facility and on demand short-term loan facility (net of any credit balances on any account of any Borrower of an Ancillary Facility with the Ancillary Lender making available that Ancillary Facility to the extent that such credit balance is freely available to be set off by that Ancillary Lender against liabilities owed to it by that Borrower under that Ancillary Facility) (ignoring, for this purpose, where agreed by the Ancillary Lender, any liability in respect of BACS facilities); (b) the face amount of each guarantee, bond and letter of credit under that Ancillary Facility (to the extent not repaid or prepaid); and (c) the amount fairly representing the aggregate exposure (excluding interest and similar charges) of that Ancillary Lender under each other type of accommodation provided under that Ancillary Facility, in each case, as determined by such Ancillary Lender in accordance with the relevant Ancillary Document or normal banking practice. "Anti-Corruption Laws" means the US Foreign Corrupt Practices Act 1977, the UK Bribery Act 2010, the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and any other applicable anti-bribery or anti-corruption law or regulation. "Anti-Money Laundering Laws" means all applicable financial record keeping and reporting requirements and anti-money laundering statutes in all jurisdictions in which the member of the Group conducts its business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency. A41108799 - 4 -

"April 2017 Amendment and Restatement Agreement" means the amendment and restatement agreement, in relation to this Agreement and the Intercreditor Agreement, dated 28 April 2017 between, among others, Listco, Midco, Luxco, the US Co-Borrower and the Agent. "April 2017 Effective Date" has the meaning given to the term "Effective Date" in the April 2017 Amendment and Restatement Agreement. "April 2017 Funds Flow Statement" has the meaning given to the term "Funds Flow Statement" in the April 2017 Amendment and Restatement Agreement. "Auditors" means any firm of independent accountants appointed by Listco as its auditors from time to time. "Austrian Capital Maintenance Rules" has the meaning given to it in Clause 23.12 (Limitations on obligations of Austrian Guarantors). "Austrian Guarantor" has the meaning given to it in Clause 23.5 (Guarantor intent). "Austrian Obligor" means an Obligor incorporated in the Republic of Austria. "Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration. "Availability Period" means: (a) in relation to Facility B3 and Facility B4, the period from (and including) the December 2017 Additional Facility Effective Time to (and including) 11:59 pm on the December 2017 Effective Date; (b) in relation to Facility B5, the period from (and including) the December 2017 Additional Facility Effective Time to (and including) the earlier of: (i) the first Utilisation Date in respect of Facility B5; and (ii) the date falling 60 days after the December 2017 Effective Date; (c) in relation to Facility B6, the period from (and including) the December 2017 Additional Facility Effective Time to (and including) the earlier of: (i) the first Utilisation Date in respect of Facility B6; and (ii) the date falling 60 days after the December 2017 Effective Date; (d) in relation to Facility B7, the period from (and including) the 2018 Additional Facility Effective Time to (and including) the earlier of: (i) the first Utilisation Date in respect of Facility B7; and (ii) 1 September 2018; (e) in relation to the Original Revolving Facility, the period from (and including) the April 2017 Effective Date to (and including) the date falling one Month prior to the Termination Date applicable to the Original Revolving Facility; and (f) in relation to any Additional Facility, the period specified in the Additional Facility Notice relating to that Additional Facility. "Available Amount" has the meaning ascribed to such term in Clause 26.4 (Baskets). A41108799 - 5 -

"Available Commitment" means, in relation to a Facility, a Lender's Commitment under that Facility minus (subject to Clause 9.7 (Affiliates of Lenders as Ancillary Lenders) and as set out below): (a) the amount (or, in the case of a Revolving Facility only, the Base Currency Amount) of its participation in any outstanding Utilisations under that Facility and, in the case of a Revolving Facility only, the Base Currency Amount of the aggregate of its Ancillary Commitments; and (b) in relation to any proposed Utilisation amount (or, in the case of a Revolving Facility only, the Base Currency Amount), the amount of its participation in any other Utilisations that are due to be made under that Facility on or before the proposed Utilisation Date and, in the case of a Revolving Facility only, the Base Currency Amount of its Ancillary Commitment in relation to any new Ancillary Facility that is due to be made available on or before the proposed Utilisation Date. For the purposes of calculating a Lender's Available Commitment in relation to any proposed Utilisation under a Revolving Facility only, the following amounts shall not be deducted from a Lender's Commitment under that Facility: (i) that Lender's participation in any Revolving Facility Utilisations that are due to be repaid or prepaid on or before the proposed Utilisation Date; and (ii) that Lender's (or its Affiliate's) Ancillary Commitments to the extent that they are due to be reduced or cancelled on or before the proposed Utilisation Date. "Available Facility" means, in relation to a Facility, the aggregate for the time being of each Lender's Available Commitment in respect of that Facility. "Base Currency" means: (a) for Facility B3, Facility B5 and the Original Revolving Facility, euro; (b) for Facility B4, Facility B6 and Facility B7, US Dollars; and (c) in relation to any Additional Facility, such currency as is agreed between Listco and the applicable Additional Facility Lenders. "Base Currency Amount" means: (a) in relation to a Utilisation, the amount specified in the Utilisation Request delivered by a Borrower for that Utilisation (or, in the case of a Utilisation under a Revolving Facility, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent's Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request in accordance with the terms of this Agreement) and, in the case of a Letter of Credit, as adjusted under Clause 6.7 (Revaluation of Letters of Credit) at annual intervals; and (b) in relation to an Ancillary Commitment, the amount specified as such in the notice delivered to the Agent by Listco pursuant to Clause 9.2 (Availability) (or, if the amount specified is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent's Spot Rate of Exchange on the date which is three Business A41108799 - 6 -

Days before the Ancillary Commencement Date for that Ancillary Facility or, if later, the date the Agent receives the notice of the Ancillary Commitment in accordance with the terms of this Agreement), as adjusted to reflect any repayment, prepayment, consolidation or division of a Utilisation, or (as the case may be) cancellation or reduction of an Ancillary Facility. "Belgian Additional Obligor" means an Additional Obligor incorporated in Belgium. "Belgian Companies Code" means the Belgian Companies Code of 7 May 1999, as amended from time to time. "Belgian Obligor" means an Obligor incorporated in Belgium. "Bidco" means Nomad Foods Europe Limited, a company incorporated in England and Wales with registered number 5879466, which is a wholly-owned subsidiary of Midco. "Bondco" means Nomad Foods Bondco plc, a company incorporated in England and Wales with registered number 09094345, which is a wholly-owned subsidiary of Midco. "Borrower" means a Term Facility Borrower or a Revolving Facility Borrower. "Borrowings" has the meaning given to that term in Clause 26.1 (Financial definitions). "Break Costs" means the amount (if any) by which: (a) the interest (but, for the avoidance of doubt, excluding any Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period, exceeds: (b) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period. "Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in London and Tortola (British Virgin Islands) and: (a) (in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency; or (b) (in relation to any date for payment or purchase of euro) any TARGET Day. "Capital Expenditure" has the meaning given to that term in Clause 26.1 (Financial definitions). "Cash" means cash in hand (or in transit or in tills or payments made by cheques or debit cards or credit cards which are yet to be received in cleared funds) and credit balances or amounts on deposit with an Acceptable Bank which are freely transferable and freely convertible and accessible by a member of the Group within 90 days or held in a blocked account and not subject to any Security (other than one arising under the Transaction Security Documents). "Cash Equivalent Investments" means, at any time: A41108799 - 7 -

(a) certificates of deposit maturing within one year of the relevant date of calculation and issued by an Acceptable Bank; (b) any investment in marketable debt obligations issued or guaranteed by the government of the United States, the United Kingdom, any member state of the European Economic Area or any Participating Member State or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year of the relevant date of calculation and not convertible or exchangeable into any other security; (c) debt securities maturing within one year of the relevant date of calculation which are not convertible or exchangeable into any other security, are rated either BBB- or higher by Standard & Poor's Rating Services or Fitch Ratings Ltd or Baa3 or higher by Moody's Investors Service Limited (or, if no rating is available in respect of the debt securities, the issue of which has, in respect of its long-term debt obligations, an equivalent rating); (d) open market commercial paper not convertible or exchangeable into any other security: (i) for which a recognised trading market exists; (ii) issued by an issuer incorporated in the United States, the United Kingdom, any member state of the European Economic Area or any Participating Member State; (iii) which matures within one year of the relevant date of calculation; and (iv) which has a credit rating of either BBB- or higher by Standard & Poor's Rating Services or Fitch Ratings Ltd or Baa3 or higher by Moody's Investors Service Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating; (e) bills of exchange issued in the United States, the United Kingdom, any member state of the European Economic Area or any Participating Member State eligible for rediscount at the relevant central bank and accepted by an Acceptable Bank (or any dematerialised equivalent); (f) any investment accessible within 90 days in money market funds which has a credit rating of either BBB- or higher by Standard & Poor's Rating Services or Fitch Ratings Ltd or Baa3 or higher by Moody's Investors Service Limited and which invests substantially all its assets in securities of the types described in paragraphs (a) to (e) above; or (g) any other debt security approved by the Majority Lenders, in each case, to which any member of the Group is beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security (other than one arising under the Transaction Security Documents). "Cashflow" has the meaning given to that term in Clause 26.1 (Financial definitions). "Change of Control" means: (a) any person or persons acting in concert gain control directly or indirectly of more than 50 per cent. of the voting shares of Listco (where "acting in concert" means a group of A41108799 - 8 -

persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition of shares in Listco by any of them, either directly or indirectly, to obtain or consolidate control of Listco); (b) Listco ceases to control directly or indirectly the entire issued share capital of Midco; or (c) shares of Listco cease to be admitted to trading on the New York Stock Exchange (unless such shares are substantially contemporaneously admitted to trading on the London Stock Exchange). "Charged Property" has the meaning given to such term in the Intercreditor Agreement. "Clean-Up Default" means, in respect of a Permitted Acquisition under paragraphs (d) and (e) of the definition of 'Permitted Acquisition', any Default or Event of Default which is subsisting on or arising after the completion of such Permitted Acquisition but prior to expiry of the relevant Clean- Up Period relating to that Permitted Acquisition to the extent it relates exclusively to a member of the Acquired Group of such Permitted Acquisition (or any obligation to procure or ensure in relation to a member of that Acquired Group). "Clean-Up Period" means, in respect of a Permitted Acquisition under paragraphs (d) and (e) of the definition of 'Permitted Acquisition', the period from the date of completion of such Permitted Acquisition to the date falling 120 days thereafter. "Closing Date" means the April 2017 Effective Date. "Code" means the US Internal Revenue Code of 1986. "Commitment" means an Original Revolving Facility Commitment, a Facility B3 Commitment, a Facility B4 Commitment, a Facility B5 Commitment, a Facility B6 Commitment, a Facility B7 Commitment or an Additional Facility Commitment. "Compliance Certificate" means a certificate substantially in the form set out in Schedule 7 (Form of Compliance Certificate). "Confidential Information" means all information relating to Listco, any Obligor, the Group, the Finance Documents or a Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from either: (a) any member of the Group or any of its advisers; or (b) another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that: (i) is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 42 (Confidentiality); or (ii) is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or A41108799 - 9 -

(iii) is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality. "Confidentiality Undertaking" means a confidentiality undertaking substantially in the agreed form as set out in Schedule 8 (LMA Form of Confidentiality Undertaking) or in any other form agreed between Listco and the Agent, in each case capable of being relied on by Listco and not to be amended in any material respect other than as agreed to by Listco (acting reasonably). "Consolidated EBITDA" has the meaning given to such term in Clause 26.1 (Financial definitions). "Consolidated Total Net Debt" has the meaning given to such term in Clause 26.1 (Financial definitions). "Credit Facility" has the meaning given to such term in the Intercreditor Agreement. "CTA" means the Corporation Tax Act 2009. "Debt Cover" has the meaning given to such term in Clause 26.1 (Financial definitions). "Debt Cover Condition" has the meaning given to such term in Clause 27.35 (Covenant suspension/relaxation). "Debt Purchase Transaction" means, in relation to a person, a transaction where such person: (a) owns or purchases by way of assignment or transfer; (b) enters into any sub-participation in respect of; or (c) enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of, any Commitment or amount outstanding under or in respect of this Agreement. "December 2017 Additional Facility Effective Time" has the meaning given to the term "Additional Facility Effective Time" in the December 2017 Amendment and Restatement Agreement. "December 2017 Allocations Table" has the meaning given to the term "Allocations Table" in the December 2017 Amendment and Restatement Agreement. "December 2017 Amendment and Restatement Agreement" means the amendment and restatement agreement, in relation to this Agreement, dated 20 December 2017 between, among others, Listco and the Agent. "December 2017 Effective Date" has the meaning given to the term "Effective Date" in the December 2017 Amendment and Restatement Agreement. "Declared Default" means an Event of Default under paragraph (a) of that definition in respect of which a notice of acceleration has been served pursuant to paragraph (a) of Clause 28.16 (Acceleration). A41108799 - 10 -

"Default" means: (a) an Event of Default under paragraph (a) of that definition or any event or circumstance specified as such in Clause 28 (Events of Default) which would (with the expiry of a grace period in, or the giving of notice under, Clause 28 (Events of Default), or any combination of any of the foregoing) be an Event of Default under paragraph (a) of that definition; and (b) with respect to each Revolving Facility only, a Financial Covenant Event of Default or any requirement of Clause 26 (Financial covenant) not being satisfied which would (with the expiry of the period for remedy provided for in paragraph (d) of Clause 26.3 (Financial testing)) be an Event of Default. "Delegate" means any delegate, agent, attorney or co-trustee appointed by the Security Agent. "Designated Gross Amount" has the meaning given to that term in Clause 9.2 (Availability). "Designated Net Amount" has the meaning given to that term in Clause 9.2 (Availability). "Disruption Event" means either or both of: (a) a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or (b) the occurrence of any other event which results in a disruption (of a technical or systems- related nature) to the treasury or payments operations of a Party preventing that, or any other Party: (i) from performing its payment obligations under the Finance Documents; or (ii) from communicating with other Parties in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted. "Dutch Additional Obligor" means an Additional Obligor incorporated in the Netherlands. "Dutch Civil Code" means the Dutch Civil Code (Burgerlijk Wetboek). "Dutch Financial Supervision Act" means the Dutch Financial Supervision Act (Wet op het financieel toezicht) dated 28 September 2006 published in the Dutch government gazette nr. 475 on 31 October 2006, as amended from time to time. "Dutch Obligor" means an Obligor incorporated in the Netherlands. "Environmental Claim" means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law. "Environmental Law" means any applicable law or regulation which relates to: (a) the pollution or protection of the environment; (b) harm to or the protection of human health; A41108799 - 11 -

(c) the conditions of the workplace; or (d) any emission or substance capable of causing harm to any living organism or the environment. "Environmental Permits" means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by any member of the Group. "ERISA" means the US Employee Retirement Income Security Act 1974 (or any successor legislation thereto). "EURIBOR" means, in relation to any Loan in euro: (a) the applicable Screen Rate; or (b) (if no Screen Rate is available for the Interest Period of that Loan) the Interpolated Screen Rate for that Loan; or (c) (if no Screen Rate is available for the Interest Period of that Loan and it is not possible to calculate an Interpolated Screen Rate for that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks as the rate which the relevant Reference Bank could borrow funds in the European interbank market, as of (in the case of paragraphs (a) and (c) above) the Specified Time on the Quotation Day for euro for a period equal in length to the Interest Period of the relevant Loan, and provided that (in each case) if any such rate is below zero, EURIBOR will be deemed to be zero. "Euro Denominated Facility" means each of Facility B3, Facility B5, the Original Revolving Facility and any Additional Facility denominated in euro. "Event of Default" means: (a) with respect to each Facility, any event or circumstance specified as such in Clause 28 (Events of Default); and (b) with respect to each Revolving Facility only, a Financial Covenant Event of Default. "Excess Cashflow" has the meaning given to that term in Clause 26.1 (Financial definitions). "Expiry Date" means, for a Letter of Credit, the last day of its Term. "Facility" means a Term Facility, a Revolving Facility or an Additional Facility. "Facility B3" means the term loan facility made available under this Agreement as described in paragraph (a)(i) of Clause 2.1 (The Facilities). "Facility B3 Commitment" means: (a) in relation to an Original Lender of Facility B3, the amount in euro set opposite its name under the heading "Facility B3 Commitment" in the December 2017 Allocations Table (being, for the avoidance of any doubt, in the case of Credit Suisse International, as at the December 2017 Additional Facility Effective Time, a principal amount equal to €33,227,898.43) and the amount of any other Facility B3 Commitment transferred to it A41108799 - 12 -

under this Agreement or arising as a result of any redesignation of any Facility B5 Commitment pursuant to Clause 2.5 (Redesignation of Facility B5 upon the Fungibility Date); and (b) in relation to any other Lender, the amount in euro of any Facility B3 Commitment transferred to it under this Agreement and the amount of any other Facility B3 Commitment transferred to it under this Agreement or arising as a result of any redesignation of any Facility B5 Commitment pursuant to Clause 2.5 (Redesignation of Facility B5 upon the Fungibility Date), to the extent not cancelled, reduced or transferred by it under this Agreement. "Facility B3 Loan" means a loan made or to be made under Facility B3 or the principal amount outstanding for the time being of that loan including: (a) for the avoidance of doubt, any loan deemed to have been made under Facility B3 upon the occurrence of the December 2017 Additional Facility Effective Time pursuant to the December 2017 Amendment and Restatement Agreement; and (b) as made or increased (or deemed to have been made or increased) as a result of the operation of Clause 2.5 (Redesignation of Facility B5 upon the Fungibility Date)). "Facility B4" means the term loan facility made available under this Agreement as described in paragraph (a)(ii) of Clause 2.1 (The Facilities). "Facility B4 Commitment" means: (a) in relation to an Original Lender of Facility B4, the amount in US$ set opposite its name under the heading "Facility B4 Commitment" in the December 2017 Allocations Table (being, for the avoidance of any doubt, in the case of Credit Suisse International, as at the December 2017 Additional Facility Effective Time, a principal amount equal to US$96,312,164.29) and the amount of any other Facility B4 Commitment transferred to it under this Agreement or arising as a result of any redesignation of any Facility B6 Commitment pursuant to Clause 2.6 (Redesignation of Facility B6 upon the Fungibility Date) or Facility B7 Commitment pursuant to Clause 2.7 (Redesignation of Facility B7 upon the Facility B7 Fungibility Date); and (b) in relation to any other Lender, the amount in US$ of any Facility B4 Commitment transferred to it under this Agreement and the amount of any other Facility B4 Commitment transferred to it under this Agreement or arising as a result of any redesignation of any Facility B6 Commitment pursuant to Clause 2.6 (Redesignation of Facility B6 upon the Fungibility Date) or Facility B7 Commitment pursuant to Clause 2.7 (Redesignation of Facility B7 upon the Facility B7 Fungibility Date), to the extent not cancelled, reduced or transferred by it under this Agreement. "Facility B4 Loan" means a loan made or to be made under Facility B4 or the principal amount outstanding for the time being of that loan including: (a) for the avoidance of doubt, any loan deemed to have been made under Facility B4 upon the occurrence of the December 2017 Additional Facility Effective Time pursuant to the December 2017 Amendment and Restatement Agreement; and A41108799 - 13 -

(b) as made or increased (or deemed to have been made or increased) as a result of the operation of Clause 2.6 (Redesignation of Facility B6 upon the Fungibility Date) or Clause 2.7 (Redesignation of Facility B7 upon the Facility B7 Fungibility Date). "Facility B5" means the term loan facility made available under this Agreement as described in paragraph (a)(iii) of Clause 2.1 (The Facilities). "Facility B5 Commitment" means: (a) in relation to an Original Lender of Facility B5, the amount in euro set opposite its name in Part II of Schedule 1 (The Parties) and the amount of any other Facility B5 Commitment transferred to it under this Agreement; and (b) in relation to any other Lender, the amount in euro of any Facility B5 Commitment transferred to it under this Agreement, to the extent not cancelled, reduced (including as a result of any redesignation of any Facility B5 Commitment as a Facility B3 Commitment pursuant to Clause 2.5 (Redesignation of Facility B5 upon the Fungibility Date)) or transferred by it under this Agreement. "Facility B5 Loan" means a loan made or to be made under Facility B5 or the principal amount outstanding for the time being of that loan (subject to the operation of Clause 2.5 (Redesignation of Facility B5 upon the Fungibility Date). "Facility B6" means the term loan facility made available under this Agreement as described in paragraph (a)(iv) of Clause 2.1 (The Facilities). "Facility B6 Commitment" means: (a) in relation to an Original Lender of Facility B6, the amount in US$ set opposite its name in Part II of Schedule 1 (The Parties) and the amount of any other Facility B6 Commitment transferred to it under this Agreement; and (b) in relation to any other Lender, the amount in US$ of any Facility B6 Commitment transferred to it under this Agreement, to the extent not cancelled, reduced (including as a result of any redesignation of any Facility B6 Commitment as a Facility B4 Commitment pursuant to Clause 2.6 (Redesignation of Facility B6 upon the Fungibility Date)) or transferred by it under this Agreement. "Facility B6 Loan" means a loan made or to be made under Facility B6 or the principal amount outstanding for the time being of that loan (subject to the operation of Clause 2.6 (Redesignation of Facility B6 upon the Fungibility Date)). "Facility B7" means the term loan facility made available under this Agreement as described in paragraph (a)(v) of Clause 2.1 (The Facilities). "Facility B7 Commitment" means: (a) in relation to an Original Lender of Facility B7, the amount in US$ set opposite its name in Part II of Schedule 1 (The Parties) and the amount of any other Facility B7 Commitment transferred to it under this Agreement; and (b) in relation to any other Lender, the amount in US$ of any Facility B7 Commitment transferred to it under this Agreement, A41108799 - 14 -

to the extent not cancelled, reduced (including as a result of any redesignation of any Facility B7 Commitment as a Facility B4 Commitment pursuant to Clause 2.7 (Redesignation of Facility B7 upon the Facility B7 Fungibility Date)) or transferred by it under this Agreement. "Facility B7 Fungibility Date" means, in relation to Facility B7, the last day of the then current Interest Period for the Facility B4 Loan as at the last day of the Availability Period for Facility B7 (or such later date as Listco and the Agent may agree), provided that, for the avoidance of any doubt, no Facility B7 Fungibility Date will occur in respect of Facility B7 if that Facility is not utilised during its Availability Period. "Facility B7 Loan" means a loan made or to be made under Facility B7 or the principal amount outstanding for the time being of that loan (subject to the operation of Clause 2.7 (Redesignation of Facility B7 upon the Facility B7 Fungibility Date)). "Facility Office" means the office or offices notified by a Lender or the Issuing Bank to the Agent in writing on or before the date it becomes a Lender or the Issuing Bank (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement. "FATCA" means: (a) sections 1471 to 1474 of the Code, any associated regulations and other official guidance; (b) any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation or official guidance referred to in paragraph (a) above; and (c) any agreement pursuant to the implementation of paragraphs (a) or (b) above with the United States Internal Revenue Service, the government of the United States or any governmental or taxation authority in any other jurisdiction. "FATCA Application Date" means: (a) in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the United States), 1 July 2014; (b) in relation to a "withholdable payment" described in section 1473(1)(A)(ii) of the Code (which relates to "gross proceeds" from the disposition of property of a type that can produce interest from sources within the United States), 1 January 2019; or (c) in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2019, or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA after the date of this Agreement. "FATCA Deduction" means a deduction or withholding from a payment under a Finance Document required by FATCA. A41108799 - 15 -

"FATCA Exempt Party" means a Party that is entitled to receive payments free from any FATCA Deduction. "Federal Reserve Board" means the Board of Governors of the Federal Reserve System of the United States (or any successor thereto). "Fee Letter" means: (a) any letter or letters between: (i) the Agent and Listco; or (ii) the Security Agent and Listco, setting out any of the fees referred to in Clause 17 (Fees); and (b) any other agreement setting out fees referred to in Clause 17.4 (Fees payable in respect of Letters of Credit) or Clause 17.5 (Interest, commission and fees on Ancillary Facilities). "Finance Document" means this Agreement, any Accession Letter, any Lender Accession Notice, any Additional Facility Document, any Additional Facility Notice (including for the avoidance of doubt, the Additional Facility Notice in respect of Facility B3, Facility B4, Facility B5, Facility B6 and Facility B7), any Ancillary Document, any Compliance Certificate, any Fee Letter, each Mandate Document, the Intercreditor Agreement, any Resignation Letter, any Selection Notice, any Transaction Security Document, any Utilisation Request, the April 2017 Amendment and Restatement Agreement, the December 2017 Amendment and Restatement Agreement, the 2018 Amendment and Restatement Agreement and any other document designated as a "Finance Document" by the Agent and Listco. "Finance Party" means the Agent, the Arrangers, the Security Agent, a Lender, the Issuing Bank or any Ancillary Lender. "Financial Covenant Event of Default" means, subject to paragraph (d) of Clause 26.3 (Financial testing) and paragraph (f) of Clause 1.2 (Construction), any requirement of Clause 26.2 (Financial condition) is not satisfied. "Financial Indebtedness" means, at any time, Borrowings together with: (a) indebtedness owed by one member of the Group to another member of the Group; (b) for the purposes of Clause 28.4 (Cross default) only, indebtedness arising under derivative transactions (taking into account only the marked to market value of any net payments); and (c) indebtedness arising under any agreements in relation to Subordinated Debt. "Financial Quarter" has the meaning given to that term in Clause 26.1 (Financial definitions). "Financial Year" has the meaning given to that term in Clause 26.1 (Financial definitions). "Finco" means Nomad Foods Europe Finco Limited, a company incorporated in England and Wales with registered number 5879462, which is a wholly-owned subsidiary of Holdco. A41108799 - 16 -

"Findus Italy" means C.S.I. - Compagnia Surgelati Italiana S.p.A., a company incorporated in Italy with Fiscal Code 07015700961 and whose registered office is at Roma (RO), via Caterina Troiani 75, Italy. "Fraudulent Transfer Law" means any applicable US Bankruptcy Law or any applicable US state fraudulent transfer or conveyance law. "Funds Flow Statement" means a funds flow statement (included sources and uses) in the agreed form. "Fungibility Date" means: (a) in relation to Facility B5, the last day of the then current Interest Period for the Facility B3 Loan as at the last day of the Availability Period for Facility B5; and (b) in relation to Facility B6, the last day of the then current Interest Period for the Facility B4 Loan as at the last day of the Availability Period for Facility B6, provided that, for the avoidance of any doubt, no Fungibility Date will occur in respect of Facility B5 or, as applicable, Facility B6 if that Facility is not utilised during its Availability Period. "German Additional Obligor" means an Additional Obligor incorporated in Germany. "German Borrower" means a Borrower incorporated in Germany. "German Obligor" means an Obligor incorporated in Germany. "German Property" means the automated cold storage warehouse in which UBG Vermietungs GmbH & Co. OHG has a freehold interest at Aeckern 4, 48734 Reken, Germany. "Group" means Listco and each of its Subsidiaries for the time being. "Group Structure Chart" means the group structure chart in the agreed form relating to the Group as delivered to the Agent pursuant to Clause 4.1 (Conditions precedent). "Guarantor" means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 31 (Changes to the Obligors). "Guarantor Company" means any member of the Group which is (or which is required to become) a Guarantor. "Guarantor Coverage" has the meaning it is given in Clause 27.29 (Guarantors). "Hedging Agreement" has the meaning given to it in the Intercreditor Agreement. "Holdco" means Nomad Foods Europe Holdco Limited, a company incorporated in England and Wales with registered number 5879245, which is a wholly-owned subsidiary of Topco. "Holding Company" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary. "IFRS" means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements. "Information Memorandum" means the information memorandum dated April 2017 prepared in connection with the April 2017 Amendment and Restatement Agreement. "Intellectual Property" means: A41108799 - 17 -

(a) any patents, trademarks, service marks, designs, business names, copyrights, design rights, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests, whether registered or unregistered; and (b) the benefit of all applications and rights to use such assets of each member of the Group. "Intercreditor Agreement" means the intercreditor agreement originally dated on 3 July 2014 as amended pursuant to the April 2017 Amendment and Restatement Agreement, between, among others, Listco, Midco, Luxco, the US Co-Borrower and the Security Agent. "Interest Period" means, in relation to a Loan, each period determined in accordance with Clause 15 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 14.3 (Default interest). "Interpolated Screen Rate" means, in relation to EURIBOR or LIBOR for any Loan, the rate which results from interpolating on a linear basis between: (a) the applicable Screen Rate for the longest period for which that Screen Rate is available which is less than the Interest Period of that Loan; and (b) the applicable Screen Rate for the shortest period for which that Screen Rate is available which exceeds the Interest Period of that Loan, each as of the Specified Time on the Quotation Day for the currency of that Loan. "Intra-Group Loans" means the loans made by one member of the Group to another member of the Group. "Issuing Bank" means any Lender which has notified the Agent that it has agreed to Listco's request to be an Issuing Bank pursuant to the terms of this Agreement (and, if more than one Lender has so agreed, such Lenders shall be referred to whether acting individually or together as the "Issuing Bank"), provided that, in respect of a Letter of Credit issued or to be issued pursuant to the terms of this Agreement, the "Issuing Bank" shall be the Issuing Bank which has issued or agreed to issue that Letter of Credit. "ITA" means the Income Tax Act 2007. "Italian Civil Code" means the Italian civil code, enacted by Royal Decree No. 262 of 16 March 1942, as subsequently amended and supplemented. "Joint Venture" means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity. "L/C Proportion" means, in relation to a Lender in respect of any Letter of Credit, the proportion (expressed as a percentage) borne by that Lender's Available Commitment under the relevant Revolving Facility to the relevant Available Facility under the relevant Revolving Facility immediately prior to the issue of that Letter of Credit, adjusted to reflect any assignment or transfer under this Agreement to or by that Lender. "Legal Reservations" means: (a) the principle that equitable remedies may be granted or refused at the discretion of a court, the principle of reasonableness and fairness and the limitation of enforcement by A41108799 - 18 -

laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors; (b) the time barring of claims under applicable limitation laws (including the Limitation Acts), the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void and defences of set-off or counterclaim; (c) similar principles, rights and defences under the laws of any Relevant Jurisdiction; and (d) any other general principles or matters which are set out as to matters of law in the legal opinions delivered to the Agent under Part I of Schedule 2 (December 2017 Conditions Precedent and Conditions Subsequent) and Part II of Schedule 2 (2018 Conditions Precedent and Conditions Subsequent). "Lender" means: (a) any Original Lender; (b) any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 29 (Changes to the Lenders); and (c) upon their accession to this Agreement and the Intercreditor Agreement, any Additional Facility Lender, which in each case has not ceased to be a Party in accordance with the terms of this Agreement. "Lender Accession Notice" means a notice substantially in the form set out in Schedule 13 (Form of Lender Accession Notice) or any other form agreed by the Agent and Listco. "Letter of Credit" means: (a) a letter of credit, substantially in the form set out in Schedule 10 (Form of Letter of Credit) or in any other form requested by a Revolving Facility Borrower (or Listco on its behalf) and agreed by the Agent and the Issuing Bank; or (b) any guarantee, indemnity or other instrument in a form requested by a Revolving Facility Borrower (or Listco on its behalf) and agreed by the Agent and the Issuing Bank. "LIBOR" means, in relation to any Loan: (a) the applicable Screen Rate; or (b) (if no Screen Rate is available for the currency or Interest Period of that Loan) the Interpolated Screen Rate for that Loan; or (c) (if no Screen Rate is available for the currency or Interest Period of that Loan and it is not possible to calculate an Interpolated Screen Rate for that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks as the rate at which the relevant Reference Bank could borrow funds in the London interbank market, as of (in the case of paragraphs (a) and (c) above) the Specified Time on the Quotation Day for the offering of deposits in the currency of that Loan and for a period equal in length to the A41108799 - 19 -

Interest Period for that Loan, and provided that (in each case) if any such rate is below zero, LIBOR will be deemed to be zero. "Listco Affiliate" means any Affiliates of Listco (excluding any member of the Group). "LMA" means the Loan Market Association. "Loan" means a Term Loan or a Revolving Facility Loan. "Local Facilities" means current account, overdraft, letter of credit, foreign exchange and SWIFT and BACS facilities made available to a member of the Group together with any guarantee given by another member of the Group in respect of any Borrowing thereunder. "LTM EBITDA" means Consolidated EBITDA as stated in the most recent Compliance Certificate, calculated in accordance with Clause 26.3 (Financial testing). "Majority Lenders" means: (a) (for the purposes of paragraph (a) of Clause 41.1 (Required consents), in the context of a waiver in relation to a proposed Utilisation under a Facility) of the condition in Clause 4.1 (Conditions precedent)), a Lender or Lenders whose Available Commitments with 2 respect to the relevant Facility aggregate more than 66 /3 per cent. of the Available Facility; and 2 (b) (in any other case), a Lender or Lenders whose Commitments aggregate more than 66 /3 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to 2 zero, aggregated more than 66 /3 per cent. of the Total Commitments immediately prior to that reduction). "Majority RCF Lenders" means a Revolving Facility Lender or Revolving Facility Lenders whose Revolving Facility Commitments aggregate more than 66⅔ per cent. of the Total Revolving Facility Commitments (or, if the Total Revolving Facility Commitments have been reduced to zero, aggregated more than 66⅔ per cent. of the Total Revolving Facility Commitments immediately prior to that reduction). "Mandate Documents" means: (a) the mandate letter between, among others, each of the Arrangers (or their Affiliates) and Listco dated 6 April 2017; (b) the bond engagement letter between, among others, each of the Arrangers (or their Affiliates) and Listco dated 6 April 2017; (c) the mandate letter between, among others, each of the Arrangers (or their Affiliates) and Listco dated 4 December 2017; (d) the mandate letter between, among others, the Arrangers (or their Affiliates) and Listco dated 5 June 2018; (e) each other mandate document entered into in connection with the above letters and designated a Mandate Document by Listco and the Arrangers (or their Affiliates); and (f) any other mandate and/or fee letter relating to any Additional Facility designated a Mandate Document by Listco and the relevant arrangers of that Additional Facility. A41108799 - 20 -

"Mandatory Prepayment Account" means an interest-bearing account: (a) held by a Borrower with the Agent, the Security Agent or any Acceptable Bank; (b) identified in a letter between Midco and the Agent as a Mandatory Prepayment Account; (c) subject to Security in favour of the Security Agent which Security is in form and substance satisfactory to the Agent and Security Agent; and (d) from which no withdrawals may be made by any members of the Group except as contemplated by this Agreement, as the same may be redesignated, substituted or replaced from time to time. "Margin" means: (a) in relation to any Facility B3 Loan, 2.75 per cent. per annum; (b) in relation to any Facility B4 Loan, 2.25 per cent. per annum; (c) in relation to any Facility B5 Loan, the per cent. per annum rate referred to in paragraph (a) above; (d) in relation to any Facility B6 Loan, the per cent. per annum rate referred to in paragraph (b) above; (e) in relation to any Facility B7 Loan, the per cent. per annum rate referred to in paragraph (b) above; (f) in relation to any Original Revolving Facility Loan, 2.75 per cent. per annum; (g) in relation to any Additional Facility, the percentage rate per annum as set out in the Additional Facility Notice relating to that Additional Facility; (h) in relation to any Unpaid Sum relating or referable to a Facility, the rate per annum specified above for that Facility; and (i) in relation to any other Unpaid Sum, the highest rate specified above. "Margin Stock" means "margin stock" as defined in Regulation U. "Material Adverse Effect" means a material adverse effect on: (a) the consolidated business, assets or financial condition of the Group taken as a whole such that the Group taken as a whole would be reasonably likely to be unable to perform its payment obligations under any of the Finance Documents; or (b) subject to the Legal Reservations and the Perfection Requirements, the validity or enforceability of any Security granted pursuant to any of the Finance Documents in any way which is materially adverse to the interests of the Lenders under the Finance Documents taken as a whole, and, if capable of remedy, not remedied within 20 Business Days of Listco becoming aware of the issue or being given notice of the issue by the Agent. "Material Company" means, at any time: (a) an Obligor; A41108799 - 21 -

(b) each Nomad Holdco; or (c) any other member of the Group which: (i) is listed in Schedule 11 (Material Companies) while such member of the Group satisfies the criteria in paragraph (ii) below; or (ii) has earnings before interest, tax, depreciation and amortisation calculated on the same basis as Consolidated EBITDA, representing 5 per cent. or more of Consolidated EBITDA, or has total assets (calculated on the same basis as Total Assets), representing 5 per cent. or more of the Total Assets of the Group, calculated on a consolidated basis. Compliance with the conditions set out in paragraph (b)(ii) above shall be determined by reference to the most recent Compliance Certificate and/or the latest audited financial statements of that Subsidiary (consolidated in the case of a Subsidiary which itself has Subsidiaries) and the latest audited consolidated financial statements of the Group (or, if such audited financial statements are not available or required by law, such other appropriate accounts as Listco and the Agent shall agree). However, if a Subsidiary has been acquired since the date as at which the latest audited consolidated financial statements of the Group were prepared, the financial statements shall be deemed to be adjusted as set out in paragraph (c) of Clause 26.3 (Financial testing) in order to take into account the acquisition of that Subsidiary. A report by the Auditors of Listco that a Subsidiary is or is not a Material Company shall, in the absence of manifest error, be conclusive and binding on all Parties. "Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that: (a) (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or, if there is not, on the immediately preceding Business Day; (b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and (c) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end. The above rules will only apply to the last month of any period. "Monthly" shall be construed accordingly. "Net Proceeds" means the cash proceeds received by any member of the Group after the Closing Date (and, if the recipient is not a wholly-owned Subsidiary of a member of the Group, the proceeds proportionate to the interest held by the Group in the recipient) in connection with any disposal or insurance claim, after deducting: A41108799 - 22 -

(a) fees, costs and expenses incurred by any member of the Group with respect to that disposal or claim to persons who are not members of the Group (including, without limitation, bonus payments to management of the disposed business); (b) any Tax incurred and required to be paid or reserved for by the seller or claimant in connection with that disposal or claim (as reasonably determined by the seller or claimant) or the transfer of the proceeds thereof intra-Group; (c) amounts retained to cover anticipated liabilities reasonably expected to arise in connection with the disposal; and (d) costs of closure, relocation, reorganisation and restructuring, and costs incurred preparing the asset for disposal. "New Debt Financing" has the meaning given to such term in the Intercreditor Agreement. "New Equity" means (a) a subscription for shares in Listco by any of its shareholders or (b) any other form of equity contribution to Listco from any of its shareholders which, in each case, is not redeemable prior to the latest Termination Date for each of the Facilities. "Nomad Holdco" means each of Listco, Topco, Holdco, Finco, Midco, Bondco, Bidco, Luxco and the US Co-Borrower. "Obligor" means a Borrower or a Guarantor. "Obligors' Agent" means Listco, appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to Clause 2.3 (Obligors' Agent). "Optional Currency" means, in relation to a Revolving Facility Utilisation, a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.2 (Conditions relating to Optional Currencies). "Original Facilities" means the Facilities other than any Additional Facility. "Original Financial Statements" means the most recent audited annual consolidated financial statements of the Group as delivered to the Agent pursuant to Clause 4.1 (Conditions precedent). "Original Obligor" means an Original Borrower or an Original Guarantor. "Original Revolving Facility" means the revolving credit facility made available under this agreement as described in paragraph (a)(vi) of Clause 2.1 (The Facilities). "Original Revolving Facility Lender" means a Lender which has an Original Revolving Facility Commitment. "Original Revolving Facility Loan" means a loan made or to be made under the Original Revolving Facility or the principal amount outstanding for the time being of that loan. "Original Revolving Facility Borrower" means a Borrower listed in Part I of Schedule 1 (The Parties) as a Revolving Facility Borrower. "Original Revolving Facility Commitment" means: (a) in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "Original Revolving Facility Commitment" in the April 2017 Allocations A41108799 - 23 -

Table and the amount of any other Original Revolving Facility Commitment transferred to it under this Agreement; and (b) in relation to any other Lender, the amount in the Base Currency of any Original Revolving Facility Commitment transferred to it under this Agreement, to the extent not transferred by it, cancelled or reduced under this Agreement. "Original Senior Facilities Agreement" has the meaning given to the term "Original Facilities Agreement" in the 2018 Amendment and Restatement Agreement. "Original Senior Secured Notes" has the meaning given to that term in the Intercreditor Agreement. "Original Term Facility Borrower" means a Borrower listed in Part I of Schedule 1 (The Parties) as a Term Facilities Borrower. "Pari Passu Debt Loan" has the meaning given to that term in the Intercreditor Agreement. "Participating Member State" means any member state of the European Union that adopts or has adopted, and in each case continues to adopt, the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union. "Party" means a party to this Agreement. "Perfection Requirements" means the making or the procuring of the appropriate registrations, filings, endorsements, notarisations, stampings and/or notifications of the Transaction Security Documents and/or the Transaction Security created thereunder in order to perfect the Transaction Security. "Permitted Acquisition" means: (a) an acquisition by a member of the Group of an asset sold, leased, transferred or otherwise disposed of by another member of the Group in circumstances constituting a Permitted Disposal or a Permitted Transaction; (b) an acquisition of securities which are Cash Equivalent Investments; (c) the acquisition by a member of the Group (other than Listco) of the share of the other joint venture partner under the terms of any joint venture agreement existing on the Closing Date; (d) an acquisition (not being an acquisition by Listco) of (A) the issued share capital of a limited liability company provided that following such acquisition the Group shall own more than fifty (50) per cent. of such shares, or (B) any business or undertaking (or part thereof) provided that following such acquisition the Group shall own the majority of such business or undertaking but only if: (i) no Event of Default is continuing on the acquisition contract date for the acquisition or would occur as at the acquisition contract date as a result of the acquisition; (ii) following the completion of such acquisition, the target entity and its Subsidiaries become members of the Group or (as the case may be) the relevant business or undertaking is acquired by a member or members of the Group; A41108799 - 24 -

(iii) the business of the target and its Subsidiaries or the relevant acquired business or undertaking (as the case may be) is similar, complementary or related to the business of the Group; and (iv) the target entity and its Subsidiaries or (as the case may be) the relevant acquired business or undertaking is not incorporated in and does not carry on any of its business or operations in a Sanctioned Country; or (e) the acquisition of the issued share capital of a limited liability company (including by way of formation) which has not traded prior to the date of the acquisition. "Permitted Disposal" means any sale, lease, licence, transfer or other disposal which, except in the case of paragraph (b) below, is on arm's length terms and which is: (a) of trading assets made by any member of the Group in the ordinary course of trading of the disposing entity; (b) of any asset by a member of the Group (the "Disposing Company") to another member of the Group (the "Acquiring Company"), but, if the Disposing Company is a Guarantor, the Acquiring Company must also be a Guarantor and if the Disposing Company has given Security over the asset the Acquiring Company must, subject to the Security Principles, give equivalent Security over the asset; (c) of any asset from an Obligor to a member of the Group which is not an Obligor, provided that the aggregate amount transferred by all Obligors (net of the value of any assets transferred from a member of the Group which is not an Obligor to an Obligor) does not exceed at any time EUR 50,000,000 or its equivalent; (d) of assets (other than shares, businesses or intellectual property) in exchange for other assets reasonably comparable or superior as to type or quality for use in the business; (e) of assets (other than shares in any member of the Group) which are obsolete or which are no longer required for the relevant person's business or operations (including, for the avoidance of any doubt, any Intellectual Property which Listco determines is no longer required for the business or operations of the Group); (f) of Cash or Cash Equivalent Investments; (g) constituted by a licence of Intellectual Property; (h) to a Joint Venture, to the extent permitted by Clause 27.8 (Joint Ventures); (i) of assets compulsorily acquired by any governmental authority; (j) a lease or licence of Real Property in the ordinary course of business; (k) of the German Property, provided that the German Property must be leased back to the Group on terms to be agreed immediately upon disposal; (l) arising as a result of any Permitted Security (including by way of release of proceeds from any escrow or similar arrangements relating to any Senior Secured Creditor Liabilities (as defined in the Intercreditor Agreement) or Second Lien Debt Liabilities (as defined in the Intercreditor Agreement)) or Permitted Transaction; A41108799 - 25 -

(m) of fixed assets where the proceeds of disposal are used within 12 Months of that disposal to purchase replacement fixed assets comparable or superior as to type, value and quality; (n) of any asset pursuant to a contractual arrangement existing as at the Closing Date; (o) of receivables for cash payable on or about the time of disposal on a non-recourse basis (other than customary warranties as to title); or (p) of assets for cash where the net consideration receivable (when aggregated with the net consideration receivable for any other sale, lease, licence, transfer or other disposal not allowed under the preceding paragraphs) does not exceed the higher of (i) EUR 100,000,000 (or its equivalent) and (ii) 30 per cent. of LTM EBITDA in any Financial Year of Listco. "Permitted Financial Indebtedness" means Financial Indebtedness: (a) constituting the Original Senior Secured Notes, or arising under any of the Finance Documents or otherwise to the extent permitted under Clause 2.4 (Additional Facilities) or arising under any agreements in relation to Subordinated Debt, in each case provided that the relevant creditor (or representative thereof) is a party to the Intercreditor Agreement in such capacity, and subject always to the terms of this Agreement and the Intercreditor Agreement; (b) to the extent covered by a Letter of Credit or other letter of credit, guarantee or indemnity issued under an Ancillary Facility; (c) arising under a foreign exchange transaction for spot or forward delivery entered into in connection with protection against fluctuation in currency or interest rates and not for investment or speculative purposes; (d) arising under a Permitted Loan, Permitted Guarantee, Permitted Transaction or Permitted Joint Venture; (e) of any person acquired by a member of the Group after the Closing Date which is incurred under arrangements in existence at the date of acquisition, but not incurred or the principal amount increased (otherwise than by capitalisation of interest) or its maturity date extended in contemplation of, or since, that acquisition (any such Financial Indebtedness being "Acquired Debt"), provided that, for the Relevant Period ending on the Quarter Date falling immediately prior to the date of completion of the relevant acquisition, Debt Cover is less than or equal to 5.25:1, with such Debt Cover calculated (x) pro forma as if that Acquired Debt had been drawn in full at the beginning of such Relevant Period; (y) pro forma for the relevant acquisition, as if such acquisition had occurred at the beginning of such Relevant Period and after taking into account (as applicable) any Pro Forma Adjustment in relation to such acquisition and for such Relevant Period; and (z) pro forma for any Permitted Payment in the period following such Quarter Date, in each case, as confirmed by a certificate from Listco containing the relevant calculations; (f) under finance or capital leases of vehicles, plant, equipment or computers, provided that the aggregate capital value of all such items so leased under outstanding leases by A41108799 - 26 -

members of the Group does not exceed the higher of (i) EUR 50,000,000 (or its equivalent) and (ii) 15 per cent. of LTM EBITDA at any time; (g) raised by the leaseback of the German Property; (h) raised by the issue of redeemable shares which are either held by another member of the Group or not redeemable at the option of their holder until after the latest Termination Date for each of the Facilities; (i) raised under Local Facilities, provided that the aggregate amount of that indebtedness does not exceed at any time EUR 35,000,000 (or its equivalent); (j) arising under any cash pooling or management arrangement with an Acceptable Bank; (k) falling within paragraph (f) of the definition of 'Borrowings'; (l) arising in connection with any forward contracts for fish stock entered into in the ordinary course of business; and (m) not permitted by the preceding paragraphs (although permitted to be used for any purpose, including any of those set out in the above paragraphs) and the outstanding principal amount of which does not exceed the higher of (i) EUR 100,000,000 (or its equivalent) and (ii) 2.5 per cent. of Total Assets at any time. "Permitted Guarantee" means: (a) any guarantee arising under the Finance Documents, and, provided that such guarantee is subject to the terms of the Intercreditor Agreement, the Senior Secured Finance Documents (as defined in the Intercreditor Agreement) and/or the Second Lien Debt Documents (as defined in the Intercreditor Agreement); (b) a guarantee by a member of the Group of the obligations of an Obligor which is a member of the Group; (c) a guarantee by an Obligor of the obligations of a member of the Group not being an Obligor, provided that the aggregate amount guaranteed does not exceed EUR 50,000,000 or its equivalent in aggregate for all such guarantees at any time; (d) a guarantee by a member of the Group which is not an Obligor of the obligations of another member of the Group which is not an Obligor; (e) guarantees granted by persons or undertakings acquired pursuant to a Permitted Acquisition and existing at the time of such acquisition, provided that such guarantees are discharged within a period of six Months after the date of the acquisition; (f) guarantees of Acquired Debt granted by persons or undertakings acquired pursuant to a Permitted Acquisition and existing at the time of such acquisition; (g) guarantees of Permitted Transactions and Treasury Transactions not prohibited under Clause 27.27 (Treasury Transactions); (h) guarantees to landlords; (i) guarantees or counter-indemnities in favour of financial institutions which have guaranteed rent obligations of a member of the Group; A41108799 - 27 -

(j) the endorsement of negotiable instruments in the ordinary course of trade; (k) any guarantees guaranteeing performance by a member of the Group under any contract entered into in the ordinary course of business; (l) any guarantee of a Joint Venture to the extent permitted by Clause 27.8 (Joint Ventures); (m) any guarantee in respect of Permitted Financial Indebtedness (other than any Acquired Debt); (n) any guarantee given in respect of the netting or set-off arrangements permitted pursuant to paragraph (b) of the definition of 'Permitted Security'; (o) any guarantee granted in connection with a Permitted Disposal in an amount not exceeding the value of the asset disposed of; (p) any indemnity granted to the trustee of any employee share option or unit trust scheme; (q) a guarantee required by applicable law to be issued to secure claims of employees in respect of part-time work arrangements, transfer of employment relationships or similar claims; (r) guarantees and counter-indemnities granted by members of the Group as required by the Swedish PRI Pensionsgaranti; and (s) any guarantee not permitted by the preceding paragraphs and the outstanding principal amount of which does not exceed the higher of (i) EUR 20,000,000 (or its equivalent) and (ii) 5 per cent. of LTM EBITDA in aggregate for the Group at any time; "Permitted Holding Company Activity" means: (a) normal holding company activities, including (without limitation) those referred to in the definition of 'Permitted Payments' as carried on at that level; (b) any Permitted Loans in respect of Permitted Joint Ventures (other than a Permitted Loan to a Permitted Joint Venture entered by Bondco); (c) any Permitted Loans in respect of Permitted Payments; (d) any Permitted Financial Indebtedness, Permitted Guarantee or Permitted Security (or other liabilities incurred under the Finance Documents or falling under paragraph (a) of the definition of 'Permitted Financial Indebtedness'); (e) guarantees of Permitted Financial Indebtedness other than Subordinated Debt; (f) the provision of management and administrative services, research and development and marketing and the secondment of employees; (g) any Permitted Transaction (other than under paragraphs (d) and (g) of that definition); (h) in the case of Bidco, the holding of Intellectual Property of the Group on behalf of itself and the Group; (i) any Permitted Share Issue under paragraphs (b) of that definition; A41108799 - 28 -

(j) in the case of Listco, acting as a Holding Company of Topco, and in the case of each other Nomad Holdco, acting as a Holding Company of each member of the Group of which it is a Holding Company from time to time; and (k) any Permitted Acquisition (other than, in the case of Listco, Permitted Acquisitions falling under paragraphs (c) or (d) of the definition of Permitted Acquisition); (l) in the case of Listco, complying with any relevant listing rules or securities laws; (m) the entry into and performance of its obligations under any engagement letter, purchase agreement, escrow agreement, indenture and/or any other document entered into in connection with the incurrence of any Senior Secured Notes and/or any Second Lien Debt Notes (provided that, in each case, such document, transaction and performance is not prohibited by this Agreement or the Intercreditor Agreement). "Permitted Joint Venture" means: (a) any investment in any Joint Venture pursuant to any agreement existing on the Closing Date (provided that the amount of such investment is not increased after the Closing Date); (b) any other investment (other than by Listco) in any Joint Venture the business of which is similar, complementary or related to the business of the Group (a "Joint Venture Investment"), provided that: (i) no member of the Group is to incur unlimited liability in respect of its involvement in a Joint Venture; (ii) no Event of Default is continuing or would result from such investment being made; and (iii) for the Relevant Period ending on the Quarter Date falling immediately prior to the date of such Joint Venture Investment (calculated pro forma taking into account such Joint Venture Investment and any Financial Indebtedness incurred to fund such Joint Venture Investment (and, in relation to the period following the Closing Date but prior to the first Quarter Date to occur after Closing Date, calculated pro forma for the transactions occurring on the Closing Date)), Debt Cover does not exceed 5.25:1 (and such Debt Cover calculation shall be confirmed by a certificate from Listco). "Permitted Loan" means: (a) any trade credit extended by any member of the Group to its customers on normal commercial terms and in the ordinary course of its trading activities and any advance payment made in relation to capital expenditure in the ordinary course of business; (b) a loan made to a Joint Venture to the extent permitted under Clause 27.8 (Joint Ventures); (c) subject to the terms of the Intercreditor Agreement, any loan made for the purposes of enabling an Obligor which is a member of the Group to meet its payment obligations under the Finance Documents, to make a Permitted Payment, (to the extent not A41108799 - 29 -

prohibited by a Finance Document) a payment under an Intra-Group Loan or to facilitate compliance with applicable law; (d) a loan made by an Obligor which is a member of the Group to another Obligor which is a member of the Group, or made by a member of the Group which is not an Obligor to another member of the Group, provided that, in the event that a member of the Group which is not an Obligor is a creditor in relation to Financial Indebtedness made available to any Obligor having a value in aggregate in excess of EUR 5,000,000 (or its equivalent) at any time, such member of the Group which is not an Obligor will accede to the Intercreditor Agreement as an Intra-Group Lender (as such term is defined in the Intercreditor Agreement); (e) any loan made by an Obligor which is a member of the Group to a member of the Group which is not an Obligor or to a member of the Group whose shares are subject to the Transaction Security, so long as the aggregate amount of the Financial Indebtedness under any such loans does not exceed EUR 50,000,000 or its equivalent at any time; (f) a loan made by a member of the Group to an employee or director of any member of the Group if the amount of that loan when aggregated with the amount of all loans to employees and directors by members of the Group does not exceed EUR 5,000,000 or its equivalent at any time; (g) any loans made to an employee share option scheme or unit trust scheme up to an aggregate amount of EUR 5,000,000 or its equivalent; (h) any deferred consideration on Permitted Disposals; (i) any loans existing on the Closing Date; (j) loans which constitute Permitted Financial Indebtedness (except under paragraph (c) of that definition); and (k) any loan (other than a loan made by a member of the Group to another member of the Group) so long as the aggregate amount of the Financial Indebtedness under any such loans does not exceed the higher of (i) EUR 20,000,000 (or its equivalent) and (ii) 5 per cent. of LTM EBITDA at any time. "Permitted Payment" means: (a) the making of a loan, a payment of a dividend by Listco, a payment of interest on or repayment of principal of any Subordinated Debt, or a reduction of the number of issued shares in Listco (or any other buy-back, redemption or re-purchase by Listco of shares in Listco or any other reduction in the number of issued shares in Listco), provided that: (i) after taking into account the payment, repayment, repurchase or reduction, Debt Cover (calculated pro forma for the proposed dividend, payment or reduction and pro forma for the source of funding for such dividend, payment, repayment, repurchase or reduction, including, as applicable, any Financial Indebtedness incurred to fund such dividend, payment, repayment, repurchase or reduction and/or (but without double counting) any reduction in Cash) is equal to or less than 3.75:1; and A41108799 - 30 -

(ii) no Event of Default is continuing or would arise from the relevant dividend, payment, repayment, repurchase or reduction being made; (b) the making of a loan, a payment of a dividend by Listco, a payment of interest on or repayment of principal of any Subordinated Debt, or a reduction of the number of issued shares in Listco (or any other buy-back, redemption or re-purchase by Listco of shares in Listco or any other reduction in the number of issued shares in Listco), provided that: (i) after taking into account the payment, repayment, repurchase or reduction, Debt Cover (calculated pro forma for the proposed dividend, payment, repayment, repurchase or reduction, including the reduction in Cash consequent on using Retained Cash to fund such dividend, payment, repayment, repurchase or reduction) is equal to or less than 4.25:1; and (ii) it is funded from Retained Cash; and (iii) no Event of Default is continuing or would arise from the relevant dividend, payment, repayment, repurchase or reduction being made; (c) the making of a loan, a payment of a dividend by Listco, a payment of interest on or repayment of principal of any Subordinated Debt, or a reduction of the number of issued shares in Listco (or any other buy-back, redemption or re-purchase by Listco of shares in Listco or any other reduction in the share capital of Listco), provided that: (i) after taking into account the payment, repayment, re-purchase or reduction, Debt Cover (calculated pro forma for the proposed dividend, payment, reduction, repayment or re-purchase, including the reduction in Cash consequent on making any such dividend, payment, repayment, re-purchase or reduction under this paragraph (c)) is equal to or less than 4.50:1; (ii) it is not funded with the proceeds of any Financial Indebtedness; (iii) the aggregate amount of payments by Listco under this paragraph (c) does not exceed EUR 100,000,000 over the life of the Facilities; and (iv) no Event of Default is continuing or would arise from the relevant dividend, payment, repayment, re-purchase or reduction being made; (d) a reduction of the number of issued shares in Listco (or any other buy-back, redemption or re-purchase by Listco of shares in Listco or any other reduction in the number of issued shares in Listco), provided that: (i) payment, repayment (in each case to the extent not otherwise restricted under a Finance Document), reduction or re-purchase, Debt Cover (calculated pro forma for the proposed payment, repayment (in each case to the extent not otherwise restricted under a Finance Document), reduction or re-purchase, including the reduction in Cash consequent on making any such payment under this paragraph (d)) is equal to or less than 4.50:1; (ii) it is not funded with the proceeds of any Financial Indebtedness and the aggregate amount of payments by Listco under this paragraph (d) does not exceed EUR 150,000,000 over the life of the Facilities; and A41108799 - 31 -

(iii) no Event of Default is continuing or would arise from the relevant payment, repayment or reduction being made; (e) the making of a loan, a payment of a dividend, a payment of interest on or repayment of principal of any loan (in each case) by a member of the Group to another member of the Group or a reduction of share capital by any member of the Group (other than Listco) (or any other buy-back or re-purchase by such member of the Group of its share capital) (in each case to the extent not otherwise restricted under a Finance Document); (f) the payment of a dividend or distribution of share premium reserve or redemption, repurchase, defeasement, retirement, repayment or reduction of its share capital by a member of the Group (other than Listco), provided that, if such a member of the Group is not a wholly-owned Subsidiary of its Holding Company, the dividend or distribution or other payment attributable to its minority shareholders shall be proportionate to their shareholding; (g) a payment which is a Permitted Transaction or which constitutes the issuance in-kind of New Equity or any payment in-kind, dividend in-kind or distribution in-kind, in each case, by Listco to any of its shareholders; (h) a payment to fund the purchase of any of the management equity (together with the purchase or repayment of any related loans) and/or to make other compensation payments to departing management; and (i) any payments not permitted by the preceding paragraphs, in an aggregate annual amount not exceeding the higher of (i) EUR 10,000,000 and (ii) 3 per cent. of LTM EBITDA per Financial Year. "Permitted Security" means: (a) any lien arising by operation of law or agreement of similar effect and in the ordinary course of trading and, if arising as a result of any default or omission by any member of the Group, which does not subsist for a period of more than 60 days; (b) any Security arising under any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of members of the Group (including an Ancillary Facility which is an overdraft comprising more than one account) but only so long as such arrangement is not established with the primary intention of preferring any lenders; (c) any Security or Quasi-Security over or affecting any asset acquired by a member of the Group after the Closing Date if: (i) the Security or Quasi-Security was not created in contemplation of the acquisition of that asset by a member of the Group; (ii) the principal amount secured has not been increased (otherwise than by a capitalisation of interest) in contemplation of or since the acquisition of that asset by a member of the Group; and (iii) the Security or Quasi-Security is (i) in relation to any Acquired Debt or (ii) removed or discharged within six Months of the date of acquisition of such asset; A41108799 - 32 -

(d) any Security or Quasi-Security over or affecting any asset of any company which becomes a member of the Group after the Closing Date, where the Security or Quasi- Security is created prior to the date on which that company becomes a member of the Group if: (i) the Security or Quasi-Security was not created in contemplation of the acquisition of that company; (ii) the principal amount secured has not increased (otherwise than by a capitalisation of interest) in contemplation of or since the acquisition of that company; and (iii) the Security or Quasi-Security is (i) in relation to any Acquired Debt or (ii) removed or discharged within six Months of that company becoming a member of the Group; (e) any Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of business and, unless disputed in good faith, not arising as a result of any default or omission by any member of the Group that is continuing for a period of more than 60 days; (f) any Security or Quasi-Security arising in connection with a disposal which is a Permitted Disposal or arising in connection with a Permitted Acquisition; (g) any Security or Quasi-Security arising as a consequence of any finance lease permitted pursuant to paragraph (f) of the definition of 'Permitted Financial Indebtedness'; (h) any Security under netting or set-off arrangements under Treasury Transactions not prohibited under Clause 27.27 (Treasury Transactions); (i) any Security arising as a result of legal proceedings discharged within 30 days or otherwise contested in good faith (and not otherwise constituting an Event of Default); (j) any Transaction Security (provided that such Security is subject to the terms of the Intercreditor Agreement), including cash collateral to secure obligations under the Finance Documents, and any Security arising in connection with any escrow or similar arrangements relating to any Senior Secured Creditor Liabilities (as defined in the Intercreditor Agreement) or Second Lien Debt Liabilities (as defined in the Intercreditor Agreement); (k) any Security over any rental deposits in respect of any property leased or licensed by a member of the Group in respect of amounts representing not more than 12 Months' rent for that property; (l) any Security over documents of title and goods as part of a documentary credit transaction entered into in the ordinary course of business; (m) any Security granted by a member of the Group not being an Obligor to a financial institution as part of the arrangements with that institution to provide Local Facilities to that member of the Group in an amount not exceeding in aggregate EUR 5,000,000 or its equivalent for all such members of the Group at any time; A41108799 - 33 -

(n) any Security over shares in Joint Ventures to secure obligations to the other joint venture partners; (o) any Security over bank accounts in favour of the account holding bank and granted as part of that financial institution's standard terms and conditions; (p) any Security which does not secure any outstanding actual or contingent obligation; (q) any Security arising by operation of law in respect of taxes being contested in good faith; (r) any Security required to be created by applicable law to secure claims of employees in respect of part-time work arrangements; (s) any rights of way, pre-emption rights, land charges of owners and similar rights relating to land or buildings and not securing Financial Indebtedness; (t) any Security granted by members of the Group incorporated in Sweden in favour of, and as required by, the Swedish PRI Pensionsgaranti; (u) any Security securing indebtedness, the outstanding principal amount of which (when aggregated with the outstanding principal amount of any other indebtedness which has the benefit of Security given by any member of the Group other than any permitted under the preceding paragraphs) does not exceed the higher of (i) EUR 50,000,000 (or its equivalent) and (ii) 15 per cent. of LTM EBITDA at any time; or (v) cash collateral (including, without limitation, cash in blocked accounts) to secure the obligations of any member of the Group arising under any letter of credit or similar instrument issued at the request of any such member of the Group. "Permitted Share Issue" means an issue of: (a) New Equity; (b) shares by a member of the Group (other than Listco) which is a Subsidiary to its immediate Holding Company or to another member of the Group or to a minority shareholder proportionate to its existing holding where (if the existing shares of the Subsidiary are the subject of the Transaction Security) the newly issued shares (to the extent held by a member of the Group) also become subject to the Transaction Security on the same terms; (c) shares to a member of the Group pursuant to a Permitted Acquisition; (d) shares where the issue constitutes a Permitted Transaction; or (e) shares where the issuance is part of a Permitted Joint Venture. "Permitted Transaction" means: (a) any disposal required, Financial Indebtedness incurred, guarantee, indemnity or Security or Quasi-Security given, or other transaction arising under the Finance Documents; (b) the solvent liquidation or reorganisation of any member of the Group which is not an Obligor so long as any payments or assets distributed as a result of such liquidation or reorganisation are distributed to other members of the Group; A41108799 - 34 -

(c) unless an Event of Default is then outstanding, a reorganisation on a solvent basis of an Obligor (other than any Nomad Holdco or a Borrower) where: (i) all of the business, assets or shares of that member remain within the Group and the value or percentage of any minority interest in any member of the Group held by any person which is not a member of the Group is not increased; and (ii) if the assets or the shares in it were subject to the Transaction Security immediately prior to such reorganisation, the Lenders will enjoy (subject to the Security Principles, in the reasonable opinion of the Agent and supported by any professional opinions and reports as it reasonably requires) the same or equivalent guarantees from it (or its successor) and the same or equivalent Security over the same assets and over the shares in it (or, in each case, its successor) after the reorganisation; (d) transactions (other than the granting or creation of Security or the incurring or permitting to subsist of Financial Indebtedness) conducted in the ordinary course of trading on arm's length terms; (e) any conversion of Intra-Group Loans into distributable reserves or registered share capital; (f) any acquisition by a member of the Group, or a loan to a trust or special purpose vehicle to fund the acquisition, of shares and loan notes of directors and employees whose appointment and/or contract is terminated; (g) the entry into of service and supply agreements with third party service providers in relation to the collection and settlement of outstanding customer invoices; or (h) unless an Event of Default is then outstanding, a reorganisation or merger on a solvent basis of any of Topco, Holdco or Finco with any of Topco, Holdco or Finco where: (i) the surviving entity of such reorganisation or merger continues to hold, directly or indirectly, the entire issued share capital of Midco; and (ii) the Lenders will enjoy (subject to the Security Principles, in the reasonable opinion of the Agent and supported by any professional opinions and reports as it reasonably requires): (x) the same or equivalent guarantees from the surviving entity of such reorganisation or merger after such reorganisation or merger as the Lenders did prior to such reorganisation or merger; and (y) Transaction Security over the same asset classes which were subject to Transaction Security immediately prior to such reorganisation or merger and, in particular, will enjoy Transaction Security over all of the shares of the surviving entity and all of the shares of Midco after such reorganisation or merger. "Qualifying Lender" has the meaning given to that term in Clause 18.1 (Definitions). "Quarter Date" means the last day of a Financial Quarter. "Quasi-Security" has the meaning given to that term in Clause 27.12 (Negative pledge). "Quotation Day" means, in relation to any period for which an interest rate is to be determined: A41108799 - 35 -

(a) (if the currency is sterling) the first day of that period; (b) (if the currency is euro) two TARGET Days before the first day of that period; or (c) (for any other currency) two Business Days before the first day of that period, unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and, if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days). "RCF Declared Default" means a Financial Covenant Event of Default in respect of which a notice of acceleration has been served pursuant to paragraph (b) of Clause 28.16 (Acceleration). "RCF Drawings" has the meaning given to such term in Clause 26.2 (Financial condition). "Real Property" means: (a) any freehold, leasehold or immovable property; and (b) any buildings, fixtures, fittings, fixed plant or machinery from time to time situated on or forming part of that freehold, leasehold or immovable property. "Receiver" means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property. "Reference Banks" means, in relation to LIBOR or EURIBOR, the principal London offices of three commercial banks (each of which satisfy the ratings requirement set out in paragraph (b) of the definition of 'Acceptable Bank') as may be appointed by the Agent in consultation with Listco. "Regulation T", "Regulation U" or "Regulation X" means Regulation T, U or X, as the case may be, of the Federal Reserve Board, as from time to time in effect and all official rulings and interpretations thereunder or thereof. "Related Fund", in relation to a trust, fund or other entity (the "first fund"), means another trust, fund or other entity which is: (a) managed or advised by the same investment manager or investment adviser as the first fund; or (b) managed or advised by an Affiliate of the investment manager or investment adviser of the first fund, and in either case, has substantially the same investment criteria and objectives. "Relevant Interbank Market" means, in relation to euro, the European interbank market and, in relation to any other currency, the London interbank market. "Relevant Jurisdiction" means, in relation to an Obligor: (a) its jurisdiction of incorporation; and (b) where relevant, any jurisdiction whose laws govern any of the Transaction Security Documents entered into by it. A41108799 - 36 -

"Relevant Period" has the meaning given to that term in Clause 26.1 (Financial definitions). "Renewal Request" means a written notice delivered to the Agent in accordance with Clause 6.6 (Renewal of a Letter of Credit). "Repeating Representations" means each of the representations set out in Clause 24.2 (Status), Clause 24.3 (Binding obligations), Clause 24.4 (Non-conflict with other obligations), Clause 24.5 (Power and authority) and Clause 24.6 (Validity and admissibility in evidence). "Representative" means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian. "Resignation Letter" means a letter substantially in the form set out in Schedule 6 (Form of Resignation Letter) or any other form agreed by the Agent and Listco. "Restricted Party" means any individual or entity that is: (a) listed on, or owned or controlled (as such terms, including any applicable ownership and control requirements, are defined and construed in applicable Sanctions laws and regulations or in any official guidance in relation to such Sanctions laws and regulations) by a person listed on, a Sanctions List; (b) a government of a Sanctioned Country; (c) an agency or instrumentality of, or an entity directly or indirectly owned or controlled by, a government of a Sanctioned Country; (d) resident or located in, operating from, or incorporated under the laws of, a Sanctioned Country; (e) to the best knowledge and belief of the Obligors (after due and careful enquiry), otherwise a target of Sanctions, or a person or entity whom it would be a breach of any applicable Sanctions for any Finance Party or any affiliate of a Finance Party to deal with; or (f) to the best knowledge and belief of the Obligors (after due and careful enquiry), acting on behalf of any of the persons or entities listed in paragraphs (a) to (e) above, for the purpose of evading or avoiding, or having the intended effect of evading or avoiding, or facilitating the evasion or avoidance of, any Sanctions. "Restructuring Expenditure" means any expenditure incurred to finance or refinance costs and expenses related to restructuring (including, without limitation, relocations, redundancies, carve- outs and corporate reorganisations) or to refinance such expenditure (including the proceeds of utilisations of a Revolving Facility). "Retained Cash" has the meaning given to that term in Clause 26.1 (Financial definitions). "Revolving Facility" means the Original Revolving Facility and/or (as the context requires) any Additional Revolving Facility. "Revolving Facility Borrower" means: (a) any Original Revolving Facility Borrower; and (b) any Additional Borrower under a Revolving Facility. A41108799 - 37 -

"Revolving Facility Commitment" means any Original Revolving Facility Commitment or Additional Facility Commitment in relation to an Additional Revolving Facility. "Revolving Facility Lender" means a Lender which has a Revolving Facility Commitment. "Revolving Facility Loan" means an Original Revolving Facility Loan or an Additional Facility Revolving Loan. "Revolving Facility Utilisation" means a Revolving Facility Loan or a Letter of Credit. "Rollover Loan" means one or more Revolving Facility Loans: (a) made or to be made on the same day that: (i) a maturing Revolving Facility Loan is due to be repaid; or (ii) a demand by the Agent pursuant to a drawing in respect of a Letter of Credit is due to be met; (b) the aggregate amount of which is equal to or less than the maturing Revolving Facility Loan or the relevant claim in respect of that Letter of Credit; (c) in the same currency as the maturing Revolving Facility Loan (unless it arose as a result of the operation of Clause 8.2 (Unavailability of a currency)) or the relevant claim in respect of that Letter of Credit; and (d) made or to be made to the same Borrower for the purpose of: (i) refinancing that maturing Revolving Facility Loan; (ii) satisfying the relevant claim in respect of that Letter of Credit; or (iii) replacing an expiring Letter of Credit in an amount not greater than that expiring Letter of Credit. "Sanctions" means applicable economic or financial sanctions or trade embargoes or other comprehensive prohibitions against transaction activity pursuant to anti-terrorism laws, export control laws or other laws or regulations imposed, administered, enacted or enforced from time to time by any Sanctions Authority. "Sanctioned Country" means any country or other territory subject to a general export, import, financial or investment embargo under any Sanctions, which, as of the Closing Date, include Crimea (as defined and construed in the applicable Sanctions laws and regulations), Cuba, Iran, North Korea, Sudan and Syria. "Sanctions Authority" means: (a) the United States; (b) the United Nations Security Council; (c) the European Union (or any of its member states); (d) the United Kingdom; (e) Switzerland; (f) Singapore; A41108799 - 38 -

(g) Hong Kong or (h) the respective governmental institutions of any of the foregoing including, without limitation, Her Majesty's Treasury, the UK Department for Business, Innovation & Skills, the State Secretariat for Economic Affairs of Switzerland, the Swiss Directorate of Public International Law, the Office of Foreign Assets Control of the US Department of the Treasury, the US Department of Commerce, the US Department of State and any other agency of the US government. "Sanctions List" means any of the lists of specifically designated nationals or designated or sanctioned individuals or entities (or equivalent) issued by any Sanctions Authority, each as amended, supplemented or substituted from time to time. "Screen Rate" means: (a) in relation to LIBOR, the London interbank offered rate administered by the ICE Benchmark Administration Limited (or any other person that takes over administration of that rate) for the relevant currency and period as displayed (before any correction, recalculation or republication by the administrator) on pages LIBOR01 and LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate); and (b) in relation to EURIBOR, the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period as displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate), or (in each case) on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page(s) or service(s) cease to be available, the Agent may (in consultation with Listco) specify any other page or service displaying the relevant rate. "Second Lien Debt" has the meaning given such term in the Intercreditor Agreement. "Second Lien Debt Notes" has the meaning given to such term in the Intercreditor Agreement. "Second Lien Debt Purchase" means any repayment, prepayment, purchase, defeasance, redemption, acquisition or retirement (or any other transaction of similar effect) of Second Lien Debt Liabilities (as defined in the Intercreditor Agreement). "Secured Parties" has the meaning given to such term in the Intercreditor Agreement. "Security" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect. "Security Principles" are the security principles set out in Schedule 12 (Security Principles). "Selection Notice" means a notice substantially in the form set out in Part II of Schedule 3 (Requests) given in accordance with Clause 15 (Interest Periods) in relation to a Term Facility, or any other form agreed by the Agent and Listco. A41108799 - 39 -

"Senior Secured Noteholders" has the meaning given to that term in the Intercreditor Agreement. "Senior Secured Notes" has the meaning given to such term in the Intercreditor Agreement. "Spanish Civil Procedural Law" means Law 1/2000 of 7 January (Ley de Enjuiciamiento Civil), as amended from time to time. "Spanish Commercial Code" means the Spanish Royal Legislative Decree dated 22 August 1885, approving the Spanish Commercial Code (Código de Comercio), as amended from time to time. "Spanish Companies Law" means Spanish Royal Legislative Decree 1/2010, of 2 July, approving the Spanish Capital Companies Law (Ley de Sociedades de Capital), as amended from time to time. "Spanish Insolvency Law" means Spanish Law 22/2003, of 9 July, on Insolvency (Ley 22/2003, de 9 de julio, Concursal), as amended from time to time. "Spanish Guarantor" means a Guarantor incorporated in Spain. "Spanish Obligor" means an Obligor incorporated in Spain. "Spanish Public Document" means, a documento público, being either an escritura pública or a póliza or efecto intervenido por fedatario público. "Specified Time" means a time determined in accordance with Schedule 9 (Timetables). "Structural Adjustment" has the meaning given to such term in Clause 41.2 (Exceptions). "Subordinated Debt" means any loans made to Listco which are subordinated to the Facilities pursuant to the Intercreditor Agreement and on the terms set out in the Intercreditor Agreement applying to "Subordinated Liabilities", including the accession of the relevant creditor to the terms of the Intercreditor Agreement as a "Subordinated Creditor". "Subordinated Liabilities" has the meaning given to such term in the Intercreditor Agreement. "Subsidiary" means, in relation to any company or corporation, a company or corporation: (a) which is controlled, directly or indirectly, by the first mentioned company or corporation; (b) more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first mentioned company or corporation; or (c) which is a Subsidiary of another Subsidiary of the first mentioned company or corporation, and, for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body. "Super Majority Lenders" means a lender or lenders whose Commitments aggregate more than 90 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 90 per cent. of the Total Commitments immediately prior to that reduction). "Swedish Obligor" means an Obligor incorporated in Sweden. A41108799 - 40 -

"TARGET2" means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007. "TARGET Day" means any day on which TARGET2 is open for the settlement of payments in euro. "Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same). "Term" means each period determined under this Agreement for which the Issuing Bank is under a liability under a Letter of Credit. "Term Facility" means Facility B3, Facility B4, Facility B5, Facility B6, Facility B7 or an Additional Term Facility. "Term Facility Borrower" means: (a) any Original Term Facility Borrower; and (b) any Additional Borrower under the Term Facilities. "Term Loan" means a Facility B3 Loan, Facility B4 Loan, Facility B5 Loan, Facility B6 Loan, Facility B7 Loan or an Additional Facility Term Loan. "Termination Date" means: (a) in relation to Facility B3, 15 May 2024; (b) in relation to Facility B4, 15 May 2024; (c) in relation to Facility B5, the date referred to in paragraph (a) above; (d) in relation to Facility B6, the date referred to in paragraph (b) above; (e) in relation to Facility B7, the date referred to in paragraph (b) above; (f) in relation to the Revolving Facility, 15 May 2023; and (g) in relation to any Additional Facility, the date set out in the Additional Facility Notice relating to that Additional Facility. "Topco" means Nomad Foods Europe Holdings Limited, a company incorporated in England and Wales with registered number 5879473. "Total Additional Facility Commitments" means the aggregate of the Additional Facility Commitments (being zero on the 2018 Effective Date). "Total Assets" means the total gross assets of the Group (calculated on a consolidated basis) as set out in the most recent financial statements delivered to the Agent pursuant to Clause 25.1 (Financial Statements), excluding any intangible assets and goodwill. "Total Commitments" means the aggregate of the Total EUR Facility Commitments, Total US$ Facility Commitments, Total Original Revolving Facility Commitments and Total Additional Facility Commitments. A41108799 - 41 -

"Total EUR Facility Commitments" means the aggregate of the Total Facility B3 Commitments and the Total Facility B5 Commitments. "Total Facility B3 Commitments" means the aggregate of the Facility B3 Commitments (being, as at the December 2017 Additional Facility Effective Time, the aggregate amount of Facility B3 Commitments set out in the December 2017 Allocations Table). "Total Facility B4 Commitments" means the aggregate of the Facility B4 Commitments (being, as at the December 2017 Additional Facility Effective Time, the aggregate amount of Facility B4 Commitments set out in the December 2017 Allocations Table). "Total Facility B5 Commitments" means the aggregate of the Facility B5 Commitments (being, as at the December 2017 Additional Facility Effective Time, EUR58,000,000). "Total Facility B6 Commitments" means the aggregate of the Facility B6 Commitments (being, as at the December 2017 Additional Facility Effective Time, US$50,000,000). "Total Facility B7 Commitments" means the aggregate of the Facility B7 Commitments (being, as at the 2018 Additional Facility Effective Time, US$300,000,000). "Total Original Revolving Facility Commitments" means the aggregate of the Original Revolving Facility Commitments (being, as at the April 2017 Effective Date, EUR 80,000,000). "Total Revolving Facility Commitments" means the aggregate of the Total Original Revolving Facility Commitments and the Total Additional Facility Commitments with respect to Additional Revolving Facilities. "Total US$ Facility Commitments" means the aggregate of the Total Facility B4 Commitments, the Total Facility B6 Commitments and the Total Facility B7 Commitments. "Transaction Documents" means the Finance Documents. "Transaction Security" has the meaning given to that term in the Intercreditor Agreement. "Transaction Security Documents" means any document described as a Transaction Security Document in: (a) schedule 2 (Conditions Precedent) of the April 2017 Amendment and Restatement Agreement; and/or (b) schedule 1 (Conditions Precedent) of the December 2017 Amendment and Restatement Agreement; and/or (c) schedule 2 (Conditions Precedent and Conditions Subsequent) to the Original Senior Facilities Agreement; and/or (d) Part I of Schedule 2 (December 2017 Conditions Precedent and Conditions Subsequent); and/or (e) Part II of Schedule 2 (2018 Conditions Precedent and Conditions Subsequent); and/or (f) the Intercreditor Agreement; and/or (g) any other document, instrument or agreement creating or evidencing or purporting to create or evidence Transaction Security. A41108799 - 42 -

"Transfer Certificate and Lender Accession Undertaking" means an agreement substantially in the form set out in Schedule 4 (Form of Transfer Certificate and Lender Accession Undertaking) or any other form agreed between the Agent and Listco. "Transfer Date" means, in relation to an assignment or transfer, the later of: (a) the proposed Transfer Date specified in the Transfer Certificate and Lender Accession Undertaking; and (b) the date on which the Agent executes the Transfer Certificate and Lender Accession Undertaking. "Treasury Transactions" means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price. "Unpaid Sum" means any sum due and payable but unpaid by an Obligor under the Finance Documents. "US" and "United States" means the United States of America, its territories and possessions. "USA Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 of the United States. "US Bankruptcy Law" means the United States Bankruptcy Code of 1978 (Title 11 of the United States Code), any other United States federal or state bankruptcy, insolvency or similar law. "US Borrower" means a Borrower that is organized, incorporated or formed under the laws of the United States or any State thereof (including the District of Columbia). "US Guarantor" means a Guarantor that is organized, incorporated or formed under the laws of the United States or any State thereof (including the District of Columbia). "US Obligor" means a US Borrower or a US Guarantor. "US Tax Obligor" means: (i) a Borrower which is resident for tax purposes in the United States; or (ii) an Obligor some or all of whose payments under the Finance Documents are from sources within the United States for United States federal income tax purposes. "US$ Denominated Facility" means Facility B4, Facility B6, Facility B7 and any Additional Facility denominated in US$. "Utilisation" means a Loan or a Letter of Credit. "Utilisation Date" means the date on which a Utilisation is made. "Utilisation Request" means a notice substantially in the relevant form set out in Part IA or Part 1B of Schedule 3 (Requests) or any other form agreed by the Agent and Listco. "VAT" means: (a) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and A41108799 - 43 -

(b) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere. 1.2 Construction (a) Unless a contrary indication appears, a reference in this Agreement to: (i) any "Arranger", the "Agent", any "Finance Party", any "Issuing Bank", any "Lender", any "Obligor", any "Party", the "Security Agent" or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with the Finance Documents; (ii) a document in "agreed form" is a document which is agreed in writing by or on behalf of Listco and the Agent; (iii) "assets" includes present and future properties, revenues and rights of every description; (iv) the "European interbank market" means the interbank market for euro operating in Participating Member States; (v) a "Finance Document" or a "Transaction Document" or any other agreement or instrument is a reference to that Finance Document or Transaction Document or other agreement or instrument as amended, novated, supplemented, extended or restated (however fundamentally); (vi) a "guarantee" means (other than in Clause 23 (Guarantee and indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss; (vii) "indebtedness" includes any obligation (whether incurred as principal , guarantor, surety or otherwise) for the payment or repayment of money, whether present or future, or actual or contingent; (viii) "law" shall be construed as any law (including common or customary law), statute, constitution, decree, judgement, treaty, regulation, directive, by-law, order or any other legislative measure of any government, supranational, local government, statutory or regulatory body or court. Any reference in this Agreement to any "law" shall be construed as a reference to such measure as the same may have been or from time to time may be amended or, as the case may be, re-enacted; (ix) a Lender's "participation" in relation to a Letter of Credit shall be construed as a reference to the relevant amount that is or may be payable by a Lender in relation to that Letter of Credit; (x) a "person" includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) of two or more of the foregoing; (xi) a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, compliance with which is customary for entities or persons such as the relevant entity or person) of A41108799 - 44 -

any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation; (xii) a provision of law is a reference to that provision as amended or re-enacted; and (xiii) a time of day is a reference to London time. (b) Section, Clause and Schedule headings are for ease of reference only. (c) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement. (d) A Borrower providing "cash cover" for a Letter of Credit or an Ancillary Facility means a Borrower paying an amount in the currency of the Letter of Credit (or, as the case may be, Ancillary Facility) to an interest-bearing account in the name of the Borrower and the following conditions being met: (i) the account is with the Agent (if the cash cover is to be provided for all the Lenders) or with a Finance Party or Ancillary Lender (if the cash cover is to be provided for that Finance Party or Ancillary Lender); (ii) until no amount is or may be outstanding under that Letter of Credit or Ancillary Facility, withdrawals from the account may only be made to pay a Finance Party amounts due and payable to it under this Agreement in respect of that Letter of Credit or Ancillary Facility; and (iii) the Borrower has executed a security document over that account, in form and substance satisfactory to the Agent or the Finance Party or Ancillary Lender with which that account is held, creating a first ranking security interest over that account. (e) A default, Default, an Event of Default or a Financial Covenant Event of Default is "continuing" if it has not been remedied or waived. (f) In relation to any Financial Covenant Event of Default caused by the failure to meet the requirements of Clause 26.2 (Financial condition) on any Quarter Date but where the requirements of Clause 26.2 (Financial condition) are complied with on the next Quarter Date, then the Financial Covenant Event of Default caused by the failure to meet the requirements of Clause 26.2 (Financial condition) on the former Quarter Date shall be deemed remedied to the satisfaction of the Revolving Facility Lenders unless, prior to that next Quarter Date, the Agent or Revolving Facility Lenders have exercised any of their rights under paragraph (b) of Clause 28.16 (Acceleration). (g) A Borrower "repaying" or "prepaying" a Letter of Credit or Ancillary Outstandings means: (i) that Borrower providing cash cover for that Letter of Credit or in respect of the Ancillary Outstandings; (ii) the maximum amount payable under the Letter of Credit or Ancillary Facility being reduced or cancelled; or (iii) the Issuing Bank or Ancillary Lender being satisfied that it has no further liability under that Letter of Credit or Ancillary Facility, A41108799 - 45 -

and the amount by which a Letter of Credit is, or Ancillary Outstandings are, repaid or prepaid under paragraphs (i) and (ii) above is the amount of the relevant cash cover or reduction. (h) An amount borrowed includes any amount utilised by way of Letter of Credit or under an Ancillary Facility. (i) A Lender funding its participation in a Utilisation includes a Lender participating in a Letter of Credit. (j) An outstanding amount of a Letter of Credit at any time is the maximum amount that is or may be payable by the relevant Borrower in respect of that Letter of Credit at that time. (k) For the purposes of Clause 26.2 (Financial condition), 'drawn' in relation to a Letter of Credit or bank guarantee shall be construed as a reference to the relevant amount being due and payable under or in relation to that Letter of Credit or bank guarantee (as applicable) and 'undrawn' shall be construed accordingly. (l) In ascertaining the Majority Lenders or the Super Majority Lenders or whether any given percentage of the Total Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents or for the purpose of the allocation of any repayment or prepayment or for the purposes of taking any step, decision, direction or exercise of discretion which is calculated by reference to drawn amounts, any Commitments and/or participations in Utilisations not denominated in euro shall (as the context requires) be deemed to be converted into euro at the Agent's Spot Rate of Exchange. (m) Any buy-back by Listco of any issued shares in Listco or any redemption or repurchase by Listco of shares in Listco or any other reduction in the number of issued shares in Listco may, in each case, be made, to the extent constituting a Permitted Payment, in respect of any shares in Listco notwithstanding when those shares in Listco were first issued by it or (if those shares in Listco are redeemable shares) when those shares are expressed to be redeemable. 1.3 Belgian terms In this Agreement, where it relates to any Belgian entity or Security, a reference to: (a) a "liquidator", "receiver", "administrative receiver", "administrator", "compulsory manager" or other similar officer includes any curator/curateur, vereffenaar/liquidateur, voorlopig bewindvoerder/administrateur provisoire, gerechtelijk deskundige/expert judiciaire, mandataris ad hoc/mandataire ad hoc, ondernemingsbemiddelaar/médiateur d'entreprise, as applicable, and sekwester/séquestre; (b) a "Security" includes any mortgage (hypotheek/hypothèque), pledge (pand/nantissement), any mandate to grant a mortgage, a pledge or any other real security (mandaat/mandat), privilege (voorrecht/privilège), reservation of title arrangement (eigendomsvoorbehoud/réserve de propriété), any real security (zakelijke zekerheid/sûreté réelle) and any transfer by way of security (overdracht ten titel van zekerheid/transfert à titre de garantie); (c) a person being "unable to pay its debts" is that person being in a state of cessation of payments (staking van betaling/cessation de paiements); A41108799 - 46 -

(d) a "suspension of payments", "moratorium of any indebtedness" or "reorganisation" includes any gerechtelijke reorganisatie/réorganisation judiciaire, as applicable; (e) a "composition", "compromise", "assignment" or "arrangement" includes a minnelijk akkoord met schuldeisers/accord amiable avec des créanciers, or gerechtelijke reorganisatie/réorganisation judiciaire, as applicable; (f) "winding up", "administration" or "dissolution" includes any vereffening/liquidation, ontbinding/dissolution, faillissement/faillite and sluiting van een onderneming/fermeture d'une enterprise; (g) an "attachment", "sequestration", "distress", "execution" or "analogous process" includes any uitvoerend beslag/saisie exécutoire and bewarend beslag/saisie conservatoire; (h) an "amalgamation", "demerger", "merger", "consolidation" or "corporate reconstruction" includes a overdracht van algemeenheid/transfert d'universalité, overdracht van bedrijfstak/transfert de branche d'activité, splitsing/scission and fusie/fusion and assimilated transaction in accordance with article 676 and 677 of the Belgian Companies Code (gelijkgestelde verrichting/opération assimilée); (i) "gross negligence" means "zware fout/faute lourde"; (j) "wilful misconduct" or "wilful breach" means "opzet/intention"; (k) "constitutional documents" means the deed of incorporation (oprichtingsakte/ acte constitutive), statuten/statuts uittreksel van de Kruispuntbank voor Ondernemingen/extrait de la Banque Carrefour des Entreprises and a non-bankruptcy certificate; (l) "guarantee" means, only for the purpose of the guarantee granted by any Belgian Guarantor under this Agreement, an independent guarantee and not a surety (borg/cautionnement); and (m) an Obligor being "incorporated" in Belgium or of which its "jurisdiction of incorporation" is Belgium, means that such Obligor has its principal place of business (voornaamste vestiging/établissement principal (within the meaning of the Belgian Law of 16 July 2004 on the conflicts of law code)) in Belgium. 1.4 Italian terms In this Agreement, where it relates to an Italian entity, a reference to: (a) a winding-up, administration or dissolution or the like includes, without limitation, any scioglimento, liquidazione and any other proceedings or legal concepts similar to the foregoing; (b) a receiver, administrative receiver, administrator or the like includes, without limitation, a curatore, commissario giudiziale, commissario liquidatore, commissario straordinario, liquidatore, or any other person performing the same function of each of the foregoing; (c) an insolvency proceeding includes, without limitation, any procedura concorsuale (including fallimento, concordato preventivo, accordo di ristrutturazione dei debiti, liquidazione coatta amministrativa, amministrazione straordinaria and cessione dei beni A41108799 - 47 -

ai creditori pursuant to Article 1977 of the Italian Civil Code) and any other proceedings or legal concepts similar to the foregoing; (d) a step or procedure taken in connection with insolvency proceedings in respect of any person includes such person formally making a proposal to assign its assets pursuant to Article 1977 of the Italian Civil Code (cessione dei beni ai creditori) or filing a petition for a concordato preventivo, accordo di ristrutturazione dei debiti, or entering into a similar arrangement for the majority of such person's creditors; and (e) an attachment includes a pignoramento. 1.5 Dutch terms In this Agreement, where it relates to a Dutch entity, a reference to: (a) a necessary action to authorise where applicable, includes, without limitation: (i) any action required to comply with the Dutch Works Councils Act (Wet op de ondernemingsraden); and (ii) obtaining an unconditional positive advice (advies) from the competent works council(s); (b) a winding-up, administration or dissolution includes a Dutch entity being: (i) declared bankrupt (failliet verklaard); or (ii) dissolved (ontbonden); (c) a moratorium includes surséance van betaling and granted a moratorium includes (voorlopige) surséance verleend; (d) a trustee in bankruptcy includes a curator; (e) an administrator includes a bewindvoerder; (f) a security right includes any mortgage (hypotheek), pledge (pandrecht), financial collateral agreement (financiëlezekerheidsovereenkomst), retention of title arrangement (eigendomsvoorbehoud), right of retention (recht van retentie), right to reclaim goods (recht van reclame), and, in general, any right in rem (beperkt recht), created for the purpose of granting security (goederenrechtelijke zekerheid); and (g) a subsidiary includes a dochtermaatschappij as defined in Article 2:24a of the Dutch Civil Code; (h) a receiver or an administrative receiver does not include a curator or bewindvoerder; and (i) an attachment includes a beslag. 1.6 Spanish terms In this Agreement, where it relates to a Spanish entity, a reference to: (a) "financial assistance" has the meaning stated under: (i) Article 150 of the Spanish Companies Law for a Spanish public company (Sociedad Anónima) or in any other legal provision that may substitute such Article 150 or be applicable to any Spanish Obligor in respect of such financial assistance; or A41108799 - 48 -

(ii) Article 143 of the Spanish Companies Law for a Spanish limited liability company (Sociedad de Responsabilidad Limitada) or in any other legal provision that may substitute such Article 143 or be applicable to any Spanish Obligor in respect of such financial assistance; (b) "insolvency" (concurso or any other equivalent legal proceeding) and any step or proceeding related to it has the meaning attributed to them under the Spanish Insolvency Law and "insolvency proceeding" includes, without limitation, a declaración de concurso, necessary or voluntary (necesario o voluntario) and the filing of the notice foreseen in Article 5 bis of the Spanish Insolvency Law; (c) "winding-up, administration or dissolution" includes, without limitation, disolución, liquidación, or administración concursal or any other similar proceedings; (d) "compulsory manager", "receiver, administrative receiver, administrator" or the like includes, without limitation, administración del concurso or any other person performing the same function; (e) "composition, compromise, assignment or arrangement with any creditor" includes, without limitation, the celebration of a convenio; (f) "person being unable to pay its debts" includes that person being in a state of insolvencia or concurso; (g) "matured obligation" includes, without limitation, any crédito líquido, vencido y exigible; "guarantee" includes any garantía, aval or guarantee which is independent from the debt to which it relates; (h) a grant, creation or transfer of a "security" includes any in rem or garantía real and any transfer by way of security; (i) "security interest" includes any mortgage (hipoteca), pledge (prenda), and, in general, any right in rem (garantia real) governed by Spanish law, created for the purpose of granting security. (j) "trustee, fiduciary and fiduciary duty" has in each case the meaning given to such term under any applicable law; (k) "set off rights" includes, to the extent legally possible, the rights to compensate under Royal Decree 5/2005; and (l) "wilful misconduct" includes dolo. 1.7 Swedish provisions (a) If any party to this agreement that is incorporated in Sweden (the "Obligated Party") is required to hold an amount on trust on behalf of another party (the "Beneficiary"), the Obligated Party shall hold such money as agent for the Beneficiary on a separate account in accordance with the Swedish Act of 1944 in respect of assets held on account (Sw. Lag (1944:181) om redovisningsmedel) and shall promptly pay or transfer the same to the Beneficiary or as the Beneficiary may direct. A41108799 - 49 -

(b) For the avoidance of doubt, the Parties agree that any novation effected in accordance with Clause 29 (Changes to the Lenders) shall, in relation to any Transaction Security governed by Swedish law, take effect as an assignment and assumption and transfer of such security interests. (c) Notwithstanding any other provisions in this Agreement or any other Finance Document, the sale, lease, transfer or disposal of assets subject to Transaction Security governed by Swedish law shall always be subject to the prior written consent of the Security Agent, such consent to be granted at the Security Agent's sole discretion on a case by case basis. 1.8 Luxembourg terms In this Agreement: (a) Luxembourg legal concepts expressed in English terms in this Agreement may not correspond to the original French or German terms relating thereto; (b) where it relates to an Obligor incorporated in Luxembourg, a reference to: (i) an inability to pay debts or discharge liabilities as they fall due, include, any cessation de paiement for the purpose of Luxembourg law; (ii) a winding up, dissolution or administration includes a Luxembourg entity: (A) being declared bankrupt (faillite déclarée); (B) being subject to liquidation judiciaire; and (C) having filed for controlled management (gestion contrôlée); (iii) a moratorium includes a reprieve from payment (sursis de paiement) or a concordat préventif de faillite; (iv) a trustee in bankruptcy includes a curateur; (v) an administrator includes a commissaire or a juge délégué; (vi) an attachment includes a saisie; (vii) a lien or security interest includes any hypothèque, nantissement, gage, privilege, sûreté réelle, droit de retention, and any type of security in rem (sûreté réelle) or agreement or arrangement having similar effect and any transfer of title by way of security; (viii) a "set-off" includes, for purposes of Luxembourg law, a legal set-off; (ix) by-laws or constitutional documents includes its up-to-date (restated) articles of association (statuts); and (x) a director includes a gérant or an administrateur. 1.9 Exchange rate fluctuations (a) Subject to paragraph (c) below, when assessing compliance with any monetary limits, thresholds, baskets and other exceptions to the representations and warranties, undertakings and Events of Defaults under the Finance Documents, any amount not denominated in the Base Currency shall be converted into an amount in the Base Currency at the rate (x) which Listco (acting reasonably and in good faith) has used and has notified to the Agent; or at the option of A41108799 - 50 -

Listco (y) using the Agent's Spot Rate of Exchange, in each case, as at the date of the Group incurring or making the relevant disposal, acquisition, investment, lease, loan, debt, security or guarantee or (as the case may be) taking the other relevant action. (b) Subject to paragraph (c) below, no Event of Default or breach of any representation and warranty or undertaking under this Agreement or the other Finance Documents shall arise as a result of a monetary limit, threshold, basket or exception being exceeded solely due to a change in the Base Currency equivalent of any amount in another currency due to fluctuations in exchange rates. (c) Paragraphs (a) and (b) above shall not apply to or in respect of the calculation of Debt Cover or for the purpose of testing any financial covenant. 1.10 Currency symbols and definitions (a) "£", "Sterling" and "sterling" denote the lawful currency of the United Kingdom, "Euro", "euro", "€" and "EUR" denote the single currency of the Participating Member States and "US$" and "US Dollars" denote the lawful currency of the United States. (b) The "equivalent" in any currency (the "first currency") of any amount in another currency (the "second currency") shall be construed as a reference to the amount in the first currency which could be purchased with that amount in the second currency at the Agent's Spot Rate of Exchange (or at about such time and on such date as the Agent may from time to time reasonably determine to be appropriate in the circumstances). 1.11 Third party rights (a) Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or enjoy the benefit of any term of any Finance Document. (b) Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary any Finance Document at any time. 1.12 Intercreditor Agreement (a) This Agreement is subject to, and has the benefit of, the Intercreditor Agreement. (b) Terms used and not defined in this Agreement shall have the meaning given to them in the Intercreditor Agreement unless contrary indication appears in this Agreement. A41108799 - 51 -

SECTION 2 THE FACILITIES 2. THE FACILITIES 2.1 The Facilities (a) Subject to the terms of this Agreement, the Lenders make available: (i) to Midco, a euro term loan facility in an aggregate amount equal to the Total Facility B3 Commitments; (ii) to Luxco and the US Co-Borrower, a US$ term loan facility in an aggregate amount equal to the Total Facility B4 Commitments; (iii) to Midco, a euro term loan facility in an aggregate amount equal to the Total Facility B5 Commitments; (iv) to Luxco and the US Co-Borrower, a US$ term loan facility in an aggregate amount equal to the Total Facility B6 Commitments; (v) to Luxco and the US Co-Borrower, a US$ term loan facility in an aggregate amount equal to the Total Facility B7 Commitments; and (vi) to the Revolving Facility Borrowers, a multicurrency revolving credit facility in an aggregate Base Currency Amount which is equal to the Total Original Revolving Facility Commitments. (b) Subject to the terms of this Agreement and the Ancillary Documents, an Ancillary Lender may make available an Ancillary Facility to any of the Borrowers. 2.2 Finance Parties' rights and obligations (a) The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents. (b) The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt. (c) A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents. 2.3 Obligors' Agent (a) Each Obligor (other than Listco) by its execution of this Agreement or an Accession Letter (as the case may be) irrevocably appoints Listco to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises: (i) Listco on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including, in the case of a Borrower, Utilisation Requests), to execute on its behalf any Accession Letter, Additional Facility Notice or other Finance Document, to make such agreements and to effect the relevant amendments, supplements and variations capable of being A41108799 - 52 -

given, made or effected by any Obligor notwithstanding that they may affect the Obligor (including, without limitation, by increasing the obligations of such Obligor howsoever fundamentally, whether by increasing the liabilities guaranteed or otherwise), without further reference to or the consent of that Obligor; and (ii) each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to Listco, and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication. (b) Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors' Agent or given to the Obligors' Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors' Agent and any other Obligor, those of the Obligors' Agent shall prevail. (c) To the extent legally permissible, each of the Obligors hereby releases the Obligors' Agent from any restrictions on representing several persons and self-dealing under any applicable law, and in particular from the restrictions of Section 181 of the German Civil Code (Bürgerliches Gesetzbuch), to make use of any authorisation granted under this Agreement and to perform its duties and obligations as Obligors' Agent hereunder and under or in connection with the Finance Documents. (d) In connection with the raising of any Finance Document into a Spanish Public Document, Listco shall act as the agent of each Obligor and is hereby authorised on behalf of each Obligor to enter into, enforce the rights of each Obligor under and represent each Obligor in respect of the granting of a Spanish Public Document. 2.4 Additional Facilities (a) Any member of the Group may enter into, and incur Financial Indebtedness under, any New Debt Financing (whether or not by way of an Additional Facility) in accordance with the terms of this Clause 2.4 and the Intercreditor Agreement. (b) Additional Facilities may become committed in accordance with this Clause 2.4 and subject to the terms of this Agreement if Listco delivers a duly completed Additional Facility Notice in the agreed form to the Agent signed by Listco and the provider of such Additional Facility in accordance with this Clause 2.4. (c) Listco may at any time or times notify the Agent by delivery of an Additional Facility Notice that it wishes to add one or more additional facilities into this Agreement, either as a new facility and/or as an additional tranche of any existing facility (each an "Additional Facility"). An Additional Facility may be made available by way of term or revolving facilities (including loans or letters of credit) or in the form of any of the following facilities: A41108799 - 53 -

(i) an overdraft facility; (ii) a guarantee, bonding, documentary or stand-by letter of credit facility; (iii) a short-term loan facility; (iv) a derivatives facility; (v) a foreign exchange facility; or (vi) any other facility or accommodation required in connection with the business of the Group and which is agreed by Listco with an Additional Facility Lender. (d) No consent of any Finance Party is required to establish a New Debt Financing (other than any Lender which is to provide the relevant New Debt Financing and the Agent (in each case, in the case of a New Debt Financing by way of an Additional Facility)) provided that, unless otherwise agreed by the Majority Lenders (or, in the case of paragraph (xi) below, all the Lenders): (i) any transaction funded with a New Debt Financing must be otherwise permitted under the Finance Documents; (ii) no New Debt Financing may be provided by, or be beneficially owned by, a member of the Group or a Listco Affiliate; (iii) in the case of a New Debt Financing by way of an Additional Facility, that Additional Facility must rank pari passu with, in right of payment and ranking of security, the other Facilities under the Finance Documents and must be established under, and included within, this Agreement and that Additional Facility may be denominated in euro, US Dollars, Sterling or any other currency agreed between Listco and the relevant Additional Facility Lenders; (iv) the all-in yield applicable to any New Debt Financing in the form of a Credit Facility or a Pari Passu Debt Loan denominated in euro or US Dollars, (including, for the avoidance of doubt, any Additional Facility but excluding any bridge facility with an initial maturity of not more than one year (and provided that upon being converted into extended term loans, such extended term loans comply with the provisions of this paragraph (iv)) and customary interim facilities (established to fund a Permitted Acquisition on a certain funds basis)) does not exceed 0.50 per cent. per annum above the corresponding all-in yield of: (x) Facility B3 (with respect to any such New Debt Financing denominated in euro) or (y) Facility B4 (with respect to any such New Debt Financing denominated in US$), unless the Margin on Facility B3 or Facility B4 (as the case may be) is increased so that the all- in yield for the applicable New Debt Financing does not exceed 0.50 per cent. per annum above the increased all-in yield for Facility B3 or Facility B4 (as the case may be); provided that, in determining the applicable all-in yield under this paragraph (iv): (A) subject to paragraph (D) any original issue discount or upfront fee paid in connection with Facility B3 or Facility B4 (as the case may be and, in either case, based on a three-year average life to maturity or lesser remaining life to maturity) shall be included; A41108799 - 54 -

(B) any amendments to the Margin on Facility B3 or Facility B4 (as the case may be) that became effective subsequent to the Closing Date but prior to the date of determination of the all-in yield shall be included; (C) any EURIBOR or LIBOR rate floor applicable to the relevant New Debt Financing and/or to Facility B3 or Facility B4 (as the case may be) on the date of determination of the all-in yield shall be equated to interest margin for determining the applicable all-in yield by adding to the interest rate margin the amount by which the EURIBOR or (as applicable) the LIBOR rate then applicable (ignoring any floor to such rate) is less than the applicable floor rate; and (D) arrangement, work, commitment, structuring, underwriting and/or any amendment fees paid or payable to the Arrangers (or their Affiliates) in their respective capacities as such in connection with Facility B3 or Facility B4 (as the case may be) or to one or more arrangers (or their Affiliates) in their respective capacities as such applicable to the relevant New Debt Financing shall be excluded to the extent such amounts are not shared generally with the syndicate lenders under that New Debt Financing; (v) other than in the case of a bridge facility with an initial maturity of not more than one year (and provided that upon being converted into extended term loans, such extended term loans comply with the provisions of this paragraph (v)) and customary interim facilities (established to fund a Permitted Acquisition on a certain funds basis), neither the final repayment date of any New Debt Financing nor any scheduled repayment instalment date (other than in respect of (X) any Additional Facility which is a revolving facility or (Y) a nominal 1 per cent. amortisation with respect to any New Debt Financing in the form of an Additional Facility, a Credit Facility or a Pari Passu Debt Loan denominated in US$) may fall prior to the later to occur of the Termination Date for Facility B3 and the Termination Date for Facility B4 and, in relation to any Second Lien Debt, the date falling 6 months after the later to occur of the Termination Date for Facility B3 and the Termination Date for Facility B4; (vi) no New Debt Financing shall have a right to receive prepayments in priority to the Original Facilities under paragraph (a) of Clause 12.3 (Application of mandatory prepayments); (vii) the relevant creditor (or representative thereof) is a party to the Intercreditor Agreement in the relevant capacity including, in relation to a person which is to be a lender under an Additional Facility, if that person is not already a Lender it shall become party to the Intercreditor Agreement as a "Credit Facility Lender" prior to first utilisation of such Additional Facility; (viii) in relation to any New Debt Financing by way of Senior Secured Notes, Pari Passu Debt Notes or Second Lien Debt Notes, the issuer is an 'Issuer' under and as defined in the Intercreditor Agreement and in relation to any Second Lien Debt Loan (as defined in the Intercreditor Agreement), the borrower is not a Subsidiary of Midco; A41108799 - 55 -

(ix) either (x) utilisation or issue or (y), at Listco's option, in the case of a Permitted Acquisition to be funded by a New Debt Financing on a certain funds basis establishment (only) of any New Debt Financing for any transaction shall be subject to the conditions that: (A) no Event of Default has occurred and is continuing at the time of a utilisation or issue or, (at Listco's option, in the case of a Permitted Acquisition to be funded by a New Debt Financing on a certain funds basis), establishment of that New Debt Financing and no Event of Default will occur as a direct result of making such utilisation or issuance or, (at Listco's option, in the case of a Permitted Acquisition to be funded by a New Debt Financing on a certain funds basis) establishing that New Debt Financing; and (B) for the Relevant Period ending on the Quarter Date falling immediately prior to the date of utilisation or issuance or, (at Listco's option, in the case of a Permitted Acquisition to be funded by a New Debt Financing on a certain funds basis) establishment of such New Debt Financing, Debt Cover (calculated (x) pro forma as if that New Debt Financing had been drawn or issued in full at the beginning of such Relevant Period but taking into account, for the purposes of such calculation, the application of such New Debt Financing and, where such New Debt Financing is to be used to fund a Permitted Acquisition under paragraph (d) of that definition, calculated pro forma for such Permitted Acquisition as if such acquisition had occurred at the beginning of such Relevant Period and after taking into account any Pro Forma Adjustment in relation to such acquisition and for such Relevant Period; and (y) pro forma for any Permitted Payment in the period following such Quarter Date), does not exceed 5.25:1, in each case, as confirmed by a certificate from Listco containing the relevant calculations; (x) Listco delivers to the Agent before the date on which the relevant New Debt Financing is to be established: (A) in the case of any New Debt Financing by way of an Additional Facility, a duly executed copy of each Additional Facility Document relating to the relevant Additional Facility; and (B) a certification from Listco confirming that the foregoing conditions to the relevant New Debt Financing have been satisfied (save to the extent that a confirmation has been received from the Agent that these conditions have been waived by (x) each of the Additional Facility Lenders in the case of any New Debt Financing by way of an Additional Facility, and (y) the Majority Lenders); and (xi) no term of the New Debt Financing would otherwise require all Lender consent under Clause 41 (Amendments and waivers). (e) An Additional Facility Notice shall be irrevocable and no Additional Facility Notice will be regarded as having been duly completed unless it specifies the following matters in respect of the relevant Additional Facility: (i) the proposed Borrower; A41108799 - 56 -

(ii) the persons to become Additional Facility Lenders in respect of that Additional Facility; (iii) to the extent applicable to the relevant Additional Facility: (A) the Base Currency Amount being made available and the currency or currencies in which that Additional Facility is available for utilisation; (B) the rate of interest applicable to that Additional Facility (including any applicable Margin, EURIBOR or LIBOR floor and Margin ratchet); (C) the Termination Date (together with, if applicable, any other scheduled repayment dates) for that Additional Facility; (D) the Availability Period for that Additional Facility; and (E) the Additional Facility Commencement Date for that Additional Facility. An Additional Facility Notice must be delivered to the Agent no later than 3 Business Days prior to the Utilisation Date under that Additional Facility. (f) Subject to the conditions set out in paragraphs (a) to (e) above being satisfied, following receipt by the Agent of a duly completed Additional Facility Notice and with effect from the relevant Additional Facility Commencement Date (or any later date on which the conditions set out in paragraph (g) below are satisfied): (i) the Lenders in respect of the relevant Additional Facility (each an "Additional Facility Lender") shall make available that Additional Facility in the aggregate principal amount set out in the Additional Facility Notice; (ii) each of the Obligors and each such Additional Facility Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and such Additional Facility Lenders would have assumed and/or acquired had the Additional Facility Lenders been Original Lenders; (iii) each such Additional Facility Lender shall become a Party as a "Lender"; (iv) each such Additional Facility Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as those Additional Facility Lenders and those Finance Parties would have assumed and/or acquired had the Additional Facility Lenders been Original Lenders; and (v) the Commitments of the other Lenders shall continue in full force and effect. (g) The establishment of an Additional Facility will only be effective on: (i) receipt by the Agent of the Additional Facility Notice and a Lender Accession Notice from each person referred to in the relevant Additional Facility Notice as an Additional Facility Lender and Listco, provided that no Lender Accession Notice shall be required from any such person which is already a Party as a Lender; and (ii) in relation to an Additional Facility Lender which is not already a Lender: (A) that Additional Facility Lender entering into a Creditor/Agent Accession Undertaking (as defined in the Intercreditor Agreement); and A41108799 - 57 -

(B) the performance by the Agent of all necessary "know your customer" or other similar identification checks under all applicable laws and regulations in relation to that Additional Facility Lender making available an Additional Facility, the completion of which the Agent shall promptly notify to Listco. (h) Each Obligor irrevocably authorises the Obligors' Agent to sign each Additional Facility Notice on its behalf and each Finance Party irrevocably authorises and instructs the Agent and the Security Agent to acknowledge, execute and confirm acceptance of each Additional Facility Notice, Lender Accession Notice and, if applicable, Creditor/Agent Accession Undertaking (as defined in the Intercreditor Agreement) on its behalf. Upon countersigning a duly completed Additional Facility Notice, the Agent shall inform the Lenders and shall provide a copy of each such executed Additional Facility Notice, Lender Accession Notice and, if applicable, Creditor/Agent Accession Undertaking (as defined in the Intercreditor Agreement) to the Lenders and Listco. To the extent legally possible, each Obligor hereby relieves the Obligors' Agent from the restrictions pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and similar restrictions applicable to it pursuant to any other applicable law. (i) Without prejudice to clause 8 (New Credit Facilities, Pari Passu Debt, Second Lien Debt and Hedging Agreements) of the Intercreditor Agreement, the Finance Parties shall be required to enter into any amendment to or replacement of the then current Finance Documents (including for the purpose of reflecting the terms of any Additional Facility in the Finance Documents) and/or take such other action as is required by Listco in order to facilitate the establishment of any Additional Facility otherwise permitted by this Agreement, including in relation to any changes to, the taking of, or the release coupled with the retaking of, any guarantee or Security provided that, unless otherwise agreed by the Majority Lenders, neither the Agent nor the Security Agent shall be required to execute a release of assets from any existing Transaction Security or a release of any existing guarantee under Clause 23 (Guarantee and indemnity) pursuant to this paragraph (i) unless: (i) replacement security will (substantially contemporaneously with the relevant release) be provided pursuant to which the relevant Lenders (or the Security Agent on their behalf) will continue to have security in respect of the applicable assets or, as the case may be, a replacement guarantee will (substantially contemporaneously with the relevant release) be provided; and (ii) Listco has confirmed to the Security Agent that it has determined in good faith (taking into account any applicable legal limitations and other relevant considerations) that it is either not possible or not commercially practicable to implement such Additional Facility by granting new supplementary Transaction Security and/or amending the terms of the existing Transaction Security instead, provided further that, for the avoidance of doubt, nothing in this paragraph will prohibit or restrict the execution of (or the right to require the execution of) any additional guarantee or Transaction Security Documents and/or any supplemental agreements, confirmations and/or any other similar or equivalent documents, provided that all such guarantees, security documents and/or supplemental agreements, confirmations and/or equivalent documents (as the case may be) are in favour of each of the Finance Parties (or the Agent or Security Agent on their behalf or for their benefit). A41108799 - 58 -

The Agent and the Security Agent are each irrevocably authorised and instructed by each Finance Party to execute any such amended or replacement Finance Documents as may be required pursuant to this paragraph (i) and/or take such action on behalf of the Finance Parties contemplated by this paragraph (i) (and shall do so on the request of and at the cost of Listco). (j) Except as provided in paragraph (d) above, the terms applicable, or which may be disapplied in relation to, any Additional Facility will be those agreed by the Additional Facility Lenders in respect of that Additional Facility and the Obligors' Agent (including, without limitation, any terms as to margin, margin protection, fees, prepayment and repayment). If there is any inconsistency between any such term agreed or disapplied in respect of an Additional Facility and any term of this Agreement, the term agreed in respect of the Additional Facility shall prevail (without prejudice to paragraph (d) above). (k) Each Additional Facility Lender, by executing a Lender Accession Notice, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the relevant Additional Facility becomes effective. (l) Each Obligor confirms that its guarantee and indemnity obligations set out in Clause 23 (Guarantee and indemnity) and/or any Accession Letter or other Finance Document will extend to include the Additional Facility Loans and other obligations arising under the Additional Facilities subject to any limitations specifically set out in Clause 23 (Guarantee and indemnity), the relevant Accession Letter or elsewhere in the Finance Documents (and that the Transaction Security Documents shall be construed accordingly). 2.5 Redesignation of Facility B5 upon the Fungibility Date In this Clause 2.5: "Facility B3 Lender" shall mean a lender under Facility B3. "Facility B5 Lender" shall mean a lender under Facility B5. "Fungibility Date" shall be construed and interpreted so as to mean the date referred to in paragraph (a) of the definition of "Fungibility Date". (a) Upon the occurrence of the Fungibility Date: (i) to the extent that any Facility B5 Lender is not at that time also a Facility B3 Lender, that Facility B5 Lender shall immediately and automatically become (and shall be deemed to be) a Facility B3 Lender with a Facility B3 Commitment of zero and a participation in the Facility B3 Loan outstanding at such time of zero (but, for the avoidance of doubt, without prejudice to any subsequent increase (or deemed increase), in such Facility B3 Commitment and such participation in the Facility B3 Loan pursuant to this Clause 2.5); (ii) each Facility B5 Lender's Facility B5 Commitment at that time shall be immediately and automatically redesignated a Facility B3 Commitment and, following such redesignation, no Facility B5 Lender shall have any Facility B5 Commitment (and, following such redesignation, the Facility B5 Commitment of each Facility B5 Lender under Facility B5 shall be deemed to no longer exist); A41108799 - 59 -

(iii) each Facility B3 Lender that was formerly a Facility B5 Lender agrees that its Facility B3 Commitment shall be (and shall be deemed to have been) increased immediately and automatically in an amount equal to the corresponding amount by which its Facility B5 Commitment shall have been (or deemed to have been) redesignated pursuant to paragraph (ii) above, and any reference in this Agreement to the "Facility B3 Commitment" of a Facility B3 Lender or the "Commitment" of that Lender under Facility B3 (or to the "Total Facility B3 Commitments") (or any similar or analogous definitions or phrases relating to that Lender and Facility B3) shall be interpreted and construed accordingly so as to include its (or the aggregate of all such) redesignated Facility B5 Commitment(s) (respectively); (iv) each Facility B5 Lender's participation in the outstanding Facility B5 Loan at that time shall be immediately and automatically redesignated as a participation in the Facility B3 Loan outstanding at that time and, following such redesignation, no Lender shall have any participation in any Facility B5 Loan (and, following such redesignation, the Facility B5 Loan shall be deemed to no longer exist); and (v) each Facility B3 Lender that was formerly a Facility B5 Lender agrees that its participation in the outstanding Facility B3 Loan at that time shall be immediately and automatically increased in an amount equal to the corresponding amount by which its participation in the outstanding Facility B5 Loan shall have been (or deemed to have been) redesignated pursuant to paragraph (iv) above, and any reference in this Agreement to the "participation" of that Facility B3 Lender in such Facility B3 Loan (or to such "Facility B3 Loan") shall be interpreted and construed accordingly so as to include its (or the aggregate of all such) redesignated Facility B5 Loan participation(s) (respectively). (b) Each Facility B3 Lender and the Borrower of the Facility B3 Loan agree and acknowledge that the Interest Period in respect of the Facility B3 Loan which is to commence on the Fungibility Date shall not be affected by this Clause 2.5 and that such Interest Period shall continue to be the Interest Period applicable to that Facility B3 Loan but as such Facility B3 Loan is (or is deemed to have been) increased on the Fungibility Date as a result of the operation of this Clause. (c) The Borrower of the Facility B3 Loan and the Facility B5 Loan agree: (i) that this Clause 2.5 shall not affect or operate to extinguish or reduce or in any way prejudice any interest that has accrued on the Facility B5 Loan but which was unpaid prior to its redesignation as part of the Facility B3 Loan pursuant to this Clause; (ii) that this Clause 2.5 shall not affect or operate to extinguish or reduce or in any way prejudice any interest that has accrued on the Facility B3 Loan but which was unpaid prior to the redesignation of the Facility B5 Loan as part of the Facility B3 Loan pursuant to this Clause; and (iii) that interest will accrue (and will continue to accrue) in accordance with the terms of this Agreement on the Facility B3 Loan as (or as deemed to have been) increased on the Fungibility Date as a result of the operation of this Clause, A41108799 - 60 -

and that all such interest shall be payable in accordance with the terms of this Agreement (including, as applicable, on the Fungibility Date) to the Agent for the account of: (A) (in the case of interest referred to in paragraph 2.5(c)(i) above) those Facility B3 Lenders that were Facility B5 Lenders immediately prior to the Fungibility Date and whose Facility B5 Commitments were redesignated as Facility B3 Commitments as a result of the operation of this Clause; (B) (in the case of interest referred to in paragraph 2.5(c)(ii) above) those Facility B3 Lenders that were Facility B3 Lenders immediately prior to the Fungibility Date; and (C) (in the case of interest referred to in paragraph 2.5(c)(iii) above) the Facility B3 Lenders at the time such interest is payable in accordance with the terms of this Agreement. (d) Each Obligor and each Finance Party acknowledge and agree to all of the matters referred to in this Clause 2.5 (and each Obligor and each Finance Party agrees that nothing referred to in this Clause 2.5 will prejudice any of their respective rights or affect any of their respective obligations under any Finance Document) and each Obligor and each Lender instructs the Agent (and the Agent shall) update its books and records on the Fungibility Date to take account of the matters referred to in this Clause 2.5 accordingly. 2.6 Redesignation of Facility B6 upon the Fungibility Date In this Clause 2.6: "Facility B4 Lender" shall mean a lender under Facility B4. "Facility B6 Lender" shall mean a lender under Facility B6. "Fungibility Date" shall be construed and interpreted so as to mean the date referred to in paragraph (b) of the definition of "Fungibility Date". (a) Upon the occurrence of the Fungibility Date: (i) to the extent that any Facility B6 Lender is not at that time also a Facility B4 Lender, that Facility B6 Lender shall immediately and automatically become (and shall be deemed to be) a Facility B4 Lender with a Facility B4 Commitment of zero and a participation in the Facility B4 Loan outstanding at such time of zero (but, for the avoidance of doubt, without prejudice to any subsequent increase (or deemed increase), in such Facility B4 Commitment and such participation in the Facility B4 Loan pursuant to this Clause 2.6); (ii) each Facility B6 Lender's Facility B6 Commitment at that time shall be immediately and automatically redesignated a Facility B4 Commitment and, following such redesignation, no Facility B6 Lender shall have any Facility B6 Commitment (and, following such redesignation, the Facility B6 Commitment of each Facility B6 Lender under Facility B6 shall be deemed to no longer exist); (iii) each Facility B4 Lender that was formerly a Facility B6 Lender agrees that its Facility B4 Commitment shall be (and shall be deemed to have been) increased immediately and automatically in an amount equal to the corresponding amount by which its Facility B6 Commitment shall have been (or deemed to have been) redesignated pursuant to A41108799 - 61 -

paragraph (ii) above, and any reference in this Agreement to the "Facility B4 Commitment" of a Facility B4 Lender or the "Commitment" of that Lender under Facility B4 (or to the "Total Facility B4 Commitments") (or any similar or analogous definitions or phrases relating to that Lender and Facility B4) shall be interpreted and construed accordingly so as to include its (or the aggregate of all such) redesignated Facility B6 Commitment(s) (respectively); (iv) each Facility B6 Lender's participation in the outstanding Facility B6 Loan at that time shall be immediately and automatically redesignated as a participation in the Facility B4 Loan outstanding at that time and, following such redesignation, no Lender shall have any participation in any Facility B6 Loan (and, following such redesignation, the Facility B6 Loan shall be deemed to no longer exist); and (v) each Facility B4 Lender that was formerly a Facility B6 Lender agrees that its participation in the outstanding Facility B4 Loan at that time shall be immediately and automatically increased in an amount equal to the corresponding amount by which its participation in the outstanding Facility B6 Loan shall have been (or deemed to have been) redesignated pursuant to paragraph (iv) above, and any reference in this Agreement to the "participation" of that Facility B4 Lender in such Facility B4 Loan (or to such "Facility B4 Loan") shall be interpreted and construed accordingly so as to include its (or the aggregate of all such) redesignated Facility B6 Loan participation(s) (respectively). (b) Each Facility B4 Lender and the Borrower of the Facility B4 Loan agree and acknowledge that the Interest Period in respect of the Facility B4 Loan which is to commence on the Fungibility Date shall not be affected by this Clause 2.6 and that such Interest Period shall continue to be the Interest Period applicable to that Facility B4 Loan but as such Facility B4 Loan is (or is deemed to have been) increased on the Fungibility Date as a result of the operation of this Clause. (c) The Borrower of the Facility B4 Loan and the Facility B6 Loan agree: (i) that this Clause 2.6 shall not affect or operate to extinguish or reduce or in any way prejudice any interest that has accrued on the Facility B6 Loan but which was unpaid prior to its redesignation as part of the Facility B4 Loan pursuant to this Clause; (ii) that this Clause 2.6 shall not affect or operate to extinguish or reduce or in any way prejudice any interest that has accrued on the Facility B4 Loan but which was unpaid prior to the redesignation of the Facility B6 Loan as part of the Facility B4 Loan pursuant to this Clause; and (iii) that interest will accrue (and will continue to accrue) in accordance with the terms of this Agreement on the Facility B4 Loan as (or as deemed to have been) increased on the Fungibility Date as a result of the operation of this Clause, and that all such interest shall be payable in accordance with the terms of this Agreement (including, as applicable, on the Fungibility Date) to the Agent for the account of: (A) (in the case of interest referred to in paragraph 2.6(c)(i) above) those Facility B4 Lenders that were Facility B6 Lenders immediately prior to the Fungibility Date A41108799 - 62 -

and whose Facility B6 Commitments were redesignated as Facility B4 Commitments as a result of the operation of this Clause; (B) (in the case of interest referred to in paragraph 2.6(c)(ii) above) those Facility B4 Lenders that were Facility B4 Lenders immediately prior to the Fungibility Date; and (C) (in the case of interest referred to in paragraph 2.6(c)(iii) above) the Facility B4 Lenders at the time such interest is payable in accordance with the terms of this Agreement. (d) Each Obligor and each Finance Party acknowledge and agree to all of the matters referred to in this Clause 2.6 (and each Obligor and each Finance Party agrees that nothing referred to in this Clause 2.6 will prejudice any of their respective rights or affect any of their respective obligations under any Finance Document) and each Obligor and each Lender instructs the Agent (and the Agent shall) update its books and records on the Fungibility Date to take account of the matters referred to in this Clause 2.6 accordingly. 2.7 Redesignation of Facility B7 upon the Facility B7 Fungibility Date In this Clause 2.7: "Facility B4 Lender" shall mean a lender under Facility B4. "Facility B7 Lender" shall mean a lender under Facility B7. (a) Upon the occurrence of the Facility B7 Fungibility Date: (i) to the extent that any Facility B7 Lender is not at that time also a Facility B4 Lender, that Facility B7 Lender shall immediately and automatically become (and shall be deemed to be) a Facility B4 Lender with a Facility B4 Commitment of zero and a participation in the Facility B4 Loan outstanding at such time of zero (but, for the avoidance of doubt, without prejudice to any subsequent increase (or deemed increase), in such Facility B4 Commitment and such participation in the Facility B4 Loan pursuant to this Clause 2.7); (ii) each Facility B7 Lender's Facility B7 Commitment at that time shall be immediately and automatically redesignated a Facility B4 Commitment and, following such redesignation, no Facility B7 Lender shall have any Facility B7 Commitment (and, following such redesignation, the Facility B7 Commitment of each Facility B7 Lender under Facility B7 shall be deemed to no longer exist); (iii) each Facility B4 Lender that was formerly a Facility B7 Lender agrees that its Facility B4 Commitment shall be (and shall be deemed to have been) increased immediately and automatically in an amount equal to the corresponding amount by which its Facility B7 Commitment shall have been (or deemed to have been) redesignated pursuant to paragraph (ii) above, and any reference in this Agreement to the "Facility B4 Commitment" of a Facility B4 Lender or the "Commitment" of that Lender under Facility B4 (or to the “Total Facility B4 Commitments”) (or any similar or analogous definitions or phrases relating to that Lender and Facility B4) shall be interpreted and construed accordingly so as to include its (or the aggregate of all such) redesignated Facility B7 Commitment(s) (respectively); A41108799 - 63 -

(iv) each Facility B7 Lender's participation in the outstanding Facility B7 Loan at that time shall be immediately and automatically redesignated as a participation in the Facility B4 Loan outstanding at that time and, following such redesignation, no Lender shall have any participation in any Facility B7 Loan (and, following such redesignation, the Facility B7 Loan shall be deemed to no longer exist); and (v) each Facility B4 Lender that was formerly a Facility B7 Lender agrees that its participation in the outstanding Facility B4 Loan at that time shall be immediately and automatically increased in an amount equal to the corresponding amount by which its participation in the outstanding Facility B7 Loan shall have been (or deemed to have been) redesignated pursuant to paragraph (iv) above, and any reference in this Agreement to the "participation" of that Facility B4 Lender in such Facility B4 Loan (or to such "Facility B4 Loan") shall be interpreted and construed accordingly so as to include its (or the aggregate of all such) redesignated Facility B7 Loan participation(s) (respectively). (b) Each Facility B4 Lender and the Borrower of the Facility B4 Loan agree and acknowledge that the Interest Period in respect of the Facility B4 Loan which is to commence on the Facility B7 Fungibility Date shall not be affected by this Clause 2.7 and that such Interest Period shall continue to be the Interest Period applicable to that Facility B4 Loan but as such Facility B4 Loan is (or is deemed to have been) increased on the Facility B7 Fungibility Date as a result of the operation of this Clause. (c) The Borrower of the Facility B4 Loan and the Facility B7 Loan agree: (i) that this Clause 2.7 shall not affect or operate to extinguish or reduce or in any way prejudice any interest that has accrued on the Facility B7 Loan but which was unpaid prior to its redesignation as part of the Facility B4 Loan pursuant to this Clause; (ii) that this Clause 2.7 shall not affect or operate to extinguish or reduce or in any way prejudice any interest that has accrued on the Facility B4 Loan but which was unpaid prior to the redesignation of the Facility B7 Loan as part of the Facility B4 Loan pursuant to this Clause; and (iii) that interest will accrue (and will continue to accrue) in accordance with the terms of this Agreement on the Facility B4 Loan as (or as deemed to have been) increased on the Facility B7 Fungibility Date as a result of the operation of this Clause, and that all such interest shall be payable in accordance with the terms of this Agreement (including, as applicable, on the Facility B7 Fungibility Date) to the Agent for the account of: (A) (in the case of interest referred to in paragraph 2.7(c)(i) above) those Facility B4 Lenders that were Facility B7 Lenders immediately prior to the Facility B7 Fungibility Date and whose Facility B7 Commitments were redesignated as Facility B4 Commitments as a result of the operation of this Clause; (B) (in the case of interest referred to in paragraph 2.7(c)(ii) above) those Facility B4 Lenders that were Facility B4 Lenders immediately prior to the Facility B7 Fungibility Date; and A41108799 - 64 -

(C) (in the case of interest referred to in paragraph 2.7(c)(iii) above) the Facility B4 Lenders at the time such interest is payable in accordance with the terms of this Agreement. (d) Each Obligor and each Finance Party acknowledge and agree to all of the matters referred to in this Clause 2.7 (and each Obligor and each Finance Party agrees that nothing referred to in this Clause 2.7 will prejudice any of their respective rights or affect any of their respective obligations under any Finance Document) and each Obligor and each Lender instructs the Agent (and the Agent shall) update its books and records on the Facility B7 Fungibility Date to take account of the matters referred to in this Clause 2.7 accordingly. (e) On the Facility B7 Fungibility Date, Listco shall provide the Agent a certificate confirming the amount of outstanding Loans under each Term Facility. 3. PURPOSE 3.1 Purpose (a) The Borrower of Facility B3 and Facility B4 shall apply all amounts under those Facilities towards refinancing indebtedness and paying any related fees, costs and expenses, in each case, in accordance with the December 2017 Amendment and Restatement Agreement. (b) The Borrower of Facility B5, Facility B6 and Facility B7 shall apply all amounts borrowed by it under each Facility B5, Facility B6 and Facility B7 for the general corporate purposes of the Group. (c) Each Revolving Facility Borrower shall apply all amounts borrowed by it under a Revolving Facility, any Letter of Credit and any utilisation of any Ancillary Facility towards: (i) the general corporate purposes of the Group (including to fund Restructuring Expenditure); and (ii) the provision of cash collateral pursuant to paragraph (v) of Permitted Security, provided that a maximum aggregate amount of EUR 75,000,000 may be drawn over the life of the Original Revolving Facility to fund Restructuring Expenditure. (d) The Borrower of any Additional Facility shall, subject to the terms of this Agreement, apply all utilisations under that Facility in a manner permitted by this Agreement and the Additional Facility Documents relevant to that Additional Facility. 3.2 Monitoring No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement. 4. CONDITIONS OF UTILISATION 4.1 Conditions precedent (a) The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) in respect of a Utilisation under Facility B3, Facility B4, Facility B5 and/or Facility B6, if on or before the Utilisation Date for that Utilisation, the Agent has received (or, acting on the instructions of the Arrangers, has waived the requirement to receive) all of the documents and other evidence A41108799 - 65 -

listed in schedule 2 (Conditions Precedent) of the December 2017 Amendment and Restatement Agreement in form and substance satisfactory to the Agent (acting reasonably). (b) The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) in respect of a Utilisation under Facility B7 if on or before the Utilisation Date for that Utilisation, the Agent has received (or, acting on the instructions of the Arrangers, has waived the requirement to receive) all of the documents and other evidence listed in schedule 2 (Conditions Precedent) of the 2018 Amendment and Restatement Agreement in form and substance satisfactory to the Agent (acting reasonably). (c) The Agent shall notify Listco and the Lenders promptly upon being satisfied as to the condition in paragraph (a) above. Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification as described this paragraph, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification. (d) Subject to this Clause 4.1, the Lenders will only be obliged to comply with 5.4 (Lenders' participation) in relation to a Utilisation if on the date of the Utilisation Request and on the proposed Utilisation Date: (i) in the case of a Rollover Loan, no notice of acceleration or cancellation has been given pursuant to Clause 28.16 (Acceleration) as a result of the occurrence of an Event of Default; and (ii) in the case of any other Utilisation: (A) no Default is continuing or would result from the proposed Utilisation; and (B) in the case of any Utilisation to be made on the Closing Date, on the date of the Utilisation Request and on the proposed Utilisation Date, each of the representations and warranties set out in Clause 24 (Representations) are true and accurate and, in the case of any other any Utilisation, the Repeating Representations are true and accurate (in all material respects in the case of Repeating Representations to which a materiality test is not already applied in accordance with their terms). 4.2 Conditions relating to Optional Currencies (a) A currency will constitute an Optional Currency in relation to a Revolving Facility Utilisation if it is: (i) in the case of the Original Revolving Facility, sterling or US$; (ii) in the case of an Additional Revolving Facility, any currencies specified in the Additional Facility Notice relating to that Additional Revolving Facility; or (iii) any other currency which is readily available in the amount required and freely convertible into the Base Currency in the Relevant Interbank Market at the Specified Time or, if later, on the date the Agent receives the relevant Utilisation Request and the Utilisation Date for that Utilisation and which has been approved by the Agent (acting on the instructions of all the Lenders participating in the relevant Revolving Facility acting reasonably) on or prior to receipt by the Agent of the relevant Utilisation Request for that Utilisation. A41108799 - 66 -

(b) If the Agent has received a written request from Listco for a currency to be approved under paragraph (a)(iii) above, the Agent will confirm to Listco by the Specified Time: (i) whether or not the Lenders have granted their approval; and (ii) if approval has been granted, the minimum amount (approximately equivalent to the minimum amount for a Utilisation in the Base Currency) for any subsequent Utilisation in that currency. 4.3 Maximum number of Utilisations (a) A Borrower (or Listco) may not deliver a Utilisation Request if, as a result of the proposed Utilisation: (i) 30 or more Revolving Facility Loans; (ii) more than 1 Facility B3 Loan; (iii) more than 1 Facility B4 Loan; (iv) more than 1 Facility B5 Loan; (v) more than 1 Facility B6 Loan; (vi) more than 1 Facility B7 Loan; or (vii) more than 15 Additional Facility Loans, would be outstanding (unless otherwise agreed by Listco and the Agent). (b) A Borrower (or Listco) may not request that a Facility B3 Loan, Facility B4 Loan, Facility B5 Loan, Facility B6 Loan, Facility B7 Loan or an Additional Facility Term Loan be divided. (c) Any Loan made by a single Lender under Clause 8.2 (Unavailability of a currency) shall not be taken into account in this Clause 4.3. (d) A Borrower (or Listco) may not request that a Letter of Credit be issued under the Revolving Facility if, as a result of the proposed Utilisation, more than 16 Letters of Credit would be outstanding. A41108799 - 67 -

SECTION 3 UTILISATION 5. UTILISATION - LOANS 5.1 Delivery of a Utilisation Request A Borrower (or Listco on its behalf) may utilise a Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time. 5.2 Completion of a Utilisation Request for Loans (a) Each Utilisation Request for a Loan is irrevocable and will not be regarded as having been duly completed unless: (i) it identifies the Facility to be utilised; (ii) to the extent applicable, the requirements of paragraph (f) of Clause 26.3 (Financial testing) are satisfied; (iii) the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility; (iv) the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and (v) the proposed Interest Period complies with Clause 15 (Interest Periods). (b) Multiple Utilisations may be requested in a Utilisation Request where the proposed Utilisation Date is the Closing Date. Only one Utilisation may be requested in each subsequent Utilisation Request. (c) There shall be no requirement to comply with the requirements of Clause 5.1 (Delivery of a Utilisation Request) and the other paragraphs of this Clause 5.2 in respect of Utilisations under Facility B3 and Facility B4 as at the December 2017 Additional Facility Effective Time and each such Facility shall be automatically utilised upon the occurrence of the December 2017 Additional Facility Effective Time to the extent provided for, and in accordance with the terms of, the December 2017 Amendment and Restatement Agreement. 5.3 Currency and amount (a) The currency specified in a Utilisation Request must be: (i) in relation to Facility B3 or Facility B5, in euro; (ii) in relation to Facility B4, Facility B6 or Facility B7, in US$; (iii) in relation to the Revolving Facility, in the Base Currency or an Optional Currency; and (iv) in relation to a relevant Additional Facility, as specified in the Additional Facility Documents relating to that Additional Facility. (b) The amount of the proposed Utilisation must be in an amount the Base Currency Amount of which does not exceed the relevant Available Facility and must also be: (i) for Facility B3, the Total Facility B3 Commitments; (ii) for Facility B4, the Total Facility B4 Commitments; A41108799 - 68 -

(iii) for Facility B5, the Total Facility B5 Commitments; (iv) for Facility B6, the Total Facility B6 Commitments; (v) for Facility B7, the Total Facility B7 Commitments; (vi) for the Original Revolving Facility: (A) if the currency selected is the Base Currency, a minimum of EUR 1,000,000 or, if less, the Available Facility; (B) if the currency selected is sterling, a minimum of £750,000 or, if less, the Available Facility; or (C) if the currency selected is an Optional Currency, the minimum amount specified by the Agent pursuant to paragraph (b)(ii) of Clause 4.2 (Conditions relating to Optional Currencies) or, if less, the Available Facility; or (vii) in relation to the relevant Additional Facility, as specified in the Additional Facility Documents relating to that Additional Facility. 5.4 Lenders' participation (a) If the conditions set out in this Agreement have been met, each Lender shall (subject to paragraph (d) below) make its participation in each Loan available by the Utilisation Date through its Facility Office. (b) Subject to paragraph (d) below), the amount of each Lender's participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan. (c) The Agent shall determine the Base Currency Amount of each Revolving Facility Loan which is to be made in an Optional Currency and notify each Lender of the amount, currency and the Base Currency Amount of each Loan and the amount of its participation in that Loan by the Specified Time. (d) Each Lender under Facility B3 shall make its participation in any Facility B3 Loan to be made upon the occurrence of the December 2017 Additional Facility Effective Time available in accordance with the terms of the December 2017 Amendment and Restatement Agreement. (e) Each Lender under Facility B4 shall make its participation in any Facility B4 Loan to be made upon the occurrence of the December 2017 Additional Facility Effective Time available in accordance with the terms of the December 2017 Amendment and Restatement Agreement. 5.5 Limitations on Utilisations (a) No Facility B3 Loan or Facility B4 Loan shall be made unless Loans under each of those Facilities are made at the same time and each of Facility B3 and Facility B4 are utilised in full. (b) No Facility B5 Loan or Facility B6 Loan shall be made unless each of Facility B3 and Facility B4 have been (or will be, contemporaneously with the relevant Facility B5 and/or Facility B6 utilisation) utilised in full. (c) The maximum aggregate: (i) Base Currency Amount of all Letters of Credit; and A41108799 - 69 -

(ii) the amount of the Ancillary Commitments of all the Lenders, together shall not at any time exceed EUR 50,000,000. 6. UTILISATION - LETTERS OF CREDIT 6.1 Revolving Facility (a) A Revolving Facility may be utilised by way of Letters of Credit. (b) Other than Clause 5.5 (Limitations on Utilisations), Clause 5 (Utilisation - Loans) does not apply to Utilisations by way of Letters of Credit. 6.2 Delivery of a Utilisation Request for Letters of Credit A Revolving Facility Borrower (or Listco on its behalf) may request a Letter of Credit to be issued by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time. 6.3 Completion of a Utilisation Request for Letters of Credit Each Utilisation Request for a Letter of Credit is irrevocable and will not be regarded as having been duly completed unless: (a) it specifies that it is for a Letter of Credit; (b) it identifies whether the Letter of Credit is to be made under the Original Revolving Facility or under an Additional Revolving Facility; (c) it identifies the Revolving Facility Borrower of the Letter of Credit; (d) it identifies the Issuing Bank which is to issue the Letter of Credit; (e) the proposed Utilisation Date is a Business Day within the Availability Period applicable to the relevant Revolving Facility; (f) the currency and amount of the Letter of Credit comply with Clause 6.4 (Currency and amount); (g) the form of Letter of Credit is attached and is agreed with the Issuing Bank or is in the form set out in Schedule 10 (Form of Letter of Credit); (h) the delivery instructions for the Letter of Credit are specified; (i) the Term of the Letter of Credit is specified; (j) the beneficiary of the Letter of Credit is a person which the Issuing Bank and each Lender are not prohibited from dealing with by any applicable law or regulation; and (k) to the extent applicable, the requirements of paragraph (f) of Clause 26.3 (Financial testing) are satisfied. 6.4 Currency and amount (a) The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency. (b) Subject to paragraph (a) of Clause 5.5 (Limitations on Utilisations), the amount of the proposed Letter of Credit must be an amount whose Base Currency Amount is not more than the Available Facility and which is: A41108799 - 70 -

(i) if the currency selected is euro, a minimum of EUR 1,000,000 or, if less, the Available Facility; (ii) if the currency selected is sterling, a minimum of £750,000 or, if less, the Available Facility; or (iii) if the currency selected is an Optional Currency (other than sterling), the minimum amount specified by the Agent pursuant to paragraph (b)(ii) of Clause 4.2 (Conditions relating to Optional Currencies) or, if less, the Available Facility. 6.5 Issue of Letters of Credit (a) If the conditions set out in this Agreement have been met, the Issuing Bank shall issue the Letter of Credit on the Utilisation Date. (b) Subject to paragraph (a)(i) of Clause 4.1 (Conditions precedent), the Issuing Bank will only be obliged to comply with paragraph (a) above if on the date of the Utilisation Request or Renewal Request and on the proposed Utilisation Date: (i) in the case of a Letter of Credit to be renewed in accordance with Clause 6.6 (Renewal of a Letter of Credit), no notice of acceleration or cancellation has been given pursuant to Clause 28.16 (Acceleration) as a result of the occurrence of an Event of Default and, in the case of any other Utilisation, no Default is continuing or would result from the proposed Utilisation; (ii) in relation to a Utilisation to be made on the Closing Date, on the date of the Utilisation Request, each of the representations and warranties set out in Clause 24 (Representations) are true and accurate; (iii) in relation to any other Utilisation, on the date of the Utilisation Request and on the proposed Utilisation Date, the Repeating Representations that are stipulated to be made by each Obligor on the date of the Utilisation Request and on the proposed Utilisation Date are true and accurate (in all material respects in the case of Repeating Representations to which a materiality test is not already applied in accordance with their terms); and (iv) it would not be unlawful for the Issuing Bank to issue the Letter of Credit. (c) The amount of each Lender's participation in each Letter of Credit will be equal to the proportion borne by its Available Commitment to the Available Facility (in each case in relation to the relevant Revolving Facility) immediately prior to the issue of the Letter of Credit. (d) The Agent shall determine the Base Currency Amount of each Letter of Credit which is to be issued in an Optional Currency and shall notify the Issuing Bank and each Lender of the details of the requested Letter of Credit and its participation in that Letter of Credit by the Specified Time. 6.6 Renewal of a Letter of Credit (a) A Revolving Facility Borrower (or Listco on its behalf) may request that any Letter of Credit issued on behalf of that Revolving Facility Borrower be renewed by delivery to the Agent of a Renewal Request in substantially similar form to a Utilisation Request for a Letter of Credit by the Specified Time. A41108799 - 71 -

(b) The Finance Parties shall treat any Renewal Request in the same way as a Utilisation Request for a Letter of Credit, except that the conditions set out in paragraph (g) of Clause 6.3 (Completion of a Utilisation Request for Letters of Credit) shall not apply. (c) The terms of each renewed Letter of Credit shall be the same as those of the relevant Letter of Credit immediately prior to its renewal, except that: (i) its amount may be less than the amount of the Letter of Credit immediately prior to its renewal; and (ii) its Term shall start on the date which was the Expiry Date of the Letter of Credit immediately prior to its renewal, and shall end on the proposed Expiry Date specified in the Renewal Request. (d) If the conditions set out in this Agreement have been met, the Issuing Bank shall amend and re- issue any Letter of Credit pursuant to a Renewal Request. 6.7 Revaluation of Letters of Credit (a) If any Letters of Credit are denominated in an Optional Currency, the Agent shall, at annual intervals after the date of the respective Letter of Credit, recalculate the Base Currency Amount of each Letter of Credit by notionally converting into the Base Currency the outstanding amount of that Letter of Credit on the basis of the Agent's Spot Rate of Exchange on the date of calculation. (b) Listco shall, if requested by the Agent within five Business Days of any calculation under paragraph (a) above, ensure that within three Business Days sufficient Revolving Facility Utilisations are prepaid to prevent the Base Currency Amount of the Revolving Facility Utilisations exceeding the Total Revolving Facility Commitments (after deducting the total Ancillary Commitments) by more than 5 per cent. following any adjustment to a Base Currency Amount under paragraph (a) above. 6.8 Cash cover If the Facilities are prepaid in full, or on the Termination Date for a Revolving Facility there are Letters of Credit outstanding under that Revolving Facility, Listco shall: (a) provide cash cover in an amount not exceeding the amount of each such Letter of Credit; (b) provide counter-indemnification by a financial institution approved by the Issuing Bank in respect of each such Letter of Credit; or (c) at the request of the Issuing Bank, use all reasonable endeavours to procure the release of the Issuing Bank from its obligations under each such Letter of Credit. 7. LETTERS OF CREDIT 7.1 Immediately payable If a Letter of Credit or any amount outstanding under a Letter of Credit is expressed to be immediately payable, the Borrower that requested (or on behalf of which Listco requested) the issue of that Letter of Credit shall repay or prepay that amount immediately. A41108799 - 72 -

7.2 Claims under a Letter of Credit (a) Each Revolving Facility Borrower irrevocably and unconditionally authorises the Issuing Bank to pay any claim made or purported to be made under a Letter of Credit requested by it (or requested by Listco on its behalf) and which appears on its face to be in order (in this Clause 7, a "claim"). (b) Each Revolving Facility Borrower shall immediately on demand, or if such payment is being funded by a Revolving Facility Loan within three Business Days of demand, pay to the Agent for the Issuing Bank an amount equal to the amount of any claim. (c) Each Revolving Facility Borrower acknowledges that the Issuing Bank: (i) is not obliged to carry out any investigation or seek any confirmation from any other person before paying a claim; and (ii) deals in documents only and will not be concerned with the legality of a claim or any underlying transaction or any available set-off, counterclaim or other defence of any person. (d) The obligations of a Revolving Facility Borrower under this Clause 7.2 will not be affected by: (i) the sufficiency, accuracy or genuineness of any claim or any other document; or (ii) any incapacity of, or limitation on the powers of, any person signing a claim or other document. 7.3 Indemnities (a) Each Revolving Facility Borrower shall immediately on demand indemnify the Issuing Bank against any cost, loss or liability incurred by the Issuing Bank (otherwise than by reason of the Issuing Bank's gross negligence or wilful misconduct) in acting as the Issuing Bank under any Letter of Credit requested by (or on behalf of) that Revolving Facility Borrower. (b) Each Lender shall (according to its L/C Proportion) immediately on demand indemnify the Issuing Bank against any cost, loss or liability incurred by the Issuing Bank (otherwise than by reason of the Issuing Bank's gross negligence or wilful misconduct) in acting as the Issuing Bank under any Letter of Credit (unless the Issuing Bank has been reimbursed by an Obligor pursuant to a Finance Document). (c) If any Lender is not permitted (by its constitutional documents or any applicable law) to comply with paragraph (b) above, then that Lender will not be obliged to comply with paragraph (b) above and shall instead be deemed to have taken, on the date the Letter of Credit is issued (or, if later, on the date the Lender's participation in the Letter of Credit is transferred or assigned to the Lender in accordance with the terms of this Agreement), an undivided interest and participation in the Letter of Credit in an amount equal to its L/C Proportion of that Letter of Credit. On receipt of demand from the Agent, that Lender shall pay to the Agent (for the account of the Issuing Bank) an amount equal to its L/C Proportion of the amount demanded. (d) The Revolving Facility Borrower which requested (or on behalf of which Listco requested) a Letter of Credit shall immediately on demand reimburse any Lender for any payment it makes to the Issuing Bank under this Clause 7.3 in respect of that Letter of Credit. A41108799 - 73 -

(e) The obligations of each Lender under this Clause 7 are continuing obligations and will extend to the ultimate balance of sums payable by that Lender in respect of any Letter of Credit, regardless of any intermediate payment or discharge in whole or in part. (f) The obligations of any Lender or Revolving Facility Borrower under this Clause 7 will not be affected by any act, omission, matter or thing which, but for this Clause 7, would reduce, release or prejudice any of its obligations under this Clause 7 (without limitation and whether or not known to it or any other person), including: (i) any time, waiver or consent granted to, or composition with, any Obligor, any beneficiary under a Letter of Credit or any other person; (ii) the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor or any member of the Group; (iii) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor, any beneficiary under a Letter of Credit or other person or any non-presentation or non- observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security; (iv) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any beneficiary under a Letter of Credit or any other person; (v) any amendment (however fundamental) or replacement of a Finance Document, any Letter of Credit (if made with the consent of Listco) or any other document or security; (vi) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document, any Letter of Credit or any other document or security; or (vii) any insolvency or similar proceedings. 7.4 Rights of contribution No Obligor will be entitled to any right of contribution or indemnity from any Finance Party in respect of any payment it may make under this Clause 7. 7.5 Settlement conditional Any settlement or discharge between a Lender and the Issuing Bank shall be conditional upon no security or payment to the Issuing Bank by a Lender or any other person on behalf of a Lender being avoided or reduced by virtue of any laws relating to bankruptcy, insolvency, liquidation or similar laws of general application and, if any such security or payment is so avoided or reduced, the Issuing Bank shall be entitled to recover the value or amount of such security or payment from such Lender subsequently as if such settlement or discharge had not occurred. 7.6 Exercise of rights The Issuing Bank shall not be obliged before exercising any of the rights, powers or remedies conferred upon it in respect of any Lender by this Agreement or by law: (a) to take any action or obtain judgment in any court against any Obligor; (b) to make or file any claim or proof in a winding-up or dissolution of any Obligor; or A41108799 - 74 -

(c) to enforce or seek to enforce any other security taken in respect of any of the obligations of any Obligor under this Agreement. 8. OPTIONAL CURRENCIES 8.1 Selection of currency A Revolving Facility Borrower (or Listco on its behalf) shall select the currency of a Revolving Facility Utilisation in a Utilisation Request. 8.2 Unavailability of a currency If before the Specified Time on any Quotation Day: (a) a Lender notifies the Agent that the Optional Currency requested is not readily available to it in the amount required; or (b) a Lender notifies the Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it, the Agent will give notice to the relevant Revolving Facility Borrower to that effect by the Specified Time on that day. In this event, any Lender that gives notice pursuant to this Clause 8.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender's proportion of the Base Currency Amount or, in respect of a Rollover Loan, an amount equal to that Lender's proportion of the Base Currency Amount of the Rollover Loan that is due to be made) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period. 8.3 Agent's calculations Each Lender's participation in a Loan will be determined in accordance with paragraph (b) of Clause 5.4 (Lenders' participation). 9. ANCILLARY FACILITIES 9.1 Type of Facility An Ancillary Facility may be by way of: (a) an overdraft facility; (b) a guarantee, bonding, documentary or stand-by letter of credit facility; (c) a short-term loan facility; (d) a derivatives facility; (e) a foreign exchange facility; or (f) any other facility or accommodation required in connection with the business of the Group and which is agreed by Listco with an Ancillary Lender. 9.2 Availability (a) If Listco and a Lender agree and except as otherwise provided in this Agreement, the Lender may provide an Ancillary Facility on a bilateral basis in place of all or part of that Lender's unutilised Revolving Facility Commitment (which shall (except for the purpose of determining the Majority Lenders) be reduced by the amount of the Ancillary Commitment under that Ancillary Facility). A41108799 - 75 -

(b) An Ancillary Facility shall not be made available unless, not later than three Business Days prior to the Ancillary Commencement Date for an Ancillary Facility, the Agent has received from Listco: (i) a notice in writing requesting the establishment of an Ancillary Facility and specifying: (A) whether the Ancillary Facility is to be made under the Original Revolving Facility or under an Additional Revolving Facility; (B) the proposed Revolving Facility Borrower(s) (or Affiliates of a Revolving Facility Borrower) which may use the Ancillary Facility; (C) the proposed Ancillary Commencement Date and expiry date of the Ancillary Facility; (D) the proposed type of Ancillary Facility to be provided; (E) the proposed Ancillary Lender; (F) the proposed Ancillary Commitment, the maximum amount of the Ancillary Facility (if not denominated in the Base Currency) and, if the Ancillary Facility is an overdraft facility comprising more than one account, its maximum gross amount (that amount being the "Designated Gross Amount") and its maximum net amount (that amount being the "Designated Net Amount"); and (G) the proposed currency of the Ancillary Facility; (ii) a copy of the proposed Ancillary Document; and (iii) any other information which the Agent may reasonably request in connection with the Ancillary Facility. The Agent shall promptly notify Listco, the Ancillary Lender and the other Lenders of the establishment of an Ancillary Facility. No amendment or waiver of a term of any Ancillary Facility shall require the consent of any Finance Party other than the relevant Ancillary Lender. (c) Subject to compliance with paragraph (b) above: (i) the Lender concerned will become an Ancillary Lender; and (ii) the Ancillary Facility will be available, with effect from the date agreed by Listco and the Ancillary Lender. 9.3 Terms of Ancillary Facilities (a) Except as provided below, the terms of any Ancillary Facility will be those agreed by the Ancillary Lender and Listco. (b) However, those terms: (i) must be based upon normal commercial terms at that time (except as varied by this Agreement); (ii) may allow only Revolving Facility Borrowers (or Affiliates of Borrowers nominated pursuant to Clause 9.8 (Affiliates of Borrowers)) to use the Ancillary Facility; A41108799 - 76 -

(iii) may not allow the Ancillary Outstandings to exceed the Ancillary Commitment; (iv) may not allow the Ancillary Commitment of an Ancillary Lender to exceed the Available Commitment with respect to the relevant Revolving Facility of that Ancillary Lender (or that of its Affiliate); and (v) must require that the Ancillary Commitment is reduced to nil, and that all Ancillary Outstandings are repaid (or cash cover provided in respect of all the Ancillary Outstandings) not later than the Termination Date for the relevant Revolving Facility. (c) If there is any inconsistency between any term of an Ancillary Facility and any term of this Agreement, this Agreement shall prevail, except for (i) Clause 38.3 (Day count convention) which shall not prevail for the purposes of calculating fees, interest or commission relating to an Ancillary Facility and (ii) an Ancillary Facility comprising more than one account where the terms of the Ancillary Documents shall prevail. (d) Interest, commission and fees on Ancillary Facilities are dealt with in Clause 17.5 (Interest, commission and fees on Ancillary Facilities). 9.4 Repayment of Ancillary Facility (a) An Ancillary Facility shall cease to be available on the Termination Date in relation to the relevant Revolving Facility or such earlier date on which its expiry date occurs or on which it is cancelled in accordance with the terms of this Agreement. (b) If an Ancillary Facility expires in accordance with its terms, the Ancillary Commitment of the Ancillary Lender shall be reduced to zero (and its unutilised Revolving Facility Commitment shall be increased accordingly). (c) No Ancillary Lender may demand repayment or prepayment of any amounts or demand cash cover for any liabilities made available or incurred by it under its Ancillary Facility (except where the Ancillary Facility is provided on a net limit basis to the extent required to bring any gross outstandings down to the net limit) unless: (i) the Total Revolving Facility Commitments have been cancelled in full, or all outstanding Utilisations under the relevant Revolving Facility have become due and payable in accordance with the terms of this Agreement, or the Agent has declared all outstanding Utilisations under the relevant Revolving Facility immediately due and payable, or the expiry date of the Ancillary Facility occurs; (ii) it becomes unlawful in any applicable jurisdiction for the Ancillary Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in its Ancillary Facility; or (iii) the Ancillary Outstandings (if any) under that Ancillary Facility can be refinanced by a Revolving Facility Utilisation under the relevant Revolving Facility and the Ancillary Lender gives sufficient notice to enable a Utilisation under the relevant Revolving Facility to be made to refinance those Ancillary Outstandings. (d) For the purposes of determining whether or not the Ancillary Outstandings under an Ancillary Facility mentioned in paragraph (c)(iii) above can be refinanced by a Utilisation under the relevant Revolving Facility: A41108799 - 77 -

(i) the unutilised Revolving Facility Commitment of the Ancillary Lender will be increased by the amount of the respective Ancillary Commitment; and (ii) the Utilisation may (so long as paragraph (c)(i) above does not apply) be made irrespective of whether a Default is outstanding or any other applicable condition precedent is not satisfied (but only to the extent that the proceeds are applied in refinancing those Ancillary Outstandings) and irrespective of whether Clause 4.3 (Maximum number of Utilisations) or paragraph (a)(iv) of Clause 5.2 (Completion of a Utilisation Request for Loans) applies. (e) On the making of a Utilisation under a Revolving Facility to refinance Ancillary Outstandings: (i) each Lender will participate in that Utilisation in an amount (as determined by the Agent) which will result as nearly as possible in the aggregate amount of its participation in the Revolving Facility Utilisations then outstanding bearing the same proportion to the aggregate amount of the Revolving Facility Utilisations then outstanding as its Revolving Facility Commitment bears to the Total Revolving Facility Commitments; and (ii) the relevant Ancillary Facility shall be cancelled. (f) In relation to an Ancillary Facility which comprises an overdraft facility where a Designated Net Amount has been established, the Ancillary Lender providing that Ancillary Facility shall only be obliged to take into account for the purposes of calculating compliance with the Designated Net Amount those credit balances which it is permitted to take into account by the then current law and regulations in relation to its reporting of exposures to the Financial Conduct Authority as netted for capital adequacy purposes. 9.5 Ancillary Outstandings Each Revolving Facility Borrower and each Ancillary Lender agrees with and for the benefit of each Lender that: (a) the Ancillary Outstandings under any Ancillary Facility provided by that Ancillary Lender shall not exceed the Ancillary Commitment applicable to that Ancillary Facility and, where the Ancillary Facility is an overdraft facility comprising more than one account, Ancillary Outstandings under that Ancillary Facility shall not exceed the Designated Net Amount in respect of that Ancillary Facility; and (b) where all or part of the Ancillary Facility is an overdraft facility comprising more than one account, the Ancillary Outstandings (calculated on the basis that the words in brackets in paragraph (a) of the definition of that term were deleted) shall not exceed the Designated Gross Amount applicable to that Ancillary Facility. 9.6 Information Each Revolving Facility Borrower and each Ancillary Lender shall, promptly upon request by the Agent, supply the Agent with any information relating to the operation of an Ancillary Facility (including the Ancillary Outstandings) as the Agent may reasonably request from time to time. Each Revolving Facility Borrower consents to all such information being released to the Agent and the other Finance Parties. A41108799 - 78 -

9.7 Affiliates of Lenders as Ancillary Lenders (a) Subject to the terms of this Agreement, an Affiliate of a Lender may become an Ancillary Lender. In such case, the Lender and its Affiliate shall be treated as a single Lender whose Revolving Facility Commitment is the amount set out opposite the relevant Lender's name in the April 2017 Allocations Table and/or the amount of any Revolving Facility Commitment transferred to or assumed by that Lender under this Agreement, to the extent (in each case) not cancelled, reduced or transferred by it under this Agreement. For the purposes of calculating the Lender's Available Commitment with respect to the Revolving Facility, the Lender's Commitment shall be reduced to the extent of the aggregate of the Ancillary Commitments of its Affiliates. (b) Listco shall specify any relevant Affiliate of a Lender in any notice delivered by Listco to the Agent pursuant to paragraph (b)(i) of Clause 9.2 (Availability). (c) An Affiliate of a Lender which becomes an Ancillary Lender shall accede to this Agreement and the Intercreditor Agreement by delivery to the Security Agent of a duly completed Creditor/Agent Accession Undertaking (as defined in the Intercreditor Agreement). (d) If a Lender assigns all of its rights and benefits or transfers all of its rights and obligations to a New Lender (as defined in Clause 29 (Changes to the Lenders), its Affiliate shall cease to have any obligations under this Agreement or any Ancillary Document. (e) Where this Agreement or any other Finance Document imposes an obligation on an Ancillary Lender and the relevant Ancillary Lender is an Affiliate of a Lender which is not a party to that document, the relevant Lender shall ensure that the obligation is performed by its Affiliate. 9.8 Affiliates of Borrowers (a) Subject to the terms of this Agreement, an Affiliate of a Revolving Facility Borrower may with the approval of the relevant Lender become a borrower with respect to an Ancillary Facility. (b) Listco shall specify any relevant Affiliate of a Revolving Facility Borrower in any notice delivered by Listco to the Agent pursuant to paragraph (b)(i) of Clause 9.2 (Availability). (c) If a Revolving Facility Borrower ceases to be a Borrower under this Agreement in accordance with Clause 31.3 (Resignation of a Borrower), its Affiliate shall cease to have any rights under this Agreement or any Ancillary Document (unless that Affiliate is also the Affiliate of another Borrower). (d) Where this Agreement or any other Finance Document imposes an obligation on a Borrower under an Ancillary Facility and the relevant Borrower is an Affiliate of a Revolving Facility Borrower which is not a party to that document, the relevant Borrower shall ensure that the obligation is performed by its Affiliate. (e) Any reference in this Agreement or any other Finance Document to a Borrower being under no obligations (whether actual or contingent) as a Borrower under such Finance Document shall be construed to include a reference to any Affiliate of a Revolving Facility Borrower being under no obligations under any Finance Document or Ancillary Document (unless that Affiliate is also the Affiliate of another Borrower). A41108799 - 79 -

SECTION 4 REPAYMENT, PREPAYMENT AND CANCELLATION 10. REPAYMENT 10.1 Repayment of Term Loans (a) The Borrower under Facility B3 shall repay the Facility B3 Loans in full on the Termination Date for Facility B3 in euro. (b) The Borrower under Facility B4 shall repay the outstanding aggregate Facility B4 Loans by (i) on 15 May 2018 and on each subsequent anniversary of such date, repaying an amount which reduces the Base Currency Amount of the outstanding aggregate Facility B4 Loans by an amount equal to 1.00 per cent of the aggregate of (A) all Facility B4 Loans outstanding as at the date referred to in paragraph (b) of the definition of "Fungibility Date" and (B) the amount of outstanding Facility B7 Loans as at the Facility B7 Fungibility Date, without any double counting; and (ii) on the Termination Date for Facility B4, repaying the remaining Facility B4 Loans in full. (c) The Borrower under Facility B5 shall repay the Facility B5 Loans in full on the Termination Date for Facility B5 in euro. (d) The Borrower under Facility B6 shall repay the Facility B6 Loans by (i) on 15 May 2018 and on each subsequent anniversary of such date, repaying an amount which reduces the Base Currency Amount of the outstanding aggregate Facility B6 Loans by an amount equal to 1.00 per cent of the aggregate of all Facility B6 Loans outstanding as at the last day of the Availability Period applicable to Facility B6; and (ii) on the Termination Date for Facility B6, repaying the remaining Facility B6 Loans in full. (e) The Borrower under Facility B7 shall repay the Facility B7 Loans by (i) on 15 May 2019 and on each subsequent anniversary of such date, repaying an amount which reduces the Base Currency Amount of the outstanding aggregate Facility B7 Loans by an amount equal to 1.00 per cent of the aggregate of all Facility B7 Loans outstanding as at the last day of the Availability Period applicable to Facility B7; and (ii) on the Termination Date for Facility B7, repaying the remaining Facility B7 Loans in full. (f) The Borrower(s) in relation to each Additional Facility shall repay (or procure the repayment of) any amounts owing under that Facility in the manner specified in the Additional Facility Documents relating to that Additional Facility. (g) The Borrowers may not reborrow any part of a Term Facility which is repaid. 10.2 Repayment of Revolving Facility Loans Each Revolving Facility Borrower which has drawn a Revolving Facility Loan shall repay that Loan on the last day of its Interest Period. 10.3 Repayment of Ancillary Facilities On the Termination Date applicable to the relevant Revolving Facility, each Revolving Facility Borrower under an Ancillary Facility shall repay all amounts (if any) owing or outstanding under that Ancillary Facility. A41108799 - 80 -

11. ILLEGALITY, VOLUNTARY PREPAYMENT AND CANCELLATION 11.1 Illegality If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in any Utilisation: (a) that Lender shall promptly notify the Agent upon becoming aware of that event; (b) upon the Agent notifying Listco, the Commitments of that Lender will be immediately cancelled or, as the case may be, on such date that Lender's Commitments shall be transferred to another person pursuant to Clause 29.11 (Replacement of Lenders); and (c) each Borrower shall repay that Lender's participation in the Utilisations made to that Borrower on the last day of the Interest Period for each Utilisation occurring after the Agent has notified Listco or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) or, as the case may be, on such date that Lender's participation in the Utilisations shall be transferred at par to another person as set out in Clause 29.11 (Replacement of Lenders). 11.2 Illegality in relation to an Issuing Bank If it becomes unlawful for an Issuing Bank to issue or leave outstanding any Letter of Credit in any jurisdiction, then: (a) that Issuing Bank shall promptly notify the Agent upon becoming aware of that event; (b) upon the Agent notifying Listco, the Issuing Bank shall not be obliged to issue any Letter of Credit in that jurisdiction; (c) Listco shall procure that the relevant Borrower shall use its best endeavours to procure the release of each Letter of Credit issued by that Issuing Bank and outstanding at such time; and (d) unless any other Lender (or other person pursuant to Clause 29.11 (Replacement of Lenders)) has agreed to be an Issuing Bank pursuant to the terms of this Agreement, the Revolving Facility shall cease to be available for the issue of Letters of Credit in that jurisdiction. 11.3 Cancellation (a) Listco may, if it gives the Agent not less than three Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of EUR 1,000,000 in relation to Euro Denominated Facilities or US$1,000,000 in relation to US$ Denominated Facilities (or its equivalent)) of an Available Facility. Any cancellation under this Clause 11.3 shall reduce the Commitments of the Lenders rateably under that Facility. (b) In relation to each Facility, any Commitments which, at the end of the Availability Period applicable to that Facility, are unutilised shall immediately and automatically be cancelled at such time. A41108799 - 81 -

11.4 Voluntary prepayment of Term Loans (a) Subject to the Intercreditor Agreement and to paragraph (c) below, a Borrower to which a Term Loan has been made may, if it or Listco gives the Agent not less than five Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of that Term Loan (but, if in part, being a minimum amount of EUR 1,000,000 in relation to Euro Denominated Facilities or $1,000,000 in relation to US$ Denominated Facilities (or the equivalent)). (b) A Term Loan may only be prepaid after the last day of the Availability Period (or, if earlier, the day on which the applicable Available Facility is zero). 11.5 Voluntary prepayment of Revolving Facility Utilisations Subject to paragraph (b) below, a Borrower to which a Revolving Facility Utilisation has been made may, if such Borrower or Listco gives the Agent not less than five Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of a Revolving Facility Utilisation (but, if in part, being an amount that reduces the Base Currency Amount of the Revolving Facility Utilisation by a minimum amount of EUR 1,000,000 (or its equivalent)). 11.6 Right of cancellation and repayment in relation to a single Lender or Issuing Bank (a) If: (i) any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 18.2 (Tax gross-up); (ii) any Lender or Issuing Bank claims indemnification from an Obligor under Clause 18.3 (Tax indemnity) or Clause 19.1 (Increased Costs); (iii) a Market Disruption Event occurs pursuant to Clause 16 (Changes to the calculation of interest) in relation to certain but not all the Lenders; or (iv) at any time a Lender becomes a Non-Consenting Lender, Listco may, whilst the circumstance giving rise to the requirement or indemnification continues, give the Agent notice: (A) (if such circumstances relate to a Lender) of cancellation of the Commitments of that Lender and its intention to procure the repayment of that Lender's participation in the Utilisations or to require the transfer of that Lender's rights and obligations pursuant to Clause 29.11 (Replacement of Lenders); or (B) (if such circumstances relate to the Issuing Bank) of repayment of any outstanding Letter of Credit issued by it and cancellation of its appointment as an Issuing Bank under this Agreement in relation to any Letters of Credit to be issued in the future or its request to transfer that Issuing Bank's rights and obligations pursuant to Clause 29.11 (Replacement of Lenders). (b) On receipt of a notice referred to in paragraph (a) above in relation to a Lender, the Commitments of that Lender shall immediately be reduced to zero or transferred to another person pursuant to Clause 29.11 (Replacement of Lenders). A41108799 - 82 -

(c) On the last day of each Interest Period which ends after Listco has given notice under paragraph (a)(i), (ii) or (iii) above in relation to a Lender (or, if earlier, the date specified by Listco in that notice), each Borrower to which a Utilisation is outstanding shall repay that Lender's participation in that Utilisation together with all interest and other amounts accrued under the Finance Documents or the relevant Lender shall transfer its rights and obligations pursuant to Clause 29.11 (Replacement of Lenders). (d) On the last day of each Interest Period which ends after Listco has given notice under paragraph (a)(iv) above in relation to a Lender (or, if earlier, the date specified by Listco in that notice), each Borrower to which a Utilisation is outstanding shall, with the consent of each of the Lenders forming the Majority Lenders (unless the prepayment is funded by New Equity or Subordinated Debt received after the Closing Date or Retained Cash) repay that Lender's participation in that Utilisation together with all interest and other amounts accrued under the Finance Documents and/or the relevant Lender shall transfer its rights and obligations pursuant to Clause 29.11 (Replacement of Lenders). 12. MANDATORY PREPAYMENT 12.1 Exit (a) Upon the occurrence of: (i) a Change of Control; or (ii) the sale of all or substantially all of the assets of the Group, whether in a single transaction or a series of related transactions, Listco shall immediately notify the Agent (who shall notify the Finance Parties), and each Lender shall be entitled to require, by written notice to the Obligors' Agent received not later than the date 30 days after the date on which the Lenders received notice that such event has occurred, that its Commitments are cancelled and all outstanding Utilisations (together with all other amounts accrued or owing under the Finance Documents) in respect of that Lender become immediately due and payable, whereupon: (A) all such amounts will become immediately due and payable and the Borrowers will immediately prepay or procure the prepayment of all Utilisations and Ancillary Outstandings provided by that Lender, together with accrued interest and all other amounts accrued or owing under the Finance Documents to and in respect of that Lender; (B) each Borrower will immediately repay or procure the repayment of all sums advanced to it under any Ancillary Facility (including all Ancillary Outstandings), together with all other amounts accrued or owing by the Obligors in connection therewith, made available by that Lender (provided that a Borrower and an Ancillary Facility Lender may agree, as between themselves only and notwithstanding paragraph (1) above, that any Ancillary Facilities will continue to remain available on a bilateral basis between such parties and not under (or subject to the terms of) the Finance Documents (in which case such Ancillary Facilities will be treated as repaid in full for all purposes under the Finance Documents)); and A41108799 - 83 -

(C) the Commitments of that Lender will be cancelled and such Lender shall have no Commitments or obligation to participate in further Utilisations requested under this Agreement. 12.2 Disposal, insurance and Excess Cashflow (a) For the purposes of this Clause 12.2, Clause 12.3 (Application of mandatory prepayments) and Clause 12.4 (Mandatory Prepayment Account): "Disposal" means a sale, lease, licence, transfer, loan or other disposal by a person of any asset, undertaking or business (whether by a voluntary or involuntary single transaction or series of transactions). "Disposal Proceeds" means the Net Proceeds received by any member of the Group (including any amount received in repayment of intercompany debt) for any Disposal made by any member of the Group, except for Excluded Disposal Proceeds. "Excluded Disposal Proceeds" means the Net Proceeds of any Disposal which is or which are: (i) of trading assets made by any member of the Group in the ordinary course of trading of the disposing entity; (ii) of any asset by a member of the Group (the "Disposing Company") to another member of the Group (the "Acquiring Company"), but if the Disposing Company is a Guarantor, the Acquiring Company must also be a Guarantor and if the Disposing Company has given Security over the asset the Acquiring Company must, subject to the Security Principles, give equivalent Security over the asset; (iii) of any asset from an Obligor to a member of the Group which is not an Obligor provided that the aggregate amount transferred by all Obligors (net of the value of any assets transferred from a member of the Group which is not an Obligor to an Obligor) does not exceed at any time EUR 60,000,000 (or its equivalent); (iv) of assets (other than shares, businesses or intellectual property) in exchange for other assets reasonably comparable or superior as to type or quality for use in the business; (v) of Cash or Cash Equivalent Investments; (vi) constituted by a licence of Intellectual Property; (vii) made to a Joint Venture, to the extent permitted by Clause 27.8 (Joint Ventures); (viii) arising as a result of any Permitted Security or Permitted Transaction; (ix) a lease or licence of Real Property in the ordinary course of business; (x) an individual Disposal not falling under the preceding paragraphs where the Net Proceeds from that Disposal are an amount less than EUR 10,000,000 (or its equivalent); (xi) applied or committed to be applied or designated by the board of directors of Listco for application in the purchase of assets, Permitted Acquisitions and Capital Expenditure within 12 Months of receipt (or such longer period as the Majority Lenders may agree), provided that if so designated or committed, they are actually so applied within 18 Months of receipt; or A41108799 - 84 -

(xii) disposals not falling under the preceding paragraphs, the Net Proceeds of which when aggregated with the Net Proceeds of other Disposals made in the same Financial Year of Listco and not falling under the preceding paragraphs do not exceed an amount of EUR 50,000,000 (or its equivalent) in any Financial Year. "Excluded Insurance Proceeds" means any Net Proceeds of insurance claims: (i) which are third party liability, business interruption or similar claims; (ii) which do not exceed an amount of EUR 10,000,000 (or its equivalent) in aggregate in any Financial Year; or (iii) which are applied, committed to be so applied or designated by the board of directors of Listco to be so applied: (A) to meet a third party claim; or (B) to the replacement, reinstatement and/or repair of the assets in respect of which the relevant insurance claim was made, within 12 Months of receipt (or such longer period as the Majority Lenders may agree), provided that if so designated or committed they are actually so applied within 18 Months of receipt. "Insurance Proceeds" means the Net Proceeds of any insurance claim received by any member of the Group, except for Excluded Insurance Proceeds. (b) Listco shall ensure that the Borrowers shall prepay Utilisations at the times and in the order of application contemplated by Clause 12.3 (Application of mandatory prepayments) in respect of: (i) the amount of Disposal Proceeds; and (ii) the amount of Insurance Proceeds. (c) Excess Cashflow For any Financial Year of Listco commencing with the Financial Year ending on 31 December 2018, Listco shall ensure that the Borrowers prepay Utilisations at the time and in the order of application contemplated by Clause 12.3 (Application of mandatory prepayments) in an amount equal to: (i) in respect of each Financial Year at the end of which Debt Cover is greater than 4.5:1, 50 per cent. of the Excess Cashflow for that Financial Year; (ii) in respect of each Financial Year at the end of which Debt Cover is equal to or less than 4.5:1 but greater than 3.75:1, 25 per cent. of Excess Cashflow for that Financial Year; and (iii) for the avoidance of doubt, in respect of each Financial Year at the end of which Debt Cover is equal to or less than 3.75:1, none of the Excess Cashflow for that Financial Year, (and, for this purpose, Debt Cover shall be calculated after taking into account any prepayment to be made under this paragraph (c) to the extent not leading to double counting), provided that from the applicable percentage of Excess Cashflow shall be deducted: A41108799 - 85 -

(A) any voluntary prepayments made during that Financial Year; and (B) an amount of EUR 60,000,000 as a de minimis amount. 12.3 Application of mandatory prepayments (a) A prepayment made under Clause 12.2 (Disposal, insurance and Excess Cashflow) shall be applied in the following order: (i) first, in prepayment of Term Loans as contemplated below; (ii) secondly, in cancellation of Available Commitments under each Revolving Facility (and the Available Commitments of the Lenders under each Revolving Facility will be cancelled rateably); (iii) thirdly, in prepayment and cancellation of Revolving Facility Utilisations and of Revolving Facility Commitments; and (iv) fourthly, in repayment and cancellation of the Ancillary Outstandings and Ancillary Commitments. (b) A prepayment under Clause 12.2 (Disposal, insurance and Excess Cashflow) shall prepay the Term Loans if after the applicable Availability Period, in amounts which reduce each of the Term Loans by the same proportion and pro rata across those Loans. (c) Unless Listco makes an election under paragraph (d) below, the Borrowers shall apply such amount against prepayments and cancellations which are due under this Agreement in accordance with paragraph (a) above at the following times: (i) in the case of any prepayment relating to the amounts of Disposal Proceeds or Insurance Proceeds, promptly upon receipt of those proceeds; and (ii) subject to Clause 12.6 (Right to refuse prepayment), in the case of any prepayment relating to an amount of Excess Cashflow, on the last day of the first Interest Period ending at least 15 Business Days after the date of delivery of the annual consolidated accounts of Listco pursuant to Clause 25.1 (Financial statements) for the relevant Financial Year. (d) Listco may, by giving the Agent not less than three Business Days' (or such shorter period as the Majority Lenders may agree) prior written notice, elect that any amounts to be applied in prepayment pursuant to Clause 12.2 (Disposal, insurance and Excess Cashflow) be paid into the Mandatory Prepayment Account. (e) If Listco has made an election under paragraph (d) above but an Event of Default under Clause 28.1 (Non-payment) has occurred and is continuing or a notice of acceleration or cancellation has been given pursuant to Clause 28.16 (Acceleration), that election shall no longer apply and the amount of the relevant prepayment shall be immediately due and payable (unless the Majority Lenders otherwise agree in writing). (f) The Agent shall notify the Lenders as soon as possible of any prepayment of any Term Loan to be made under Clause 11.4 (Voluntary prepayment of Term Loans) or Clause 12.2 (Disposal, insurance and Excess Cashflow). A41108799 - 86 -

12.4 Mandatory Prepayment Account (a) Listco shall ensure that: (i) Disposal Proceeds and Insurance Proceeds in respect of which Listco has made an election under paragraph (d) of Clause 12.3 (Application of mandatory prepayments) are paid into a Mandatory Prepayment Account promptly upon receipt by a member of the Group; and (ii) an amount equal to any Excess Cashflow in respect of which Listco has made an election under paragraph (d) of Clause 12.3 (Application of mandatory prepayments) is paid into a Mandatory Prepayment Account promptly after such election, and Listco and each Borrower irrevocably authorise the Agent to apply amounts credited to the Mandatory Prepayment Account which are required to be applied pursuant to paragraph (b) or (c) of Clause 12.2 (Disposal, insurance and Excess Cashflow) to pay amounts due and payable under Clause 12.3 (Application of mandatory prepayments) and otherwise under the Finance Documents on the last day of the Interest Period relating to the relevant Term Loan. A Lender, Security Agent or Agent with which a Mandatory Prepayment Account is held acknowledges and agrees that (A) interest shall accrue at normal commercial rates on amounts credited to that account and, subject to there being no Event of Default continuing, that the account holder shall be entitled to withdraw or transfer such interest (which shall be paid in accordance with the mandate relating to such account) and (B) such Mandatory Prepayment Account is subject to the Transaction Security. 12.5 General (a) All prepayments to be made under Clause 12.2 (Disposal, insurance and Excess Cashflow) are subject to permissibility under local law (including, without limitation, financial assistance, corporate benefit restrictions on up-streaming of cash intra-group and the fiduciary and statutory duties of the directors of the relevant members of the Group). There will be no requirement to make any prepayment where the Tax or other cost to the Group of making that payment or making the relevant funds available to another member of the Group to enable such payment to be made is disproportionate to the amount to be prepaid. For the avoidance of doubt, such payment is disproportionate if the costs exceed an amount equal to 3 per cent. of the amount to be prepaid. Listco shall ensure that all members of the Group will use their reasonable endeavours to overcome any restrictions and/or minimise any costs of a prepayment. If at any time those restrictions are removed, any relevant proceeds will be applied in prepayment of the Facilities at the end of the next Interest Period. (b) Notwithstanding Clause 12.3 (Application of mandatory prepayments), if a Borrower is unable to up-stream moneys required to be prepaid in accordance with this Clause 12 but can prepay Term Loans made to it otherwise than in accordance with the order of prepayment described in Clause 12.3 (Application of mandatory prepayments), then that Borrower will prepay Term Loans made to it unless the relevant Borrower certifies to the Lender that it is not able to as a result of matters described in paragraph (a) above. 12.6 Right to Refuse Prepayment (a) Subject to paragraph (b) below, if a Lender (a "Non-Accepting Lender") to which a proposed payment under paragraph (c) of Clause 12.2 (Disposal, insurance and Excess Cashflow) would A41108799 - 87 -

otherwise be made, gives notice to the Agent by 11.00 a.m. on the third Business Day prior to the date on which a prepayment referred to in paragraph (c) of Clause 12.2 (Disposal, Insurance and Excess Cashflow) is to be made (or such shorter period as the Agent may agree) of its intention to waive its right to receive such prepayment, that Lender will be deemed to have waived its right to receive such prepayment to the extent specified in that notice. (b) If any Non-Accepting Lender delivers any notice under paragraph (a) above, the amount in respect of which that Non-Accepting Lender has been deemed to have waived its right to prepayment under paragraph (a) above (the "Waived Amount") shall be retained by the Group or (at Listco's option) offered on a pro rata basis to the other Lenders under the Term Facilities. 13. RESTRICTIONS 13.1 Notices of cancellation or prepayment (a) Subject to paragraph (b) below, any notice of cancellation or prepayment given by any Party under Clause 11 (Illegality, voluntary prepayment and cancellation) or Clause 12 (Mandatory prepayment) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment. (b) Any notice of prepayment and/or cancellation given by Listco under paragraph (a) of Clause 11.3 (Cancellation), Clause 11.4 (Voluntary prepayment of Term Loans) and/or Clause 11.5 (Voluntary prepayment of Revolving Facility Utilisations) may provide that the relevant prepayment and/or cancellation (as applicable) referred to therein is conditional. 13.2 Interest and other amounts Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs and subject to Clause 17.6 (Call premium), without premium or penalty. 13.3 No reborrowing of Term Facilities No Borrower may reborrow any part of a Term Facility which is prepaid. 13.4 Reborrowing of Revolving Facility Unless a contrary indication appears in this Agreement, any part of a Revolving Facility which is prepaid may be reborrowed in accordance with the terms of this Agreement. 13.5 Prepayment in accordance with Agreement No Borrower shall repay or prepay all or any part of the Utilisations or cancel all or any part of the Commitments, except at the times and in the manner expressly provided for in this Agreement. 13.6 No reinstatement of Commitments No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated. 13.7 Agent's receipt of notices If the Agent receives a notice under Clause 11 (Illegality, voluntary prepayment and cancellation) or Clause 12 (Mandatory prepayment), it shall promptly forward a copy of that notice to either Listco or the affected Lender, as appropriate. A41108799 - 88 -

SECTION 5 COSTS OF UTILISATION 14. INTEREST 14.1 Calculation of interest The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable: (a) Margin; and (b) LIBOR or, in relation to any Loan in euro, EURIBOR. 14.2 Payment of interest The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six Monthly intervals after the first day of the Interest Period). 14.3 Default interest (a) If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is 1 per cent. per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 14.3 shall be immediately payable by the Obligor on demand by the Agent. (b) If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan: (i) the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and (ii) the rate of interest applying to the overdue amount during that first Interest Period shall be 1 per cent. per annum higher than the rate which would have applied if the overdue amount had not become due. (c) Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable. 14.4 Notification of rates of interest The Agent shall promptly notify the Lenders and the relevant Borrower (or Listco) of the determination of a rate of interest under this Agreement. 15. INTEREST PERIODS 15.1 Selection of Interest Periods (a) A Borrower (or Listco on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan is a Term Loan and has already been borrowed) in a Selection Notice. A41108799 - 89 -

(b) Each Selection Notice for a Term Loan is irrevocable and must be delivered to the Agent by the Borrower (or Listco on behalf of the Borrower) to which that Term Loan was made not later than the Specified Time. (c) If a Borrower (or Listco) fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will be one Month. (d) Subject to this Clause 15, a Borrower (or Listco) may select an Interest Period: (i) in respect of any Euro Denominated Facility, of one, two, three or six Months; or (ii) in respect of any US$ Denominated Facility, of one, two or three Months; or (iii) (in either case) any other period agreed between Listco and the Agent (if such period is longer than six Months, acting on the instructions of all the Lenders under the relevant Facility). In addition, a Borrower (or Listco on its behalf) may select an Interest Period of a period necessary so that the last day of the relevant Interest Period matches any relevant payments under the Hedging Agreements. (e) Each Interest Period for a Term Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period. (f) A Revolving Facility Loan has one Interest Period only. (g) An Interest Period for a Loan shall not extend beyond the Termination Date applicable to its facility. (h) Prior to the date on which the re-designation of Facility B5 Commitments referred to in Clause 2.5 occurs, Interest Periods for Facility B3 shall be one Month (or such other period as the Arrangers and Listco may agree). (i) Prior to the date on which the re-designation of Facility B6 Commitments referred to in Clause 2.6 occurs, Interest Periods for Facility B4 shall be one Month (or such other period as the Arrangers and Listco may agree). (j) Prior to the date on which the re-designation of Facility B7 Commitments referred to in Clause 2.7 occurs, Interest Periods for Facility B4 shall be one Month (or such other period as the Arrangers and Listco may agree). (k) The first Interest Period for Facility B5 shall be the period from the last day of the Availability Period for Facility B5 until the Fungibility Date. (l) The first Interest Period for Facility B6 shall be the period from the last day of the Availability Period for Facility B6 until the Fungibility Date. (m) The first Interest Period for Facility B7 shall be the period from the last day of the Availability Period for Facility B7 until the Facility B7 Fungibility Date. 15.2 Non-Business Days If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not). 15.3 Consolidation and division of Term Loans If two or more Interest Periods: A41108799 - 90 -

(i) relate to Term Loans in the same currency made under the same Facility; (ii) end on the same date; and (iii) are made to the same Borrower, those Term Loans will, unless that Borrower (or Listco on its behalf) specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Term Loan on the last day of the Interest Period. 16. CHANGES TO THE CALCULATION OF INTEREST 16.1 Absence of quotations Subject to Clause 16.2 (Market disruption), if LIBOR or, if applicable, EURIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR or EURIBOR shall be determined on the basis of the quotations of the remaining Reference Banks. 16.2 Market disruption (a) If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender's share of that Loan for the Interest Period shall be the rate per annum which is the sum of: (i) the Margin; and (ii) the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select. (b) In this Agreement "Market Disruption Event" means: (i) at or about noon on the Quotation Day for the relevant Interest Period, the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR or, if applicable, EURIBOR for the relevant currency and Interest Period; or (ii) before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 50 per cent. of that Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR or, if applicable, EURIBOR. 16.3 Alternative basis of interest or funding (a) If a Market Disruption Event occurs and the Agent or Listco so requires, the Agent and Listco shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest. (b) Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and Listco, be binding on all Parties. A41108799 - 91 -

16.4 Break Costs (a) Each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum. (b) Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue. 17. FEES 17.1 Commitment fee (a) (i) Listco shall pay, or cause to be paid, to the Agent: (A) (for the account of each Original Revolving Facility Lender) a fee in the Base Currency in relation to the Original Revolving Facility, computed at the rate of 40 per cent. of the Margin in relation to the Original Revolving Facility Loans on that Lender's Available Commitment under the Original Revolving Facility on and from the April 2017 Effective Date until the end of the Availability Period applicable to the Original Revolving Facility; and (B) (for the account of each relevant Additional Facility Lender) a commitment fee computed at the rate and in respect of any Additional Facility, as determined in accordance with the terms of any Additional Facility Notice, provided that (for the avoidance of doubt) no such fee shall accrue or be payable in respect of Facility B3, Facility B4, Facility B5, Facility B6 or Facility B7. (ii) The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the relevant Availability Period, on the last day of the relevant Availability Period and on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective (or, in the case of an Additional Facility Loan, at such other times and/or (as the case may be) for such other periods as determined in accordance with the terms of any Additional Facility Notice). (b) (i) Listco shall pay, or cause to be paid, to the Agent: (A) (for the account of each Lender under Facility B5) a fee in the Base Currency in relation to Facility B5, computed at the rate of 50 per cent. of the Margin in relation to Facility B5 Loans on that Lender's Available Commitment under Facility B5 on and from (but excluding) the date falling 30 days after the December 2017 Effective Date until the end of the Availability Period applicable to Facility B5; and (B) (for the account of each Lender under Facility B6) a fee in the Base Currency in relation to Facility B6, computed at the rate of 50 per cent. of the Margin in relation to Facility B6 Loans on that Lender's Available Commitment under Facility B6 on and from (but excluding) the date falling 30 days after the A41108799 - 92 -

December 2017 Effective Date until the end of the Availability Period applicable to Facility B6, provided that (for the avoidance of doubt) no such fee shall accrue or be payable in respect of Facility B3 or Facility B4. (ii) Listco shall pay, or cause to be paid, to the Agent (for the account of each Lender under Facility B7) a fee in the Base Currency in relation to Facility B7, computed at the rate of: (A) 50 per cent. of the Margin in relation to Facility B7 Loans on that Lender's Available Commitment under Facility B7 on and from (but excluding) the date falling 30 days after date of allocation of commitments under Facility B7 (the "Facility B7 Allocation Date”) until the earlier of (i) the end of the Availability Period applicable to Facility B7 and (ii) the date falling 60 days after the Facility B7 Allocation Date; and (B) 100 per cent. of the Margin in relation to Facility B7 Loans on that Lender’s Available Commitment under Facility B7 on and from (but excluding) the date falling 60 days after the Facility B7 Allocation Date until the end of the Availability Period applicable to Facility B7. (iii) The commitment fees described at paragraph (b)(i) and (b)(ii) above shall in each case be payable on the last day of the relevant Availability Period and on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective. 17.2 Arrangement fee Subject to a Utilisation being made under this Agreement, Listco shall pay, or cause to be paid, to the Arrangers an arrangement or any other fee in the amount and at the times agreed in a Fee Letter or a Mandate Document. 17.3 Agency fee Subject to a Utilisation being made under this Agreement, Listco shall pay, or cause to be paid, to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter. 17.4 Fees payable in respect of Letters of Credit (a) Each Borrower shall pay to the Agent for the account of the Issuing Bank a fronting fee at the rate of 0.125 per cent. per annum on the outstanding amount which is counter-indemnified by the other Lenders of each Letter of Credit requested by it for the period from the issue of that Letter of Credit until its Expiry Date. (b) Each Borrower shall pay to the Agent (for the account of each Lender) a Letter of Credit fee (computed at the rate per annum equal to the Margin applicable to a Revolving Facility Loan) on the outstanding amount of each Letter of Credit requested by it for the period from the issue of that Letter of Credit until its Expiry Date. This fee shall be distributed according to each Lender's L/C Proportion of that Letter of Credit. (c) The accrued fronting fee and Letter of Credit fee on a Letter of Credit set out in paragraphs (a) and (b) above, respectively, shall be payable on the last day of each successive period of three Months (or such shorter period as shall end on the Expiry Date for that Letter of Credit) starting on the date of issue of that Letter of Credit. The accrued fronting fee and Letter of Credit fee are A41108799 - 93 -

also payable to the Agent on the cancelled amount of any Lender's Revolving Facility Commitment at the time the cancellation is effective if that Commitment is cancelled in full and the Letter of Credit is prepaid or repaid in full. (d) If a Borrower cash covers any part of a Letter of Credit then: (i) no fronting fee shall be payable to the Issuing Bank (but the Letter of Credit fee shall be payable for the account of each Lender but calculated, for this purpose, at the rate of 50 per cent. of the Margin applicable to the Revolving Facility) until the expiry of the Letter of Credit; and (ii) each Borrower will be entitled to withdraw the interest accrued on the cash cover to pay the fees set out in paragraph (i) above. 17.5 Interest, commission and fees on Ancillary Facilities The rate and time of payment of interest, commission, fees and any other remuneration in respect of each Ancillary Facility shall be determined by agreement between the relevant Ancillary Lender and the Borrower of that Ancillary Facility based upon normal market rates and terms. 17.6 Call premium (a) If any Re-pricing Event occurs with respect to either Facility B3 or Facility B5 at any time during the period from (and including) the December 2017 Effective Date to (and including) the date falling six Months after the December 2017 Effective Date, Listco shall pay, or cause to be paid, to the Agent on the date of such Re-pricing Event (for the account of each Lender whose participations in Utilisations are the subject of the relevant Re-pricing Event), in each case, a fee in an aggregate amount equal to one per cent. of that Lender's participation in those Utilisations which are subject to that Re-pricing Event. (b) If any Re-pricing Event occurs with respect to either Facility B4, Facility B6 or Facility B7 at any time during the period from (and including) the 2018 Effective Date to (and including) the date falling six Months after the 2018 Effective Date, Listco shall pay, or cause to be paid, to the Agent on the date of such Re-pricing Event (for the account of each Lender whose participations in Utilisations are the subject of the relevant Re-pricing Event), in each case, a fee in an aggregate amount equal to one per cent. of that Lender's participation in those Utilisations which are subject to that Re-pricing Event. (c) In this Clause: "Re-pricing Event" means: (i) any prepayment or repayment of any Utilisation with the proceeds of, or any conversion or rollover of Utilisations into, any new, additional or replacement, securities, issuance, facility, tranche or commitment (or any increase in any securities, issuance, facility, tranche or commitment) the all-in yield (determined in a manner consistent with that described in paragraph (d)(iv) of Clause 2.4 (Additional Facilities) of which as of the date of establishment is lower than the all-in yield (calculated on the same basis) applicable to the relevant Facility in respect of which the relevant Utilisation to be prepaid or repaid (or, as applicable, converted or rolled-over) relates as of the date of establishment of the A41108799 - 94 -

relevant new, additional or replacement, securities, issuance, facility, tranche or commitment (or increase in any securities, issuance, facility, tranche or commitment); or (ii) any amendment to any Finance Document the effect of which is to reduce the all-in yield applicable to any Facility (in each case, calculated on a consistent basis and excluding any arrangement, structuring or other upfront fees and any prepayment fees payable in connection therewith or consequent thereon), but in each case excluding any prepayment, repayment or amendment in connection with a Change of Control. A41108799 - 95 -

SECTION 6 ADDITIONAL PAYMENT OBLIGATIONS 18. TAX GROSS-UP AND INDEMNITIES 18.1 Definitions (a) In this Agreement: "Domestic Lender" means, in relation to any Obligor other an Obligor incorporated in the United Kingdom, a Lender that is lending through a Facility Office in, and is resident for tax purposes in, the jurisdiction of incorporation of that Obligor (the "Relevant Tax Jurisdiction") (provided that interest payments received through such Facility Office are included within the taxable profits of that Facility Office for the purpose of calculating that Lender's taxable income in such jurisdiction). "Protected Party" means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document. "Qualifying Lender" means: (i) a UK Qualifying Lender; (ii) a Domestic Lender; (iii) a Treaty Lender; (iv) a Lender to which all payments of interest and other payments on an advance under a Finance Document can be made by the relevant Obligor making the payment without a Tax Deduction being imposed; or (v) a Lender which Listco has confirmed in writing to the Agent is to be treated as a Qualifying Lender. "UK Qualifying Lender" means: (i) a Lender (other than a Lender within paragraph (ii) below) which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is: (A) a Lender: (1) which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Finance Document; or (2) in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made, and which is within the charge to United Kingdom corporation tax in respect of any payments made in respect of that advance, A41108799 - 96 -

(B) a Lender which is: (1) a company resident in the United Kingdom for United Kingdom tax purposes; (2) a partnership, each member of which is: (a) a company so resident in the United Kingdom; or (b) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of Section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or (3) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of Section 19 of the CTA) of that company; or (ii) a Lender that is a building society (as defined for the purpose of section 880 of the ITA) making an advance under a Finance Document. "Tax Confirmation" means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either: (i) a company resident in the United Kingdom for United Kingdom tax purposes; or (ii) a partnership each member of which is: (A) a company so resident in the United Kingdom; or (B) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of Section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or (iii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of Section 19 of the CTA) of that company. "Tax Credit" means a credit against, relief or remission for, or repayment of, any Tax. "Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction. "Tax Payment" means either the increase in a payment made by an Obligor to a Finance Party under Clause 18.2 (Tax gross-up) or a payment under Clause 18.3 (Tax indemnity). "Treaty Lender" means a Lender which: A41108799 - 97 -

(i) is treated as a resident of a Treaty State for the purposes of the Treaty; (ii) does not carry on a business in the jurisdiction of incorporation of the respective Obligor (or, where Listco is the relevant Obligor, the United Kingdom, unless and until such time as Listco ceases to be resident in the United Kingdom for United Kingdom tax purposes) through a permanent establishment with which that Lender's participation in the Loan is effectively connected; and (iii) fulfils any other condition which must be fulfilled under the double taxation agreement by residents of the Treaty State for such resident to obtain exemption from taxation on interest in the Obligor's Relevant Jurisdiction, subject to the completion of procedural formalities. "Treaty State" means a jurisdiction having a double taxation agreement (a "Treaty") with the jurisdiction of incorporation of the relevant Obligor (or, where Listco is the relevant Obligor, the United Kingdom, unless and until such time as Listco ceases to be resident in the United Kingdom for United Kingdom tax purposes) which makes provision for full exemption from tax imposed by the jurisdiction of incorporation of the relevant Obligor on interest. "UK Non-Bank Lender" means: (i) where a Lender becomes a Party on the day on which this Agreement is entered into, a Lender which gives a Tax Confirmation to the Agent or Listco in connection with this Agreement; (ii) where a Lender becomes a Party after the day on which this Agreement is entered into, a Lender which gives a Tax Confirmation in the Transfer Certificate and Lender Accession Undertaking or the Lender Accession Notice which it executes on becoming a Party. Unless a contrary indication appears, in this Clause 18 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination. 18.2 Tax gross-up (a) Subject to Clause 18.8 (Tax gross-up by Guarantors), each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law. (b) Listco shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender or Issuing Bank shall notify the Agent on becoming so aware in respect of a payment payable to that Lender or Issuing Bank. If the Agent receives such notification from a Lender or Issuing Bank it shall promptly notify Listco and that Obligor. (c) If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required. (d) Other than with respect to the US Co-Borrower, an Obligor is not required to make an increased payment to a Lender under paragraph (c) above for a Tax Deduction in respect of Tax imposed A41108799 - 98 -

by the respective Obligor's Relevant Jurisdiction from a payment, if on the date on which the payment falls due: (i) the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or concession of any relevant taxing authority; (ii) the relevant Lender is a Qualifying Lender solely under paragraph (i)(B) of the definition of 'UK Qualifying Lender'; and (A) the Board of HM Revenue and Customs has given (and not revoked) a direction (a "Direction") under section 931 of the ITA which relates to that payment and that Lender has received from that Obligor or Listco a certified copy of that Direction; and (B) the payment could have been made to the Lender without any Tax Deduction in the absence of that Direction; or (iii) the relevant Lender is a Qualifying Lender solely by virtue of paragraph (i)(B) of the definition of 'UK Qualifying Lender' and; (A) the relevant Lender has not given a Tax Confirmation to Listco; and (B) the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to Listco, on the basis that the Tax Confirmation would have enabled Listco to have formed a reasonable belief that the payment was an "excepted payment" for the purpose of section 930 of the ITA; (iv) the relevant Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (g) below; or (v) the relevant Lender is a Treaty Lender and the relevant Obligor is incorporated in the United Kingdom and it has not received a direction (other than that of a provisional nature) from HM Revenue and Customs which is in full force and effect entitling the relevant Obligor to make such payment to that Lender without deducting United Kingdom Tax. (e) If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law. (f) Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment a statement under section 975 of the ITA or other evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority. A41108799 - 99 -

(g) A Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction (including the filing of any relevant tax forms prior to the end of an Interest Period). (h) A UK Non-Bank Lender shall promptly notify Listco and the Agent if there is any change in the position from that set out in the Tax Confirmation given by it. (i) A Guarantor shall only be obliged to make a payment for or on account of a Tax Deduction if that payment would have been required to be made by the respective Obligor on the underlying liability. 18.3 Tax indemnity (a) Subject to Clause 18.8 (Tax gross-up by Guarantors), each Obligor shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document. (b) Paragraph (a) above shall not apply: (i) with respect to any Tax assessed on a Finance Party: (A) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; (B) under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction; or (C) if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or (ii) to the extent a loss, liability or cost: (A) is compensated for by an increased payment under Clause 18.2 (Tax gross-up); (B) would have been compensated for by an increased payment under Clause 18.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (d) of Clause 18.2 (Tax gross-up) applied; (C) where the relevant Finance Party is a Lender, to the extent such loss, liability or cost would not have been suffered if the relevant Finance Party was a Qualifying Lender, but on the relevant date that Finance Party is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or concession of any relevant taxing authority; or (D) relates to a FATCA Deduction required to be made by a Party. A41108799 - 100 -

(c) A Protected Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify Listco (or the relevant Obligor). (d) A Protected Party shall, on receiving a payment from an Obligor under this Clause 18.3, notify the Agent. 18.4 Tax Credit If an Obligor makes a Tax Payment and the relevant Finance Party determines that: (a) a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part or to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and (b) that Finance Party has obtained, utilised and retained that Tax Credit, the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor. 18.5 Lender status confirmation Each Lender which becomes a Party to this Agreement after the Closing Date shall state, in the Transfer Certificate and Lender Accession Undertaking or the Lender Accession Notice which it executes on becoming a party (or, if it becomes a Lender pursuant to an assignment, in a notice delivered to Listco), which of the following categories it falls into: (a) a Qualifying Lender (other than a Treaty Lender); or (b) a Treaty Lender. If a New Lender does not provide information as to its status in accordance with this Clause 18.5 then such New Lender shall be treated for the purposes of this Agreement as if it is not a Qualifying Lender until such time as it provides such information. Any: (a) Lender of Facility B3 or Facility B4 which was a Qualifying Lender immediately prior to the December 2017 Additional Facility Effective Time; and (b) Revolving Facility Lender which was a Qualifying Lender immediately prior to the April 2017 Effective Date, (in each case, in its capacity as a Lender under (and as defined in) (in the case of a Lender of Facility B3 and Facility B4) the Original Senior Facilities Agreement and (in the case of a Revolving Facility Lender) the Original Facilities Agreement as defined in the April 2017 Amendment and Restatement Agreement) shall continue to be a Qualifying Lender in its capacity as a Lender of Facility B3, Facility B4 or a Revolving Facility Lender notwithstanding the occurrence of (in the case of a Lender of Facility B3 and a Lender of Facility B4) the December 2017 Additional Facility Effective Time (or any redesignation of commitments or participations as contemplated in the December 2017 Amendment and Restatement Agreement) or (as applicable) the December 2017 Effective Date and (in the case of a Revolving Facility Lender) the Additional Facility Effective Time (as defined in the April 2017 Amendment and Restatement Agreement) (or any redesignation or participations as contemplated in the April 2017 A41108799 - 101 -

Amendment and Restatement Agreement) or (as applicable) the April 2017 Effective Date or (in each case) any provision of this Agreement to the contrary. 18.6 Stamp taxes (a) Listco shall pay, or cause to be paid, and, within three Business Days of demand, indemnify each Finance Party and Arranger against any cost, loss or liability that the Finance Party or Arranger incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document, provided that this Clause 18.6 shall not apply in respect of any stamp duty, registration and other similar Taxes which are payable in respect of an assignment, transfer or other alienation of any kind by a Lender of any its rights and/or obligations under a Finance Document. (b) The Parties hereto agree that no Party shall bring, send to or otherwise produce in Austria (i) an original copy, notarised copy, certified copy or a substitute documentation (Ersatzbeurkundung und/oder rechtsbezeugende Beurkundung) of any Finance Document or other document which refers to any Finance Document, or (ii) a copy of any Finance Document or other document which refers to any Finance Document signed or endorsed by one or more Parties (the "Stamp Duty Sensitive Documents"); in addition, the Parties hereto agree that no Party shall send (iii) Stamp Duty Sensitive Documents to an Austrian addressee by fax, (iv) any e-mail communication to which an electronic scan copy (e.g. pdf or tif) of a Stamp Duty Sensitive Document is attached to an Austrian addressee or (v) any e-mail communication carrying an electronic or digital signature which refers to a Stamp Duty Sensitive Document to an Austrian addressee other than in the event that: (i) this does not cause a liability of a Party to pay stamp duty or other Tax in Austria; (ii) a Party wishes to enforce any of its rights under or in connection with such Finance Document in Austria and is only able to do so (including, without limitation, for reason of any objection or defence raised by an Obligor or a Guarantor in any form of proceedings in Austria) by bringing, sending to or otherwise producing in Austria (1) an original copy, notarised copy or certified copy of the relevant Finance Document or other document which refers to any Finance Document or (2) a copy of any Finance Document or other document which refers to any Finance Document signed or endorsed by one or more Party and it would not be sufficient for that Party to bring, send to or otherwise produce in Austria a simple copy (a copy which is not an original copy, notarised copy or certified copy) of the relevant Finance Document or other document which refers to any Finance Document for the purposes of such enforcement; in furtherance of the foregoing, a Party shall (I) not object to the introduction into evidence of an uncertified copy of any Finance Document or other document which refers to any Finance Document or raise a defence to any action or to the exercise of any remedy on the basis of an original or certified copy of any Finance Document or other document which refers to any Finance Document not having been introduced into evidence, unless such uncertified copy actually introduced into evidence does not accurately reflect the content of the original document and (II) if such Party is a party to the proceedings before such Austrian court or authority, stipulate as to the accuracy (Echtheit) of an uncertified copy of any such Finance Document or other document which refers to any Finance Document, unless such uncertified copy A41108799 - 102 -

actually introduced into evidence does not accurately reflect the content of the original document; or (iii) a Party is required by law, governmental body, court, authority or agency pursuant to any law or legal requirement, to bring an original or certified copy of any Finance Document or other document which refers to any Finance Document into Austria. (c) If and to the extent that a breach by any Party of any obligation under paragraph (b) of this Clause 18.6 results in any cost, loss or liability being incurred by any of the other Parties in relation to any Austrian stamp duty payable in respect to any Finance Document, the Party responsible for such breach shall pay and indemnify such other Parties against any such cost, loss or liability which such other Parties incur as a consequence of such breach, provided that a Finance Party shall only be liable where such cost, loss or liability is incurred as a result of its gross negligence or wilful misconduct. 18.7 Value added tax (a) All amounts set out in or expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply, and, accordingly, subject to paragraph (c) below, if VAT is chargeable on any supply made by any Finance Party to any Party under a Finance Document and that Finance Party (or any other member of any group of which it is a member for VAT purposes) is required to account to the relevant tax authority for the VAT, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such Party). (b) If VAT is chargeable on any supply made by any Finance Party (the "Supplier") to any other Finance Party (the "Recipient") under a Finance Document, and any Party (the "Relevant Party") is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), such Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. The Recipient will promptly pay to the Relevant Party an amount equal to any credit or repayment from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply. (c) Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that neither it nor any other member of any group of which it is a member for VAT purposes is entitled to credit or repayment from the relevant tax authority in respect of the VAT. 18.8 Tax gross-up by Guarantors A Guarantor shall not be required to make an additional payment under Clause 18.2 (Tax gross- up) or Clause 18.3 (Tax indemnity) in respect of a Guarantee Payment Amount to the extent that the Borrower which is principally liable for the amounts which constitute the Guarantee Payment Amount would not be required to make an additional payment under Clause 18.2 (Tax gross-up) A41108799 - 103 -

or Clause 18.3 (Tax indemnity) if it were to make payment of the Guarantee Payment Amount in place of the relevant Guarantor and, if required to make such payment, the Guarantor would only be liable to the same extent as such Borrower. For the purposes of this Clause 18.8, "Guarantee Payment Amount" means any amount for which a Guarantor is liable pursuant to the operation of Clause 23 (Guarantee and indemnity). 18.9 FATCA Information (a) Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party: (i) confirm to that other Party whether it is: (A) a FATCA Exempt Party; or (B) not a FATCA Exempt Party; (ii) supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and (iii) supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime. (b) If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be, a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly. (c) Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of: (i) any law or regulation; (ii) any fiduciary duty; or (iii) any duty of confidentiality. (d) If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information. 18.10 FATCA Deduction (a) Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction. (b) Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the Party to whom it A41108799 - 104 -

is making the payment and, in addition, shall notify Listco, the Agent and the other Finance Parties. 18.11 US Tax Treatment The Parties, if and to the extent permitted under of applicable law, agree to treat any Loan to the US Co-Borrower as a Loan to Luxco (and not as a Loan to the US Co-Borrower) for US federal income tax purposes. 19. INCREASED COSTS 19.1 Increased Costs (a) Subject to Clause 19.3 (Exceptions), Listco shall, within three Business Days of a demand by the Agent, pay, or cause to be paid, for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation, (ii) compliance with any law or regulation made after the Closing Date or (iii) the implementation or application of or compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") and any requests, rules, guidelines or directives made under, or issued in connection with, the Dodd-Frank Act. (b) In this Agreement "Increased Costs" means: (i) a reduction in the rate of return from a Facility or on a Finance Party's (or its Affiliate's) overall capital; (ii) an additional or increased cost; or (iii) a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or an Ancillary Commitment or funding or performing its obligations under any Finance Document or Letter of Credit. 19.2 Increased Cost claims (a) A Finance Party intending to make a claim pursuant to Clause 19.1 (Increased Costs) shall promptly and in any event within 6 months of the occurrence of the event giving rise to the claim notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify Listco. (b) Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs. (c) In respect of Clause 19.1 (Increased Costs), this Clause 19.2 and the payment of any Increased Costs attributable to the implementation of or compliance with Dodd-Frank Act, the obligation to pay such costs to the Lender shall be subject to the Lender confirming to Listco, at the relevant time that any such costs are due, that the payment of such costs is consistent with the general approach that the Lender is taking for similar facilities with similarly rated obligors. (d) Nothing in paragraph (c) above shall require the relevant Lender to disclose any information which is of a price sensitive nature or where that Lender is under a contractual duty of A41108799 - 105 -

confidentiality or where the provision of such information will result in a breach of law or regulation. 19.3 Exceptions (a) Clause 19.1 (Increased Costs) does not apply to the extent any Increased Cost is: (i) attributable to a Tax Deduction required by law to be made by an Obligor; (ii) attributable to a FATCA Deduction required by law to be made by a Party; (iii) compensated for by Clause 18.3 (Tax indemnity) (or would have been compensated for under Clause 18.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 18.3 (Tax indemnity) applied); (iv) attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation. 20. OTHER INDEMNITIES 20.1 Currency indemnity (a) If any sum due from an Obligor under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of: (i) making or filing a claim or proof against that Obligor; or (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Arranger and each other Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion, including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum. (b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable. 20.2 Other indemnities Listco shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify each Arranger and each other Finance Party against (i) any Break Costs of any Lender that arise as a result of any condition to any prepayment and/or cancellation of any Facility as specified in any notice of prepayment and/or cancellation given by Listco under Clause 11.3 (Cancellation), Clause 11.4 (Voluntary prepayment of Term Loans) and/or Clause 11.5 (Voluntary prepayment of Revolving Facility Utilisations) not being satisfied and the corresponding prepayment and/or cancelation not being made (or not being made in full) on the date specified in such notice, and (ii) any cost, loss or liability incurred by it as a result of: (a) the occurrence of any Event of Default; A41108799 - 106 -

(b) a failure by an Obligor to pay any amount due under a Finance Document on its due date, including, without limitation, any cost, loss or liability arising as a result of Clause 34 (Sharing among the Finance Parties); (c) funding, or making arrangements to fund, its participation in a Utilisation requested by a Borrower in a Utilisation Request, but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); (d) issuing or making arrangements to issue a Letter of Credit requested by Listco or a Borrower in a Utilisation Request, but not issued by reason of the operation of any one or more of the provisions of this Agreement; or (e) a Utilisation (or part of a Utilisation) not being prepaid in accordance with a notice of prepayment given by a Borrower or Listco. 20.3 Indemnity to the Agent Listco shall promptly indemnify the Agent against any reasonable cost, loss or liability incurred by the Agent (acting reasonably) as a result of: (a) investigating any event which it reasonably believes is a Default; (b) entering into or performing any foreign exchange contract for the purposes of paragraph (b) of Clause 35.9 (Change of currency); or (c) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised. 20.4 Transaction indemnity Listco shall promptly indemnify each Arranger, each of the Agent and the Security Agent, and each of their respective Affiliates, and each officer or employee of any such person, against any reasonable cost, loss or liability incurred by an Arranger and/or the Agent and/or the Security Agent, or any of their respective Affiliates (or officer or employee of any such person) in connection with or arising out of the transactions contemplated by this Agreement, the April 2017 Amendment and Restatement Agreement, the December 2017 Amendment and Restatement Agreement, the 2018 Amendment and Restatement Agreement, the Intercreditor Agreement or any other Finance Document, unless such loss or liability is caused by the gross negligence or wilful misconduct of that Arranger or Agent or Security Agent or its Affiliate. Any Affiliate or any officer or employee of an Arranger, Agent or Security Agent or any of their Affiliates may rely on this Clause 20.4. 21. MITIGATION BY THE LENDERS 21.1 Mitigation (a) Each Finance Party shall, in consultation with Listco, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 11.1 (Illegality) (or, in respect of the Issuing Bank, Clause 11.2 (Illegality in relation to an Issuing Bank)), Clause 18 (Tax gross-up and indemnities) or Clause 19.1 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office. A41108799 - 107 -

(b) Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents. 21.2 Limitation of liability (a) Listco shall indemnify, or shall cause a member of the Group to indemnify, each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 21.1 (Mitigation). (b) A Finance Party is not obliged to take any steps under Clause 21.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it in any material respect. 22. COSTS AND EXPENSES 22.1 Transaction expenses Listco shall, within 20 Business Days of demand, pay, or cause to be paid, to the Agent, the Arrangers, the Issuing Bank and the Security Agent the amount of all reasonable legal costs and expenses (but, for the avoidance of doubt, no other costs or expenses) reasonably incurred by any of them (and, in the case of the Security Agent, by any Receiver or Delegate) in connection with the negotiation, preparation, perfection and syndication of: (a) the Finance Documents and any other documents referred to in this Agreement, the December 2017 Amendment and Restatement Agreement, the 2018 Amendment and Restatement Agreement, the Intercreditor Agreement and the Transaction Security; and (b) any other Finance Documents executed after the December 2017 Effective Date or the 2018 Effective Date. 22.2 Amendment costs If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 35.9 (Change of currency), Listco shall, within three Business Days of demand, reimburse, or cause a member of the Group to reimburse, each of the Agent and the Security Agent for the amount of all reasonable costs and expenses (including legal fees) incurred by the Agent and the Security Agent (and, in the case of the Security Agent, by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement. 22.3 Enforcement and preservation costs Listco shall, within three Business Days of demand, pay, or cause to be paid, to each Arranger and each other Finance Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of or, after a Declared Default or an RCF Declared Default, the preservation of any rights under any Finance Document and the Transaction Security and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security or enforcing these rights. A41108799 - 108 -

SECTION 7 GUARANTEE 23. GUARANTEE AND INDEMNITY 23.1 Guarantee and indemnity Each Guarantor irrevocably and unconditionally, jointly and severally: (i) guarantees to each Finance Party punctual performance by each other Obligor of all that Obligor's obligations under the Finance Documents; (ii) undertakes with each Finance Party that, whenever another Obligor does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and (iii) indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover. 23.2 Continuing guarantee This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part. 23.3 Reinstatement If any payment by an Obligor or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event: (a) the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and (b) each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred. 23.4 Waiver of defences The obligations of each Guarantor under this Clause 23 will not be affected by an act, omission, matter or thing which, but for this Clause 23, would reduce, release or prejudice any of its obligations under this Clause 23 (without limitation and whether or not known to it or any Finance Party), including: (a) any time, waiver or consent granted to, or composition with, any Obligor or other person; (b) the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group; (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other A41108799 - 109 -

requirement in respect of any instrument or any failure to realise the full value of any security; (d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person; (e) any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (however fundamental and of whatsoever nature) or replacement of a Finance Document or any other document or security; (f) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or (g) any insolvency or similar proceedings. 23.5 Guarantor intent (a) Without prejudice to the generality of Clause 23.4 (Waiver of defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purpose of or in connection with any of the following: acquisitions of any nature, increasing working capital, enabling investor distributions to be made, carrying out restructurings, refinancing existing facilities, refinancing any other indebtedness, making facilities available to new borrowers, any other variation or extension of the purposes for which any facility or amount might be made available from time to time, and any fees, costs and/or expenses associated with any of the foregoing. (b) Notwithstanding any other provision of the Finance Documents the guarantee and indemnity granted by a Guarantor incorporated in Austria (an "Austrian Guarantor"), is meant to be and shall be interpreted as abstract guarantee (abstrakter Garantievertrag) and the obligations of such Austrian Guarantor shall be obligations as principal debtor and not as surety (Bürgschaft) and not as a joint obligation as a borrower (Mitschuldner) and such Austrian Guarantor undertakes to pay the amounts so demanded under or pursuant to this guarantee and indemnity unconditionally, irrevocably, upon first demand and without raising any defences or objections, set-off or counterclaim and without verification of the legal ground (unbedingt, unwiderruflich, auf erste Aufforderung und unter Verzicht auf alle Einwendungen oder Einreden, ohne Aufrechnung oder die Geltendmachung von Gegenforderungen und ohne Prüfung des Rechtsgrunds). 23.6 Immediate recourse Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 23. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary. 23.7 Appropriations Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may: A41108799 - 110 -

(a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and (b) hold in an interest-bearing suspense account any money received from any Guarantor or on account of any Guarantor's liability under this Clause 23. 23.8 Deferral of Guarantors' rights Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents: (a) to be indemnified by an Obligor; (b) to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents; (c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party; (d) to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 23.1 (Guarantee and indemnity); (e) to exercise any right of set-off against any Obligor; and/or (f) to claim or prove as a creditor of any Obligor in competition with any Finance Party. If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 35 (Payment mechanics). 23.9 Release of Guarantors' right of contribution If any Guarantor (a "Retiring Guarantor") ceases to be a Guarantor in accordance with the terms of this Agreement and the Intercreditor Agreement for the purpose of any sale or other disposal of that Retiring Guarantor then, on the date such Retiring Guarantor ceases to be a Guarantor: (a) that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and A41108799 - 111 -

(b) each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor. 23.10 Additional security This guarantee is in addition to and not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party. 23.11 Limitations on obligations of German Guarantors In relation to each Guarantor incorporated in the Federal Republic of Germany in the form of a GmbH or GmbH & Co. KG (a "German Guarantor"), the following limitations shall apply: (a) The Finance Parties agree, other than in accordance with the procedure set out in the following paragraphs of this Clause 23, not to enforce any guarantee created hereunder granted by a German Guarantor if and to the extent that such guarantee is an up-stream or cross-stream guarantee and the enforcement would otherwise lead to the situation that it would create or aggravate an existing under-balance (Unterbilanz) of such German Guarantor (or, in the case of a GmbH & Co. KG, of its general partner) and that such German Guarantor did not have sufficient net assets (i.e. assets minus liabilities and liability reserves (Reinvermögen)) to maintain its (or, in the case of a GmbH & Co. KG, its general partner's) stated share capital (Stammkapital) whereby the net assets shall be determined in accordance with applicable law at the time of the determination, provided that for the purposes of the calculation of the amount to be enforced (if any) the following balance sheet items shall be adjusted as follows: (i) the amount of any increase of stated share capital of such German Guarantor (or, in the case of a GmbH & Co. KG, the stated share capital of its general partner) after the Closing Date which is not permitted under the Finance Documents shall be deducted from the stated share capital; (ii) loans and other contractual liabilities incurred by such German Guarantor, and/or, in the case of a GmbH & Co. KG, its general partner, in violation of the provisions of any of the Finance Documents shall be disregarded to the extent that such violation results from grossly negligent or wilful misbehaviour; and (iii) to the extent payment under the guarantee would deprive a German Guarantor, or (in the case of a GmbH & Co. KG) the general partner of such German Guarantor, of the liquidity necessary to fulfil its financial liabilities to its creditors (a "Liquidity Impairment"), then, for the determination of the net assets, the assets of such German Guarantor or, in the case of a GmbH & Co. KG, the assets of its general partner shall be calculated at the lesser of their book value (Buchwert) and their realisation value assuming a negative prognosis for the business continuance (Liquidationswert bei negativer Fortführungsprognose). (b) The limitations set out in the preceding paragraph shall only apply if and to the extent that (i) within 15 Business Days following the making of a demand against a German A41108799 - 112 -

Guarantor under the guarantee created hereunder the relevant German Guarantor has confirmed in writing to the Agent (x) to what extent the guarantee is an up-stream or cross- stream guarantee as described in paragraph (a) above and (y) which amount of such cross-stream and/or up-stream guarantee cannot be enforced as it would cause the net assets of such German Guarantor or, in the case of a GmbH & Co. KG, its general partner to fall below its stated share capital or create or aggravate an existing under-balance of such German Guarantor (or, in the case of a GmbH & Co. KG, of its general partner) (taking into account the adjustments set out in paragraph (a) above) (the "Management Determination"); and (ii) if the Agent (acting on the instructions of the Majority Lenders) contests the Management Determination (arguing that no or a lesser amount would be necessary to maintain the stated share capital or to avoid the creation or aggravation of an existing under-balance of such German Guarantor (or, in the case of a GmbH & Co. KG, of its general partner)), within 40 Business Days of the date the Agent has notified the respective German Guarantor that the Majority Lenders have contested the Management Determination, the Agent receives a determination by auditors of international standard and reputation (the "Auditor's Determination") appointed by the German Guarantor of the amount that would have been necessary on the date the demand under the guarantee was made to maintain its or its general partner's stated share capital or to avoid the creation or aggravation of an existing under-balance of such German Guarantor (or, in the case of a GmbH & Co. KG, of its general partner). (c) If the Agent acting on the instructions of the Majority Lenders disagrees with the Auditor's Determination, it shall notify the respective German Guarantor accordingly. The Finance Parties shall only be entitled to enforce the guarantee up to the amount which is undisputed between themselves and the respective German Guarantor in accordance with the provisions of paragraph (b) above. In relation to the amount which is disputed by the Majority Lenders, the Finance Parties shall be entitled to further pursue their claims under this guarantee (if any) in court but shall bear the burden of proof that the Auditor's Determination is incorrect; it being understood, for the avoidance of doubt, that the respective German Guarantor shall not be obliged to pay such further amount claimed by the Finance Parties on demand. (d) If the guarantee was enforced without limitation because the Management Determination and/or the Auditor's Determination (as the case may be) was not delivered within the relevant timeframe, the Finance Parties shall repay to the respective German Guarantor any amount which is necessary to maintain its stated share capital or, in the case of a GmbH & Co. KG, that of its general partner or to avoid the creation or aggravation of an existing under-balance of such German Guarantor (or, in the case of a GmbH & Co. KG, of its general partner), calculated as of the date the demand under the guarantee was made and in accordance with paragraph (a) above. (e) In the case that any German Guarantor claims in accordance with the provisions of paragraphs (b) and (d) above that the guarantee granted hereunder can only be enforced in a limited amount (as set out above), the relevant German Guarantor (or, in the case of a GmbH & Co. KG, its general partner) shall realise any asset that is shown A41108799 - 113 -

in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of such asset and that can be realised to the extent legally permitted and commercially justifiable. (f) The limitations set out in this Clause 23 shall apply mutatis mutandis to all payment obligations of a German Guarantor incurred under or in connection with the Finance Documents in respect of the obligations of any of its Holding Companies or Affiliates (other than any of its Subsidiaries) under or in connection with the Finance Documents (by way of indemnification or otherwise). (g) The limitations set out in this Clause 23.11 do not apply if and to the extent that the German Guarantor is a party to a domination and/or profit and loss pooling agreement (Beherrschungs- und/oder Gewinnabführungsvertrag) as dominated entity, provided that the enforcement of the guarantee and/or other payment obligations does not lead to a violation of the capital maintenance requirement as set out in Section 30 para 1 of the German Limited Liability Companies Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung). 23.12 Limitations on obligations of Austrian Guarantors (a) To the extent that the guarantee and indemnity in this Clause 23 is given by any Austrian Guarantor, any and all obligations (Verpflichtungen) and liabilities (Haftungen) of an Austrian Guarantor under such guarantee and indemnity shall at all times be limited so that at no time the assumption of a liability (Haftungen) and/or obligation (Verpflichtung) shall be required to the extent that such liability (Haftung) or obligation (Verpflichtung) would violate Austrian capital maintenance rules (Kapitalerhaltungsvorschriften) pursuant to Austrian company law, in particular sections 82 et seq. of the Austrian Act on Limited Liability Companies (Gesetz über Gesellschaften mit beschränkter Haftung) and/or sections 52 and 65 et seq. of the Austrian Stock Corporation Act (Aktiengesetz) (the "Austrian Capital Maintenance Rules"). Should any obligation (Verpflichtung) and/or liability (Haftung) of an Austrian Guarantor under the guarantee and indemnity in this Clause 23 violate or contradict the Austrian Capital Maintenance Rules and therefore be held invalid or unenforceable in whole or in part or should the assumption or enforcement of such obligation (Verpflichtung) or liability (Haftung) expose any managing director or member of the supervisory board of any Austrian Guarantor to personal liability or criminal responsibility, such obligation/or liability shall be deemed to be replaced by an obligation (Verpflichtung) and/or liability (Haftung) of a similar nature (i) which is in compliance with the Austrian Capital Maintenance Rules, (ii) which does not expose the managing directors or members of the supervisory board of the Austrian Guarantor to any personal liability or criminal responsibility; and (iii) which provides the best possible security interest admissible in accordance with the Austrian Capital Maintenance Rules in favour of the Finance Parties. By way of example, should it be held that the guarantee and indemnity pursuant to this Clause 23 contradicts the Austrian Capital Maintenance Rules in relation to any amount of the obligations secured by such guarantee and indemnity, the guarantee and indemnity pursuant to this Clause 23 shall be reduced to such an amount which is permitted pursuant to the Austrian Capital Maintenance Rules, and potentially even to zero. A41108799 - 114 -

23.13 Limitations on obligations of Belgian Guarantors The Finance Parties agree that the liability of any Guarantor incorporated in Belgium (a "Belgian Guarantor") under the Finance Documents and the Senior Secured Notes Finance Documents (as defined in the Intercreditor Agreement) in relation to the Original Senior Secured Notes shall in all circumstances be limited to an amount equal to: (a) any intra-group loans or facilities made to a Belgian Guarantor by any other member of the Group (whether or not such intra-group loan is retained by the Belgian Guarantor for its own purposes or on-lent to another member of the Group); or (b) 85 per cent. of the net assets (as determined in accordance with the Belgian Companies Code and accounting principles generally accepted in Belgium, but not taking intra- group debts into account as debts) of that Belgian Guarantor calculated on the basis of the most recent audited annual accounts available at the date on which the relevant demand is made, whichever amount is higher. In addition, any guarantee granted by a Belgian Guarantor shall not include any liability which would constitute unlawful financial assistance, as determined under article 329 or 629 (or equivalent) of the Belgian Companies Code, nor unlawful dividend distribution, as determined under article 320 or 617 (or equivalent) of the Belgian Companies Code. 23.14 Limitations on obligations of Finnish Guarantors The obligations and liabilities of each Guarantor incorporated in Finland (each a "Finnish Guarantor") in its capacity as a Guarantor under the Finance Documents shall be limited if (and only if), and only to the extent they would constitute (i) unlawful financial assistance within the meaning of Chapter 13 Section 10 of the Finnish Companies Act (1.9.2006/624, as amended, the "Finnish Companies Act") or (ii) unlawful distribution of assets within the meaning of Chapter 13 Section 1 of the Finnish Companies Act and it is agreed that the liability of each Finnish Guarantor under the Finance Documents only applies to the extent permitted by the above mentioned provisions of the Finnish Companies Act. 23.15 Limitations on obligations of Luxembourg Guarantors (a) Notwithstanding the foregoing and any other provision of any Finance Document to the contrary, the obligations and liabilities of any Luxembourg Guarantor under any Finance Document for the obligations of any other Obligor (other than that Luxembourg Guarantor) which is not a Subsidiary of that Luxembourg Guarantor shall be limited at any time (with no double counting), to an aggregate amount not exceeding 90-95 per cent. of the greater of: (i) the sum of (i) the Luxembourg Guarantor's own funds (capitaux propres) (as referred to in Annex I to the Grand-Ducal Regulation dated 18 December 2015 setting out the form and content of the presentation of the balance sheet and profit and loss account, enforcing the Luxembourg law of 19 December 2002 on the commercial companies' register and the accounting and annual accounts of undertakings, as amended (the "Own Funds")) and (ii) any intragroup debt owed by such Luxembourg Guarantor to any of its direct or indirect shareholders and to any member of the Group which is subordinated in accordance with the Debt Documents (as determined by Annex 1 of the Grand-Ducal Regulation of 18 December 2015 in relation to, inter alia, article 34 of the Luxembourg law of 19 December 2002 on the Register of Commerce and Companies, on accounting and on annual accounts of the companies) (the debts referred to in (ii) is referred to as the "Subordinated Affiliate Debt"), in each case as determined on the A41108799 - 115 -

basis of the then latest available annual accounts of the Luxembourg Guarantor duly established in accordance with applicable accounting rules, as at the date this Agreement was entered into; or (ii) the sum of (i) the Own Funds and (ii) the Subordinated Affiliate Debt, in each case as determined on the basis of the then latest available annual accounts of the Luxembourg Guarantor duly established in accordance with applicable accounting rules), as at the date on which the guarantee or security is called or enforced. (b) Where, for the purpose of the above determination, (i) no duly established annual accounts are available for the relevant reference period (which will include a situation where, in respect of the determinations to be made above, no final annual accounts have been established in due time in respect of the then most recently ended financial year) or (ii) the relevant annual accounts do not adequately reflect the status of the Subordinated Affiliate Debt or Own Funds as envisaged above, in the sole opinion of the security agent, acting reasonably or (iii) the Luxembourg Guarantor has taken corporate or contractual actions having resulted in the increase or decrease of its Own Funds or its Subordinated Affiliate Debt since the close of its last financial year, the Own Funds and the Subordinated Affiliate Debt will be valued either (i) at the fair market value or (ii) if no such market value has been determined, in accordance with the generally accepted accounting principles in Luxembourg and the relevant provisions of the Luxembourg law of 19 December 2002 on the commercial companies' register and the accounting and annual accounts of undertakings, as amended. (c) For the purpose of calculating the amounts available from a Luxembourg Guarantor under the guarantee granted under this Clause 23, any amount called from such Luxembourg Guarantor pursuant to clause 28 (Guarantee and Indemnity) of the Intercreditor Agreement and/or under any Second Lien Debt Notes Guarantees (as defined in the Intercreditor Agreement) shall be taken into account, without double counting. 23.16 Limitations on obligations of Norwegian Guarantors Without limiting the generality of the foregoing, the obligations and liabilities of any Guarantor incorporated in Norway (each a "Norwegian Guarantor") in its relevant capacity under the Finance Documents shall be limited if (and only if) required by the mandatory provisions of the Norwegian Private Limited Liability Companies Act of 13 June 1997 No. 44 or the Norwegian Public Limited Liability Companies Act of 13 June 1997 No. 45 (as the case may be) (the "Norwegian Companies Act"), including but not limited to Sections 8-7 and 8-10 cf. Sections 1- 3 and 1-4, regulating unlawful financial assistance and other restrictions on a Norwegian limited liability company's capacity or ability to grant guarantees and joint and several liability, loans or security interests. It is understood that the obligations and liabilities of each Norwegian Guarantor under the Finance Documents shall always be interpreted so as to make each Norwegian Guarantor liable to the fullest extent permitted by the above provisions of the Norwegian Companies Act. 23.17 Limitations on obligations of Spanish Guarantors Notwithstanding the foregoing and any other provisions of this Agreement, the obligations and liabilities of any Spanish Guarantor under this Clause 23 or any other provision of this Agreement, shall be deemed not to be assumed by such Spanish Guarantor to the extent that they constitute or may constitute unlawful financial assistance within the meaning of article 150 A41108799 - 116 -

of the Spanish Companies Law (where the company is a Spanish public company (Sociedad Anónima)) or article 143 of the Spanish Companies Law (where the company is a Spanish limited liability company (Sociedad de Responsabilidad Limitada)). Accordingly, the obligations and liabilities of any Spanish Guarantor under this Clause 23, Clause 31.4 (Additional Guarantors) or any other provision of this Agreement, the Intercreditor Agreement, any Accession Letter or Debtor Accession Deed (as defined in the Intercreditor Agreement) and any of the other Finance Documents shall not include and shall not be extended to any repayment obligations in respect of financing used in or towards (i) payment of or refinance of the purchase price or subscription for the shares or quotas in the Spanish Guarantor and/or the acquisition of or subscription for the shares or quotas in its controlling corporation directly or indirectly (or, where the company is a Spanish limited liability company (Sociedad de Responsabilidad Limitada), of any company of its group) or (ii) repaying or refinancing a financing used for the purposes stated in (i) above. Likewise, the obligations and liabilities of any Spanish Guarantor under this Clause 23, Clause 31.4 (Additional Guarantors) or any other provision of this Agreement, the Intercreditor Agreement, any Accession Letter or Debtor Accession Deed (as defined in the Intercreditor Agreement) and any of the other Finance Documents shall not include and shall not be extended to any obligations which could reasonably be expected to result in a breach of article 401 et seq of the Spanish Companies Law. 23.18 Limitations on obligations of Swedish Obligors The obligations and liabilities of each Swedish Obligor under any Finance Document shall be limited, if (and only if) required by the mandatory provisions of the Swedish Companies Act (Sw. Aktiebolagslag (2005:551)) regulating: (a) unlawful distribution of assets and transfer of value (Sw. värdeöverföring) pursuant to Chapter 17, Sections 1 to 4 of the Swedish Companies Act; and (b) prohibited loans, security and guarantees pursuant to Chapter 21, Section 1 to 3 of the Swedish Companies Act. 23.19 Limitations on obligations of US Guarantors Notwithstanding anything to the contrary contained herein or in any other Finance Document, the maximum liability of each US Guarantor under this Clause 23 (Guarantee and indemnity) shall in no event exceed an amount equal to the greatest amount that would not render such US Guarantor's obligations hereunder and under the other Finance Documents subject to avoidance under the US Bankruptcy Laws or to being set aside, avoided or annulled under any Fraudulent Transfer Law. A41108799 - 117 -

SECTION 8 REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT 24. REPRESENTATIONS 24.1 General Each Obligor (unless otherwise stated below) makes the applicable representations and warranties set out in this Clause 24 on the dates set out in Clause 24.22 (Times when representations made) to each Finance Party. Status, authorisations and governing law 24.2 Status (a) It and each of its Subsidiaries (which is a Material Company) is duly incorporated with limited liability and validly existing under the law of its jurisdiction of incorporation. (b) It and each of its Subsidiaries (which is a Material Company) has the power to own its assets and carry on its business as it is being conducted. 24.3 Binding obligations Subject to the Legal Reservations and, in the case of paragraph (b) below, the Perfection Requirements: (a) the obligations expressed to be assumed by it in each Transaction Document to which it is a party are legal, valid, binding and enforceable obligations; and (b) (without limiting the generality of paragraph (a) above) each Transaction Security Document to which it is a party creates the security interests which that Transaction Security Document purports to create and those security interests are valid and effective in all material respects. 24.4 Non-conflict with other obligations The entry into and performance by it of, and the transactions contemplated by, the Transaction Documents and the granting of the Transaction Security do not: (a) contravene any law or regulation applicable to it in any material respect; (b) contravene its constitutional documents in any material respect; or (c) breach any agreement or instrument binding upon it to an extent which has a Material Adverse Effect. 24.5 Power and authority (a) It has the power to enter into, perform and deliver, and has taken or will have taken prior thereto all necessary action to authorise its entry into, performance and delivery of, the Transaction Documents to which it is or will be a party and the transactions contemplated by those Transaction Documents. (b) No limit on its powers will be exceeded as a result of the borrowing, grant of Security or giving of guarantees or indemnities contemplated by the Transaction Documents to which it is a party. 24.6 Validity and admissibility in evidence (a) Subject to the Legal Reservations and the Perfection Requirements, all Authorisations required: A41108799 - 118 -

(i) to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; and (ii) to make the Transaction Documents to which it is a party admissible in evidence in its Relevant Jurisdictions, have been obtained or effected and are (or will be) in full force and effect. (b) All Authorisations necessary for the conduct of the business, trade and ordinary activities of members of the Group have been obtained or effected and are in full force and effect if failure to obtain or effect those Authorisations has a Material Adverse Effect. 24.7 Governing law and enforcement (a) Subject to the Legal Reservations, the choice of law by which a Finance Document (to which it is a party) is expressed to be governed will be recognised and enforced in its Relevant Jurisdictions. (b) Subject to the Legal Reservations, any judgment obtained from a court expressed to have jurisdiction in relation to a Finance Document to which it is a party will be recognised and enforced in its Relevant Jurisdictions. No default or tax liability 24.8 No default (a) On the Closing Date: (i) no Event of Default is continuing; and (ii) no default (however defined) is continuing under any Transaction Document that is not a Finance Document which has a Material Adverse Effect. (b) No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries') assets are subject which has a Material Adverse Effect. 24.9 Taxation (a) It is not (and none of its Subsidiaries being a Material Company is) overdue (taking into account any extension or grace period) in the filing of any Tax returns to an extent which has or would have a Material Adverse Effect. (b) The US Co-Borrower is and shall be treated as an entity disregarded from Luxco for US federal income tax purposes, the US Co-Borrower's regarded owner is not and shall not be a US Tax Obligor, and the US Co-Borrower and its regarded owner are not engaged and shall not engage in a US trade or business for US tax purposes. Provision of information - general 24.10 No misleading information (a) All factual information contained in the Information Memorandum in relation to the Group and its holding companies is true and accurate in all material respects as at the date thereof or (as the case may be) as at the date the information is expressed to be given. A41108799 - 119 -

(b) The expressions of opinion or intention provided in the Information Memorandum were made after careful consideration and were based on assumptions believed by Listco to be reasonable as at the date they were provided or as at the date (if any) they were stated. (c) No information relating to the Group or its holding companies has been omitted from the Information Memorandum and no such information has been withheld that results in the Information Memorandum (taken as a whole) being untrue or misleading in any material respect as at its stated date. 24.11 Financial Statements (a) The Original Financial Statements were prepared in accordance with the Accounting Principles consistently applied. (b) The most recent financial statements delivered pursuant to Clause 25 (Information undertakings): (i) have been prepared in accordance with the Accounting Principles as applicable at the date of such financial statements; and (ii) give a true and fair view of (if audited) or (if unaudited) fairly present in all material respects (having regard to the fact that financial statements which are not audited are prepared for management purposes) its consolidated financial condition as at the end of, and consolidated results of operations for, the period to which they relate. No proceedings or breach of laws 24.12 No proceedings pending or threatened No litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency which are likely to be adversely determined and, if adversely determined, would have a Material Adverse Effect, have been started or (to the best of its knowledge or belief) threatened against it or any of its Subsidiaries. 24.13 No breach of laws It has not breached any law or regulation, which breach would have a Material Adverse Effect. 24.14 Environmental Laws (a) Each member of the Group is in compliance with Clause 27.3 (Environmental compliance) and no circumstances have occurred which would prevent such compliance in a manner or to an extent which would have a Material Adverse Effect. (b) No Environmental Claim has been commenced or is threatened against any member of the Group where that claim would have, if determined against that member of the Group, a Material Adverse Effect. Ownership of assets 24.15 Legal and beneficial ownership (a) So far as it is aware, it (and, in the case of each of its Subsidiary, that Subsidiary) is the sole legal and beneficial owner of the shares and assets over which it purports to grant Transaction Security. (b) So far as it is aware, it (and, in the case of each of its Subsidiary, that Subsidiary) has good title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary A41108799 - 120 -

to carry on its business as presently conducted, in each case to the extent that the absence thereof would have a Material Adverse Effect. 24.16 Intellectual Property (a) It: (i) is the sole legal and beneficial owner of or has licensed to it all the Intellectual Property which is material in the context of its business and which is required by it in order to carry on its business as it is being conducted; (ii) does not, in carrying on its business, infringe any Intellectual Property of any third party where such infringement would have a Material Adverse Effect; and (iii) has taken all formal or procedural actions (including payment of fees) required to maintain any Intellectual Property owned by it save to the extent that failure to do so would not have a Material Adverse Effect. (b) So far as it is aware, there are no adverse circumstances relating to the validity, subsistence or use of any of its or its Subsidiaries' Intellectual Property which would have a Material Adverse Effect. Provision of information - Group 24.17 Holding Companies (a) No Nomad Holdco has traded or incurred any liabilities or commitments (actual or contingent, present or future), other than any Permitted Holding Company Activity. (b) Nomad Service USA Inc. has not traded or incurred any liabilities or commitments (actual or contingent, present or future), other than: (i) the employment of employees and the payment of those employees' salaries; and (ii) other liabilities incidental to maintenance of its corporate existence. 24.18 Group Structure Chart The Group Structure Chart delivered to the Agent pursuant to Clause 4.1 (Conditions precedent) shows all members of the Group (other than any dormant companies) and is true, accurate and complete in all material respects. 24.19 Dutch representations (a) No notice under Article 36 of the Tax Collection Act (Invorderingswet 1990) has been given by any Dutch Obligor. (b) The centre of main interests of each Dutch Obligor (as referred to in Council Regulation (EC) No. 1346/2000 of 29 May 2000 on insolvency proceedings) is located in the Netherlands. (c) Each Dutch Obligor is in compliance with the Dutch Financial Supervision Act and any regulations issued pursuant thereto. 24.20 US Regulations (a) ERISA: No Obligor has incurred, or reasonably expects to incur, any liability under ERISA with respect to any "plan" (as such term is defined in Section 3(3) of ERISA), or under the terms of any such plan, in each case, which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. A41108799 - 121 -

(b) Margin Regulations: No part of the proceeds of any Utilisation is being used for "buying" or "carrying" (within the meaning of Regulation T, U or X) any Margin Stock or for any purpose which violates the provisions of the regulations of the Federal Reserve Board. (c) Investment Company Act: No Obligor is required to be registered as an "investment company" under the US Investment Company Act of 1940. 24.21 Anti-Corruption Laws, Anti-Money Laundering and Sanctions (a) No member of the Group, nor any member of the Group's respective directors or officers nor, to Listco's best knowledge and belief (after due and careful inquiry), any member of the Group's employees, affiliates, agents or representatives, is a person or entity that: (i) is a Restricted Party; (ii) has been engaged in any transaction, activity or conduct that could reasonably be expected to result in it being designated as a Restricted Party or result in a breach of any applicable Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws; (iii) is currently engaging in any transaction, activity or conduct that could result in a violation of applicable Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws; (iv) has received notice of, or is otherwise aware of, any claim, action, suit, proceedings or investigation involving it with respect to any applicable Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws; and/or (v) is acting on behalf of or at the direction of any Restricted Party in connection with the Facilities. (b) Each member of the Group conducts its business in compliance with, and has instituted policies and procedures designed to ensure compliance with, applicable Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. (c) Nothing in this Clause 24.21 shall create or establish an obligation or right for a Party (each, a "Relevant Party") to the extent that, by agreeing to it, complying with it, exercising it, having such obligation or right, or otherwise, such Relevant Party (or any directors, officers or employees, agents and affiliates thereof) would be placed in violation of any foreign trade law or anti-boycott law applicable to it (including but not limited to Section 7 German Foreign Trade Regulation (Außenwirtschaftsverordnung) and Council Regulation (EC) 2271/1996), and the representations made in this Clause 24.21 shall be so limited in relation to any such Relevant Party and to that extent shall not be made by or apply to any such Relevant Party. 24.22 Times when representations made (a) All the representations and warranties in this Clause 24 are made by each Obligor on the Closing Date. (b) The representations and warranties set out in Clause 24.11 (Financial Statements) are deemed to be made by each Obligor on the date of delivery of the relevant financial statements. (c) The Repeating Representations are deemed to be made by each Obligor on the date of each Utilisation Request and on each Utilisation Date. (d) The Repeating Representations are deemed to be made by each Additional Obligor on the day on which it becomes (or it is proposed that it becomes) an Additional Obligor. A41108799 - 122 -

(e) Each representation or warranty deemed to be made after the Closing Date shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made. 25. INFORMATION UNDERTAKINGS The undertakings in this Clause 25 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force. In this Clause 25: "Annual Financial Statements" means the financial statements for a Financial Year delivered pursuant to paragraph (a)(i) of Clause 25.1 (Financial statements). "Quarterly Financial Statements" means the financial statements delivered pursuant to paragraph (b) of Clause 25.1 (Financial statements). 25.1 Financial statements Listco shall supply to the Agent in sufficient copies for all the Lenders: (a) as soon as they are available, but in any event: (i) within 120 days after the end of each of its Financial Years, Listco's audited consolidated financial statements for that Financial Year; and (ii) within any statutory time period allowed for the preparation thereof and only if requested by the Agent, the financial statements (consolidated if appropriate) of each Borrower for that Financial Year (if available or required by law to be prepared); and (b) as soon as they are available, but in any event within 90 days of the end of each Financial Quarter, Listco's financial statements, on a consolidated basis for that Financial Quarter. 25.2 Provision and contents of Compliance Certificate (a) Listco shall supply a Compliance Certificate to the Agent with: (i) each set of Annual Financial Statements; and (ii) each set of Quarterly Financial Statements. (b) Each Compliance Certificate shall set out, among other things: (i) computations (in reasonable detail) as to compliance with Clause 26 (Financial covenant) or a certification that the financial covenant in Clause 26 (Financial covenant) is not required to be tested in accordance with Clause 26.2 (Financial condition); (ii) details of the prepayments (if any) to be made from Excess Cashflow under Clause 12.2 (Disposal, insurance and Excess Cashflow); (iii) LTM EBITDA for the Relevant Period to which that Compliance Certificate relates; (iv) confirmation that no Default is continuing (or, if a Default is continuing, specify the Default and the steps being taken to remedy it); A41108799 - 123 -

(v) Debt Cover for the Relevant Period and whether or not the Debt Cover Condition has been met; and (vi) set out the Total Assets. (c) Each Compliance Certificate provided together with the Annual Financial Statements shall (in addition to the requirements of paragraph (b) above) list the Guarantors and (in reasonable detail) computations as to compliance with the coverage test pursuant to Clause 27.29 (Guarantors) to the extent that such Clause is required to be complied with at such time. (d) Each Compliance Certificate shall be signed by two directors of Listco and, if required to be delivered with the consolidated Annual Financial Statements, shall be reported on by Listco's Auditors on the proper extraction of the numbers used in the financial covenant calculations in such manner (if any) and on such conditions that the Auditors specify (unless at least two of the "Big Four" firms of auditors have adopted a general policy of not providing such reports). 25.3 Requirements as to financial statements (a) Listco shall procure that each set of Annual Financial Statements and Quarterly Financial Statements includes a balance sheet, profit and loss account and cashflow statement. In addition, Listco shall procure that each set of Annual Financial Statements shall be audited by the Auditors. (b) Each set of financial statements delivered by Listco pursuant to this Clause 25: (i) shall be certified on behalf of Listco by a director of Listco (without personal liability) as giving a true and fair view of (in the case of Annual Financial Statements for any Financial Year), or fairly representing (in other cases), the financial condition and operations of the Group as at the date on which those financial statements were drawn up; (ii) in the case of the consolidated financial statements of the Group, shall be accompanied by a statement of Listco comparing actual performance for the period to which the financial statements relate to the actual performance for the corresponding period in the preceding Financial Year; and (iii) shall be prepared using the Accounting Principles, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any set of financial statements, Listco notifies the Agent that there has been a change in the Accounting Principles or the accounting practices and financial reference periods from those applied in the preparation of the Original Financial Statements and it delivers to the Agent: (A) a description of any change necessary for those financial statements to reflect the Accounting Principles or accounting practices applied in the preparation of the Original Financial Statements; and (B) sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Agent and the Revolving Facility Lenders to determine whether Clause 26 (Financial covenant) has been complied with and to determine the amount of any prepayments to be made from Excess Cashflow under Clause 12.2 (Disposal, insurance and Excess Cashflow). A41108799 - 124 -

(c) If Listco notifies the Agent of a change in accordance with paragraph (iii) above or of a change of its Financial Year end, then Listco and the Agent shall enter into negotiations in good faith with a view to agreeing: (i) whether or not the change might result in any material alteration in the commercial effect of any of the terms of this Agreement; and (ii) if so, any amendments to this Agreement which may be necessary to ensure that the change does not result in any material alteration in the commercial effect of those terms, and if any amendments are agreed they shall take effect and be binding on each of the Parties in accordance with their terms. (d) If no such agreement is reached within 30 days of that notification of change, the Agent shall (if so requested by the Majority Lenders) instruct the Auditors of Listco or independent accountants (approved by Listco or, in the absence of such approval within five days of request by the Agent of such approval, a firm with recognised expertise) to determine any amendment to Clause 26.2 (Financial condition), the amount of any prepayments to be made from Excess Cashflow under Clause 12.2 (Disposal, insurance and Excess Cashflow) and any other terms of this Agreement which the Auditors or, as the case may be, accountants (acting as experts and not arbitrators) consider appropriate to ensure the change does not result in any material alteration in the commercial effect of the terms of this Agreement. Those amendments shall take effect when so determined by the Auditors or, as the case may be, accountants. The cost and expense of the Auditors or accountants shall be for the account of Listco. (e) Any reference in this Agreement to any financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared. 25.4 Law and regulation Notwithstanding any term of the Finance Documents to the contrary, all reporting updates and other information and disclosure requirements in the Finance Documents shall be subject to any legal or regulatory restrictions relating to the supply of information concerning Listco and its Subsidiaries (including, for the avoidance of doubt, the Group), including, without limitation, any requirements of the New York Stock Exchange or which result from the nature of the Senior Secured Notes. 25.5 Calls (a) Listco shall ensure that a public trading and quarterly update call is held for each class of holders of its debt securities (and that the Agent and the Lenders are each invited to join each such call) with senior management of the Group not less frequently than once in each Financial Quarter. (b) Listco shall notify the Agent of (and through the Agent, invite each Lender to join) any other public call held generally for its Senior Secured Noteholders or any class of holder of (or trustee in respect of) debt securities of the Group (including, for the avoidance of doubt, each such call for its Senior Secured Noteholders) with Listco providing reasonable notice of such call in advance, together with the applicable access code and such other information necessary for a Lender to directly join such call, provided that no Lender shall have a right to speak on any such A41108799 - 125 -

call (other than to register attendance and complete or comply with any other procedural formality) without the prior consent of Listco. 25.6 Year end Listco shall notify the Agent of a change of its Financial Year end. 25.7 Information: miscellaneous Listco shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests): (i) at the same time as they are despatched, copies of all documents despatched by Listco or any Obligor (other than in the ordinary course of business) to its creditors generally (or any class of them) and to its shareholders if required to be given to shareholders as a matter of mandatory law; and (ii) promptly on request, such factual information regarding the Group as any Finance Party through the Agent may reasonably request, subject always to Clause 25.4 (Law and regulation). 25.8 Notification of default Listco shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence. 25.9 "Know your customer" checks (a) If: (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement; (ii) any change in the status of an Obligor or the composition of the shareholders of an Obligor after the date of this Agreement; or (iii) a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall, promptly upon the request of the Agent or any Lender, supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied with the results of all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents. (b) Each Lender shall, promptly upon the request of the Agent, supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied with the results of all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents. A41108799 - 126 -

(c) Listco shall, by not less than 10 Business Days' prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to Clause 31 (Changes to the Obligors). (d) Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Obligor obliges the Agent or any Lender to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, Listco shall, promptly upon the request of the Agent or any Lender, supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied with the results of all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Obligor. (e) In the event that Listco has delivered any Lender Accession Notice or Additional Facility Notice and the Lender referred to therein is not currently a Lender, Listco shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent in order for the Agent to carry out and be satisfied with the results of all necessary "know your customer" or other checks in relation to that Lender that it is required to carry out as a consequence of that person becoming a Lender. 26. FINANCIAL COVENANT 26.1 Financial definitions In this Clause 26: "Borrowings" means, at any time, the outstanding principal or capital amount of any indebtedness for or in respect of: (a) moneys borrowed; (b) acceptance credits (or dematerialised equivalents); (c) moneys raised under or pursuant to bonds (other than a performance bond or advance payment bond issued in respect of the obligations of any member of the Group incurred in the ordinary course of business), notes, debentures, loan stock or any similar instrument; (d) any finance or capital lease or hire purchase contract which would, in accordance with the Accounting Principles (for the avoidance of doubt, as applied in the preparation of the Original Financial Statements and so as to exclude operating leases to the extent they would otherwise be reclassified and treated as finance or capital leases), be treated as a finance or capital lease but only to the extent of such treatment; (e) receivables sold or discounted (other than to the extent there is no recourse); (f) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of an underlying liability of an entity which is not a member of the Group which would fall within one of the other paragraphs of this definition; A41108799 - 127 -

(g) the acquisition cost of any asset where the deferred payment is arranged primarily as a method of raising finance and in circumstances where the due date for payment is more than 180 days after the expiry of the period customarily allowed by the relevant supplier save where the payment deferral results from non-satisfaction or delayed satisfaction of contract terms by the supplier or from contract terms establishing payment schedules tied to total or partial contract completion and/or to the results of operational testing procedures; (h) the sale price of any asset to the extent paid by the person liable before the time of sale or delivery where such advance payment is arranged primarily as a method of raising finance unless such arrangements are entered into customarily by customers of the Group; (i) any amount raised under any other transaction which would be treated as borrowing in accordance with the Accounting Principles; and (j) (without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in the paragraphs above, provided that indebtedness owed by one member of the Group to another member of the Group and Subordinated Debt shall not be taken into account and excluding, for the avoidance of doubt, pension liabilities and liabilities in respect of other provisions which are treated as borrowings under IFRS and any indebtedness under forward contracts for fish entered into in the ordinary course of business. "Capital Expenditure" means any expenditure or obligation in respect of expenditure which, in accordance with the Accounting Principles, is treated as capital expenditure (other than any Permitted Acquisition and only taking into account the actual cash payment made where assets are replaced and part of the purchase price is paid by way of part exchange). "Cashflow" means, in respect of any Relevant Period, Consolidated EBITDA for that Relevant Period (without double counting): (a) plus the amount of any rebate, refund or credit in respect of any Tax on profits, gains or income actually received in cash by any member of such Group during such period (b) plus to the extent not included in Consolidated EBITDA, the amount (net of any applicable withholding tax) of any dividends or other profit distributions received in cash by any member of the Group during such period from any person which is not itself a member of the Group; (c) minus all Capital Expenditure actually paid by a member of the Group during the Relevant Period except to the extent funded from: (i) Retained Cash; (ii) any Permitted Financial Indebtedness (other than a Revolving Facility); (iii) capital contributions received from landlords in relation to Real Property in respect of which a member of the Group is a tenant; or (iv) New Equity or Subordinated Debt received after the Closing Date; A41108799 - 128 -

(d) minus the aggregate of the consideration paid for or cost of any Permitted Acquisitions and the amount of any investment in a Permitted Joint Venture made in cash during that period to the extent not included in Consolidated EBITDA and in each case except to the extent funded from Retained Cash (to the extent permitted under the Finance Documents), any Permitted Financial Indebtedness, New Equity or Subordinated Debt received after the Closing Date; (e) plus the amount of any loan which was made in respect of a Joint Venture Investment which is repaid in cash to a member of the Group; (f) minus all amounts of Tax on profits, gains or income actually paid (other than any such Tax which is netted off against any proceeds received by the Group in accordance with paragraph (b) of the definition of 'Net Proceeds') and minus the amount of any withholding tax withheld from any amount paid to any member of the Group which has been taken into account in calculating Consolidated EBITDA for such period and minus any Increased Costs notified by any Finance Party pursuant to Clause 19.1 (Increased Costs); (g) plus any decrease in and minus any increase of Working Capital between the beginning and end of such Relevant Period; (h) to the extent not taken into account in any other paragraph in this definition, minus all non-cash credits and release of provisions and plus all non-cash debits and other non- cash charges and provisions included in establishing Consolidated EBITDA for such period; (i) to the extent not taken into account in any other paragraph in this definition, plus any positive and minus any negative one-off, non-recurring, extraordinary or exceptional items received or which are paid by any member of the Group in cash during such period to the extent not already taken into account in calculating Consolidated EBITDA for such period or provided for in Acquisition Costs, Refinancing Costs or funded from Retained Cash, any Permitted Financial Indebtedness, New Equity or Subordinated Debt received after the Closing Date; (j) to the extent included in Consolidated EBITDA or in any other paragraph of this definition, excluding the effect of all cash movements associated with the Refinancing Costs (to the extent included in Cashflow); (k) plus any New Equity and/or any Subordinated Debt received after the Closing Date to the extent permitted under paragraph (d) of Clause 26.3 (Financial testing); (l) deducting any fees, cash or charges of a non-recurring nature related to any equity offering, investments, acquisitions or Permitted Financial Indebtedness (whether or not successful) except to the extent funded from Retained Cash (to the extent permitted by the Finance Documents) or paid out of the proceeds raised on an equity or debt securities offering or other Permitted Financial Indebtedness; and (m) deducting the amount of management, consulting, investor and advisory fees (other than in respect of any cash movements falling under paragraph (l) above) paid to Listco to the extent not taken into account in Consolidated EBITDA and other than those A41108799 - 129 -

funded from Retained Cash (to the extent permitted by the Finance Documents), any Permitted Financial Indebtedness, New Equity or Subordinated Debt received after the Closing Date. "Consolidated EBITDA" means, for any Relevant Period, the consolidated profits of the Group from ordinary activities: (a) before deducting Interest Payable, any other Interest for which any member of the Group is liable and any deemed finance charge in respect of any pension liabilities and other provisions; (b) before deducting any amount of Tax on profits, gains or income paid or payable by any member of the Group; (c) after adding back (to the extent otherwise deducted) any amount attributable to any amortisation whatsoever (including amortisation of any goodwill arising on any Permitted Acquisition, Acquisition Costs or Refinancing Costs), any depreciation whatsoever and any costs or provisions relating to any share option schemes of the Group existing on the Closing Date; (d) after deducting (to the extent included) Interest Income and/or any other Interest accruing in favour of any member of the Group; (e) excluding any items (positive or negative) of a one-off, non-recurring, extraordinary or exceptional nature (including, without limitation, the costs associated with any restructuring programme or any aborted equity or debt securities offering); (f) after deducting (to the extent otherwise included and not already deducted pursuant to paragraph (j) below) the amount of profit (or adding back the loss) of any member of the Group which is attributable to any third party (not being a member of the Group) which is a shareholder in such member of the Group; (g) after deducting (to the extent otherwise included) any gain over book value arising in favour of a member of the Group in the disposal of any asset (not being any disposals made in the ordinary course of trading) during such period and any gain arising on any revaluation of any asset during such period; (h) after adding back (to the extent otherwise deducted) any loss against book value incurred by a member of the Group on the disposal of any asset (not being any disposal made in the ordinary course of trading) during such period and any loss arising on any revaluation of any asset during such period; (i) after adding back Acquisition Costs and Refinancing Costs to the extent deducted; (j) after adding back (to the extent not otherwise included) the amount of any dividends or other profit distributions (net of withholding tax) received in cash by any member of the Group during such period from companies which are not members of the Group, and after deducting (to the extent not otherwise deducted) the amount of any dividends or other profit distributions paid in cash by any member of the Group during such period to companies which are not members of the Group; A41108799 - 130 -

(k) plus any New Equity and/or any Subordinated Debt received after the Closing Date to the extent permitted under paragraph (d) of Clause 26.3 (Financial testing); (l) after adding (to the extent not already included) the realised gains or deducting (to the extent not otherwise deducted) the realised losses arising at maturity or on termination of forward foreign exchange and other currency hedging contracts entered into with respect to the operational cashflows of the Group (but taking no account of any unrealised gains or loss on any hedging instrument whatsoever); (m) after adding back (to the extent otherwise deducted) any fees, costs or charges of a non- recurring nature related to any equity offering, compensation payments to departing management, investments (including any Joint Venture Investment), acquisitions or Permitted Financial Indebtedness (whether or not successful); (n) after adding back (to the extent otherwise deducted) any costs or provisions relating to any share option or management incentive schemes of the Group existing at the Closing Date; (o) after adding the proceeds of any business interruption insurance; (p) after deducting the amount of profit of any entity (which is not a member of the Group) in which any member of the Group has an ownership interest to the extent that the amount of such profit included in the accounts of the Group exceeds the amount (net of any applicable withholding tax) received in cash by members of the Group through distributions by that entity; and (q) before taking into account any gain or loss arising from any Debt Purchase Transaction or any purchase or buy-back by Finco or any member of the Group of any liabilities under or in connection with any New Debt Financing (or any transaction having a similar economic effect). "Consolidated Net Finance Charges" means, for any Relevant Period, the amount of Interest Payable during that period less Interest Income during that period. "Consolidated Total Net Debt" means, at any time, the aggregate amount of all obligations of the Group for or in respect of Borrowings but: (a) including, in the case of finance leases, only the capitalised value therefor; and (b) deducting the aggregate amount of available Cash and Cash Equivalent Investments held by any member of the Group, and so that no amount shall be included or excluded more than once. "Current Assets" means the aggregate of trade receivables and other current assets (but excluding Cash and Cash Equivalent Investments) maturing within 12 Months of the date of computation and excluding: (a) receivables in relation to tax rebates or credits on profits; (b) extraordinary items, exceptional items and other non-operating items; (c) insurance claims; and (d) any accrued Interest owing to any member of the Group. A41108799 - 131 -

"Current Liabilities" means the aggregate of all liabilities (including trade creditors and other current liabilities and accrued expenses) falling due within 12 Months of the date of computation but excluding: (a) liabilities for Borrowings and Interest; (b) liabilities for Tax on profits; (c) extraordinary items, exceptional items and other non-operating items; (d) insurance claims; and (e) liabilities in relation to dividends declared but not paid by Listco. "Debt Cover" means, for any Relevant Period, the ratio of Consolidated Total Net Debt on the last day of that Relevant Period to Consolidated EBITDA for that Relevant Period. "Excess Cashflow" means (without double counting), for any Financial Year of Listco (commencing with the Financial Year beginning 1 January 2017), Cashflow for that period less: (a) Net Debt Service (ignoring any reduction in Net Debt Service resulting from mandatory or voluntary prepayments made in previous Financial Years); (b) to the extent that the Net Proceeds giving rise to the relevant mandatory prepayment have been included in calculating Cashflow (and not deducted under paragraph (d) below), mandatory prepayments falling due (other than in respect of Excess Cashflow calculated for the immediately preceding Financial Year) during such period; (c) to the extent included in Cashflow, any amount of New Equity or Subordinated Debt received after the Closing Date; (d) the amount of Net Proceeds received by the Group which are permitted to be retained by the Group; (e) (to the extent otherwise included) Acquisition Costs, Refinancing Costs and Restructuring Expenditure, in each case, not funded by Borrowings; and (f) any payments falling under paragraph (f) of the definition of 'Permitted Payment', to the extent of payments to persons that are not members of the Group, and paragraph (h) of the definition of 'Permitted Payment', and for the avoidance of doubt excluding (to the extent otherwise included) the proceeds of any Financial Indebtedness incurred pursuant to any Facility, any Additional Facility, the Senior Secured Notes or any New Debt Financing. "Financial Quarter" means the period commencing on the day after one Quarter Date and ending on the next Quarter Date. "Financial Year" means the annual accounting period of the Group ending on or about 31 December in each year. "Interest" means interest and amounts in the nature of interest in respect of any Borrowings, including, without limitation: (a) the interest element of finance leases; A41108799 - 132 -

(b) discount and acceptance fees and costs payable (or deducted) in respect of any Borrowings; (c) fees payable in connection with the issue or maintenance of any bond, letter of credit, guarantee or other assurance against financial loss which constitutes Borrowings and is issued by a third party on behalf of a member of the Group and accrues after the Closing Date; (d) repayment and prepayment premiums payable or incurred in repaying or prepaying any Borrowings; and (e) commitment, utilisation and non-utilisation fees payable or incurred or accrued in respect of Borrowings. "Interest Income" means, for the Relevant Period, the amount of Interest accrued (whether or not received) due to members of the Group during such period. "Interest Payable" means for the Relevant Period, the aggregate of Interest accrued (whether or not paid or capitalised) in respect of any Borrowings of any member of the Group during that testing period but: (a) excluding any amortisation of fees, costs and expenses incurred in connection with the raising of any Borrowings; (b) excluding any Increased Costs notified by a Finance Party and payable by the Group pursuant to Clause 19.1 (Increased Costs); and (c) excluding any capitalised Interest, the amount of any discount amortised and other non- cash interest charges during the Relevant Period, and calculated on the basis that: (i) the amount of Interest accrued will be increased by an amount equal to any amount payable by members of the Group under hedging agreements in respect of Interest in relation to that Relevant Period; and (ii) the amount of Interest accrued will be reduced by an amount equal to any amount payable to members of the Group under hedging agreements in respect of Interest in relation to that Relevant Period. "Net Debt Service" means, in respect of any Relevant Period, the aggregate of: (a) Consolidated Net Finance Charges; (b) the aggregate of all scheduled payments of principal of any Borrowings (and in the case of the Term Facilities as adjusted as the result of any voluntary or mandatory prepayments made in previous Relevant Periods or the current Relevant Period) falling due for payment but excluding any amounts falling due under any overdraft or a Revolving Facility (including, without limitation, any Ancillary Facility) which were available for simultaneous redrawing according to the terms of such facility but for any voluntary cancellation; and A41108799 - 133 -

(c) the amount of the capital element of any payments in respect of that Relevant Period payable under any finance lease or capital lease entered into by any member of the Group, and so that no amount shall be included more than once. "Quarter Date" means each of 31 March, 30 June, 30 September and 31 December. "Refinancing Costs" means fees, costs and expenses incurred by a member of the Group in connection with this Agreement and the transactions contemplated by the Mandate Documents as set out in the Funds Flow Statement. "Relevant Period" means each period of 12 Months ending on the last day of Listco's Financial Year and each period of 12 Months ending on the last day of each Financial Quarter of Listco's Financial Year. "Retained Cash" means (without double counting) the aggregate of: (a) Net Proceeds received at any time after 1 January 2017 and permitted to be retained (and not required to be reinvested in the Group's business); (b) accumulated unspent Excess Cashflow arising from previous Financial Years (other than any Financial Year prior to the Financial Year commencing 1 January 2017) which the Group is not obliged to prepay (including any de minimis amount which has been permitted to be deducted in calculating that Excess Cashflow in previous Financial Years (other than any Financial Year prior to the Financial Year commencing 1 January 2017)); and (c) any Waived Amounts arising at any time after 1 January 2017, in each case to the extent not already taken into account in any other paragraph of the relevant definition or otherwise applied in making payments, or satisfaction of consideration for transactions permitted under the Finance Documents. "Working Capital" means, on any date, Current Assets less Current Liabilities. 26.2 Financial condition Listco shall ensure that if, in respect of any Relevant Period ending after the Closing Date, the aggregate amount of: (i) all Revolving Facility Loans; (ii) drawn Letters of Credit; and (iii) Ancillary Outstandings (but excluding Ancillary Outstandings by way of undrawn letters of credit and undrawn bank guarantees under the relevant Ancillary Facility), (together the "RCF Drawings") calculated as at the last day of each such Relevant Period, is equal to or exceeds 40 per cent. of the Total Revolving Facility Commitments as at such date, Debt Cover in respect of that Relevant Period shall not exceed 8.00:1. 26.3 Financial testing (a) The financial covenant set out in Clause 26.2 (Financial condition) shall be calculated in accordance with the Accounting Principles as applied in the preparation of the Original Financial A41108799 - 134 -

Statements and tested by reference to each of the financial statements and/or each Compliance Certificate delivered pursuant to Clause 25 (Information undertakings). (b) In respect of any Relevant Period, the exchange rate used in relation to Consolidated Total Net Debt shall, at Listco's option, be: (i) the average exchange rate used for the purposes of determining Consolidated EBITDA for that Relevant Period; (ii) where and to the extent that any part of the principal element of any such Consolidated Total Net Debt is subject to a currency hedge, the applicable hedged rate in respect of that part of Consolidated Total Net Debt; and/or (iii) the spot rate on the last day of the Relevant Period consistent with the exchange rate methodology applied in the financial statements most recently delivered pursuant to Clause 25.1 (Financial statements). (c) For the purposes of the calculation of LTM EBITDA and of the calculation of Debt Cover (but not Cashflow or Excess Cashflow) (the "Acquisition and Disposal Adjustment"): (i) there shall be included in determining Consolidated EBITDA for any Relevant Period (including the portion thereof occurring prior to the relevant acquisition): (A) the earnings before interest, tax, depreciation and amortisation (calculated on the same basis as Consolidated EBITDA, mutatis mutandis) for the period of any person, property, business or material fixed asset acquired and not subsequently sold, transferred or otherwise disposed of by any member of the Group during such period (each such person, property, business or asset acquired and not subsequently disposed of, an "Acquired Entity or Business"); and (B) if material (unless, in relation to any material adjustment which could be made as a result of net cost savings, Listco elects not to include such net cost savings in the determination of Consolidated EBITDA), an adjustment in respect of each Acquired Entity or Business acquired during such period equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period; and (ii) there shall be excluded in determining Consolidated EBITDA for any period the earnings before interest, tax, depreciation and amortisation (calculated on the same basis as Consolidated EBITDA, mutatis mutandis) of any person, property, business or material fixed asset sold, transferred or otherwise disposed of by any member of the Group during such period (including the portion thereof occurring prior to such sale, transfer, disposition or conversion) (each such person, property, business or asset so sold or disposed of, a "Sold Entity or Business"). "Pro Forma Adjustment" shall mean, for any Relevant Period that ends on any of the first five Quarter Dates to fall after the completion date of the acquisition of or investment in an Acquired Entity or Business, with respect to the Consolidated EBITDA of that Acquired Entity or Business, the pro forma increase or decrease in such Consolidated EBITDA (calculated for the Relevant Period by including on a pro forma basis the full run-rate effect of synergies and/or cost savings and/or additional cost for that acquisition) where: A41108799 - 135 -

(a) such synergies and/or cost savings and/or additional cost to be taken into account are those reasonably achievable over the period (the "Projected Period") commencing on (and assuming that the relevant acquisition or investment has occurred on) the most recent Quarter Date (the "First Quarter Date") prior to the acquisition contract date and ending on the fifth Quarter Date following the acquisition completion date assuming for this purpose that such acquisition occurred on the First Quarter Date (as certified by Listco in a certificate signed by the Chief Financial Officer/Finance Director, issued by reference to Listco's knowledge with regard to the information reasonably available at such time and, in addition, if the aggregate amount of the synergies and/or cost savings and/or additional cost for that acquisition exceeds 5 per cent. of Consolidated EBITDA (prior to any Pro Forma Adjustment) of the Group, verified by independent third party due diligence from a professional advisory firm of international repute or other person approved by the Agent); (b) for the avoidance of doubt, the full 'run-rate effect' shall be the annualised effect of such synergies and/or cost savings and/or additional cost, provided further that any such pro forma increase or decrease to such Consolidated EBITDA shall be without duplication for the effect of any assumed increase or decrease actually realised during such period and already included in such Consolidated EBITDA. (d) For the purpose of calculating Debt Cover pursuant to Clause 26.2 (Financial condition) (only), and subject to paragraphs (e) to (g) below, Listco may elect that all or any part of any New Equity and/or any Subordinated Debt (in each case without double counting any such amount): (i) received after the Closing Date (in each case, to the extent not spent), shall be added to Consolidated EBITDA either during the Relevant Period it is received in or during that Relevant Period (provided the corresponding Compliance Certificate states that such election has been made and sets out the adjustment to the Debt Cover calculations that result from such election); (ii) received after the end of a Relevant Period (the "Prior Relevant Period") but before the date falling 20 Business Days after the Compliance Certificate has been delivered, shall be added to Consolidated EBITDA for the Prior Relevant Period and shall be taken into account as if received immediately prior to the end of the Prior Relevant Period and Debt Cover will be recalculated accordingly to the extent Listco provides, in such 20 Business Day period, a revised Compliance Certificate stating that such election has been made and setting out the calculations that result from such election; or (iii) received after the Prior Relevant Period but before the date falling 20 Business Days after the Compliance Certificate has been delivered for the Prior Relevant Period, to the extent RCF Drawings equal or exceed 40 per cent. of Total Revolving Facility Commitments as at the last day of the Prior Relevant Period, shall be applied so as to reduce RCF Drawings such that RCF Drawings would not have equalled or exceeded 40 per cent. of Total Revolving Facility Commitments as at the last day of the Prior Relevant Period if RCF Drawings were re-tested on such date pro forma for the application of such New Equity and/or any Subordinated Debt. A41108799 - 136 -

(e) To the extent Listco exercises its rights under paragraph (d) above to add such amount to Consolidated EBITDA, the relevant New Equity and/or Subordinated Debt shall be taken into account in calculating the financial undertakings for the three Relevant Periods occurring immediately after the end of the Prior Relevant Period in the manner described in paragraph (d) above. (f) To the extent Listco exercises its rights under paragraph (d) above to reduce RCF Drawings, no member of the Group may deliver a Utilisation Request in relation to any Revolving Facility Utilisation (excluding any Rollover Loan) prior to the next Quarter Date to occur after the Prior Relevant Period in respect of which a Compliance Certificate has been delivered, unless Listco confirms in each such Utilisation Request that: (i) the aggregate of RCF Drawings (x) as at the date of that Utilisation Request and (y) on the proposed Utilisation Date will not (when calculated pro forma for each Revolving Facility Utilisation contemplated in a Utilisation Request), equal or exceed 40 per cent. of Total Revolving Facility Commitments; or (ii) the requirements of Clause 26.2 (Financial condition) would have been satisfied for the Prior Relevant Period if re-tested as at the last day of the Prior Relevant Period but calculated pro forma for the proposed Revolving Facility Utilisation (and the application of such Utilisation) and any change in Consolidated Total Net Debt since the last day of the Prior Relevant Period (with such Utilisation Request providing reasonable details of such calculation). (g) For the purposes of this Clause 26, Listco may only elect to include one injection of New Equity and/or Subordinated Debt in any Relevant Period and no more than two such injections during the life of the Facilities. (h) The effect of all unrealised currency exchange gains or losses shall be excluded from the calculation of any financial covenant ratios (save as set out in paragraph (b) above). 26.4 Baskets (a) If, in any Financial Year of Listco commencing after the Closing Date (the "Original Financial Year"), the aggregate amount of any fixed numeric basket originally applied, committed to be applied or to be applied or designated by the board of directors of Listco to be applied in that Financial Year is less than the fixed numeric basket originally available for that Financial Year (without any carry forward) (the numeric difference being referred to as the "Available Amount"), then the maximum fixed numeric basket for the immediately following Financial Year (the "Carry Forward Year") shall be increased by an amount equal to the Available Amount. (b) In any Carry Forward Year, the original amount of that fixed numeric basket shall be treated as having been applied before any Available Amount carried forward into such Carry Forward Year. Any amount carried forward may be carried forward for one year only. 27. GENERAL UNDERTAKINGS The undertakings in this Clause 27 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force. Authorisations and compliance with laws A41108799 - 137 -

27.1 Authorisations Subject to the Legal Reservations and the Perfection Requirements, each Obligor shall promptly obtain, comply with and do all that is necessary to maintain in full force and effect any Authorisation required under any applicable law to: (a) enable it to perform its obligations under the Finance Documents; (b) ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document; and (c) carry on its business, where failure to do so has a Material Adverse Effect. 27.2 Compliance with laws Each Obligor shall (and Listco shall ensure that each member of the Group will) comply in all respects with all laws to which it may be subject, if failure so to comply would have a Material Adverse Effect. 27.3 Environmental compliance Each Obligor shall (and Listco shall ensure that each member of the Group will): (a) comply with all Environmental Laws; (b) obtain, maintain and ensure compliance with all requisite Environmental Permits; and (c) implement procedures to monitor compliance with and to prevent liability under any Environmental Law, where failure to do so would have a Material Adverse Effect. 27.4 Taxation (a) Each Obligor shall (and Listco shall ensure that each member of the Group will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed or, if later, before incurring material penalties, unless and only to the extent that: (i) such payment is being contested in good faith and in accordance with the relevant procedures; (ii) adequate reserves are being maintained in accordance with the Accounting Principles for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Agent under Clause 25 (Information undertakings) (if required to be disclosed under the Accounting Principles); and (iii) such payment can be withheld without incurring material penalties and failure to pay those Taxes does not have a Material Adverse Effect. (b) Midco will ensure that (i) the US Co-Borrower retains its status as an entity disregarded from Luxco for US federal income tax purposes, (ii) the US Co-Borrower's regarded owner retains its status as not being a US Tax Obligor, and (iii) the US Co-Borrower and its regarded owner do not engage in a US trade or business for US tax purposes. A41108799 - 138 -

Restrictions on business focus 27.5 Merger No Obligor shall (and Listco shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction other than a Permitted Transaction. 27.6 Change of business Listco shall procure that, subject to any Permitted Acquisitions undertaken by any member of the Group, no substantial change is made to the general nature of the business of the Group taken as a whole from that carried on by the Group as at the Closing Date. 27.7 Acquisitions (a) Except as permitted under paragraph (b) below, no Obligor shall (and Listco shall ensure that no other member of the Group will) acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them). (b) Paragraph (a) above does not apply to an acquisition of a company, shares, securities or a business or undertaking (or, in each case, any interest in any of them) or the incorporation of a company which is a Permitted Acquisition. 27.8 Joint Ventures (a) Except as permitted under paragraph (b) below, no Obligor shall (and Listco shall ensure that no member of the Group will): (i) enter into, invest in or acquire (or agree to invest in or acquire, unless such agreement is subject to Majority Lender approval) any shares, stocks, securities or other interest in any Joint Venture; or (ii) transfer any assets or lend to or guarantee or give an indemnity for or give Security for the obligations of a Joint Venture or maintain the solvency of or provide working capital to any Joint Venture (or agree to do any of the foregoing, unless such agreement is subject to Majority Lender approval). (b) Paragraph (a) above does not apply to any acquisition (or agreement to acquire) any interest in a Joint Venture or transfer of assets (or agreement to transfer assets) to a Joint Venture or loan made to or guarantee given in respect of the obligations of a Joint Venture if such transaction is a Permitted Joint Venture. 27.9 Holding Companies (a) None of the Nomad Holdcos shall trade, carry on any business, own any assets or incur any liabilities except for a Permitted Holding Company Activity. (b) Nomad Service USA Inc. shall not trade, carry on any business, own any assets or incur any liabilities, other than: (i) the employment of employees and the payment of those employees' salaries; and (ii) other liabilities incidental to maintenance of its corporate existence. (c) The US Co-Borrower shall not be permitted to utilise any Facility. (d) Notwithstanding anything in this Agreement or any other Finance Document, Listco shall ensure that, at all times (i) Midco, Bondco, Luxco and the US Co-Borrower (in each case) is and remains a wholly-owned Subsidiary of Listco and (ii) (each of) Bondco, Luxco and the US Co- A41108799 - 139 -

Borrower do not have any Subsidiaries or own any shares or equity interests in any other person or entity. 27.10 Centre of main interests and establishments No Obligor whose jurisdiction of incorporation is in a member state of the European Union shall deliberately change its "centre of main interests" (as that term is used in Article 3(1) of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the "Regulation")) in a manner which would materially adversely affect the interests of the Lenders as a whole. Restrictions on dealing with assets and Security 27.11 Pari passu ranking Each Obligor shall ensure that at all times any claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies. 27.12 Negative pledge In this Clause 27.12, "Quasi-Security" means a transaction described in paragraph (a)(ii) below. (a) Except as permitted under paragraph (b) below: (i) no Obligor shall (and Listco shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets; and (ii) no Obligor shall (and Listco shall ensure that no other member of the Group will): (A) sell, transfer or otherwise dispose to any person who is not a member of the Group of any of its assets on terms whereby they are or may be leased to or reacquired by an Obligor or by any other member of the Group; (B) sell, transfer or otherwise dispose of any of its receivables to any person who is not a member of the Group on recourse terms (other than as is customary for a securitisation programme); (C) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or (D) enter into any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of raising Borrowings or of financing the acquisition of an asset. (b) Paragraph (a) above does not apply to any Security or (as the case may be) Quasi- Security, which is Permitted Security. 27.13 Disposals (a) Except as permitted under paragraph (b) below, no Obligor shall (and Listco shall ensure that no member of the Group will) enter into a single transaction or a series of transactions (whether A41108799 - 140 -

related or not and whether voluntary or involuntary) to sell, lease, transfer or otherwise dispose of any asset. (b) Paragraph (a) above does not apply to: (i) any sale, lease, transfer or other disposal which is a Permitted Disposal; or (ii) a Permitted Transaction. 27.14 Arm's length basis (a) Except as permitted by paragraph (b) below, no Obligor shall (and Listco shall ensure no member of the Group will) enter into any material transaction with any Listco Affiliate or any person not being a member of the Group except on arm's length terms or better. (b) The following transactions shall not be a breach of this Clause 27.14: (i) fees, costs and expenses payable under the Transaction Documents or agreed by the Agent; and (ii) any Permitted Transactions. Restrictions on movement of cash - cash out 27.15 Loans or credit (a) Except as permitted under paragraph (b) below, no Obligor shall (and Listco shall ensure that no member of the Group will) be a creditor in respect of any Financial Indebtedness. (b) Paragraph (a) above does not apply to: (i) a Permitted Loan; (ii) a Permitted Payment; or (iii) a Permitted Guarantee. 27.16 No guarantees or indemnities (a) Except as permitted under paragraph (b) below, no Obligor shall (and Listco shall ensure that no member of the Group will) incur or allow to remain outstanding any guarantee in respect of any obligation of any person. (b) Paragraph (a) above does not apply to a guarantee which is: (i) a Permitted Guarantee; or (ii) a Permitted Transaction. 27.17 Dividends and share redemption (a) Except as permitted under paragraph (b) below, Listco shall ensure that no member of the Group will: (i) declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital); (ii) repay or distribute any dividend or share premium reserve; (iii) pay or allow any member of the Group to pay any management, advisory or other fee to or to the order of any of the shareholders of Listco; or A41108799 - 141 -

(iv) redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so. (b) Paragraph (a) above does not apply to: (i) a Permitted Payment; or (ii) a Permitted Transaction. 27.18 Subordinated Debt (a) Except as permitted under paragraph (b) below, no Obligor shall (and Listco shall ensure that no member of the Group will): (i) repay or prepay any principal amount (or capitalised interest) outstanding under or in respect of any Subordinated Debt or any Subordinated Liabilities; (ii) pay any interest or any other amounts payable in connection with or in respect of any Subordinated Debt or any Subordinated Liabilities; or (iii) purchase, redeem, defease, acquire, retire or discharge, exchange or enter into any sub- participation arrangements in respect of any amount outstanding under or in respect of any Subordinated Debt or any Subordinated Liabilities. (b) Paragraph (a) above does not apply to a payment, repayment, prepayment, purchase, redemption, defeasance or discharge which is: (i) a Permitted Payment; or (ii) a Permitted Transaction. Restrictions on movement of cash - cash in 27.19 Financial Indebtedness (a) Except as permitted under paragraph (b) below, no Obligor shall (and Listco shall ensure that no member of the Group will) incur or allow to remain outstanding any Financial Indebtedness. (b) Paragraph (a) above does not apply to Financial Indebtedness which is: (i) Permitted Financial Indebtedness; or (ii) a Permitted Transaction. 27.20 Share capital No Obligor shall (and Listco shall ensure no member of the Group will) issue any shares except pursuant to a Permitted Share Issue or a Permitted Transaction. Miscellaneous 27.21 Insurance (a) Each Obligor shall (and Listco shall ensure that each member of the Group will) maintain insurances on and in relation to its business and assets against those material risks and to the extent as is usual for companies carrying on the same or substantially similar business. (b) All insurances must be with reputable independent insurance companies or underwriters. A41108799 - 142 -

27.22 Pensions Listco shall ensure that all pension schemes operated by or maintained for the benefit of members of the Group and/or any of its employees are funded to the extent required by applicable law and regulations, where failure to do so would have a Material Adverse Effect. 27.23 Access Each Obligor shall, and Listco shall ensure that each member of the Group will, while an Event of Default under Clause 28.1 (Non-payment) or Clause 28.5 (Insolvency) is continuing or (on the instructions of the Majority RCF Lenders only) while a Financial Covenant Event of Default is continuing, permit the Agent and/or the Security Agent and/or accountants or other professional advisers and contractors of the Agent or Security Agent free access during normal business hours and on reasonable notice, at the risk and cost of the Obligor or Listco and after having consulted with Listco, to the premises, assets, books, accounts and records of each member of the Group. 27.24 Intellectual Property Each Obligor shall (and Listco shall procure that each Group member will): (a) preserve and maintain the subsistence and validity of the Intellectual Property necessary for the business of the relevant Group member; (b) use reasonable endeavours to prevent any infringement in any material respect of the Intellectual Property; (c) make registrations and pay all registration fees and taxes necessary to maintain the Intellectual Property in full force and effect and record its interest in that Intellectual Property; (d) not use or permit the Intellectual Property to be used in a way or take any step or omit to take any step in respect of that Intellectual Property which may materially and adversely affect the existence or value of the Intellectual Property or imperil the right of any member of the Group to use such property; and (e) not discontinue the use of the Intellectual Property, where, in each case, failure to do so would have a Material Adverse Effect. 27.25 Amendments No Obligor shall (and Listco shall ensure that no member of the Group will) amend, vary, novate, supplement, supersede, waive or terminate any provision of the constitutional documents dealing with the transfer of shares of any member of the Group whose shares are subject to Security except in writing and in a way which would not materially and adversely affect the interests of the Lenders taken as a whole. 27.26 Financial assistance Each Obligor shall (and Listco shall procure each member of the Group will) comply, where applicable, in all respects with Sections 678 to 679 of the United Kingdom Companies Act 2006 (as amended) and any equivalent legislation in other jurisdictions, including in relation to the execution of the Transaction Security Documents and payment of amounts due under this Agreement. A41108799 - 143 -

27.27 Treasury Transactions No Obligor shall (and Listco will procure that no member of the Group will) enter into any Treasury Transaction, other than: (i) hedging transactions entered into for the purpose of hedging any interest rate exposures arising in connection with the Term Facilities, any Senior Secured Notes or any New Debt Financing, in each case up to the aggregate principal amount outstanding thereunder from time to time and documented by the Hedging Agreements; (ii) spot and forward delivery foreign exchange contracts entered into in the ordinary course of business and not for speculative purposes; (iii) currency hedging of any principal or interest in relation to any Term Facility, any Senior Secured Notes or any New Debt Financing and (in each case) not for speculative purposes; and (iv) any Treasury Transaction entered into for the hedging of actual or projected real exposures arising in the ordinary course of trading activities of a member of the Group and not for speculative purposes. 27.28 Cash management (a) Subject to paragraph (b) below, each Obligor will use reasonable endeavours to ensure that it shall not, and none of its Subsidiaries will, at any time, hold cash in excess of EUR 10,000,000 in aggregate or its equivalent with any bank which is not an Acceptable Bank for more than 3 Months. (b) No Obligor shall be obliged at any time to procure that any Subsidiary transfers any cash under paragraph (a) above: (i) at a time when to do so would cause the Obligor or the Subsidiary (despite that person using all reasonable endeavours to avoid the relevant Tax liability) to incur a material Tax liability or to otherwise incur any material cost or expense; (ii) if (despite using all reasonable efforts to avoid the breach or result) to do so would breach any applicable law or agreement or result in personal liability for the Obligor or the Subsidiary or any of such person's directors or management; or (iii) if it involves an amount which is less than EUR 10,000,000 in aggregate or its equivalent for each such Subsidiary. 27.29 Guarantors (a) Subject to paragraphs (c), (d) and (e) below, Listco shall ensure that any member of the Group which is a Material Company shall, subject to the Security Principles, become an Additional Guarantor in accordance with the terms hereof and deliver all of the documents and other evidence required by Clause 31.4 (Additional Guarantors) and as soon as reasonably practicable after Listco delivers the Annual Financial Statements which first show that member of the Group to be a Material Company. (b) Subject to paragraphs (c), (d) and (e) below, Listco shall ensure that, as at the date falling 60 days after the Closing Date and as at the end of each Financial Year: A41108799 - 144 -

(i) the aggregate (without double counting) earnings before interest, tax, depreciation and amortisation (calculated on the same basis as Consolidated EBITDA as specified in Clause 26.1 (Financial definitions)) of the Guarantors (taking each entity on an unconsolidated basis and excluding all intra-Group items) is no less than 80 per cent. of the Consolidated EBITDA of the Group; and (ii) the aggregate (without double counting) total assets of the Guarantors (calculated on the same basis as Total Assets and taking each entity on an unconsolidated basis and excluding intra-group items) is no less than 80 per cent. of the Total Assets, and, for the purposes of paragraphs (i) and (ii) above (the "Guarantor Coverage"), as determined by reference to the Original Financial Statements and the most recent Annual Financial Statements delivered by Listco. (c) Subject to paragraph (e) below, where any member of the Group is not eligible to be a Guarantor pursuant to paragraph 1(b)(ii) of Schedule 12 (Security Principles), its EBITDA and gross assets shall not be included in the Consolidated EBITDA and Total Assets of the Group for the calculation of Guarantor Coverage, provided that Listco shall use its reasonable endeavours to assist in overcoming any relevant restrictions to enable such member of the Group to act as a Guarantor and, if despite such efforts such member of the Group has remained unable to act as a Guarantor, Listco shall, subject to the Security Principles, use its reasonable endeavours to enable other members of the Group to accede as Guarantors in the place of such member of the Group in order to meet the Guarantor Coverage. (d) Subject to paragraph (e) below, any member of the Group acquired as a result of a Permitted Acquisition shall be taken into account for the purposes of calculating the Guarantor Coverage. (e) Notwithstanding the preceding paragraphs, for the purposes of this Clause 27.29, Listco shall be under no obligation to ensure that Findus Italy accedes as a Guarantor, and the references to the "Group", "Consolidated EBITDA" and "Total Assets" in this Clause 27.29 shall be deemed to exclude Findus Italy. (f) The requirement for each Material Company to accede as a Guarantor, and for each Guarantor to provide first-ranking security over its applicable assets (and/or, as applicable, for first ranking security to be granted over its shares) as determined in accordance with the Security Principles, shall apply notwithstanding paragraphs (c) and (d) of the definition of Permitted Security. 27.30 Further assurance (a) Each Obligor shall (and Listco shall procure that each member of the Group will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)): (i) subject to the Security Principles, to perfect within the timeframes set out therein the Security created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law at the times provided; and/or A41108799 - 145 -

(ii) following the occurrence of a Declared Default or an RCF Declared Default, to facilitate the realisation of the assets which are, or are intended to be, the subject of Security under the Transaction Security Documents. (b) If any Obligor which has entered into one or more Transaction Security Documents acquires an asset (including any right, account, investment or otherwise) which is either not subject to that Transaction Security Document, or in relation to which a perfection requirement or other step must be taken in relation to that asset in connection with an existing Transaction Security Document, that Obligor shall (in all cases subject to the Security Principles) ensure that a Transaction Security Document is entered into, or, as required by the applicable Transaction Security Document that a similar perfection requirement or other step is taken, in each case in connection with that asset. 27.31 Second Lien Debt Purchase Condition (a) No Obligor shall (and Listco shall ensure that no other member of the Group will) undertake any Second Lien Debt Purchase or enter into a legally binding commitment or offer for a Second Lien Debt Purchase unless: (i) such Second Lien Debt Purchase is funded with the net cash proceeds of New Equity or Subordinated Debt received after the Closing Date and which has not been used for any other purpose; (ii) such Second Lien Debt Purchase is funded with an amount which would otherwise be available to be, and is at that time permitted to be, paid in cash to shareholders of Listco by way of a Permitted Payment; or (iii) such Second Lien Debt Purchase is made following the occurrence of a Change of Control and the Group is in compliance with the requirements of Clause 12.1 (Exit), and provided that, in each case no Event of Default is continuing or would occur as a result of such Second Lien Debt Purchase. (b) Listco shall ensure that any Second Lien Debt that is the subject of a Second Lien Debt Purchase is extinguished at the time of such Second Lien Debt Purchase. 27.32 Subordinated Liabilities No Obligor shall (and Listco shall ensure that no other member of the Group will) create, have outstanding or permit to exist any present or future liabilities or obligations owed to a direct or indirect shareholder of Listco other than constituting or in connection with the giving of a Permitted Payment or a Permitted Share Issue or constituting Subordinated Liabilities owed to a Subordinated Creditor (each as defined in the Intercreditor Agreement). 27.33 Public rating Listco will use reasonable endeavours: (a) to obtain a public corporate rating for itself or another appropriate member of the Group as soon as reasonably possible from two out of three of Moody's Investors Service Inc., Standard & Poor's Financial Services LLC and Fitch Ratings Ltd., and in any event to cause the officers of the Group with appropriate seniority and expertise to hold meetings with two out of three of such rating agencies, for the purpose of obtaining such credit ratings; and A41108799 - 146 -

(b) to the extent such ratings continue to be available to maintain a public corporate rating for Listco or another appropriate member of the Group from two out of three of such rating agencies. 27.34 Conditions subsequent As soon as reasonably practicable after the 2018 Additional Facility Effective Time (and in any event within the time periods specified therein), Listco shall provide or procure the provision of all the documents and other evidence set out in Part II of Schedule 2 (2018 Conditions Precedent and Conditions Subsequent) each in form and substance satisfactory to the Agent (acting reasonably). 27.35 Covenant suspension/relaxation Notwithstanding anything to the contrary in any Finance Document, during the period which (but only for so long as) Debt Cover (calculated on a pro forma basis for any action, transaction or incurrence to be entered into by an Obligor or any member of the Group) is equal to or less than 3.75:1 (the "Debt Cover Condition") and provided that no Default or Event of Default has occurred and is continuing at the time such action, transaction or incurrence is to be entered into, the terms of this Agreement shall be construed so as to take account of the following (and shall be interpreted accordingly): (i) each reference to "5" in paragraph (ii) of paragraph (b) of the definition of 'Material Company' shall be construed (and interpreted accordingly) as if it were instead a reference to "10"; (ii) paragraphs (b), (c) and (d) of Clause 27.29 (Guarantors) shall be suspended and shall cease to apply; (iii) Clauses 27.17 (Dividends and share redemption) and 27.18 (Subordinated Debt) shall be suspended and shall cease to apply; (iv) (A) in relation to any potential Additional Obligor (other than any Holding Company Guarantor (as defined below)), the condition precedent in paragraph 19 of Part III of Schedule 2 (Conditions Precedent required to be delivered by an Additional Obligor) shall be (notwithstanding paragraph (B) below) construed (and interpreted accordingly) as if it had been replaced in its entirety and instead read "Evidence that each direct Holding Company of the Additional Obligor that is a member of the Group has become Party as an Additional Guarantor (any such Holding Company prior to its accession being a "Holding Company Guarantor") and has granted Transaction Security over the entire issued share capital of the Additional Obligor held by it in accordance with the Security Principles"; and (B) in relation to any potential Additional Obligor which is required, as a result of the condition precedent referred to (and as to be construed and interpreted as set out in) in paragraph (A) above, to be Party as an Additional Guarantor by virtue of it being a Holding Company Guarantor, the condition precedent in paragraph 19 of Part III of Schedule 2 (Conditions Precedent required to be delivered by an Additional Obligor) (notwithstanding paragraph (A) above) shall be construed (and interpreted accordingly) as if it had been replaced in its entirety and instead A41108799 - 147 -

read "Evidence that the Additional Obligor has granted Transaction Security over the entire issued share capital of each Obligor held by it in accordance with the Security Principles"; (v) the reference to "EUR 100,000,000 or its equivalent" in paragraph (p) of Permitted Disposal shall instead be construed (and interpreted accordingly) as if it were instead a reference to "five per cent. of Total Assets (and with any Permitted Disposal effected in reliance on this paragraph (p) being, for the purposes of testing compliance with Clause 27.13 (Disposals), converted into the functional currency of the relevant Annual Financial Statements or Quarterly Financial Statements as at the date of such Permitted Disposal in a manner consistent with the Accounting Principles)"; and (vi) the fixed numerical baskets contained in the following provisions shall be construed (and interpreted accordingly) as if each were 25 per cent. higher than the applicable amount as at the April 2017 Effective Date and as if the Debt Cover Condition was not satisfied on the April 2017 Effective Date: paragraph (c) of the definition of 'Permitted Disposal', paragraphs (f), (i) and (m) of the definition of 'Permitted Financial Indebtedness', paragraphs (c) and (r) of the definition of 'Permitted Guarantee', paragraphs (d), (e), (f), (g) and (k) of the definition of 'Permitted Loan', paragraph (i) of the definition of 'Permitted Payment' and paragraphs (m) and (u) of the definition of 'Permitted Security', in each case subject always to paragraph (c) of Clause 28.18 (Operation of Clause 27 (General undertakings)) and without prejudice to any rights of any Finance Party that may have arisen pursuant to any Finance Document (including, without limitation, Clause 4.1 (Conditions precedent) and/or Clause 28 (Events of Default)) by reference to any provision, definition or term of this Agreement and the application, effect and/or meaning of such provision, definition or term immediately prior to the Debt Cover Condition being met. 27.36 Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions (a) No Obligor shall (and Listco shall ensure that no other member of the Group will): (i) contribute or otherwise make available all or any part of the proceeds of the Facilities, directly or indirectly, to, or for the benefit of, any individual or entity (whether or not related to any member of the Group) for the purpose of financing the activities or business of, other transactions with, or investments in, any Restricted Party or for any purpose which would result in a breach of applicable Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws; (ii) directly or indirectly fund all or part of any repayment or prepayment of the Facilities out of proceeds derived from any transaction with or action involving a Restricted Party or from any activity which is in breach of any Sanctions; or (iii) engage in any transaction, activity or conduct that would violate Sanctions applicable to it or result in a breach of any applicable Anti-Corruption Laws or Anti-Money Laundering Laws; or (iv) engage in any transaction, activity or conduct that would cause any Finance Party to be in breach of any Sanctions or that could reasonably be expected to result in it or any other member of the Group or any Finance Party being designated as a Restricted Party. A41108799 - 148 -

(b) Each Obligor will (and Listco will procure that each member of the Group will) conduct its business in compliance with, and maintain and enforce policies and procedures designed to ensure compliance with, applicable Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. (c) Each Obligor agrees to provide each Finance Party with all information reasonably required by that Finance Party to carry out that Finance Party's obligations under applicable Sanctions, Anti- Money Laundering Laws and Anti-Corruption Laws. (d) Nothing in this Clause 27.36 shall create or establish an obligation or right for a Relevant Party to the extent that, by agreeing to it, complying with it, exercising it, having such obligation or right, or otherwise, such Relevant Party (or any directors, officers or employees, agent and affiliates thereof) would be placed in violation of any foreign trade law or anti-boycott law applicable to it (including but not limited to Section 7 German Foreign Trade Regulation (Außenwirtschaftsverordnung) and Council Regulation (EC) 2271/1996), and the undertakings made in this Clause 27.36 shall be so limited in relation to any such Relevant Party and to that extent shall not be made by or apply to any such Relevant Party. 28. EVENTS OF DEFAULT Each of the events or circumstances set out in Clause 28.1 (Non-payment) to Clause 28.15 (Tax status) is an Event of Default. 28.1 Non-payment An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable, unless: (a) in the case of principal and interest, payment is made within three Business Days of its due date; and (b) in the case of any other amount, payment is made within seven Business Days of its due date. 28.2 Other obligations (a) An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 28.1 (Non-payment) and Clause 26.2 (Financial condition)). (b) No Event of Default under paragraph (a) above will occur, save in the case of failure to comply with Clause 27.34 (Conditions subsequent), if the failure to comply is capable of remedy and is remedied within 20 Business Days of the earlier of the Agent giving written notice to Listco or Listco becoming aware of the failure to comply. 28.3 Misrepresentation (a) Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading when made or deemed to be made. (b) No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 20 Business Days of the earlier of the Agent giving written notice to Listco or Listco becoming aware of the failure to comply. A41108799 - 149 -

28.4 Cross default (a) Any Financial Indebtedness of any member of the Group is not paid when due or within any originally applicable grace period. (b) Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described). (c) Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described). (d) Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described) but excluding as a result of a Financial Covenant Event of Default. (e) An RCF Declared Default occurs. (f) No Event of Default will occur under any of paragraphs (a) to (d) above of this Clause 28.4 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than EUR 35,000,000 or its equivalent. For the purpose of any of paragraphs (a) to (d) above of this Clause 28.4 (only) Financial Indebtedness shall not include Financial Indebtedness which constitutes any Subordinated Debt or any Financial Indebtedness supported by a Letter of Credit issued under a Revolving Facility. 28.5 Insolvency (a) A Material Company is unable or admits inability to pay its debts as they fall due, suspends or threatens to suspend making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to a general rescheduling of any of its indebtedness (or, in relation to a Material Company having its seat in Germany, any event occurs which constitutes a cause for the initiation of insolvency proceedings (Eröffnungsgrund) as set out in sections 17 and 19 of the German Insolvency Code (Insolvenzordnung) or, in relation to a Material Company incorporated in Austria, it is unable to pay its debts as they fall due (zahlungsunfähig) within the meaning of section 66 Austrian Insolvency Code (Insolvenzordnung) or is over-indebted (überschuldet) within the meaning of section 67 Austrian Insolvency Code (Insolvenzordnung)). (b) A Material Company incorporated in Sweden is required to prepare a special balance sheet (Sw. kontrollbalansräkning). 28.6 Insolvency proceedings (a) Any corporate action, legal proceedings or other formal procedure or step is taken in relation to: (i) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Material Company other than a Permitted Transaction, other than the solvent liquidation or reorganisation of any member of the Group which does not materially and adversely affect the interests of the Lenders; A41108799 - 150 -

(ii) a composition or assignment with any creditor of any Material Company for reasons of financial difficulty of the Material Company; (iii) the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not an Obligor), receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Material Company or any of its assets; or (iv) any analogous procedure or step being taken in any jurisdiction in respect of all or any part of the business or assets of a Material Company (including in Austria, the opening of a composition proceeding (Sanierungverfahren) under self-administration without the appointment of a receiver or the denial of the opening of insolvency proceedings due to a lack of assets (Abweisung mangels kostendeckenden Vermögens)), in particular, but not limiting the events listed above, in relation to a Material Company having its seat in Germany: (A) a petition for insolvency proceedings in respect of its assets (Antrag auf Eröffnung eines Insolvenzverfahrens) being filed; or (B) actions being taken pursuant to section 21 of the German Insolvency Code (Insolvenzordnung) by the competent court; (v) the filing of an involuntary proceeding in a court of competent jurisdiction in the United States seeking relief under US Bankruptcy Law in respect of any Borrower or Material Company and either such proceeding shall continue undismissed for 45 days or an order or decree approving or ordering any of the foregoing shall be entered or Borrower or Material Company shall consent to the institution of, or fail to contest in a timely and appropriate manner, any such involuntary proceeding; or (vi) the filing of a voluntarily petition by any Borrower or Material Company under US Bankruptcy Law. (b) For the purpose of paragraph (a)(i) above, a "reorganisation" shall include a company reorganisation (Sw. företagsrekonstruktion) pursuant to the Swedish Reorganisation Act (Sw. lag (1996:764) om företagsrekonstruktion). (c) Paragraph (a) above shall not apply to any proceedings which are contested in good faith and discharged, stayed or dismissed within 20 Business Days of commencement. 28.7 Creditors' process Any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of a Material Company exceeding an aggregate value of EUR 35,000,000 or its equivalent, unless such process is either being contested in good faith and/or shown as frivolous or vexatious and is discharged within 20 Business Days after commencement. 28.8 Unlawfulness and invalidity (a) It is or becomes unlawful for an Obligor to perform any of its material obligations under the Finance Documents or any Transaction Security created or expressed to be created or evidenced by the Transaction Security Documents ceases to be effective and this individually or A41108799 - 151 -

cumulatively, materially and adversely affects the interests of the Lenders taken as a whole under the Finance Documents. (b) Subject to the Legal Reservations and Perfection Requirements, any material obligation or obligations of any Obligor under any Finance Document are not or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively, materially and adversely affects the interests of the Lenders taken as a whole under the Finance Documents. (c) No Event of Default under paragraphs (a) and (b) above will occur if the issue is capable of being remedied and is remedied within 20 Business Days of the earlier of Listco becoming aware of the issue or being given written notice of the issue by the Agent. 28.9 Intercreditor Agreement Any party (other than (i) a Finance Party or (ii) a member of the Group) fails to comply with the provisions of, or does not perform its obligations under, the Intercreditor Agreement or a representation or warranty given by that party in the Intercreditor Agreement is incorrect in any material respect, and, if the non-compliance or circumstances giving rise to the misrepresentation are capable of remedy, it is not remedied within 20 Business Days of the earlier of the Agent giving written notice to that party or that party becoming aware of the non- compliance or misrepresentation. 28.10 Cessation of business The Group taken as a whole suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business. 28.11 Audit qualification The Auditors of the Group qualify the audited annual consolidated financial statements of Listco in a way which has a Material Adverse Effect. 28.12 Repudiation and rescission of agreements An Obligor rescinds or purports to rescind or repudiates or evidences an intention to repudiate a Finance Document or evidences an intention to rescind or repudiate a Finance Document in any way which is materially adverse to the interest of the Lenders under that Finance Document taken as a whole. 28.13 Material adverse change Any event or circumstance occurs which has a Material Adverse Effect. 28.14 Unsatisfied judgment Any Obligor fails to pay a final judgment against it and that failure to pay has a Material Adverse Effect. 28.15 Tax status A notice under Article 36 of the Tax Collection Act (Invorderingswet 1990) has been given by any member of the Group. 28.16 Acceleration (a) On and at any time after the occurrence of an Event of Default under paragraph (a) of that definition which is continuing, other than an Event of Default referred to in clause (c) below, the Agent may, and shall if so directed by the Majority Lenders, by notice to Listco: A41108799 - 152 -

(i) cancel the Total Commitments and/or Ancillary Commitments, at which time they shall immediately be cancelled; (ii) declare that all or part of the Utilisations, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable; (iii) declare that all or part of the Utilisations be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; (iv) declare that cash cover in respect of each Letter of Credit is immediately due and payable, at which time it shall become immediately due and payable; (v) declare that cash cover in respect of each Letter of Credit is payable on demand, at which time it shall immediately become due and payable on demand by the Agent on the instructions of the Majority Lenders; (vi) declare all or any part of the amounts (or cash cover in relation to those amounts) outstanding under the Ancillary Facilities to be immediately due and payable, at which time they shall become immediately due and payable; (vii) declare that all or any part of the amounts (or cash cover in relation to those amounts) outstanding under the Ancillary Facilities be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or (viii) exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers and/or discretions under the Finance Documents. (b) Subject to the terms of the Intercreditor Agreement, on and at any time after the occurrence of an Event of Default under paragraph (b) of that definition which is continuing, the Agent may, and shall if so directed by the Majority RCF Lenders by notice to Listco: (i) cancel the Total Revolving Facility Commitments and/or Ancillary Commitments, at which time they shall immediately be cancelled; (ii) declare that all or part of the Revolving Facility Utilisations, together with accrued interest, and all other amounts accrued or outstanding under the Revolving Facility be immediately due and payable, at which time they shall become immediately due and payable; (iii) declare that all or part of the Revolving Facility Utilisations be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority RCF Lenders; (iv) declare that cash cover in respect of each Letter of Credit is immediately due and payable, at which time it shall become immediately due and payable; (v) declare that cash cover in respect of each Letter of Credit is payable on demand, at which time it shall immediately become due and payable on demand by the Agent on the instructions of the Majority RCF Lenders; A41108799 - 153 -

(vi) declare all or any part of the amounts (or cash cover in relation to those amounts) outstanding under the Ancillary Facilities to be immediately due and payable, at which time they shall become immediately due and payable; (vii) declare that all or any part of the amounts (or cash cover in relation to those amounts) outstanding under the Ancillary Facilities be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority RCF Lenders; and/or (viii) exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents. (c) If an Event of Default occurs under paragraph (a)(v) of Clause 28.6 (Insolvency proceedings) or paragraph (a)(vi) of Clause 28.6 (Insolvency proceedings): (i) the Total Commitments and Ancillary Commitments shall immediately be cancelled; (ii) all of the Utilisations, together with accrued interest and all other amounts accrued under the Finance Documents, shall be immediately due and payable; (iii) cash cover in respect of each Letter of Credit shall be immediately due and payable; and (iv) all amounts (or cash cover in relation to those amounts) outstanding under an Ancillary Facility shall be immediately due and payable, in each case automatically and without any direction, notice, declaration or other act and (in addition) the Security Agent may exercise any or all of its rights, remedies, powers and/or discretions under the Finance Documents. 28.17 Clean-Up Period Notwithstanding any other provision of this Agreement, in relation to any Permitted Acquisition under paragraphs (d) and (e) of the definition of 'Permitted Acquisition', any Default or Event of Default which is a Clean-Up Default will be deemed not to be a breach of representation, warranty or undertaking, or a Default or an Event of Default (as the case may be) for the duration of the relevant Clean-Up Period if: (a) it would have been (if it were not for this provision) a breach of representation, warranty or undertaking or a Default or an Event of Default only by reason of circumstances relating exclusively to a member of the Acquired Group of such Permitted Acquisition (or any obligation to procure or ensure in relation to a member of that Acquired Group); (b) it is capable of remedy and reasonable steps are being taken to remedy it; (c) the circumstances giving rise to it have not be procured by or approved by a member of the Group; (d) it is not reasonably likely to have a Material Adverse Effect; and (e) it does not exist at the end of the Clean-Up Period, provided that, notwithstanding the above, if the relevant circumstances are continuing on or after the end of the Clean-Up Period, there shall be an Event of Default. A41108799 - 154 -

28.18 Operation of Clause 27 (General undertakings) (a) When establishing whether any action, transaction and/or incurrence of a liability is permitted under the terms of the Finance Documents by reference to LTM EBITDA, the Group shall be entitled to rely on the fact that such action, transaction and/or incurrence was permitted by reference to LTM EBITDA at the time that action was originally taken, that transaction was originally committed to or that liability was originally incurred (as the case may be) assuming that is the case and, to the extent so permitted, no subsequent change in Consolidated EBITDA shall in and of itself cause such action, transaction and/or incurrence to constitute or be deemed to constitute or result in a breach of any representation, warranty, undertaking or other term of the Finance Documents or a Default or an Event of Default. (b) Notwithstanding any term of any Finance Document to the contrary, any Financial Indebtedness incurred by reference to LTM EBITDA may be refinanced, replaced, renewed or extended, notwithstanding any subsequent change in Consolidated EBITDA, provided that the principal amount of such Financial Indebtedness is not increased (other than as represents the fees, costs and expenses for such financing, replacement, renewal or extension) and the maturity date is the same or longer as that applicable to the Financial Indebtedness being refinanced, replaced, renewed or extended. (c) A certificate from Listco confirming that the Debt Cover Condition is satisfied shall be prima facie evidence thereof. If at any time after the Debt Cover Condition has been satisfied the Debt Cover Condition ceases to be satisfied, any breach of the Finance Documents that arises as a result of any of the obligations, restrictions or other terms referred to in Clause 27.35 (Covenant suspension/relaxation) ceasing to be construed or suspended in the manner described in that Clause shall not (provided that it did not constitute a Default or an Event of Default at the time the relevant action, transaction or incurrence was entered into) constitute or be deemed to constitute or result in a breach of any representation, warranty, undertaking or other term of the Finance Documents or a Default or an Event of Default. A41108799 - 155 -

SECTION 9 CHANGES TO PARTIES 29. CHANGES TO THE LENDERS 29.1 Assignments and transfers by the Lenders (a) Subject to this Clause 29, a Lender (the "Existing Lender") may: (i) assign any of its rights; or (ii) transfer by novation any of its rights and obligations, under any Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the "New Lender"). 29.2 Conditions of assignment or transfer (a) Listco must be consulted before an assignment or transfer by an Existing Lender, unless the assignment or transfer is: (i) to another Lender or an Affiliate of a Lender; or (ii) to a fund within the same investor group as the fund which is the Existing Lender (including, for the avoidance of doubt, to any Related Fund); or (iii) by an Original Lender in the course of syndication of Facility B3, Facility B4, Facility B5, Facility B6 and/or Facility B7. (b) Each assignment or transfer of part of any Lender's participation shall (when aggregated with related assignments and transfers, including with its Affiliates and Related Funds) be in a minimum amount of: (i) EUR 1,000,000 or US$1,000,000 as applicable in aggregate in respect of Commitments under a Term Facility (or, if less, all of that Lender's remaining Commitments under that Facility); or (ii) EUR 1,000,000 (or its equivalent) in aggregate in respect of Commitments under the Revolving Facility (or, if less, all of that Lender's remaining Commitments under that Facility), or, in relation to any Original Revolving Facility Commitment such lower amount as may be agreed by Listco in connection with the provision of an Ancillary Facility. (c) The consent of any applicable Issuing Bank is required for any assignment or transfer by an Existing Lender of any of its rights and/or obligations under a Revolving Facility. (d) An assignment will only be effective on: (i) receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties and the other Secured Parties as it would have been under if it was an Existing Lender; (ii) the New Lender entering into a Creditor/Agent Accession Undertaking (as defined in the Intercreditor Agreement); A41108799 - 156 -

(iii) the performance by the Agent of all "know your customer" or other checks relating to any person that it is required to carry out in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender; and (iv) receipt by Listco of the notice required by Clause 18.5 (Lender status confirmation). (e) A transfer will only be effective if the New Lender enters into a Creditor/Agent Accession Undertaking (as defined in the Intercreditor Agreement) and if the procedure set out in Clause 29.6 (Procedure for transfer) is complied with. (f) If (other than in the course of syndication of Facility B3 and/or Facility B4 and/or Facility B5 and/or Facility B6 and/or Facility B7): (i) a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and (ii) as a result of circumstances existing at the date the assignment a transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 18 (Tax gross-up and indemnities) or Clause 19.1 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. (g) If the Existing Lender has consented to an amendment or waiver request which is outstanding at the time of assignment or transfer, the transfer may only be made if the New Lender has also consented to that request. 29.3 Assignment or transfer fee Unless the Agent otherwise agrees and excluding an assignment or transfer to an Affiliate of a Lender or made in connection with primary syndication of the Facilities, the New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of (in the case of any Euro Denominated Facility) EUR 1,500 or (in the case of any US$ Denominated Facility) US$1,500. 29.4 Preservation of Security Interests Each Party to this Agreement hereby expressly accepts and confirms, for the purpose of articles 1278 and 1281 of the Luxembourg Civil Code, that notwithstanding any assignment, transfer and/or novation permitted under, and made in accordance with the provisions of this Agreement, any and all Security and guarantees granted under or given in connection with the Finance Documents to which such Party is a party shall be preserved for the benefit of any assignee, transferee or successor. 29.5 Limitation of responsibility of Existing Lenders (a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for: A41108799 - 157 -

(i) the legality, validity, effectiveness, adequacy or enforceability of the Transaction Documents, the Transaction Security or any other documents; (ii) the financial condition of any Obligor; (iii) the performance and observance by any Obligor or any other member of the Group of its obligations under the Transaction Documents or any other documents; or (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Transaction Document or any other document, and any representations or warranties implied by law are excluded. (b) Each New Lender confirms to the Existing Lender, the other Finance Parties and the Secured Parties that it: (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Transaction Document or the Transaction Security; and (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force. (c) Nothing in any Finance Document obliges an Existing Lender to: (i) accept a retransfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 29; or (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non- performance by any Obligor of its obligations under the Transaction Documents or otherwise. 29.6 Procedure for transfer (a) Subject to the conditions set out in Clause 29.2 (Conditions of assignment or transfer), a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate and Lender Accession Undertaking delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate and Lender Accession Undertaking appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate and Lender Accession Undertaking. (b) The Agent shall only be obliged to execute a Transfer Certificate and Lender Accession Undertaking delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or similar other checks under all applicable laws and regulations in relation to the transfer to such New Lender. (c) On the Transfer Date: A41108799 - 158 -

(i) to the extent that, in the Transfer Certificate and Lender Accession Undertaking, the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security, each of the Obligors and other members of the Group party to any Finance Document or the Transaction Security and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the "Discharged Rights and Obligations"); (ii) each of the Obligors and other members of the Group party to any Finance Document and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor or other member of the Group and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender; (iii) the Agent, the Arrangers, the Security Agent, the New Lender, the other Lenders, the Issuing Bank and any relevant Ancillary Lender shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and, to that extent, the Agent, the Arrangers, the Security Agent, the Issuing Bank and any relevant Ancillary Lender and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and (iv) the New Lender shall become a Party as a "Lender". (d) At the request of the Agent or the New Lender, the New Lender and the Existing Lender shall promptly raise the duly completed Transfer Certificate and Lender Accession Undertaking to the status of Spanish Public Document in the form of "escritura pública". (e) For the avoidance of doubt, the Parties agree that a transfer effected in accordance with this Clause 29.6 shall constitute a novation within the meaning of articles 1271 et seq. of the French Code Civil, provided that, notwithstanding any such novation, all the rights (including in relation to Transaction Security) of the Secured Parties against the Obligors shall be maintained. 29.7 Copy of Transfer Certificate and Lender Accession Undertaking to Listco The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate and Lender Accession Undertaking, send to Listco a copy of that Transfer Certificate and Lender Accession Undertaking. 29.8 Security Interests over Lenders' rights In addition to the other rights provided to Lenders under this Clause 29, each Lender may at any time create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender, including, without limitation: (a) any Security to secure obligations to a federal reserve or central bank; and A41108799 - 159 -

(b) in the case of any Lender which is a fund, any Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such Security shall: (i) release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant Security for the Lender as a party to any of the Finance Documents; or (ii) require any payments to be made by an Obligor or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents. 29.9 Sub-participations The Lenders may enter into any sub-participations or other arrangements by which a third party acquires direct or indirect commercial control over a Lender's rights and/or obligations under this Agreement provided that Listco must be consulted where a third party is to acquire direct or indirect commercial control over a Lender's voting rights under this Agreement. 29.10 Lender Accession Notice Each Lender which executes a Lender Accession Notice confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which such person becomes Party to this Agreement and that it is bound by that decision to the same extent as it would have been had it been a Lender under this Agreement at the relevant time of such amendment or waiver being approved. 29.11 Replacement of Lenders (a) If at any time any Lender or the Issuing Bank becomes an Affected Lender or Non-Consenting Lender, then Listco may, on 10 Business Days' prior written notice to the Agent and that Lender or Issuing Bank (as the case may be and unless Listco and the Agent agree to a longer time period in relation to any request), replace that Lender or Issuing Bank by causing it to, and that Lender or Issuing Bank shall, by execution of a Transfer Certificate and Lender Accession Undertaking within that 10-Business Day, period transfer all of its rights and obligations under this Agreement to a Lender or other entity designated by Listco for a purchase price equal to that Lender's or Issuing Bank's participations in the Utilisations then outstanding, in either case with all accrued interests, fees and other amounts payable to that Lender or Issuing Bank under this Agreement or any Ancillary Document. (b) For the purposes of this Clause 29.11: "Affected Lender" means a Lender or Issuing Bank in respect of which a Borrower or Listco is at that time entitled to serve a notice under Clause 11.6 (Right of cancellation and repayment in relation to a single Lender or Issuing Bank) or whose rights and obligations under this Agreement would, but for this Clause 29.11, be cancelled pursuant to Clause 11.1 (Illegality) or 11.2 (Illegality in relation to an Issuing Bank); and "Non-Consenting Lender" means any Lender which does not agree to consent to any waiver or amendment of any provision of the Finance Documents which has been requested by Listco or A41108799 - 160 -

any other Obligor where the requested amendment or waiver has been approved by the Majority Lenders and requires the consent of more than the Majority Lenders. (c) This Clause 29.11 shall not apply to a Listco Affiliate (unless the Majority Lenders otherwise agree). 29.12 Lender Affiliates (a) A Lender may nominate a branch or Affiliate to discharge its obligations to participate in one or more Utilisations: (i) in this Agreement; (ii) in the Transfer Certificate and Lender Accession Undertaking pursuant to which such Lender becomes a Party; or (iii) in a written notice from such Lender (in form and substance satisfactory to the Agent and Listco, each acting reasonably) delivered to the Agent and Listco not less than two Business Days prior to the Utilisation Date for that Utilisation. (b) Any branch or Affiliate nominated by a Lender to participate in a Utilisation shall: (i) participate therein in compliance with the terms of this Agreement; (ii) be entitled, to the extent of its participation, to all the rights and benefits of a Lender under the Finance Documents provided that such rights and benefits shall be exercised on its behalf by its nominating Lender save where law or regulation requires the branch or Affiliate to do so; and (iii) in the case of an Affiliate, become party to the Intercreditor Agreement. (c) Each Lender shall remain liable and responsible for the performance of all obligations assumed by a branch or Affiliate on its behalf and non-performance of a Lender's obligations by its branch or Affiliate shall not relieve such Lender from its obligations under this Agreement. (d) No Obligor shall be liable to pay any amount otherwise required to be paid by an Obligor under Clause 18 (Tax gross-up and indemnities) or Clause 19 (Increased costs) in excess of the amount it would have been obliged to pay if that Lender had not nominated its branch or Affiliate to participate in the relevant Facility or, to the extent that such Lender nominated such branch or Affiliate for a particular Utilisation, in excess of the amount which it would have been obliged to pay had that Lender continued to make that particular Utilisation. Each Lender shall promptly notify the Agent and Listco of the jurisdiction of tax residence from which its branch or Affiliate will participate in the relevant Facility or Utilisations and such other information regarding that branch or Affiliate as Listco may reasonably request. (e) Any notice or communication to be made to a branch or an Affiliate of a Lender pursuant to Clause 37 (Notices): (i) may be served directly upon the branch or Affiliate, at the relevant address supplied to the Agent by the nominating Lender, where the Lender or the relevant branch or Affiliate requests this in order to mitigate any legal obligation to deduct withholding Tax from any payment to such branch or Affiliate or any payment obligation which might otherwise arise pursuant to Clause 19 (Increased costs); or A41108799 - 161 -

(ii) in any other circumstance, may be delivered to the address for the Lender provided pursuant to Clause 37 (Notices). (f) If a Lender nominates an Affiliate, that Lender and that Affiliate: (i) will be treated as having a single Commitment under the relevant Facility (being the Commitment of that Lender) but for all other purposes (other than those referred to in paragraphs (c) and (e)(ii) above and paragraph (ii) below) will be treated as separate Lenders; and (ii) will be regarded as a single Lender for the purpose of: (A) voting in relation to any matter in connection with a Finance Document; and (B) compliance with Clause 29.1 (Assignments and transfers by the Lenders); and (C) Clause 18 (Tax gross-up and indemnities) and Clause 19 (Increased costs), which shall apply as if the relevant Affiliate had become a Lender on the date on which it is nominated. 30. DEBT PURCHASE TRANSACTIONS 30.1 Debt Purchase Transactions (a) Listco shall not and shall ensure that no Obligor or other member of the Group shall (i) enter into any Debt Purchase Transaction other than by a Borrower of the relevant Facility to which that Debt Purchase Transaction relates in accordance with the other provisions of this Clause 30 or (ii) beneficially own all or any part of the share capital of a company that is a Lender or a party to, or itself be a Lender or a party to, a Debt Purchase Transaction of the type referred to in paragraphs (b) or (c) of the definition of 'Debt Purchase Transaction'. (b) A Borrower of the relevant Facility to which that Debt Purchase Transaction relates may purchase by way of assignment, pursuant to Clause 29 (Changes to the Lenders), a participation in any Term Loan in respect of which it is the Borrower and any related Commitment in accordance with paragraph (e) below or where: (i) such purchase is made for a consideration of par or less than par; (ii) such purchase is made using one of the processes set out at paragraphs (c) or (d) below; (iii) such purchase is made at a time when no Default is continuing; and (iv) the consideration for such purchase is funded from (1) Retained Cash (2) an amount which would otherwise be available to be, and is at that time permitted to be, paid in cash to shareholders of Listco or (3) New Equity or Subordinated Debt received after the Closing Date. (c) (i) A Debt Purchase Transaction referred to in paragraph (b) above may be entered into pursuant to a solicitation process (a "Solicitation Process") which is carried out as follows. (ii) Prior to 11.00 am on a given Business Day (the "Solicitation Day") the relevant Borrower or a financial institution acting on its behalf (the "Purchase Agent") will A41108799 - 162 -

approach at the same time each Lender which participates in the relevant Term Facilities to enable them to offer to sell to the relevant Borrower(s) an amount of their participation in one or more Term Facilities. Any Lender wishing to make such an offer shall, by 11.00 am on the second Business Day following such Solicitation Day, communicate to the Purchase Agent details of the amount of its participations, and in which Term Facilities, it is offering to sell and the price at which it is offering to sell such participations. Any such offer shall be irrevocable until 11.00 am on the third Business Day following such Solicitation Day and shall be capable of acceptance by Listco on behalf of the relevant Borrower(s) on or before such time by communicating its acceptance in writing to the Purchase Agent or, if it is the Purchase Agent, the relevant Lenders. The Purchase Agent (if someone other than Listco) will communicate to the relevant Lenders which offers have been accepted by 12 noon on the third Business Day following such Solicitation Day. In any event by 11.00 am on the fourth Business Day following such Solicitation Day, Listco shall notify the Agent of the amounts of the participations purchased through the relevant Solicitation Process, the identity of the Term Facilities to which they relate and the average price paid for the purchase of participations in each relevant Term Facility. The Agent shall disclose such information to any Lender that requests such disclosure. (iii) Any purchase of participations in the Term Facilities pursuant to a Solicitation Process shall be completed and settled on or before the fifth Business Day after the relevant Solicitation Day. (iv) In accepting any offers made pursuant to a Solicitation Process Listco shall be free to select which offers and in which amounts it accepts but on the basis that in relation to a participation in a particular Term Facility it accepts offers in inverse order of the price offered (with the offer or offers at the lowest price being accepted first) and that if in respect of participations in a particular Term Facility it receives two or more offers at the same price it shall only accept such offers on a pro rata basis. (d) (i) A Debt Purchase Transaction referred to in paragraph (b) above may also be entered into pursuant to an open order process (an "Open Order Process") which is carried out as follows. (ii) Listco (on behalf of the relevant Borrower) may by itself or through another Purchase Agent place an open order (an "Open Order") to purchase participations in one or more of the Term Facilities up to a set aggregate amount at a set price by notifying at the same time all the Lenders participating in the relevant Term Facilities of the same. Any Lender wishing to sell pursuant to an Open Order will, by 11.00 am on any Business Day following the date on which the Open Order is placed but no earlier than the first Business Day, and no later than the fifth Business Day, following the date on which the Open Order is placed, communicate to the Purchase Agent details of the amount of its participations, and in which Term Facilities, it is offering to sell. Any such offer to sell shall be irrevocable until 11.00 am on the Business Day following the date of such offer from the Lender and shall be capable of acceptance by Listco on behalf of the relevant A41108799 - 163 -

Borrower(s) on or before such time by it communicating such acceptance in writing to the relevant Lender. (iii) Any purchase of participations in the Term Facilities pursuant to an Open Order Process shall be completed and settled by Midco on or before the fourth Business Day after the date of the relevant offer by a Lender to sell under the relevant Open Order. (iv) If in respect of participations in a Term Facility the Purchase Agent receives on the same Business Day two or more offers at the set price such that the maximum amount of such Term Facility to which an Open Order relates would be exceeded, Listco shall only accept such offers on a pro rata basis. (v) Listco shall, by 11.00 am on the sixth Business Day following the date on which an Open Order is placed, notify the Agent of the amounts of the participations purchased through such Open Order Process and the identity of the Term Facilities to which they relate. The Agent shall disclose such information to any Lender that requests the same. (e) For the avoidance of doubt, there is no limit on the number of occasions a Solicitation Process or an Open Order Process may be implemented. (f) In relation to any Debt Purchase Transaction entered into pursuant to this Clause 30, notwithstanding any other term of this Agreement or the other Finance Documents: (i) on completion of the relevant Debt Purchase Transaction, the portions of the Loans to which it relates shall (unless Listco confirms in a certificate to the Agent dated on or prior to the date of such Debt Purchase Transaction that there would be a material adverse tax impact on the Group as a result of such cancellation) be extinguished; (ii) such Debt Purchase Transaction and the related extinguishment referred to in paragraph (i) above shall not constitute a prepayment of the Facilities; (iii) for the purposes of the calculation of Consolidated EBITDA and testing compliance with the financial covenant in Clause 26 (Financial covenant) any impact of a Debt Purchase Transaction on Consolidated EBITDA shall be ignored; (iv) the Borrower which is the assignee shall be deemed to be an entity which fulfils the requirements of Clause 29.1 (Assignments and transfers by the Lenders) to be a New Lender; (v) no member of the Group shall be deemed to be in breach of any provision of Clause 27 (General undertakings) solely by reason of such Debt Purchase Transaction; (vi) Clause 34 (Sharing among the Finance Parties) shall not be applicable to the consideration paid under such Debt Purchase Transaction; (vii) for the avoidance of doubt, any extinguishment of any part of the Term Loans shall not affect any amendment or waiver which prior to such extinguishment had been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement; (viii) no member of the Group which entered into a Debt Purchase Transaction will be entitled to receive any payment pursuant to this Agreement or any other Finance Document unless it receives such amount pro rata with all other Lenders in the relevant Facility; A41108799 - 164 -

(ix) any amount received by any member of the Group which has entered into a Debt Purchase Transaction (including, without limitation, the proceeds of any enforcement of security) shall be held on trust for distribution to the other Finance Parties and such member of the Group shall promptly (and in any event within 5 Business Days) pay an amount equal to that amount to the Agent for application in accordance with Clause 35.5 (Partial payments) (ignoring for the purposes of such application any member of the Group); and (x) no member of the Group which participates in a Debt Purchase Transaction shall be permitted to sell, transfer, assign, sub-participate or otherwise dispose of the subject matter of that Debt Purchase Transaction and Clause 30.2 (Disenfranchisement on Debt Purchase Transactions) shall apply. 30.2 Disenfranchisement on Debt Purchase Transactions (a) For so long as a Listco Affiliate or a member of the Group: (i) has entered into a Debt Purchase Transaction; (ii) beneficially owns a Commitment; or (iii) has entered into a sub-participation agreement relating to a Commitment or other agreement or arrangement having a substantially similar economic effect and such agreement or arrangement has not been terminated, in ascertaining the Majority Lenders or the Super Majority Lenders or whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments or the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents such Commitment shall be deemed to be zero and such member of the Group or Listco Affiliate or the person with whom it has entered into such sub-participation, other agreement or arrangement shall be deemed not to be a Lender (other than for the purposes of this Clause 30.2). (b) Each Lender shall, unless such Debt Purchase Transaction is an assignment or transfer, promptly notify the Agent in writing if it knowingly enters into a Debt Purchase Transaction with a Listco Affiliate or a member of the Group (a "Notifiable Debt Purchase Transaction"), such notification to be substantially in the form set out in Part I of Schedule 15 (Forms of Notifiable Debt Purchase Transaction Notice). (c) A Lender shall promptly notify the Agent if a Notifiable Debt Purchase Transaction to which it is a party is terminated, or ceases to be with a Listco Affiliate or a member of the Group, such notification to be substantially in the form set out in Part II of Schedule 15 (Forms of Notifiable Debt Purchase Transaction Notice). (d) Each Listco Affiliate and each member of the Group that is a Lender agrees that: (i) in relation to any meeting or conference call to which all the Lenders are invited to attend or participate, it shall not attend or participate in the same if so requested by the Agent or, unless the Agent otherwise agrees, be entitled to receive the agenda or any minutes of the same; and A41108799 - 165 -

(ii) in its capacity as Lender, unless the Agent otherwise agrees, it shall not be entitled to receive any report or other document prepared at the behest of, or on the instructions of, the Agent or one or more of the Lenders. 31. CHANGES TO THE OBLIGORS 31.1 Assignment and transfers by Obligors No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents. 31.2 Additional Borrowers (a) Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 25.9 ("Know your customer" checks), Listco may request that it or any of its Subsidiaries (other than Bondco) becomes an Additional Borrower. Listco or that Subsidiary (as applicable) shall become an Additional Borrower if: (i) in relation to the Revolving Facility, it is incorporated in the United Kingdom, the British Virgin Islands, Germany, Austria, France, the Netherlands, Ireland, Denmark or the US; or (ii) all the Lenders (calculated, for this purpose, as if that definition only included Lenders under the respective Facility to which the respective Borrower wishes to accede), acting reasonably, approve the addition of that Subsidiary for the purposes of the relevant Facility, and (in each case): (A) Listco and (as applicable) that Subsidiary deliver to the Agent a duly completed and executed Accession Letter (which shall, in the case of the first Borrower to accede in any jurisdiction in which there is not a Borrower as at the Closing Date, contain any relevant 'Qualifying Lender' language for that jurisdiction, in such form as is agreed between Listco and the Agent); (B) Listco (or as applicable) the Subsidiary is (or becomes) a Guarantor prior to becoming a Borrower; (C) Listco confirms that no Default is continuing or would occur as a result of it (or as applicable) that Subsidiary becoming an Additional Borrower; and (D) the Agent has received all of the documents and other evidence listed in Part III of Schedule 2 (Conditions Precedent required to be delivered by an Additional Obligor) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent, acting reasonably. (b) The Agent shall notify Listco and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part III of Schedule 2 (Conditions Precedent required to be delivered by an Additional Obligor) in relation to such Additional Borrower. 31.3 Resignation of a Borrower (a) In this Clause 31.3, Clause 31.5 (Resignation of a Guarantor) and Clause 31.7 (Resignation and release of Security on disposal), "Third Party Disposal" means the disposal of an Obligor to a A41108799 - 166 -

person which is not a member of the Group where that disposal is permitted under Clause 27.13 (Disposals) (and Listco confirms in writing to the Agent and the Security Agent to that effect). (b) Listco may request that any Borrower (other than Midco or Luxco) ceases to be a Borrower by delivering to the Agent a Resignation Letter. (c) The Agent shall accept a Resignation Letter and notify Listco and the other Finance Parties of its acceptance if: (i) Listco has confirmed that no Default is continuing or would result from the acceptance of the Resignation Letter; (ii) the Borrower is under no actual or contingent obligations as a Borrower under any Finance Document; and (iii) if the Borrower ceases to be a Borrower in connection with a Third Party Disposal, Listco has confirmed that it shall ensure that any relevant Disposal Proceeds will be applied in accordance with Clause 12.3 (Application of mandatory prepayments) to the extent required. (d) Upon notification by the Agent to Listco of its acceptance of the resignation of a Borrower, that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents as a Borrower. 31.4 Additional Guarantors (a) Subject to compliance with the provisions of paragraphs (b) and (c) of Clause 25.9 ("Know your customer" checks), Listco may request that any of its Subsidiaries become an Additional Guarantor. (b) A member of the Group shall become an Additional Guarantor if: (i) Listco and the proposed Additional Guarantor deliver to the Agent a duly completed and executed Accession Letter; (ii) the Agent has received all of the documents and other evidence listed in Part III of Schedule 2 (Conditions Precedent required to be delivered by an Additional Obligor) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent; and (iii) it grants Security (and Security is granted over its shares) in accordance with and if required by the Security Principles. (c) The Agent shall notify Listco and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part III of Schedule 2 (Conditions Precedent required to be delivered by an Additional Obligor) in relation to such Subsidiary. 31.5 Resignation of a Guarantor (a) Listco may request that a Guarantor (other than a Nomad Holdco or, other than as a result of a Permitted Disposal to a non-Group company, a Material Company) ceases to be a Guarantor by delivering to the Agent a Resignation Letter if: (i) A41108799 - 167 -

(A) that Guarantor is being disposed of by way of a Third Party Disposal (as defined in Clause 31.3 (Resignation of a Borrower)) and Listco has confirmed this is the case; or (B) that Guarantor is not a Material Company (for this purpose, without giving effect to paragraph (i) of Clause 27.35 (Covenant suspension/relaxation)) and the Guarantor Coverage test set out in Clause 27.29 (Guarantors) is, taking into account the resignation of the relevant Guarantor, still met; or (ii) the Super Majority Lenders have consented to the resignation of that Guarantor. (b) The Agent shall accept a Resignation Letter and notify Listco and the Lenders of its acceptance if: (i) Listco has confirmed that no Default is continuing or would result from the acceptance of the Resignation Letter; (ii) no payment is due from the Guarantor under Clause 23.1 (Guarantee and indemnity); (iii) where the Guarantor is also a Borrower, it is under no actual or contingent obligations as a Borrower and has resigned and ceased to be a Borrower under Clause 31.3 (Resignation of a Borrower); (iv) Listco has confirmed that such Guarantor has ceased to be a guarantor and has ceased to provide any other credit support in relation to any Senior Secured Notes and any New Debt Financing; and (v) if the Guarantor ceases to be a Guarantor in connection with a Third Party Disposal, Listco has confirmed that it shall ensure that the Disposal Proceeds will be applied in accordance with Clause 12.3 (Application of mandatory prepayments) to the extent required. (c) Upon notification by the Agent to Listco of its acceptance of the resignation of a Guarantor, that company shall cease to be a Guarantor and shall have no further obligations under the Finance Documents as a Guarantor. 31.6 Repetition of representations Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the representations and warranties referred to in paragraph (d) of Clause 24.22 (Times when representations made) are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing. 31.7 Resignation and release of Security on disposal (a) If a Guarantor resigns in accordance with the terms of this Agreement, then: (i) where that Guarantor created Transaction Security over any of its assets or business in favour of the Security Agent, or Transaction Security in favour of the Security Agent was created over the shares (or equivalent) of that Guarantor, the Security Agent shall, at the cost and request of Listco, release those assets, business or shares (or equivalent) and issue, where applicable, certificates of non-crystallisation; (ii) the resignation of that Guarantor and related release of Transaction Security referred to in paragraph (i) above shall not become effective until the date of resignation; and A41108799 - 168 -

(iii) in the case of resignation in connection with a disposal, if the relevant disposal of that Guarantor is not made, the Resignation Letter of that Guarantor and the related release of Transaction Security referred to in paragraph (i) above shall have no effect and the obligations of the Guarantor and the Transaction Security created or intended to be created by or over that Guarantor shall continue in full force and effect. (b) If an Obligor disposes of any asset as expressly permitted by and in accordance with the terms of this Agreement (and Listco confirms in writing to the Agent and the Security Agent to that effect) and such asset is the subject of Transaction Security in favour of the Security Agent, the Security Agent shall, at the cost and request of Listco, release those assets and issue certificates of non- crystallisation. (c) If an Obligor wishes to enter into any netting or set-off arrangements of a kind described in paragraph (b) of the definition of 'Permitted Security' and is required to grant Security over the bank accounts which are the subject of that arrangement and/or its rights under any agreement governing or administering that arrangement and such assets (including any such rights) are the subject of Transaction Security in favour of the Security Agent, then the Security Agent shall, at the cost and request of Listco, release those assets and issue certificates of non-crystallisation, provided, however, that the applicable Obligor shall consult with the Security Agent as to whether any replacement Transaction Security in favour of the Security Agent may be granted over those assets without adversely affecting the commercial arrangement in relation to the desired netting or set-off arrangements (and, if the Obligor and the Security Agent agree (each acting reasonably and in good faith), such replacement Transaction Security shall be granted by the relevant Obligor in favour of the Security Agent, subject to the Security Principles). A41108799 - 169 -

SECTION 10 THE FINANCE PARTIES 32. ROLE OF THE AGENT, THE ARRANGERS, THE ISSUING BANK AND OTHERS 32.1 Appointment of the Agent (a) Each of the Arrangers, the Lenders and the Issuing Bank appoints the Agent to act as its agent under and in connection with the Finance Documents. (b) Each of the Arrangers, the Lenders and the Issuing Bank authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions. (c) In connection with the ratification and raising of any Finance Document into the status of a Spanish Public Document, the Agent shall act as the agent and representative of each Finance Party and is hereby authorised on behalf of each Finance Party to enter into, enforce the rights of each Finance Party and represent each Finance Party in respect of the granting of any Spanish Public Document. (d) Notwithstanding the above, the Agent, acting at its discretion and to the extent reasonably possible, may invite the Finance Parties to enter into and/or to enforce the rights of each Finance Document (including any Security Document governed by Spanish law) jointly with the Agent. For the avoidance of doubt, the provision above does not grant any right to the Finance Parties to enter into and/or to enforce the rights under each Finance Document (including any Security Document governed by Spanish law) jointly with the Agent. 32.2 Duties of the Agent (a) Subject to paragraph (b) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party. (b) Without prejudice to Clause 29.7 (Copy of Transfer Certificate and Lender Accession Undertaking to Listco), paragraph (a) above shall not apply to any Transfer Certificate and Lender Accession Undertaking. (c) Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party. (d) If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties. (e) If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent, the Arrangers or the Security Agent) under this Agreement, it shall promptly notify the other Finance Parties. (f) The Agent's duties under the Finance Documents are solely mechanical and administrative in nature. (g) Neither the Agent nor the Security Agent shall have any duty or be under any obligation or responsibility to review or check the adequacy, accuracy or completeness, or otherwise monitor A41108799 - 170 -

the application of (including the occurrence of any default or termination event under or in respect of), any Lender Accession Notice, Additional Facility Notice, Additional Facility Document or any information provided by an Additional Facility Lender. (h) The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied). (i) In connection with the ratification and raising of any Finance Document into a Spanish Public Document, the Agent shall act as the agent of each Finance Party and is hereby authorised on behalf of each Finance Party to enter into, enforce the rights of each Finance Party under and represent each Finance Party in respect of the granting of a Spanish Public Document. 32.3 Role of the Arrangers Except as specifically provided in the Finance Documents, none of the Arrangers has any obligations of any kind to any other Party under or in connection with any Finance Document. 32.4 No fiduciary duties (a) Nothing in this Agreement constitutes the Agent, any Arranger and/or the Issuing Bank acting as a trustee or fiduciary of any other person. (b) None of the Agent, the Security Agent, any Arranger, the Issuing Bank or any Ancillary Lender shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account. 32.5 Business with the Group The Agent, the Security Agent, any Arranger, the Issuing Bank and each Ancillary Lender may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group. 32.6 Rights and discretions (a) The Agent, the Security Agent and the Issuing Bank may: (i) rely on: (A) any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised; and (B) any statement made by a director, authorised signatory or employee of any person regarding any matter which may reasonably be assumed to be within his knowledge or within his power to verify; (ii) assume that: (A) any instructions received by it from the Majority Lenders, the Super Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and (B) unless it has received notice of revocation, that those instructions have not been revoked; and (iii) rely on a certificate or any statement by or from any person: (A) as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or A41108799 - 171 -

(B) to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate or statement. (b) The Agent and the Security Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that: (i) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 28.1 (Non-payment)); (ii) any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and (iii) any notice or request made by Listco (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors. (c) The Agent and the Security Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts. (d) Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Agent and the Security Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent and/or the Security Agent (and so separate from any lawyers instructed by the Lenders) if the Agent and/or the Security Agent in its reasonable opinion deems this to be desirable. (e) The Agent and the Security Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying. (f) The Agent and the Security Agent may act in relation to the Finance Documents through its officers, employees and agents and neither the Agent nor the Security Agent shall: (i) be liable for any error of judgment made by any such person; or (ii) be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part, of any such person, unless such error or such loss was directly caused by the Agent's (or Security Agent's, as the case may be) gross negligence or wilful misconduct. (g) Unless a Finance Document expressly provides otherwise the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement. (h) Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent, the Security Agent, the Arrangers or the Issuing Bank is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality. (i) Notwithstanding any provision of any Finance Document to the contrary, neither the Agent nor the Security Agent is obliged to expend or risk its own funds or otherwise incur any financial A41108799 - 172 -

liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it. 32.7 Lenders' Instructions (a) The Agent shall: (i) unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by: (A) all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; (B) the Super Majority Lenders if the relevant Finance Document stipulates the matter is a Super Majority Lender decision; and (C) in all other cases, the Majority Lenders; and (ii) not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above. (b) The Agent and the Security Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Agent and the Security Agent may refrain from acting unless and until it receives those instructions or that clarification. (c) Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all the Finance Parties other than the Security Agent. (d) Each of the Agent and the Security Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any associated VAT) which it may incur in complying with those instructions. (e) In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders. (f) The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (f) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Transaction Security Documents or enforcement of the Transaction Security or Transaction Security Documents. A41108799 - 173 -

32.8 Responsibility for documentation None of the Agent, the Security Agent, the Arrangers, the Issuing Bank or any Ancillary Lender is responsible or liable for: (a) the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, any Arranger, the Issuing Bank, an Ancillary Lender, an Obligor or any other person given in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security; or (c) any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise. 32.9 No duty to monitor Neither the Agent or the Security Agent shall be bound to enquire: (a) whether or not any Default (or default, event of default, or termination event, howsoever described) has occurred; (b) as to the performance, default or any breach by any Party of its obligations under any Finance Document; or (c) whether any other event specified in any Finance Document has occurred. 32.10 Exclusion of liability (a) Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent, the Security Agent, the Issuing Bank or any Ancillary Lender), none of the Agent, the Security Agent, the Issuing Bank, nor any Ancillary Lender will be liable for: (i) any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct; (ii) any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising in relation to any Additional Facility Notice or Additional Facility Document and/or failure by any person to comply with any applicable law or regulation, unless directly caused by its gross negligence or wilful misconduct; (iii) exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, A41108799 - 174 -

under or in connection with, any Finance Document or the Transaction Security, unless caused directly by its gross negligence or wilful misconduct; or (iv) without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of: (A) any act, event or circumstance not reasonably within its control; or (B) the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of (i) nationalisation, expropriation or other governmental actions, (ii) any regulation, currency restriction, devaluation or fluctuation, (iii) market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event), (iv) breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems, (v) natural disasters or acts of God, (vi) war, terrorism, insurrection or revolution or (vii) strikes or industrial action. (b) No Party (other than the Agent, the Security Agent, the Issuing Bank or an Ancillary Lender (as applicable)) may take any proceedings against any officer, employee or agent of the Agent, the Issuing Bank or any Ancillary Lender in respect of any claim it might have against the Agent, the Issuing Bank or an Ancillary Lender or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Transaction Document and any officer, employee or agent of the Agent, the Issuing Bank or any Ancillary Lender may rely on this Clause 32 subject to Clause 1.11 (Third party rights) and the provisions of the Third Parties Act. (c) The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose. (d) Nothing in this Agreement shall oblige the Agent or any Arranger to carry out any "know your customer" or other checks in relation to any person or any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender, on behalf of any Lender and each Lender confirms to the Agent and each Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or any Arranger. (e) Without prejudice to any provision of any Finance Document excluding or limiting the Agent's or the Security Agent's liability, any liability of the Agent or the Security Agent arising under or in connection with any Finance Document or the Transaction Security shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Agent (or Security Agent, as applicable) or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent (or Security Agent, as applicable) at any time which increase the amount of that loss. In no event shall the Agent or the Security Agent be A41108799 - 175 -

liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent or the Security Agent has been advised of the possibility of such loss or damages. 32.11 Lenders' indemnity to the Agent and the Security Agent (a) Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify each of the Agent and the Security Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Agent or the Security Agent (otherwise than by reason of the Agent's or the Security Agent's gross negligence or wilful misconduct) in acting as Agent or as Security Agent under the Finance Documents (unless the Agent or the Security Agent has been reimbursed by an Obligor pursuant to a Finance Document). (b) Upon the appointment of a successor, the retiring Security Agent shall be discharged from any further obligation in respect of the Finance Documents, including in relation to any action taken or not taken by the retiring Security Agent in connection with its retirement or resignation, but shall remain entitled to the benefit of paragraph (a) above. 32.12 Resignation of the Agent (a) The Agent may (after consultation with Listco) resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the Lenders and Listco. (b) Alternatively, the Agent may resign by giving notice to the Lenders and Listco, in which case the Majority Lenders (after consultation with Listco) may appoint a successor Agent. (c) If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days of notice of resignation being given, the Agent (after consultation with Listco) may appoint a successor Agent (acting through an office in the United Kingdom. (d) The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents. (e) The Agent's resignation notice shall only take effect upon the appointment of a successor. (f) Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 32.12. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party. (g) After consultation with Listco, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above. (h) The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either: A41108799 - 176 -

(i) the Agent fails to respond to a request under Clause 18.9 (FATCA Information) and Listco or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; (ii) the information supplied by the Agent pursuant to Clause 18.9 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or (iii) the Agent notifies Listco and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; and (in each case) Listco or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, Listco or that Lender, by notice to the Agent, requires it to resign. (i) Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party, including the capacity to represent any Finance Party for the purposes of raising any Finance Document to the status of Spanish Public Document. 32.13 Confidentiality (a) In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments. (b) If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it. (c) Notwithstanding any other provision of any Finance Document to the contrary, neither of the Agent or any Arranger are obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty. 32.14 Relationship with the Lenders (a) The Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days' prior notice from that Lender to the contrary in accordance with the terms of this Agreement. (b) Each Lender shall supply the Agent with any information that the Security Agent may reasonably specify (through the Agent) as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent. Each Lender shall deal with the Security Agent exclusively through the Agent and shall not deal directly with the Security Agent. (c) Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 37.5 (Electronic communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer A41108799 - 177 -

by that Lender for the purposes of Clause 37.2 (Addresses) and paragraph (a)(iii) of Clause 37.5 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender. 32.15 Credit appraisal by the Lenders, Issuing Bank and Ancillary Lenders Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender, Issuing Bank and Ancillary Lender confirms to the Agent, each Arranger, the Issuing Bank and each Ancillary Lender that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document, including, but not limited to: (a) the financial condition, status and nature of each member of the Group; (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security; (c) whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security or the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; (d) the adequacy, accuracy and/or completeness of any information provided by the Agent, any Party or any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and (e) the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property. 32.16 Reference Banks The Agent may (in consultation with Listco) from time to time appoint any person who complies with the definition of 'Reference Banks' to be a Reference Bank for the purposes of the Finance Documents. 32.17 Deduction from amounts payable by the Agent If any Party owes an amount to the Agent under the Finance Documents, the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents, that Party shall be regarded as having received any amount so deducted. A41108799 - 178 -

32.18 Reliance and engagement letters Each Finance Party confirms that each of the Arrangers and the Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Arrangers or the Agent (as the case may be)), the terms of any reliance letter or engagement letters relating to any reports or letters provided by accountants in connection with the Finance Documents or the transactions contemplated in the Finance Documents (including any net asset letter in connection with the financial assistance procedures) and to bind it in respect of those reports or letters and to sign such letters on its behalf and further confirms that it agrees to be bound by and accepts the terms and qualifications set out in such letters. 32.19 The Register The Agent, acting for these purposes solely as an agent of the Borrowers, will maintain (and make available upon reasonable prior notice at reasonable times for inspection by the Borrowers and, in respect of its own Commitments and Loans, each Lender) a register for the recordation of, and will record, the names and addresses of the Lenders and the respective amounts of the Commitments and participations in Loans of each Lender from time to time (the "Register"). Absent manifest error, the entries in the Register shall be conclusive and binding for all purposes and the Borrowers, the Agent and the Lenders shall treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. 33. CONDUCT OF BUSINESS BY THE FINANCE PARTIES No provision of this Agreement will: (a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit; (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or (c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax. 34. SHARING AMONG THE FINANCE PARTIES 34.1 Payments to Finance Parties If a Finance Party (a "Recovering Finance Party") receives or recovers any amount from an Obligor other than in accordance with Clause 35 (Payment mechanics) and applies that amount to a payment due under the Finance Documents, then: (a) the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Agent; (b) the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 35 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and (c) the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "Sharing Payment") equal to such receipt or recovery A41108799 - 179 -

less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 35.5 (Partial payments). 34.2 Redistribution of payments The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 35.5 (Partial payments). 34.3 Recovering Finance Party's rights (a) On a distribution by the Agent under Clause 34.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution. (b) If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the Finance Parties which have shared in the redistribution will turn over any proceeds received from the relevant Obligor on such rights promptly upon receipt of the same to the Recovering Finance Party. 34.4 Reversal of redistribution If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then: (a) each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 34.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and (b) that Recovering Finance Party's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed. 34.5 Exceptions (a) This Clause 34 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause 34, have a valid and enforceable claim against the relevant Obligor. (b) A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if: (i) it notified the other Finance Party of the legal or arbitration proceedings; and (ii) the other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings. (c) Without prejudice to paragraph (b) above, this Clause 34 shall apply to the extent that a Recovering Finance Party shall have received an amount in excess of the amount it would have A41108799 - 180 -

received in accordance with Clause 30 (Payment mechanics) pursuant to article 91.7 of Spanish Insolvency Law, unless the Recovering Finance Party prior to commencement of insolvency proceedings against an Obligor has requested the Agent to start such proceedings jointly on behalf of the Lenders and such request has not been approved by the Majority Lenders within five Business Days of such request. (d) This Clause 34 shall not apply to the extent that, in the event of insolvency of any Obligor, a Lender is declared to be a specially related person under article 93 of the Spanish Insolvency Law (the "Related Lender") and, as a result thereof, the credit rights of that Lender against any of the Obligors under this Agreement are considered subordinated claims for the purposes of the insolvency proceedings. In such event all payments received by the Lenders shall be distributed in full amongst all Lenders, excluding any Related Lender, in proportion to their respective participation in the relevant Facilities. 34.6 Ancillary Lenders (a) This Clause 34 shall not apply to any receipt or recovery by a Lender in its capacity as an Ancillary Lender at any time prior to service of notice under paragraph (a) or (b) of Clause 28.16 (Acceleration). (b) Following service of notice under paragraph (a) or (b) of Clause 28.16 (Acceleration), this Clause 34 shall apply to all receipts or recoveries by Ancillary Lenders except to the extent that the receipt or recovery represents a reduction from the Designated Gross Amount for an Ancillary Facility to its Designated Net Amount. A41108799 - 181 -

SECTION 11 ADMINISTRATION 35. PAYMENT MECHANICS 35.1 Payments to the Agent (a) On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, excluding a payment under the terms of an Ancillary Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment. (b) Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London) with such bank as the Agent specifies. 35.2 Distributions by the Agent Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 35.3 (Distributions to an Obligor) and Clause 35.4 (Clawback), be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London). 35.3 Distributions to an Obligor The Agent may (with the consent of the Obligor or in accordance with Clause 36 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied. 35.4 Clawback (a) Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum. (b) If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds. 35.5 Partial payments (a) If the Agent receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by an Obligor A41108799 - 182 -

under those Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order: (i) first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent, the Arrangers the Issuing Bank and the Security Agent under the Finance Documents; (ii) secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under the Finance Documents; (iii) thirdly, in or towards payment pro rata of any principal due but unpaid under those Finance Documents and any amount due but unpaid under Clause 7.2 (Claims under a Letter of Credit) and Clause 7.3 (Indemnities); and (iv) fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents. (b) The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (a)(iv) above. (c) Paragraphs (a) and (b) above will override any appropriation made by an Obligor. 35.6 No set-off by Obligors All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim. 35.7 Business Days (a) Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not). (b) During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement, interest is payable on the principal or Unpaid Sum at the rate payable on the original due date. 35.8 Currency of account (a) Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document. (b) A repayment of a Utilisation or Unpaid Sum or a part of a Utilisation or Unpaid Sum shall be made in the currency in which that Utilisation or Unpaid Sum is denominated on its due date. (c) Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued. (d) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred. (e) Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency and (unless a contrary indication appears) any fee expressed to be payable in respect of a Facility shall be made in the currency in which such Facility was denominated when such fee accrued. A41108799 - 183 -

35.9 Change of currency (a) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then: (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with Listco); and (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably). (b) If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with Listco) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency. 35.10 Additional Facility administration Notwithstanding anything to the contrary in any Finance Document (unless it would require an all Lender consent), in relation to any Additional Facility, the Agent, Listco and the relevant Additional Facility Lender shall be permitted to agree alternative arrangements regarding the administration and operation of that Additional Facility (including, without limitation, in relation to the time, method and place of payments and the delivery of notices and other communications in relation to that Additional Facility). 36. SET-OFF (a) If an Event of Default is continuing, a Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. (b) Any credit balances taken into account by an Ancillary Lender when operating a net limit in respect of any overdraft under an Ancillary Facility shall on enforcement of the Finance Documents be applied first in reduction of the overdraft provided under that Ancillary Facility in accordance with its terms. 37. NOTICES 37.1 Communications in writing Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter. 37.2 Addresses The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is: A41108799 - 184 -

(a) in the case of any Obligor that communicated to the Agent in writing prior to the Closing Date; (b) in the case of each Lender, the Issuing Bank, or each Ancillary Lender, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and (c) in the case of the Agent or the Security Agent: Address: One Cabot Square, London, E14 4QJ Email: london.loansagency@credit-suisse.com Fax No: +44 20 7888 8398 Attention: Agency Desk, or any substitute address, fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice. 37.3 Delivery (a) Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective: (i) if by way of fax, when received in legible form; or (ii) if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 37.2 (Addresses), if addressed to that department or officer. (b) Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's or Security Agent's signature below (or any substitute department or officer as the Agent or Security Agent shall specify for this purpose). (c) All notices from or to an Obligor shall be sent through the Agent. (d) Any communication or document made or delivered to Listco in accordance with this Clause 37.3 will be deemed to have been made or delivered to each of the Obligors. 37.4 Notification of address and fax number Promptly upon receipt of notification of an address or fax number or change of address or fax number pursuant to Clause 37.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties. 37.5 Electronic communication (a) Any communication to be made between the Agent or the Security Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means if the Agent, the Security Agent and the relevant Lender: A41108799 - 185 -

(i) agree that, unless and until notified to the contrary, this is to be an accepted form of communication; (ii) notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and (iii) notify each other of any change to their address or any other such information supplied by them. (b) Any electronic communication made between the Agent and a Lender or the Security Agent will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Agent or the Security Agent only if it is addressed in such a manner as the Agent or Security Agent shall specify for this purpose. 37.6 Use of websites (a) Listco may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the "Website Lenders") who accept this method of communication by posting this information onto a website designated by Listco and the Agent (the "Designated Website") if: (i) the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method; (ii) both Listco and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and (iii) the information is in a format previously agreed between Listco and the Agent. If any Lender (a "Paper Form Lender") does not agree to the delivery of information electronically, then the Agent shall notify Listco accordingly and Listco shall, at its own cost, supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event, Listco shall, at its own cost, supply the Agent with at least one copy in paper form of any information required to be provided by it. (b) The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by Listco and the Agent. (c) Listco shall, promptly upon becoming aware of its occurrence, notify the Agent if: (i) the Designated Website cannot be accessed due to technical failure; (ii) the password specifications for the Designated Website change; (iii) any new information which is required to be provided under this Agreement is posted on the Designated Website; (iv) any existing information which has been provided under this Agreement and posted on the Designated Website is amended; or (v) Listco becomes aware that the Designated Website or any information posted on the Designated Website is or has been infected by any electronic virus or similar software. If Listco notifies the Agent under paragraph (i) or (v) above, all information to be provided by Listco under this Agreement after the date of that notice shall be supplied in paper form unless A41108799 - 186 -

and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing. (d) Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted on the Designated Website. Listco shall, at its own cost, comply with any such request within 10 Business Days. (e) Listco acknowledges that the Agent will make available to Website Lenders material and/or information provided by or on behalf of Listco (or, as the case may be, any other member of the Group) (collectively, "Group Information") by posting that Group Information on the Designated Website and that certain of those Website Lenders (each such Website Lender, a "Public Lender") may have personnel who do not wish to receive material non-public information (within the meaning of applicable securities laws or, as the case may be, other applicable laws and/or regulations) with respect to the Group or any debt, equity or other securities of any member of the Group, and who may be engaged in investment and other market-related activities with respect to any such securities. (f) Listco agrees that it will (and Listco will ensure that each other member of the Group shall) use commercially reasonable efforts to identity that portion of any Group Information that may be distributed to Public Lenders and that: (i) all such Group Information shall be clearly marked on its face as either being "Public Side Information" or (as applicable) "Private Side Information"; (ii) that by marking any Group Information as "Public Side Information", Listco (or, as the case may be, any other member of the Group) shall be deemed to have authorised the Finance Parties to treat such Group Information as not containing any material non- public information with respect the Group or any debt, equity or other securities of any member of the Group for purposes of applicable securities laws or, as the case may be, other applicable laws and/or regulations; (iii) all Group Information marked "Public Side Information" is permitted to be made available through a section or other area of the Designated Website which is designated "Public Side Information"; (iv) all Group Information marked "Private Side Information" is permitted to be made available through a section or other area of the Designated Website which is designated "Private Side Information"; and (v) the Group Information that is not marked "Public Side Information" shall be deemed to contain material non-public information (for purposes of applicable securities laws or, as the case may be, other applicable laws and/or regulations) and shall not be suitable for posting on the section or other area of the Designated Website designated "Public Side Information". 37.7 English language (a) Any notice given under or in connection with any Finance Document must be in English. (b) All other documents provided under or in connection with any Finance Document must be: (i) in English; or A41108799 - 187 -

(ii) if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document. 37.8 Communications to be made outside Austria Notwithstanding any other provision of the Finance Documents, any communication to be made under or in connection with the Finance Documents shall be made to the address outside the Republic of Austria. The foregoing sentence applies mutatis mutandis to any communication made by fax, electronic message or in other written form. 37.9 USA Patriot Act Each Lender that is subject to the requirements of the USA Patriot Act hereby notifies each Obligor that, pursuant to the requirements of the USA Patriot Act, such Lender is required to obtain, verify and record information that identifies such Obligor, which information includes the name and address of such Obligor and other information that will allow such Lender to identify such Obligor in accordance with the USA Patriot Act. 38. CALCULATIONS AND CERTIFICATES 38.1 Accounts In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate. 38.2 Certificates and determinations Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates. 38.3 Day count convention Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice. 39. PARTIAL INVALIDITY If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired. 40. REMEDIES AND WAIVERS No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law. A41108799 - 188 -

41. AMENDMENTS AND WAIVERS 41.1 Required consents (a) Subject to Clause 41.2 (Exceptions), any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and Listco and any such amendment or waiver will be binding on all Parties. (b) The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 41. (c) Each Obligor agrees to any such amendment or waiver permitted by this Clause 41 which is agreed to by Listco, which includes any amendment or waiver which would, but for this paragraph (c), require the consent of all of the Obligors. 41.2 Exceptions (a) An amendment or waiver that has the effect of changing or which relates to: (i) the definition of 'Majority Lenders' or 'Super Majority Lenders' in Clause 1.1 (Definitions); (ii) the definitions of 'Instructing Group' or 'Majority Senior Secured Creditors' in the Intercreditor Agreement; (iii) any provision which expressly requires the consent of all the Lenders; (iv) Clause 2.2 (Finance Parties' rights and obligations), Clause 29 (Changes to the Lenders), Clause 34 (Sharing among the Finance Parties) (other than changes consequential on or required to implement a Structural Adjustment or an Additional Facility) or this Clause 41 (including the definition of 'Structural Adjustment'); (v) any amendment to the order of priority of subordination under the Intercreditor Agreement or the manner in which the proceeds of enforcement of the Transaction Security are distributed (other than changes consequential on or required to implement a Structural Adjustment or an Additional Facility); or (vi) clauses 2 (Ranking and Priority), 10 (Effect of Insolvency Event), 11 (Turnover of receipts), 12 (Redistribution), 13 (Enforcement of Transaction Security), 15 (Application of proceeds), 15.10 (Equalisation), 26 (Consents, amendments and override) and 30 (Governing law) of the Intercreditor Agreement (other than changes consequential on or required to implement a Structural Adjustment or an Additional Facility), shall not be made without the prior consent of all the Lenders. (b) An amendment or waiver that has the effect of changing or which relates to: (i) Clause 26.2 (Financial condition) or any other term or provision of or definition contained in Clause 26 (Financial covenant) but (in each case) solely insofar as that amendment or waiver relates to the calculation, determination, testing, removal and/or remedy of the financial covenant in Clause 26.2 (Financial condition) for the purposes of a Default under paragraph (b) of that definition or an Event of Default under paragraph (b) of that definition (and not for any other purpose, including, without limitation, for the purposes of calculating Debt Cover as used in any basket or threshold or incurrence test (in each case) to determine whether any particular transaction is permitted or is not permitted); A41108799 - 189 -

(ii) a waiver of any Financial Covenant Event of Default or any Default that arises as a result of any Financial Covenant Event of Default; (iii) paragraph (b) of Clause 28.16 (Acceleration); and (iv) the definition of 'Financial Covenant Event of Default' or 'Majority RCF Lenders', shall require the consent of the Majority RCF Lenders (and no consent of any other Finance Party shall be required). (c) An amendment or waiver that has the effect of releasing any Transaction Security (unless (i) permitted under this Agreement or any other Finance Document, (ii) relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document or (iii) made at any time at which the conditions referred to in Clause 27.35 (Covenant suspension/relaxation) are not satisfied (and not, for the avoidance of any doubt, otherwise) and the Guarantor Coverage set out in Clause 27.29 (Guarantors) is maintained (taking into account, for this purpose, the effect of that release)) shall not be made without the prior consent of the Super Majority Lenders. (d) Any term of the Finance Documents may be amended by the Agent and the Obligors' Agent (without the consent of any other Party) in order to correct any manifest error, resolve ambiguities or reflect changes of a minor, technical or administrative nature. (e) Any amendment or waiver which relates to the rights or obligations applicable to a particular Utilisation, Loan, Facility or class of Lenders, and which does not materially and adversely affect the rights or interests of Lenders in respect of other Utilisations, Loans, Facilities or another class of Lender, may be made with only the consent of the Majority Lenders (or the relevant Lenders or Super Majority Lenders, as the case may be) as if references in this Clause 41.2 to "Lenders" (including as used in the definitions of "Majority Lenders" and "Super Majority Lenders", as the case may be) were only to Lenders participating in that Utilisation, Loan, Facility or forming part of that affected class. (f) An amendment or waiver which relates to the rights or obligations of the Agent, any Arranger, the Issuing Bank, the Security Agent or any Ancillary Lender may not be effected without the consent of the Agent, that Arranger, the Issuing Bank, the Security Agent or that Ancillary Lender. (g) Any waiver of a right of prepayment under Clause 12.2 (Disposal, insurance and Excess Cashflow) shall require only the consent of the Majority Lenders. (h) Subject to the provisions of the Intercreditor Agreement, a Structural Adjustment may be approved only with the consent of: (i) in the case of a Structural Adjustment under paragraphs (ii), (iii) (iv), (v) and (as applicable) (vi) of the definition of Structural Adjustment, each Lender that is participating in that extension, redenomination, reduction or change; or (ii) in the case of any Structural Adjustment under paragraph (i) and (as applicable) (vi) of the definition of Structural Adjustment, the Majority Lenders and each Lender that is assuming a Commitment or an increased Commitment in the relevant Loan or Facility or participating in the additional loan, commitment, tranche or facility (as the case may be), A41108799 - 190 -

provided that (notwithstanding any term of any Finance Document to the contrary) no Majority Lender consent (nor the consent of any other Lender, other than each Lender referred to in paragraph (i) above) shall be required to introduce an additional tranche or facility into this Agreement (or any other Finance Document, as applicable) in order implement or to give effect to any Structural Adjustment under paragraph (ii), (iii), (iv) (v) or (as applicable) (vi) of the definition of Structural Adjustment. (i) For the purposes of this Clause 41, "Structural Adjustment" means an amendment, waiver or variation of the terms of some or all of the Finance Documents that results from or is intended to result from or constitutes: (i) an increase in or addition of any Commitment, the introduction of an additional loan, commitment, tranche or facility into the Finance Documents, which does not rank senior to the Facilities; (ii) any extension of the availability of any Commitment, any redenomination of any Commitment into another currency or extension of any Availability Period; (iii) an extension to the date of payment or maturity of any principal, interest, fees, commission or other amount payable under the Finance Documents; (iv) a reduction in the Margin or a reduction in any payment of principal, interest, fees, commission or other amount payable; (v) a change in currency of payment of any principal, interest, fees, commission or other amount payable under the Finance Documents; and (vi) any amendment to the Finance Documents (including changes to, the taking of or the release coupled with the immediate retaking of Security) consequential on or required to implement anything described in paragraphs (i) to (v) above. (j) If a Lender does not accept or reject an amendment or waiver request within 10 Business Days (unless Listco and the Agent agree to a longer time period in relation to any request) of it being made, it and/or (as applicable) its Commitments and/or participations shall not be included for the purpose of any unanimous Lender amendment or waiver request, any request in respect of a Structural Adjustment or for the purpose of calculating the Total Commitments or participations under the relevant Facility when ascertaining whether any such request is accepted or reject by a particular Lender or whether a certain percentage of Total Commitments and/or participations has been obtained to approve or refuse any such amendment or waiver. (k) An amendment or waiver which relates to paragraphs (c) of Clause 24.21 (Anti-Corruption Laws, Anti-Money Laundering and Sanctions) or paragraph (d) of Clause 27.36 (Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions) may not be effected without the consent of each Relevant Party. 42. CONFIDENTIALITY 42.1 Confidential Information Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 42.2 (Disclosure of information), Clause 42.3 (Disclosure to numbering service providers) and Clause 42.4 (Disclosure to A41108799 - 191 -

administration/settlement services providers) and to ensure that all Confidential Information is protected with security measure and a degree of care that it would apply to its own confidential information. 42.2 Disclosure of information (a) Any Finance Party may disclose to (x) any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a)(x) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price- sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information and (y) any other person: (i) to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under one or more Finance Documents and to any of that person's Affiliates, Related Funds, Representatives and professional advisers; (ii) with (or through) whom that Finance Party enters into (or may potentially enter into) whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person's Affiliates, Related Funds, Representatives and professional advisers; (iii) to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation; or (iv) required in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes; (v) to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 29.8 (Security Interests over Lenders' rights); or (vi) who is a Party, such Confidential Information as that Lender or other Finance Party shall consider appropriate if: (A) in relation to paragraphs (a)(i) and (a)(ii) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking; or (B) in relation to paragraph (a)(v) above, the person to whom the information is to be given is informed of its confidential nature and that some or all of such information may be price- sensitive information. (b) Any Finance Party may disclose to a rating agency or its professional advisers, or (with the consent of Listco) any other person (excluding, for the avoidance of doubt, any person listed or, as the case may be, described in paragraph (a) above), such information about any Obligor or A41108799 - 192 -

the Group which it has received from the Obligors under this Agreement and the Finance Documents as that Finance Party shall consider appropriate if that rating agency or such person is informed of its confidential nature and that some or all of such information may be price- sensitive information. (c) Any Confidentiality Undertaking signed by a Finance Party pursuant to this Clause 42.2 shall supersede any prior confidentiality undertaking signed by such Finance Party for the benefit of any member of the Group. A copy of each Confidentiality Undertaking (and any amendment thereto) shall be provided to Listco by the respective Lender within 10 Business Days of Listco's written request. 42.3 Disclosure to numbering service providers (a) Notwithstanding any other term of any Finance Document or any other agreement between the Parties to the contrary (whether express or implied), any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facilities and/or one or more Obligors the following information: (i) names of Obligors; (ii) country of domicile of Obligors; (iii) place of incorporation of Obligors; (iv) date of this Agreement; (v) the names of the Agent and the Arrangers; (vi) date of each amendment and restatement of this Agreement; (vii) amount of Total Commitments; (viii) currencies of the Facilities; (ix) type of Facilities; (x) ranking of Facilities; (xi) Termination Date for Facilities; (xii) changes to any of the information previously supplied pursuant to paragraphs (i) to (xi) above; and (xiii) such other information agreed between such Finance Party and Listco, to enable such numbering service provider to provide its usual syndicated loan numbering identification services. (b) The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider. (c) Each Obligor represents that none of the information set out in paragraphs (i) to (xiii) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information. (d) The Agent shall notify Listco and the other Finance Parties of: A41108799 - 193 -

(i) the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facilities and/or one or more Obligors; and (ii) the number or, as the case may be, numbers assigned to this Agreement, the Facilities and/or one or more Obligors by such numbering service provider. 42.4 Disclosure to administration/settlement service providers Notwithstanding any other term of any Finance Document or any other agreement between the Parties to the contrary (whether express or implied), any Finance Party may disclose to any person appointed by: (i) that Finance Party; (ii) a person to (or through) whom that Finance Party assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under this Agreement; and/or (iii) a person with (or through) whom that Finance Party enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor, to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this Clause 42.4 if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for use with Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between Listco and the relevant Finance Party. 42.5 Consent pursuant to Austrian Banking Act For the avoidance of doubt, each Austrian Obligor herewith explicitly consents within the meaning of section 38 para 1 no 5 of the Austrian Banking Act (Bankwesengesetz – BWG) to a disclosure of Confidential Information pursuant to, and in accordance with the limitations of, this Clause 42 and explicitly waives any banking secrecy obligations the Finance Parties may have under section 38 of the Austrian Banking Act in this respect. 43. COUNTERPARTS Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document. A41108799 - 194 -

SECTION 12 GOVERNING LAW AND ENFORCEMENT 44. GOVERNING LAW This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law. 45. ENFORCEMENT 45.1 Jurisdiction of English courts (a) The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a "Dispute"). (b) The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary. (c) This Clause 45.1 is for the benefit of the Finance Parties and Secured Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties and Secured Parties may take concurrent proceedings in any number of jurisdictions. 45.2 Service of process (a) Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales): (i) irrevocably appoints Midco as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document and Listco, by its execution of this Agreement, accepts that appointment; and (ii) agrees that failure by an agent for service of process to notify the relevant Obligor of the process will not invalidate the proceedings concerned. (b) If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, Listco (on behalf of all the Obligors) must immediately (and in any event within 60 days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose. (c) Each Obligor not incorporated in England and Wales expressly consents to the provisions of this Clause 45 and Clause 44 (Governing law). 45.3 Place of performance The Parties agree that the exclusive place of performance (Erfüllungsort) for all rights and obligations under any Finance Document shall be at the seat of the Agent in London, or any other place reasonably designated by the Agent but in any case a place outside the Republic of Austria, which especially means that the payment of amounts under any Facility shall be made to a bank account respectively, and from a bank account outside of the Republic of Austria. Any communication to be made under or in connection with this Agreement or any other Finance Document shall be made to an address outside of the Republic of Austria. It is expressly agreed A41108799 - 195 -

between the Parties hereto that any such performance within the Republic of Austria will not establish Austria as the place of performance and shall be deemed not effective with respect to any Party hereto. 45.4 Executive proceedings (a) Upon enforcement, the sum payable by a Spanish Obligor shall be the aggregate amount of the balance of the accounts maintained by the Agent (or the relevant Lender, as the case may be) pursuant to Clause 38.1 (Accounts). For the purposes of Articles 571 et seq. of the Spanish Civil Procedural Law, the Parties agree that such balances shall be considered as due, liquid and payable and may be claimed pursuant to that law. (b) For the purposes of the provisions of Art. 571 et seq. of the Spanish Civil Procedural Law, the Parties agree that the amount of the debt to be claimed through executive proceedings shall be determined by the Agent (or a Lender, as the case may be) in a certificate evidencing the balances shown in the relevant account(s) referred to in paragraph (a) of this Clause 45.4. For the Agent or a Lender to exercise executive action it must present: (i) an original notarial first or authentic copy with enforcement attributes (efectos ejecutivos) of this Agreement; (ii) a notarial certificate, if required, for the purposes described in paragraph (c) of this Clause 45.4; (iii) the notarial document ("acta notarial") which: (A) incorporates the certificate of amounts due by the Spanish Obligor issued by the Agent (or the relevant Lender, as the case may be); (B) sets out an excerpt of the credits and debits, including the interest applied, which appears in the relevant account(s) referred to in paragraph (a) of this Clause 45.4; and (C) evidences that the amounts due and payable by the Spanish Obligor have been calculated in accordance with this Agreement and that such amounts match the balance of the accounts, and (iv) a notarial document ("acta notarial") evidencing that the Spanish Obligor has been served notice for the amount that is due and payable. (c) Paragraph (b) of this Clause 45.4 is also applicable to any Lender with regard to its Commitments or participations in Utilisations. Such Lender may issue the appropriate certification of the balances of the relevant account(s) referred to in paragraph (a) of this Clause 45.4 and the certification of the balances of such accounts may be legalised by a notary. (d) The amount of the balances determined in accordance with this Clause 45.4 shall be notified to the relevant Spanish Obligor in an attestable manner at least three days in advance of exercising any executive action. (e) Each Spanish Obligor hereby authorises the Agent (and each Lender, as appropriate) to request and obtain certificates and documents issued by the notary which has formalised this Agreement in order to evidence the entries in the notary's registry-book and the relevant entry date for the purpose of A41108799 - 196 -

number 4 of Article 517, of the Spanish Civil Procedural Law. The cost of such certificate and documents will be for the account of the relevant Spanish Obligor. (f) This Agreement shall be raised to the status of a Spanish Public Document by the Spanish Obligors for the purposes contemplated in Article 517 et seq. of the Spanish Civil Procedural Law and other related provisions. 45.5 Waiver of Jury Trial EACH PARTY HERETO HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY LITIGATION IN ANY UNITED STATES FEDERAL OR STATE COURT DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER FINANCE DOCUMENTS OR ANY DEALINGS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER/GUARANTOR RELATIONSHIP. Each party hereto hereby acknowledges that this waiver is a material inducement to enter into a business relationship, it has relied on this waiver in entering into this Agreement, and it will continue to rely on this waiver in related future dealings. Each party hereto hereby further warrants and represents that it has reviewed this waiver with its legal counsel and it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE AND MAY NOT BE MODIFIED OTHER THAN BY A WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS CLAUSE 45.5 (Waiver of Jury Trial) AND EXECUTED BY EACH OF THE PARTIES HERETO. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court. 46. GENERAL AUSTRIAN LIMITATION Notwithstanding any provision to the contrary in any Finance Document, the obligations (Verpflichtungen) and liabilities (Haftungen) of an Austrian Obligor under any Finance Document shall at all times be limited so that at no time the assumption of a liability (Haftungen) and/or obligation (Verpflichtung) shall be required to the extent that such liability (Haftung) or obligation (Verpflichtung) would violate Austrian Capital Maintenance Rules (Kapitalerhaltungsvorschriften) pursuant to Austrian company law, in particular sections 82 et seq. of the Austrian Act on Limited Liability Companies (Gesetz über Gesellschaften mit beschränkter Haftung) and/or sections 52 and 65 et seq. of the Austrian Stock Corporation Act (Aktiengesetz) (the "Austrian Capital Maintenance Rules"). Should any obligation (Verpflichtung) and/or liability (Haftung) of an Austrian Obligor under any Finance Document violate or contradict the Austrian Capital Maintenance Rules and therefore be held invalid or unenforceable in whole or in part or should the assumption or enforcement of such obligation (Verpflichtung) or liability (Haftung) expose any managing director or member of the supervisory board of any Austrian Obligor to personal liability or criminal responsibility, such obligation/or liability shall be deemed to be replaced by an obligation (Verpflichtung) and/or liability (Haftung) of a similar nature (i) which is in compliance with the Austrian Capital Maintenance Rules, (ii) which does not expose the managing directors or members of the supervisory board of the Austrian Obligor to any personal liability or criminal responsibility; and (iii) which provides the best possible security interest admissible in accordance with the Austrian Capital Maintenance Rules in favour of the Finance Parties. THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement. A41108799 - 197 -

SIGNATURE PAGES TO THE AMENDMENT AND RESTATEMENT AGREEMENT LISTCO SIGNED as a DEED by NOMAD FOODS LIMITED for itself and as Obligors' Agent under (and as defined in) the Original Facilities Agreement on behalf of each other Obligor (as defined in the Original Facilities Agreement) acting by a Director in the presence of a witness Signature of witness /s/Samy Zekhout /s/Nicholas Hayland Name: SAMY ZEKHOUT Title: CFO Nomad Foods Name: Nicholas Hayland Address: XXXX Occupation: XXXX [Signature page to Blue ARA]

ORIGINAL FACILITY B7 LENDER CREDIT SUISSE INTERNATIONAL By: /s/Alison Howe By: /s/E Trocha ALISON HOWE E TROCHA MANAGING DIRECTOR MD [Signature page to Blue ARA]

FACILITY B7 ARRANGERS CREDIT SUISSE INTERNATIONAL By: /s/Alison Howe By: /s/E Trocha ALISON HOWE E TROCHA MANAGING DIRECTOR MANAGING DIRECTOR [Signature page to Blue ARA]

FACILITY B7 ARRANGERS GOLDMAN SACHS BANK USA By: /s/Yasmine Bassili By: ………………………………. YASMINE BASSILI MANAGING DIRECTOR [Signature page to Blue ARA]

FACILITY B7 ARRANGERS DEUTSCHE BANK AG, LONDON BRANCH By: /s/Altaf Bux By: /s/Ray Dukes ALTAF BUX RAY DUKES MANAGING DIRECTOR VICE PRESIDENT [Signature page to Blue ARA]

FACILITY B7 ARRANGERS UBS LIMITED By: /s/Oliver Gaunt By: /s/Samir Karam OLIVER GAUNT SAMIR KARAM MANAGING DIRECTOR EXECUTIVE DIRECTOR [Signature page to Blue ARA]

COMMERZBANK as an Original Revolving Facility Lender COMMERZBANK AKTIENGESELLSCHAFT By: /s/Heiko Teucher By: /s/D Marker HEIKO TEUCHER D MARKER DIRECTOR DIRECTOR [Signature page to Blue ARA]

AGENT CREDIT SUISSE AG, LONDON BRANCH By: /s/Alison Howe By: /s/E Trocha ALISON HOWE E TROCHA MANAGING DIRECTOR MD [Signature page to Blue ARA]

SECURITY AGENT CREDIT SUISSE AG, LONDON BRANCH By: /s/Alison Howe By: /s/E Trocha ALISON HOWE E TROCHA MANAGING DIRECTOR MD [Signature page to Blue ARA]